Filed Pursuant to Rule 424(b)(3)

Registration No. 333-295008

PROSPECTUS

for the public offering in the Federal Republic of Germany

of

130,197,281 newly issued shares of Class A common stock with a par value of USD 0.0001 per share and with full dividend rights and all ancillary rights at the time of settlement of the Exchange Offer (the
“Offer Shares”) from authorized capital

for the purpose of acquiring all outstanding no-par value shares of Northern Data AG with a notional interest of €1.00 each in the share capital

by exchanging 1 share of Northern Data AG for 2.0281 newly issued shares of Class A common stock, subject to the customary settlement mechanics for fractional shares of

Rumble Inc.
a Delaware corporation incorporated under the laws of the State of Delaware, United States of America, with its registered office at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808,
United States of America

International Securities Identification Number (ISIN): US78137L1052
German Securities Code (Wertpapierkennnummer (WKN)): A3DRQQ
Trading symbol: RUM (Nasdaq)

The date of the Prospectus is April 13, 2026.

Warning regarding the validity of the Prospectus

The validity of the Prospectus will expire at the end of the date of the closing of the offer period, which is expected to occur on June 1, 2026. The obligation to supplement the Prospectus in the event of significant new factors, material mistakes or material inaccuracies does not apply when the Prospectus is no longer valid.

i

SUMMARY OF THE PROSPECTUS

A.     Introduction and Warnings

This prospectus (the “Prospectus”) relates to the public offering in the Federal Republic of Germany (“Germany”) of 130,197,281 newly issued shares of Class A common stock with a par value of USD 0.0001 per share and with full dividend rights and all ancillary rights at the time of settlement of the Exchange Offer (as defined below) with International Securities Identification Number (“ISIN”) US78137L1052, expected to be issued on or around June 10, 2026 (the “Offer Shares”) from authorized capital, which was approved by written consent by the shareholders obtained on November 10, 2025, of Rumble Inc., a Delaware corporation incorporated under the laws of the State of Delaware, United States of America (“United States”), with its registered office at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, United States with United States Internal Revenue Service Employer Identification Number 80-0984597 and Legal Entity Identifier (“LEI”) 3912000ZRKLHY7D9PD40 (telephone: +1 (941) 210-0196; website: corp.rumble.com) (the “Company” or “Rumble”, and, together with its consolidated subsidiaries, “Rumble Group”, “we”, “our” and “us”, and the Company’s shares of Class A common stock outstanding from time to time, the “Rumble Class A Common Shares”), which have been contributed by Rumble to its wholly-owned indirect subsidiary, BidCo (as defined below), prior to the Exchange Offer and which are being offered by BidCo as consideration, for the purpose of acquiring all outstanding no-par value bearer shares of Northern Data AG, a German stock corporation (Aktiengesellschaft), registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main under HRB 106465, with its registered seat at An der Welle 3, 60322 Frankfurt am Main, Germany (“Northern Data” or the “Target Company”, and, together with its consolidated subsidiaries, the “ND Group”), with a notional interest of €1.00 each in the share capital by exchanging one share of Northern Data (each, a “ND Share”) for 2.0281 newly issued Rumble Class A Common Shares, subject to the customary settlement mechanics for fractional shares (the “Offer Consideration”, such exchange ratio, the “Offer Exchange Ratio”, and such exchange offer, the “Exchange Offer”).

On March 24, 2026, Rumble Freedom First Holding Limited, Ireland, (“Rumble ND HoldCo”), a wholly-owned indirect Irish subsidiary of Rumble formed by Rumble’s direct subsidiary Rumble Cloud Inc., purchased the shelf company Rumble Deutschland AG (formerly: Blitz 24-913 AG), a German stock corporation (Aktiengesellschaft), with its registered office at Maximiliansplatz 17, c/o Blitzstart Services GmbH, 80333 Munich, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under HRB 297230, with its registered seat at Munich and LEI 3912006QN9LSP603Z270 (“BidCo”) for the purpose of conducting, executing, and settling the Exchange Offer. As of the date of this Prospectus, BidCo has no material activities other than those related to its formation, its purchase as a shelf company, and the matters contemplated by the Exchange Offer. BidCo does not offer any shares in BidCo but newly issued Rumble Class A Common Shares in Rumble, which have been contributed by Rumble to BidCo down the chain of Rumble’s aforementioned subsidiaries prior to the Exchange Offer, as consideration in exchange for ND Shares. Accordingly, the Prospectus relates to Rumble and the Rumble Class A Common Shares offered in the Exchange Offer. Upon settlement of the Exchange Offer, the shareholders of Northern Data (the “ND Shareholders”) which tendered in the Exchange Offer will become stockholders of Rumble (the “Rumble Stockholders”). Rumble intends for Northern Data to become a wholly-owned, indirect subsidiary of Rumble.

The Rumble Class A Common Shares are included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board thereof. On April 13, 2026, the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht–“BaFin”), Marie-Curie-Straße 24-28, 60439 Frankfurt am Main, Germany (telephone: +49 (0) 228 41080; website: www.bafin.de) approved the Prospectus as the competent authority under Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended (“Prospectus Regulation”). Information on the aforementioned websites and information accessible via these websites is neither part of, nor incorporated by reference into, the Prospectus, and such information has not been scrutinized or approved by BaFin.

Warnings:

(1)    This summary should be read as an introduction to the Prospectus.

(2)    Any decision to invest in the Offer Shares should be based on a consideration of the Prospectus as a whole by the investor.

(3)    Investors in the Offer Shares could lose all or part of their invested capital.

(4)    Where a claim relating to the information contained in the Prospectus is brought before a court, the plaintiff investor might, under national law, have to bear the costs of translating the Prospectus before the legal proceedings are initiated.

(5)    Civil liability attaches only to those persons who have tabled this summary, including any translation thereof, but only where this summary is misleading, inaccurate or inconsistent, when read together with the other parts of the Prospectus, or where it does not provide, when read together with the other parts of the Prospectus, key information in order to aid investors when considering whether to invest in the Offer Shares.

B.     Key information on the Company

Who is the Issuer of the Securities?

Company Information

The legal and commercial name of the issuer is Rumble Inc., with its registered office at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, United States and with its principal executive office located at 444 Gulf of Mexico Drive, Longboat Key, FL 34228, United States, and its LEI 3912000ZRKLHY7D9PD40. The Company is a Delaware corporation incorporated under the laws of the State of Delaware, United States.

Principal Activities

The Company is a video sharing and cloud services provider platform designed to help content creators manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers.

Major Shareholders	As of March 30, 2026(1), our major shareholders owning more than 3% of the total outstanding share capital are:
Name of Shareholder(7)	%(3) of Rumble Class A Common Shares prior to the completion of Exchange Offer	% of voting power prior to the completion of Exchange Offer(2)
Chris Pavlovski	34.8	83.2
Tether Global Investments Fund, S.I.C.A.F., S.A.(4)	31.0	7.4
2286404 Ontario Inc.(5)	6.8	1.6
Free Float(6)	27.4	7.8
Total	100.00	100.00

_________

(1)      The above information is based on a data inquiry conducted as of March 30, 2026 in connection with the preparation of Rumble’s proxy statement for its 2026 Annual General Meeting expected to be published in mid-April 2026. As of the date of this Prospectus, Rumble has no reason to believe that the above information has materially changed since March 30, 2026.

(2)      Rumble has two other classes of equity securities outstanding, Rumble Class C Common Shares and Rumble Class D Common Shares. Both Rumble Class C Common Shares and Rumble Class D Common Shares are non-economic, voting shares that are issued solely for voting purposes. Each holder of ExchangeCo Shares (as defined in this Prospectus, which are exchangeable for Rumble Class A Common Shares) was issued one “tandem” share of Rumble Class C Common Shares, which serves to provide the holder thereof with the same voting rights at Rumble as one Rumble Class A Common Share. Rumble views each ExchangeCo Share and its corresponding Rumble Class C Common Share as one unit of account that is economically similar to a Rumble Class A Common Share. Rumble issued Rumble Class D Common Shares to Chris Pavlovski to provide Chris Pavlovski with high-vote stock, with each share carrying 11.2663 votes per share. The percentage of voting power is based on the total number of shares beneficially owned by each holder, and taking into account the shares of high-vote Rumble Class D Common Shares held by Chris Pavlovski.

(3)      The percentage of beneficial ownership of the Rumble Class A Common Shares as to any person or group of persons is calculated by dividing (i) the number of Rumble Class A Common Shares beneficially owned by such person or group of persons (including the number of Rumble Class A Common Shares as to which such person or group of persons has the right to acquire within 60 days of March 30, 2026), by (ii) the sum of (A) 339,439,486 Rumble Class A Common Shares issued and outstanding as of March 30, 2026 (inclusive of shares subject to escrow restrictions) plus (if applicable) (B) the number of shares as to which such person or group of persons has the right to acquire pursuant to Company Options and Rumble restricted stock units (“RSUs”) within 60 days of March 30, 2026. Consequently, the denominator for calculating beneficial ownership percentages may be different for each person or group of persons in the table.

(4)      As of March 30, 2026, Tether Global Investments Fund, S.I.C.A.F., S.A. held approximately 31.0% of the Rumble Class A Common Shares. Concurrently with the execution of the business combination agreement dated November 10, 2025 between Rumble and the Target Company (the “Business Combination Agreement”), Rumble entered into a transaction support agreement with Tether (the “Tether Agreement”), pursuant to which, among other things, Tether agreed to sell, and Rumble agreed to purchase, all of the ND Shares (as defined below) owned by Tether (totaling 43,512,526 ND Shares as of April 6, 2026) as of immediately prior to the closing of the share transfer pursuant to the Exchange Offer at the Offer Exchange Ratio for Rumble Class A Common Shares.

(5)      2286404 Ontario Inc. is the record holder of the shares. 2286404 Ontario Inc. is wholly owned by Ryan Milnes and, therefore, Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares.

(6)      Free Float includes holders of Rumble Class A Common Shares each holding less than 5% of the Rumble Class A Common Shares.

(7)      Since Rumble is a U.S. company subject to U.S. laws, there is no reporting obligation applicable to holders of Rumble Class A Common Shares who hold less than 5% of the Rumble Class A Common Shares and who are otherwise not subject to reporting obligations. Rumble can only obtain beneficial ownership information with respect to the holders of record of the Rumble Class A Common Shares, which does not include a substantially greater number of “street name” holders or beneficial holders, whose shares and/or warrants are held of record by banks, brokers and other financial institutions. Accordingly, Rumble is unable to obtain and disclose information related to certain beneficial holders of its shares who own less than 5% of the Rumble Class A Common Shares.

Controlling Shareholders	As of March 30, 2026, Chris Pavlovski, Rumble’s Chairman and CEO, is entitled to 83.2% of the voting power in the Company, and therefore, controls the Company.
Members of the Board of Directors	The members of the board of directors of Rumble are Chris Pavlovski (Chair (and Chief Executive Officer of Rumble)), Paul Cappuccio, Philip Evershed, Jerry Naumoff, Ryan Milnes and Katie Biber.

Independent Auditors

The Company’s independent registered public accounting firm is Baker Tilly US, LLP, headquartered at 205 N. Michigan Avenue, 28th Floor, Chicago, Illinois, 60601 United States (“Baker Tilly”). The Company’s former independent registered public accounting firm (for the fiscal years 2024 and 2023) was Moss Adams LLP, headquartered at 999 Third Avenue, Suite 2800, Seattle, Washington 98104, United States (“Moss Adams”). On June 3, 2025, Moss Adams merged with Baker Tilly. In connection with that merger, Moss Adams resigned as the Company’s independent registered public accounting firm, and the Audit Committee of the board of directors of Rumble appointed Baker Tilly as the Company’s new independent registered public accounting firm. The combined audit practices operate as Baker Tilly. Baker Tilly has reissued an English language audit opinion for fiscal years 2024 and 2023.

What is the Key Financial Information regarding the Company?

The financial information of the Company included in the Prospectus has been taken or derived from the Company’s (i) audited consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 (the “Audited Consolidated Financial Statements 2025/2024”), (ii) audited consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 (the “Audited Consolidated Financial Statements 2024/2023”), and (iii) accounting records and internal management reporting systems. The Audited Consolidated Financial Statements 2025/2024 and the Audited Consolidated Financial Statements 2024/2023 are referred to as the “Audited Consolidated Financial Statements” in this Prospectus. The Audited Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Audited Consolidated Financial Statements are included in section “20 FINANCIAL INFORMATION” beginning on page F-1. Baker Tilly, the Company’s independent registered public accounting firm, audited the Audited Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issued English-language audit opinions thereon in accordance with PCAOB standards. In addition to the consolidated financial information included in this summary, the Prospectus includes pro forma consolidated financial information consisting of a pro forma consolidated statement of operations for the period from January 1, 2025, to December 31, 2025, as well as a pro forma consolidated balance sheet as of December 31, 2025, and pro forma notes (the “Pro Forma Consolidated Financial Information”). The purpose of the Pro Forma Consolidated Financial Information is to illustrate the material effects that the implementation of the Exchange Offer would have had on the aforementioned periods and date. The Pro Forma Consolidated Financial Information has been prepared for illustrative purposes only.

Where financial information is labeled “audited” in the following tables, it has been taken from the Audited Consolidated Financial Statements. The label “unaudited” in the following tables indicates financial information that has been taken or derived from the Company’s accounting records or internal management reporting systems or has been calculated based on financial information from the aforementioned sources.

Key financial information from the income statements of the Company

	For the year ended December 31,
	2025 (USD)	2024 (USD)	2023 (USD)
Revenues	100,622,320	95,488,190	80,963,451
Expenses	227,275,925	226,341,761	216,510,463
Loss from operations	(126,653,605)	(130,853,571)	(135,547,012)
Net loss	(81,830,362)	(338,362,779)	(116,420,462)

Key financial information from the Company’s balance sheet

	For the year ended December 31,
	2025 (USD)	2024 (USD)	2023 (USD)
Assets	336,846,798	195,312,807	295,712,888
Liabilities	62,004,606	258,428,209	44,089,740
Shareholders’ Equity	274,842,192	(63,115,402)	251,623,148

Key financial information from the cash flow statements of the Company

	For the year ended December 31,
	2025 (USD)	2024 (USD)	2023 (USD)
Cash flow from operating activities	(70,430,149)	(87,010,475)	(92,911,313)
Cash flow from investing activities	(26,054,766)	(15,644,135)	(23,771,314)
Cash flow from financing activities	220,385,468	(1,665,148)	(2,147,994)

What are the Key Risks that are Specific to the Company?

Key Risks relating to our business, including risks to our business combination with Northern Data (the “Business Combination”) and our Business following the consummation of the Business Combination include:

•        Our overall performance depends in part on worldwide economic conditions. Global financial developments and downturns seemingly unrelated to us or our industry may negatively affect us.

•        We have a limited operating history, which makes it difficult to evaluate our businesses and prospects or forecast our future results. We are subject to the same risks and uncertainties frequently encountered by companies in rapidly evolving markets.

•        Rumble has incurred a significant net loss in fiscal years ended 2025, 2024 and 2023 and may not be able to achieve (or, if achieved, maintain) profitability and may fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

•        The growth strategy of the combined business may require a significant amount of debt financing, which may be available on unfavorable terms, if at all, and the combined business may not generate sufficient revenue to service such debt obligations.

•        Users are increasingly using mobile devices and connected TV apps to access content within digital media and adjacent businesses, and if we are unsuccessful in attracting new users to our mobile and connected TV offerings and expanding the capabilities of our content and other offerings with respect to our mobile and connected TV platforms, our business and operating results could be adversely affected.

•        Under the terms of the Business Combination Agreement, if certain conditions are not satisfied by December 31, 2026 (the “End Date”) or the Exchange Offer is not settled by the End Date, the Business Combination Agreement may be terminated by either party in which case the Business Combination will not be consummated.

•        Rumble and Northern Data must obtain governmental and regulatory approvals or clearances to consummate the Business Combination, which, if delayed or not granted, may delay or jeopardize the Exchange Offer and the Business Combination. In addition, conditions imposed by such agencies in connection with their approvals may adversely impact the business, financial condition or results of operations of Rumble and Northern Data.

•        The announcement and pendency of the Business Combination, during which Northern Data is subject to certain operating restrictions, could have an adverse effect on Rumble’s and Northern Data’s businesses and cash flows, financial condition and results of operations.

•        Negative publicity related to the Business Combination may adversely affect Rumble and Northern Data and Rumble and Northern Data will incur significant transaction fees and costs in connection with the Business Combination.

•        We may fail to realize the anticipated strategic and financial benefits sought from the Business Combination.

•        The combined company may experience a loss of customers or may fail to win new customers in certain countries, and may be unable to retain and motivate Rumble and/or Northern Data personnel successfully.

C.     Key information on the Securities

What are the Main Features of the Securities?

Type, Class, and ISIN of the Rumble Class A Common Shares	The Rumble Class A Common Shares of the Company are shares of Class A common stock with the ISIN US78137L1052; Nasdaq Trading symbol: RUM.
Currency, Denomination, Par Value, Number of Rumble Class A Common Shares

The par value of the Rumble Class A Common Shares is denominated in USD. As of the date of the Prospectus, the Company has 700,000,000 shares of Rumble Class A Common Shares, of which 261,063,132 Rumble Class A Common Shares (including ExchangeCo Shares, but excluding 78,376,354 shares subject to escrow restrictions relating to the 2022 Business Combination Agreement) are issued and outstanding. The Company’s share capital has been fully paid up. All Rumble Class A Common Shares are shares of Class A common stock with a par value of USD 0.0001 per share.

Rights Attached to the Rumble Class A Common Shares, Seniority and Transferability

Holders of the Offer Shares (being Rumble Class A Common Shares, as further described above) are entitled to one vote per share on each matter properly submitted to the shareholders. Rumble’s certificate of incorporation provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other class or series of stock having a preference over or the right to participate with the Rumble Class A Common Shares with respect to the payment of dividends and other distributions in cash, stock of Rumble or property of Rumble, each Rumble Class A Common Share shall be entitled to receive, ratably, such dividends and other distributions as may from time to time be declared by the board of directors of Rumble.

There are no restrictions on the transfer of Rumble Class A Common Shares.

Dividend Policy	Rumble has never declared or paid cash dividends on the Rumble Class A Common Shares.

Where will the Securities be traded?

The Rumble Class A Common Shares have been included to trading in the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board of the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) upon application by a specialist and without any involvement of, or action by, Rumble.

Prior to the time of delivery of the Rumble Class A Common Shares in connection with the closing of the Exchange Offer, Rumble will ensure that the Rumble Class A Common Shares are admitted to listing and trading on the Nasdaq Global Market (“Nasdaq”) (trading in U.S. dollars).

What are the Key Risks that are Specific to the Securities?

•        Because the Offer Exchange Ratio in the Exchange Offer is fixed, the market value of the Rumble Class A Common Shares received by ND Shareholders in the Exchange Offer may be less than the market value of the ND Shares that such holder held prior to the completion of the Business Combination.

•        The rights and responsibilities of the Rumble Stockholders are governed by Delaware law and our charter and bylaws, which will differ in material respects from the rights and responsibilities of shareholders under German law and the current organizational documents of Northern Data.

•        Following the Business Combination, Rumble will continue to be controlled by one principal stockholder.

•        The provision of the Second Amended and Restated Certificate of Incorporation of Rumble (the “Rumble Charter”) requiring exclusive forum in certain courts in the State of Delaware or the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against Rumble’s directors and officers.

D.     Key Information on the Offer of the Securities to the Public

Under which Conditions and Timetable can I invest in this Security?

Exchange Offer Conditions

The Offer Shares are being offered as follows:

The Exchange Offer relates to the acquisition of all bearer shares of the Target Company with ISIN DE000A0SMU87, each representing a proportionate amount of the Target Company’s share capital of €1.00, together with the right to participate in profits and all ancillary rights at the time of settlement of the Exchange Offer (the “ND Shares”). BidCo offers 2.0281 Offer Shares for each ND Share that is validly tendered in the Exchange Offer. The Exchange Offer is subject to an offer document (the “Offer Document”), which will not be approved by BaFin. The publication of the Offer Document is expected on April 13, 2026 and will be published on the Company’s website at www.rumble-offer.com. The Exchange Offer is subject to certain conditions precedent (the “Offer Conditions”) and will only be completed if these Offer Conditions are fulfilled or effectively waived. If any of the outstanding Offer Conditions is not fulfilled by the end of certain periods, the latest of which would be the End Date, and the Company has not previously effectively waived the waivable Offer Condition up to one Banking Day before the end of the Offer Period, the Exchange Offer will not be completed. In the event the Company waives a waivable Offer Condition within the last 5 Banking Days before the expiration of the Acceptance Period, the Acceptance Period will be extended by 5 Banking Days.

Scope of the Exchange Offer

This Prospectus relates to the public offering of the Offer Shares in Germany. In addition, the Company will file a Registration Statement with the United States Securities and Exchange Commission (“SEC”) relating to the Offer Shares. It is expected that the SEC will declare the Registration Statement effective on or around April 15, 2026. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in the United States. Hedging transactions in the Rumble Class A Common Shares may not be conducted unless in compliance with the U.S. Securities Act of 1933, as amended (“Securities Act”).

Acceptance Period

The period for accepting the Exchange Offer begins with the publication of the Offer Document on April 13, 2026, and is expected to end on May 9, at 6:01 CEST (the “Acceptance Period”), subject to any extension of the Acceptance Period. ND Shareholders who have not yet accepted the Exchange Offer within the Acceptance Period may still accept the Exchange Offer within ten U.S. business days (“U.S. Business Days”) after the date on which the results of the Exchange Offer have been published (“Additional Acceptance Period”). The final number of Offer Shares issued under the Exchange Offer is expected to be announced on or around June 4, 2026, on the Company’s website at www.rumble-offer.com. ND Shareholders who have accepted the Exchange Offer prior to the publication of any supplement to this Prospectus are entitled, in accordance with the Prospectus Regulation, to revoke their subscription orders within three business days of the publication of the supplement.

Timetable of the Exchange Offer	The following is the expected timetable of the Exchange Offer, which may be extended or shortened:
	April 13, 2026	Approval of the Prospectus by BaFin
Publication of the Prospectus on www.rumble-offer.com

Publication of the Offer Document on www.rumble-offer.com Commencement of the Acceptance Period
	May 9, 2026	End of the Acceptance Period, 6:01 (CEST) (expected)
	May 13, 2026	Publication of the results of the Exchange Offer
	May 15, 2026	Commencement of the Additional Acceptance Period (expected)
	June 1, 2026	End of the Additional Acceptance Period, 6:01 (CEST) (expected)
	June 4, 2026	Publication of the final results of the Exchange Offer on the Company’s website at www.rumble-offer.com
	June 10, 2026	Issuance of the Offer Shares (expected)
	June 17, 2026	Settlement of the Exchange Offer
	July 2, 2026	Transfer of cash proceeds from sale of fractional shares
Dilution

Assuming an acceptance of 100% of the Exchange Offer and the sale of all ND Shares under the Transaction Support Agreements (as defined in this Prospectus), it is expected that former ND Shareholders will own, as a result of the tender or sale of their ND Shares, approximately 33.3% of the issued and outstanding Rumble Class A Common Shares immediately following the consummation of the Business Combination, based on 261,063,132 Rumble Class A Common Shares issued and outstanding as of March 30, 2026 (including ExchangeCo Shares, but excluding shares subject to escrow restrictions) and assuming 130,197,281 Rumble Class A Common Shares are issued in the Exchange Offer and pursuant to the Transaction Support Agreements.

Total Expenses	The Company estimates the total costs associated with the Exchange Offer at USD 47.1 million.
Expenses Charged to Investors	The Company will not charge any costs to investors. Only customary transaction and handling fees charged by the investors’ brokers may apply.

Who is the Offeror and/or the Person asking for Admission to Trading?

Offeror	The Offer Shares are being offered by BidCo.

Why is the Prospectus being produced?

Reasons for the Exchange Offer

The reasons for the Exchange Offer are the economic and strategic advantages of a merger between Rumble and Northern Data. These advantages include competitive advantages, particularly (i) immediate scale in the cloud and data center business through the addition of one of the largest estates of graphic-processor-units (“GPUs”) in Europe together with a global data center footprint; (ii) significant expansion of Rumble’s international footprint and acceleration of Rumble’s international expansion strategy; (iii) unlocking of AI opportunities (enterprise/government) through Northern Data’s AI infrastructure and Rumble’s U.S. brand, positioning the combined business to serve the fast expanding market for AI infrastructure and applications; (iv) acceleration of creator, video and advertising AI innovation and faster execution of Rumble’s related AI roadmap; (v) immediate go-to-market leveraging existing government and corporate relationships; (vi) a significant revenue growth opportunity; and (vii) expected larger equity market capitalization and improved capital markets access.

Use and Estimated Net Proceeds	The Company will not receive any proceeds from the Exchange Offer since the Offer Shares are being issued in exchange for contributions in kind in the form of Tendered ND Shares (as defined below).
Underwriting

The Exchange Offer is not subject to any underwriting agreement and therefore also not to any fixed underwriting obligation. The Offer Shares will only be issued to the extent corresponding to the exchange ratio, as submitted ND Shares are tendered by ND Shareholders as part of the Exchange Offer.

Material Conflicts of Interest

The Company has an interest in the Exchange Offer, as it believes that the completion of the Exchange Offer will bring several benefits to both Rumble and Northern Data. Northern Data’s management board and supervisory board, based on review of the relevant information available to them on the date of the Business Combination Agreement (including a fairness opinion issued by an investment bank to Northern Data’s management board and supervisory board which considered the Offer Exchange Ratio being fair to the ND Shareholders from a financial point of view), unanimously have taken the view that the Business Combination is in the best interest of Northern Data.

The Company has appointed Cantor Fitzgerald Europe, as the Central Settlement Agent for the technical settlement of the Exchange Offer, for which they will receive a fixed fee. Furthermore, Guggenheim Securities, LLC and ParkView Partners are each acting as financial advisors to the Company in connection with the Exchange Offer and are providing investment banking and related services in this regard. If the Exchange Offer is completed, they will each receive a cash transaction fee for these services.

Certain of the Rumble directors and executive officers and certain of the Northern Data management board members and supervisory board members may have interests in the Business Combination and the Exchange Offer that may be different from, or in addition to, the interests of Rumble Stockholders and ND Shareholders, respectively. In the case of Rumble directors and executive officers, these interests include the continued service of certain directors and executive officers following the closing of the Business Combination and the indemnification of Rumble directors and executive officers. Rumble’s directors and executive officers also own Rumble voting securities. In the case of the Northern Data management board members and supervisory board members, these interests may include the continued service of Northern Data management board members following the closing of the Business Combination. The Northern Data management board member Aroosh Thillainathan and Northern Data supervisory board members Dr. Tom Schorling and Bertram Pachaly are directly and indirectly invested in Northern Data. Aroosh Thillainathan, concurrently with the execution and delivery of the Business Combination Agreement agreed to sell the 744,150 ND Shares held by his investment company ART Holding GmbH in exchange for new Rumble Class A Common Shares at the Offer Exchange Ratio. In addition, the Northern Data management board members Aroosh Thillainathan and John Hoffman hold stock options for ND Shares. Therefore, they have a financial and economic interest separately from their position as members of the management board and supervisory board, respectively. However, with respect to the Exchange Offer, financial and economic interests derived from own shareholdings of board members are aligned with the interests of Northern Data and its shareholders and therefore do not constitute a conflict of interest. In addition, Northern Data’s management board and supervisory board examined and discussed in several board meetings the adequacy of the Exchange Offer, supported by a fairness opinion issued by an investment bank to Northern Data’s management board and supervisory board which considered the Offer Exchange Ratio being fair to the ND Shareholders from a financial point of view. In addition, under German law a majority shareholder may revoke appointments of supervisory board members at any time via a resolution of the general meeting.

In order to address potential conflicts of interest of Aroosh Thillainathan, the Northern Data supervisory board appointed John Hoffman as an additional management board member with specific responsibility for all decisions and measures in connection with the Exchange Offer and negotiations with Rumble. The Northern Data supervisory board continuously reviewed its own conflicts of interest in its decision-making regarding the Business Combination Agreement and had these reviewed by its advisors. Rumble’s board of directors and the Northern Data management board and supervisory board were aware of and considered the relevant interests (to the extent that they existed at the time), among other matters, in evaluating and negotiating the Business Combination. Northern Data’s management board and supervisory board will further consider these interests in connection with issuing their reasoned opinion containing their recommendation to ND Shareholders regarding acceptance of the Exchange Offer.

In addition, Northern Data has a significant interest in the Exchange Offer, as the non-execution of the Exchange Offer would result in the termination of the transaction support agreement between Northern Data and Tether (the “Company Transaction Support Agreement”) under which Northern Data receives financial support from Tether, in particular the non-maturity of the loan granted to Northern Data by Tether (the “Existing ND Loan”).

Tether has a significant interest in the successful completion of the Exchange Offer, as upon closing of the Exchange Offer, under the sale and transfer and amendment and restatement agreement with Northern Data and Tether (the “Sale and Transfer and Amendment and Restatement Agreement”), Tether will sell and transfer (i) 50% of its receivable under the Existing ND Loan for Rumble Class A Common Shares, and (ii) convert the remaining 50% into a new secured loan agreement with the newly incorporated Irish subsidiary of Rumble, Rumble ND HoldCo, that will indirectly hold the ND Shares acquired through the Exchange Offer (the “Tether/Rumble Loan”), thereby obtaining equity participation in Rumble and security for its remaining loan exposure.

In addition, concurrently with the execution and delivery of the Business Combination Agreement, Tether agreed to sell all of the ND Shares owned by Tether (totaling 43,512,526 ND Shares as of April 6, 2026) as of immediately prior to the closing of the share transfer pursuant to the Exchange Offer at the Offer Exchange Ratio for Rumble Class A Common Shares. Further, Tether also has interests in the transactions arising from (i) a customer agreement between Rumble and Tether (the “Tether Customer Agreement”), pursuant to which, subject to the terms and conditions therein, Tether will commit to purchasing certain GPU services from Rumble in an amount of up to USD 75 million per year over a two-year initial term and which will become effective concurrently with the closing of the Exchange Offer, and (ii) an advertising and marketing services agreement between Rumble and Tether (the “Tether Marketing Agreement”), pursuant to which, subject to the terms and conditions therein, Tether agreed to purchase certain advertising and marketing services from Rumble in an amount of up to USD 50 million per year and which was executed in connection with the execution of the Business Combination Agreement and has an initial two-year term beginning on February 15, 2026.

To Rumble’s knowledge, there are no other interests or potential conflicts of interest that could be material to the Exchange Offer.

ZUSAMMENFASSUNG DES PROSPEKTS

A.     Einleitung mit Warnhinweisen

Dieser Prospekt (der „Prospekt“) bezieht sich auf das öffentliche Angebot in der Bundesrepublik Deutschland („Deutschland“) von 130.197.281 neu ausgegebenen Stammaktien der Klasse A mit einem Nennwert von 0,0001 USD pro Aktie und mit vollen Dividendenrechten und allen Nebenrechten zum Zeitpunkt der Abwicklung des Umtauschangebots (wie unten definiert) mit der International Securities Identification Number („ISIN“) US78137L1052, die voraussichtlich am oder um den 10. Juni 2026 herum ausgegeben werden, (die „Angebotsaktien“) aus dem genehmigten Kapital, das durch schriftliche Zustimmung der Aktionäre am 10. November 2025 genehmigt wurde, von Rumble Inc., einer nach dem Recht des Bundesstaates Delaware, Vereinigte Staaten von Amerika („Vereinigte Staaten“), gegründeten Gesellschaft mit Sitz in 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, Vereinigte Staaten, mit der Employer Identification Number des United States Internal Revenue Service 80-0984597 und der Rechtsträgererkennung (Legal Entity Identifier) („LEI“) 3912000ZRKLHY7D9PD40 (Telefon: +1 (941) 210-0196; Website: corp.rumble.com) (die „Gesellschaft“ oder „Rumble“ und zusammen mit ihren konsolidierten Tochtergesellschaften die „Rumble-Gruppe“, „wir“, „unser“ und „uns“ sowie die von Zeit zu Zeit ausgegebenen Stammaktien der Klasse A der Gesellschaft, die „Rumble-Stammaktien der Klasse A“), die von Rumble vor dem Umtauschangebot in seine indirekte, hundertprozentige Tochtergesellschaft, die BidCo (wie unten definiert), eingebracht wurden und die von BidCo als Gegenleistung angeboten werden, zum Zweck des Erwerbs aller ausgegebenen Inhaberaktien ohne Nennwert der Northern Data AG, eine Aktiengesellschaft nach deutschem Recht, eingetragen im Handelsregister des Amtsgerichts Frankfurt am Main unter der Handelsregisternummer HRB 106465 mit Sitz in An der Welle 3, 60322 Frankfurt am Main, Deutschland („Northern Data“ oder die „Zielgesellschaft“ und zusammen mit ihren konsolidierten Tochtergesellschaften die „ND-Gruppe“) mit einem Nennwert von jeweils 1,00 € am Grundkapital durch Umtausch einer Aktie von Northern Data (jeweils, eine „ND-Aktie“) gegen 2,0281 neu ausgegebenen Rumble-Stammaktien der Klasse A, vorbehaltlich der üblichen Abwicklungsmechanismen für Bruchstückaktien (die „Angebotsgegenleistung“, dieses Umtauschverhältnis, das „Angebotsumtauschverhältnis“, und dieses Umtauschangebot, das „Umtauschangebot“).

Am 24. März 2026 hat Rumble Freedom First Holding Limited, Irland, („Rumble ND HoldCo“), eine hundertprozentige indirekte irische Tochtergesellschaft von Rumble gegründet von Rumbles direkter Tochtergesellschaft Rumble Cloud Inc., die Vorratsgesellschaft Rumble Deutschland AG (vormals: Blitz 24-913 AG), eine Aktiengesellschaft nach deutschem Recht, mit Geschäftsanschrift Maximiliansplatz 17, c/o Blitzstart Services GmbH, 80333 München, Deutschland, eingetragen im Handelsregister des Amtsgerichts München unter HRB 297230, mit Sitz in München und LEI 3912006QN9LSP603Z270 („BidCo“), zum Zwecke der Durchführung, Abwicklung und Abrechnung des Umtauschangebots. Zum Zeitpunkt dieses Prospekts übt BidCo keine wesentlichen Aktivitäten aus, die nicht im Zusammenhang mit ihrer Gründung, ihrem Kauf als Vorratsgesellschaft und den im Umtauschangebot vorgesehenen Angelegenheiten stehen. BidCo bietet keine Aktien von BidCo an, sondern neu ausgegebene Rumble-Stammaktien der Klasse A, die vor dem Umtauschangebot von Rumble in BidCo über die oben genannten Tochtergesellschaften von Rumble eingebracht wurden, als Gegenleistung für ND-Aktien. Dementsprechend bezieht sich der Prospekt auf Rumble und die im Umtauschangebot angebotenen Rumble-Stammaktien der Klasse A. Mit Abwicklung des Umtauschangebots werden die Aktionäre von Northern Data (die „ND-Aktionäre”), die das Umtauschangebot angenommen haben, Aktionäre von Rumble (die „Rumble-Aktionäre”). Rumble beabsichtigt, dass Northern Data alleinige, indirekte Tochtergesellschaft von Rumble wird.

Die Rumble-Stammaktien der Klasse A sind zum Handel am Freiverkehr der Frankfurter Wertpapierbörse und gleichzeitig in deren Quotation Board einbezogen. Am 13. April 2026 hat die Bundesanstalt für Finanzdienstleistungsaufsicht („BaFin“), Marie-Curie-Straße 24-28, 60439 Frankfurt am Main, Deutschland (Telefon: +49 (0) 228 41080; Website: www.bafin.de) den Prospekt als zuständige Behörde gemäß der Verordnung (EU) 2017/1129 des Europäischen Parlaments und des Rates vom 14. Juni 2017 über den Prospekt, der beim öffentlichen Angebot von Wertpapieren oder bei deren Zulassung zum Handel an einem geregelten Markt zu veröffentlichen ist, in der jeweils gültigen Fassung („Prospektverordnung“) gebilligt. Die auf den oben genannten Websites enthaltenen Informationen und die über diese Websites zugänglichen Informationen sind weder Bestandteil des Prospekts noch durch Verweis in diesen aufgenommen und wurden von der BaFin nicht geprüft oder genehmigt.

Warnhinweise:

(1)    Diese Zusammenfassung sollte als Einleitung zu dem Prospekt verstanden werden.

(2)    Anleger sollten sich bei der Entscheidung, in die Aktien zu investieren, auf den Prospekt als Ganzes stützen.

(3)    Anleger, die in die Angebotsaktien investieren, könnten das gesamte investierte Kapital oder einen Teil davon verlieren.

(4)    Für den Fall, dass vor einem Gericht Ansprüche aufgrund der in dem Prospekt enthaltenen Informationen geltend gemacht werden, könnte der als Kläger auftretende Anleger nach nationalem Recht die Kosten für die Übersetzung des Prospekts vor Prozessbeginn zu tragen haben.

(5)    Nur diejenigen Personen haften zivilrechtlich, die diese Zusammenfassung samt etwaigen Übersetzungen vorgelegt und übermittelt haben. Dies gilt jedoch nur für den Fall, dass diese Zusammenfassung, wenn sie zusammen mit den anderen Teilen des Prospekts gelesen wird, irreführend, unrichtig oder widersprüchlich ist oder dass sie, wenn sie zusammen mit den anderen Teilen des Prospekts gelesen wird, nicht die Basisinformationen vermittelt, die in Bezug auf Anlagen in die Angebotsaktien für die Anleger eine Entscheidungshilfe darstellen würden.

B.     Basisinformationen über den Emittenten

Wer ist der Emittent der Wertpapiere

Informationen zur Gesellschaft

Die Firma und die Geschäftsbezeichnung des Emittenten lautet Rumble Inc. mit Sitz in 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, Vereinigte Staaten, und Hauptgeschäftsstelle in 444 Gulf of Mexico Drive, Longboat Key, FL 34228, Vereinigte Staaten, und LEI 3912000ZRKLHY7D9PD40. Die Gesellschaft ist eine nach dem Recht des US-Bundesstaates Delaware gegründete Gesellschaft.

Haupttätigkeiten

Die Gesellschaft ist eine Plattform für Video-Sharing und Cloud-Dienste, die Content-Erstellern dabei hilft, ihre Inhalte zu verwalten, zu verbreiten und zu monetarisieren, indem sie sie mit Marken, Verlagen und direkt mit ihren Abonnenten und Followern verbindet.

Hauptanteilseigner	Zum 30. März 2026(1) sind unsere Hauptaktionäre, die jeweils mehr als 3% des gesamten ausgegebenen Aktienkapitals wirtschaftlich halten:
Name des Aktionärs(7)	Prozentualer Anteil(3) der Rumble- Stammaktien der Klasse A vor Abschluss des Umtauschangebots	Prozentualer Anteil der Stimmrechte vor Abschluss des Umtauschangebots(2)
Chris Pavlovski	34,8	83,2
Tether Global Investments Fund, S.I.C.A.F., S.A.(4)	31,0	7,4
2286404 Ontario Inc.(5)	6,8	1,6
Streubesitz(6)	27,4	7,8
Insgesamt	100,00	100,00

____________

(1)      Die vorstehenden Angaben beruhen auf einer im Zusammenhang mit der Erstellung des voraussichtlich Mitte April 2026 für die Hauptversammlung 2026 zu veröffentlichenden Proxy Statements von Rumble durchgeführten Abfrage zum 30. März 2026. Zum Datum dieses Prospekts hat Rumble keine Veranlassung zu der Annahme, dass sich die vorstehenden Angaben seit dem 30. März 2026 wesentlich verändert haben.

(2)      Rumble hat zwei weitere Klassen von Aktien im Umlauf, Stammaktien der Klasse C und Stammaktien der Klasse D. Sowohl die Stammaktien der Klasse C von Rumble als auch die Stammaktien der Klasse D von Rumble sind reine Stimmrechtsaktien ohne vermögensrechtliche Ansprüche, die ausschließlich zu Stimmzwecken ausgegeben werden. Jeder Inhaber von ExchangeCo-Aktien (wie in diesem Prospekt definiert, die gegen Stammaktien der Klasse A umtauschbar sind) erhielt eine „Tandem“— Aktie der Rumble-Stammaktien der Klasse C, die dem Inhaber dieselben Stimmrechte bei Rumble gewährt wie eine Rumble-Stammaktie der Klasse A. Rumble betrachtet jede ExchangeCo-Aktie und die entsprechende Rumble-Stammaktie der Klasse C als eine Rechnungseinheit, die wirtschaftlich einer Rumble-Stammaktie der Klasse A entspricht. Rumble gab Rumble-Stammaktien der Klasse D an Chris Pavlovski aus, um Chris Pavlovski mit Aktien mit hohem Stimmrecht auszustatten, wobei jede Aktie 11,2663 Stimmen pro Aktie gewährt. Der Prozentsatz der Stimmrechte basiert auf der Gesamtzahl der Aktien, die sich im wirtschaftlichen Eigentum jedes Inhabers befinden, unter Berücksichtigung der von Chris Pavlovski gehaltenen Rumble-Stammaktien der Klasse D mit hohem Stimmrecht.

(3)      Der Prozentsatz des wirtschaftlichen Anteils an den Rumble-Stammaktien der Klasse A einer Person oder Personengruppe wird berechnet, indem (i) die Anzahl der Rumble-Stammaktien der Klasse A, die sich im wirtschaftlichen Eigentum dieser Person oder Personengruppe befinden (einschließlich der Anzahl der Rumble-Stammaktien der Klasse A, zu deren Erwerb diese Person oder Personengruppe innerhalb von 60 Tagen nach dem 30. März 2026 berechtigt ist), durch (ii) die Summe aus (A) 339.439.486 ausgegebenen und im Umlauf befindlichen Stammaktien der Klasse A von Rumble zum 30. März 2026 (einschließlich Aktien, die Treuhandbeschränkungen unterliegen) zuzüglich (falls zutreffend) (B) der Anzahl der Aktien, zu deren Erwerb diese Person oder Personengruppe gemäß den Optionen des Unternehmens und den Rumble Restricted Stock Units („RSUs“) innerhalb von 60 Tagen nach dem 30. März 2026 berechtigt ist. Folglich kann der Nenner für die Berechnung der wirtschaftlichen Anteile für jede Person oder Personengruppe in der Tabelle unterschiedlich sein.

(4)      Zum 30. März 2026 hält Tether Global Investments Fund, S.I.C.A.F., S.A. ca. 31,0 % der Rumble Stammaktien der Klasse A. Gleichzeitig mit dem Abschluss der Vereinbarung über den Unternehmenszusammenschluss vom 10. November 2025 zwischen Rumble und der Zielgesellschaft (der „Unternehmenszusammenschlussvertrag“) schloss Rumble eine Transaktionsunterstützungsvereinbarung mit Tether (die „Tether-Vereinbarung“) ab, gemäß der Tether unter anderem zustimmte, alle ND-Aktien (wie unten definiert), die Tether unmittelbar vor Abschluss der Aktienübertragung gemäß dem Umtauschangebot besaß (insgesamt 43.512.526 ND-Aktien zum 6. April 2026), zum Umtauschverhältnis für Rumble-Stammaktien der Klasse A zu verkaufen, und Rumble zustimmte, diese zu kaufen.

(5)      2286404 Ontario Inc. ist die eingetragene Inhaberin der Aktien. 2286404 Ontario Inc. befindet sich vollständig im Besitz von Ryan Milnes; daher verfügt Herr Milnes über Stimm- und Verfügungsrechte in Bezug auf diese Aktien und kann als wirtschaftlicher Eigentümer dieser Aktien angesehen werden.

(6)      Der Streubesitz umfasst Inhaber von Rumble-Stammaktien der Klasse A, die jeweils weniger als 5 % der Rumble-Stammaktien der Klasse A halten.

(7)      Da Rumble eine US-amerikanische Gesellschaft ist, die den US-amerikanischen Gesetzen unterliegt, besteht für Inhaber von Rumble-Stammaktien der Klasse A, die weniger als 5 % der Rumble-Stammaktien der Klasse A halten und ansonsten keinen Meldepflichten unterliegen. Rumble kann nur Informationen über die wirtschaftlichen Eigentümer der eingetragenen Inhaber von Rumble-Stammaktien der Klasse A einholen, wobei eine wesentlich größere Anzahl von „Street Name“-Inhabern oder wirtschaftlichen Eigentümern, deren Aktien und/oder Optionsscheine von Banken, Brokern und anderen Finanzinstituten gehalten werden, nicht berücksichtigt wird. Dementsprechend ist Rumble nicht in der Lage, Informationen über bestimmte wirtschaftliche Eigentümer seiner Aktien, die weniger als 5 % der Rumble-Stammaktien der Klasse A halten, einzuholen und offenzulegen.

Beherrschung	Zum 30. März 2026 verfügt Chris Pavlovski, Vorsitzender (Chairman) und Chief Executive Officer von Rumble, über 83,2 % der Stimmrechte der Gesellschaft und kontrolliert somit die Gesellschaft.
Mitglieder des Verwaltungsrats (Board of Directors)	Die Mitglieder des Verwaltungsrats von Rumble sind Chris Pavlovski (Vorsitzender (und Chief Executive Officer von Rumble)), Paul Cappuccio, Philip Evershed, Jerry Naumoff, Ryan Milnes and Katie Biber.
Abschlussprüfer

Die unabhängige Wirtschaftsprüfungsgesellschaft der Gesellschaft ist Baker Tilly US, LLP, mit Sitz in 205 N. Michigan Avenue, 28. Stock, Chicago, Illinois, 60601 Vereinigte Staaten („Baker Tilly“). Die ehemalige unabhängige Wirtschaftsprüfungsgesellschaft der Gesellschaft (für die Geschäftsjahre 2024 und 2023) war Moss Adams LLP mit Sitz in 999 Third Avenue, Suite 2800, Seattle, Washington 98104, Vereinigte Staaten („Moss Adams“). Am 3. Juni 2025 fusionierte Moss Adams mit Baker Tilly. Im Zusammenhang mit dieser Fusion trat Moss Adams als unabhängige Wirtschaftsprüfungsgesellschaft des Unternehmens zurück, und der Prüfungsausschuss des Verwaltungsrats von Rumble ernannte Baker Tilly zur neuen unabhängigen Wirtschaftsprüfungsgesellschaft des Unternehmens. Die fusionierten Wirtschaftsprüfungsgesellschaften firmieren unter dem Namen Baker Tilly. Baker Tilly hat einen neuen Bestätigungsvermerk in englischer Sprache für die Geschäftsjahre 2024 und 2023 herausgegeben.

Welches sind die wesentlichen Finanzinformationen über die Gesellschaft?

Die im Prospekt enthaltenen Finanzinformationen des Unternehmens stammen aus oder wurden abgeleitet aus (i) dem geprüften Konzernabschluss zum und für die am 31. Dezember 2025 und 2024 endenden Geschäftsjahre (der „Geprüfte Konzernabschluss 2025/2024“) (ii) dem geprüften Konzernabschluss zum und für die am 31. Dezember 2024 und 2023 endenden Geschäftsjahre (der „Geprüfte Konzernabschluss 2024/2023“), und (iii) den Buchhaltungsunterlagen und internen Management-Berichtssystemen. Der geprüfte Konzernabschluss 2025/2024 und der geprüfte Konzernabschluss 2024/2023 werden in diesem Prospekt als „Geprüfte Konzernabschlüsse“ bezeichnet. Die Geprüften Konzernabschlüsse wurden in Übereinstimmung mit den in den Vereinigten Staaten von Amerika allgemein anerkannten Rechnungslegungsgrundsätzen („U.S. GAAP“) erstellt. Die Geprüften Konzernabschlüsse sind im Abschnitt „20 FINANCIAL INFORMATION“ ab Seite F-1 enthalten. Baker Tilly, die unabhängige Wirtschaftsprüfungsgesellschaft der Gesellschaft, hat die Geprüften Konzernabschlüsse gemäß den Standards des Public Company Accounting Oversight Board (Vereinigte Staaten) („PCAOB“) geprüft und englischsprachige Bestätigungsvermerke gemäß den Standards des PCAOB abgegeben. Zusätzlich zu den in dieser Zusammenfassung enthaltenen konsolidierten Finanzinformationen enthält dieser Prospekt Pro-forma-Konzernfinanzinformationen, die aus Pro-forma-Konzern-Gewinn- und Verlustrechnung für den Zeitraum vom 1. Januar 2025 bis zum 31. Dezember 2025 sowie einer Pro-forma-Konzernbilanz zum 31. Dezember 2025 und Pro-forma-Anhängen (die „Pro-forma-Konzernfinanzinformationen“) bestehen. Der Zweck der Pro-forma-Konzernfinanzinformationen besteht darin, die wesentlichen Auswirkungen zu veranschaulichen, die die Durchführung des Umtauschangebots auf die oben genannten Zeiträume und das oben genannte Datum gehabt hätte. Die Pro-forma-Konzernfinanzinformationen wurden ausschließlich zu Illustrationszwecken erstellt. Finanzinformationen, die in den folgenden Tabellen als „geprüft“ gekennzeichnet sind, stammen aus dem geprüften Konzernabschluss. Die Kennzeichnung „ungeprüft“ in den folgenden Tabellen weist auf Finanzinformationen hin, die aus den Buchhaltungsunterlagen oder internen Management-Berichtssystemen des Unternehmens stammen oder abgeleitet wurden oder auf der Grundlage von Finanzinformationen aus den oben genannten Quellen berechnet wurden.

Wesentliche Daten aus der Gewinn- und Verlustrechnung der Gesellschaft

	Für das am 31. Dezember endende Geschäftsjahr
	2025	2024	2023
	(USD)	(USD)	(USD)
Umsatzerlöse	100.622.320	95.488.190	80.963.451
Kosten	227.275.925	226.341.761	216.510.463
Operativer Verlust	(126.653.605)	(130.853.571)	(135.547.012)
Nettoverlust	(81.830.362)	(338.362.779)	(116.420.462)

Wesentliche Daten aus der Bilanz der Gesellschaft

	Für das am 31. Dezember endende Geschäftsjahr
	2025	2024	2023
	(USD)	(USD)	(USD)
Vermögenswerte	336.846.798	195.312.807	295.712.888
Verbindlichkeiten	62.004.606	258.428.209	44.089.740
Eigenkapital	274.842.192	(63.115.402)	251.623.148

Wesentliche Daten aus der Kapitalflussrechnung

	Für das am 31. Dezember endende Geschäftsjahr
	2025	2024	2023
	(USD)	(USD)	(USD)
Kapitalfluss aus laufender Geschäftstätigkeit	(70.430.149)	(87.010.475)	(92.911.313)
Kapitalfluss aus Investitionstätigkeit	(26.054.766)	(15.644.135)	(23.771.314)
Kapitalfluss aus Finanzierungstätigkeit	220.385.468	(1.665.148)	(2.147.994)

Welche sind die zentralen Risiken, die für die Gesellschaft spezifisch sind?

Zu den wesentlichen Risiken in Bezug auf unser Geschäft, einschließlich Risiken für unseren Unternehmenszusammenschluss mit Northern Data (der „Unternehmenszusammenschluss“) und unser Geschäft nach Vollzug des Unternehmenszusammenschlusses, zählen:

•        Unser Gesamtgeschäft hängt zum Teil von den weltweiten wirtschaftlichen Bedingungen ab. Globale finanzielle Entwicklungen und Konjunkturabschwünge, die scheinbar nichts mit uns oder unserer Branche zu tun haben, können sich negativ auf uns auswirken.

•        Unsere operative Historie ist noch begrenzt, was die Bewertung unserer Geschäfte und Aussichten sowie die Prognose unserer zukünftigen Ergebnisse erschwert. Wir unterliegen denselben Risiken und Unsicherheiten, denen Unternehmen in sich schnell entwickelnden Märkten häufig ausgesetzt sind.

•        Rumble hat in den mit 2025, 2024 und 2023 endenden Geschäftsjahren einen erheblichen Nettoverlust erlitten und ist möglicherweise nicht in der Lage, Rentabilität zu erreichen (oder, falls erreicht, aufrechtzuerhalten) und ausreichende operative und finanzielle Ressourcen aufrechtzuerhalten, insbesondere wenn wir weiterhin schnell wachsen, können wir möglicherweise unseren Geschäftsplan nicht umsetzen oder ein hohes Serviceniveau und eine hohe Kundenzufriedenheit nicht aufrechterhalten.

•        Die Wachstumsstrategie des kombinierten Unternehmens kann einen erheblichen Umfang an Fremdfinanzierung erfordern, die möglicherweise nur zu ungünstigen Bedingungen — wenn überhaupt — verfügbar ist, und das kombinierte Unternehmen erwirtschaftet möglicherweise nicht genügend Einnahmen, um diese Verbindlichkeiten zu bedienen.

•        Nutzer verwenden zunehmend mobile Geräte und Connected-TV-Apps, um auf Inhalte in digitalen Medien und angrenzenden Geschäftsbereichen zuzugreifen. Wenn es uns nicht gelingt, neue Nutzer für unsere mobilen und Connected-TV-Angebote zu gewinnen und die Funktionen unserer Inhalte und anderer Angebote in Bezug auf unsere mobilen und Connected-TV-Plattformen zu erweitern, könnte dies negative Auswirkungen auf unser Geschäft und unsere Betriebsergebnisse haben.

•        Gemäß den Bestimmungen des Unternehmenszusammenschlussvertrags kann der Unternehmenszusammenschlussvertrag von beiden Parteien gekündigt werden, wenn bestimmte Bedingungen bis zum 31. Dezember 2026 („Enddatum“) nicht erfüllt sind oder das Umtauschangebot nicht bis zum Enddatum abgewickelt ist. In diesem Fall kommt der Unternehmenszusammenschluss nicht zustande.

•        Rumble und Northern Data müssen behördliche und aufsichtsrechtliche Genehmigungen oder Freigaben einholen, um den Unternehmenszusammenschluss abzuschließen. Verzögerungen oder die Nichtgewährung dieser Genehmigungen können das Umtauschangebot und den Unternehmenszusammenschluss verzögern oder gefährden. Darüber hinaus können sich die von diesen Behörden im Zusammenhang mit ihren Genehmigungen auferlegten Bedingungen nachteilig auf die Geschäftstätigkeit, die Finanzlage oder die Betriebsergebnisse von Rumble und Northern Data auswirken.

•        Die Ankündigung und die Anhängigkeit des Unternehmenszusammenschlusses, während der Northern Data bestimmten Betriebsbeschränkungen unterliegt, könnten sich nachteilig auf die Geschäfte und den Kapitalfluss, die Finanzlage und die Betriebsergebnisse von Rumble und Northern Data auswirken.

•        Negative Publizität im Zusammenhang mit dem Unternehmenszusammenschluss kann sich nachteilig auf Rumble und Northern Data auswirken, und Rumble und Northern Data werden im Zusammenhang mit dem Unternehmenszusammenschluss erhebliche Transaktionsgebühren und Kosten entstehen.

•        Wir könnten die erwarteten strategischen und finanziellen Vorteile, die wir uns von dem Unternehmenszusammenschluss versprechen, möglicherweise nicht realisieren.

•        Das kombinierte Unternehmen könnte in bestimmten Ländern Kunden verlieren oder keine neuen Kunden gewinnen und möglicherweise nicht in der Lage sein, die Mitarbeiter von Rumble und/oder Northern Data erfolgreich zu halten und zu motivieren.

C.     Basisinformationen über die Wertpapiere

Welche sind die wichtigsten Merkmale der Wertpapiere?

Art, Klasse und ISIN der Rumble-Stammaktien der Klasse A	Die Rumble-Stammaktien der Klasse A der Gesellschaft sind Stammaktien der Klasse A mit der ISIN US78137L1052; Nasdaq-Handelssymbol: RUM.
Währung, Stückelung, Nennwert, Anzahl der Rumble-Stammaktien der Klasse A

Der Nennwert der Rumble Stammaktien der Klasse A lautet auf US-Dollar. Zum Datum des Prospekts hat die Gesellschaft 700.000.000 genehmigte Aktien der Stammaktien der Klasse A von Rumble, von denen 261.063.132 Rumble Stammaktien der Klasse A (einschließlich ExchangeCo-Aktien, jedoch ohne 78.376.354 Aktien, die im Zusammenhang mit der Vereinbarung über den Unternehmenszusammenschluss von 2022 Treuhandbeschränkungen unterliegen) ausgegeben und im Umlauf sind. Das Aktienkapital der Gesellschaft ist vollständig eingezahlt. Alle Stammaktien der Klasse A von Rumble sind Stammaktien der Klasse A mit einem Nennwert von 0,0001 US-Dollar pro Aktie.

Mit den Rumble-Stammaktien der Klasse A verbundene Rechte, Rangfolge und Übertragbarkeit

Inhaber der Angebotsaktien (d. h. Rumble-Stammaktien der Klasse A, wie oben näher beschrieben) haben Anspruch auf eine Stimme pro Aktie zu jeder Angelegenheit, die den Aktionären ordnungsgemäß vorgelegt wird. Die Gründungsurkunde von Rumble sieht vor, dass vorbehaltlich geltender Gesetze und der Rechte, die gegebenenfalls den Inhabern ausstehender Vorzugsaktien oder anderer Aktiengattungen oder -serien zustehen, die gegenüber den Rumble-Stammaktien der Klasse A Vorrang oder das Recht auf Teilnahme an der Ausschüttung von Dividenden und anderen Barausschüttungen haben, Aktien von Rumble oder Vermögen von Rumble, jede Rumble-Stammaktie der Klasse A berechtigt ist, anteilig solche Dividenden und sonstigen Ausschüttungen zu erhalten, die von Zeit zu Zeit vom Verwaltungsrat von Rumble beschlossen werden. Es gibt keine Beschränkungen hinsichtlich der Übertragung von Rumble-Stammaktien der Klasse A.

Dividendenpolitik	Rumble hat nie Bardividenden auf die Stammaktien der Klasse A von Rumble angekündigt oder gezahlt.

Wo werden die Wertpapiere gehandelt?

Die Rumble-Stammaktien der Klasse A wurden auf Antrag eines Spezialisten und ohne Beteiligung oder Mitwirkung von Rumble zum Handel im Freiverkehr der Frankfurter Wertpapierbörse und gleichzeitig in deren Quotation Board einbezogen. Vor der Lieferung der Rumble-Stammaktien der Klasse A im Zusammenhang mit dem Abschluss des Umtauschangebots wird Rumble sicherstellen, dass die Rumble-Stammaktien der Klasse A zur Notierung und zum Handel an der Nasdaq Global Market („Nasdaq”) (Handel in US-Dollar) zugelassen werden.

Was sind die zentralen Risiken, die für die Wertpapiere spezifisch sind?

•        Da das Umtauschverhältnis im Umtauschangebot feststeht, kann der Marktwert der Rumble-Stammaktien der Klasse A, die Northern Data-Aktionäre im Rahmen des Umtauschangebots erhalten, unter dem Marktwert der ND-Aktien liegen, die diese Aktionäre vor Abschluss der Unternehmensfusion gehalten haben.

•        Die Rechte und Pflichten der Aktionäre von Rumble unterliegen dem Recht des US-Bundesstaates Delaware sowie unserer Satzung (Charter) und unseren Geschäftsordnungen (Bylaws), die sich in wesentlichen Punkten von den Rechten und Pflichten der Aktionäre nach deutschem Recht und den aktuellen Gründungsdokumenten von Northern Data unterscheiden.

•        Nach dem Unternehmenszusammenschluss wird Rumble weiterhin von einem Hauptaktionär kontrolliert werden.

•        Die Bestimmung der Satzung (Charter) von Rumble, die für bestimmte Arten von Rechtsstreitigkeiten die ausschließliche Zuständigkeit bestimmter Gerichte im Bundesstaat Delaware oder der Bundesbezirksgerichte der Vereinigten Staaten vorschreibt, kann dazu führen, dass Rechtsstreitigkeiten gegen die Direktoren und Führungskräfte von Rumble verhindert werden.

D.     Basisinformationen über das öffentliche Angebot von Wertpapieren

Zu welchen Konditionen und nach welchem Zeitplan kann ich in dieses Wertpapier investieren?

Angebotskonditionen

Die Angebotsaktien werden wie folgt angeboten: Das Umtauschangebot bezieht sich auf den Erwerb aller Inhaberaktien der Zielgesellschaft mit der ISIN DE000A0SMU87, die jeweils einen anteiligen Betrag des Grundkapitals der Zielgesellschaft in Höhe von 1,00 € repräsentieren, zusammen mit dem Recht auf Gewinnbeteiligung und allen Nebenrechten zum Zeitpunkt der Abwicklung des Umtauschangebots (die „ND-Aktien“). BidCo bietet 2,0281 Angebotsaktien für jede ND-Aktie, die im Umtauschangebot wirksam angedient wird. Das Umtauschangebot unterliegt einem Angebotsdokument (das „Angebotsdokument“), das nicht von der BaFin gebilligt wird. Die Veröffentlichung des Angebotsdokuments wird für den

13. April 2026 erwartet und erfolgt auf der Website der Gesellschaft unter www.rumble-offer.com. Das Umtauschangebot unterliegt bestimmten aufschiebenden Bedingungen (die „Angebotsbedingungen“) und wird nur durchgeführt, wenn diese aufschiebenden Bedingungen erfüllt oder wirksam aufgehoben sind. Sollte eine der noch ausstehenden Angebotsbedingungen bis zum Ablauf bestimmter Fristen — deren spätester Termin der Endtermin wäre — nicht erfüllt sein und die Gesellschaft nicht bereits bis spätestens einen Bankarbeitstag vor Ablauf der Angebotsfrist wirksam auf die verzichtbare Angebotsbedingung verzichtet haben, wird das Umtauschangebot nicht vollzogen. Falls die Gesellschaft innerhalb der letzten 5 Bankarbeitstage vor Ablauf der Annahmefrist auf eine verzichtbare Angebotsbedingung verzichtet, verlängert sich die Annahmefrist um 5 Bankarbeitstage.

Umfang des Angebots

Dieser Prospekt bezieht sich auf das öffentliche Angebot der Angebotsaktien in Deutschland. Darüber hinaus wird das Unternehmen bei der US-Börsenaufsichtsbehörde (Securities and Exchange Commission, „SEC”) eine Registrierungserklärung in Bezug auf die Angebotsaktien einreichen. Es wird erwartet, dass die SEC die Registrierungserklärung am oder um den 15. April 2026 für wirksam erklären wird. Dieser Prospekt stellt weder ein Angebot zum Verkauf noch eine Aufforderung zum Kauf von Wertpapieren in den Vereinigten Staaten dar. Absicherungsgeschäfte (Hedging-Transaktionen) in Bezug auf die Rumble-Stammaktien der Klasse A dürfen nicht durchgeführt werden, es sei denn dies erfolgt gemäß des US-Wertpapiergesetzes von 1933 in seiner jeweils gültigen Fassung („Securities Act“).

Annahmefrist

Die Frist für die Annahme des Umtauschangebots beginnt mit der Veröffentlichung des Angebotsdokuments am 13. April 2026 und endet voraussichtlich am 9. Mai 2026 um 6:01 Uhr MESZ (die „Annahmefrist“), vorbehaltlich einer Verlängerung der Annahmefrist. ND-Aktionäre, die das Umtauschangebot innerhalb der Annahmefrist noch nicht angenommen haben, können das Umtauschangebot noch innerhalb von zehn US-Geschäftstagen („U.S.-Geschäftstage“) nach Veröffentlichung der Ergebnisse des Umtauschangebots („Zusätzliche Annahmefrist“) annehmen. Die endgültige Anzahl der im Rahmen des Umtauschangebots ausgegebenen Angebotsaktien wird voraussichtlich am oder um den 4. Juni 2026 auf der Website des Unternehmens unter www.rumble-offer.com bekannt gegeben. ND-Aktionäre, die das Umtauschangebot vor der Veröffentlichung eines Nachtrags zu diesem Prospekt angenommen haben, sind gemäß der Prospektverordnung berechtigt, ihre Zeichnungsaufträge innerhalb von drei Geschäftstagen nach Veröffentlichung des Nachtrags zu widerrufen.

Zeitplan des Angebots	Nachstehend ist der voraussichtliche Zeitplan des Angebots dargestellt, der verlängert oder verkürzt werden kann:
	13. April 2026	Billigung des Prospekts durch die BaFin
Veröffentlichung des Prospekts auf www.rumble-offer.com
Veröffentlichung des Angebotsdokuments auf www.rumble-offer.com
Beginn der Annahmefrist
	9. Mai 2026	Ende der Annahmefrist, 6:01 Uhr (MESZ) (voraussichtlich)
	13. Mai 2026	Veröffentlichung der Ergebnisse des Umtauschangebots

	15. Mai 2026	Beginn der Zusätzlichen Annahmefrist (voraussichtlich)
	1. Juni 2026	Ende der Zusätzlichen Annahmefrist, 6:01 Uhr (MESZ) (voraussichtlich)
	4. Juni 2026	Veröffentlichung der Ergebnisse des Umtauschangebots auf der Website der Gesellschaft unter www.rumble-offer.com
	10. Juni 2026	Ausgabe der Angebotsaktien (voraussichtlich)
	17. Juni 2026	Abwicklung des Umtauschangebots
	2. Juli 2026	Überweisung des Barerlöses aus dem Verkauf von Bruchstückaktien
Verwässerung

Unter der Annahme einer Annahmequote von 100 % des Umtauschangebots und des Verkaufs aller ND-Aktien im Rahmen der Transaktionsunterstützungsvereinbarungen (wie in diesem Prospekt definiert) wird erwartet, dass ehemalige ND-Aktionäre infolge der Andienung oder des Verkaufs ihrer ND-Aktien unmittelbar nach Vollzug des Unternehmenszusammenschlusses etwa 33,3 % der ausgegebenen und im Umlauf befindlichen Rumble-Stammaktien der Klasse A halten werden, basierend auf 261.063.132 ausgegebenen und im Umlauf befindlichen Rumble-Stammaktien der Klasse A zum 30. März 2026 (einschließlich ExchangeCo-Aktien, jedoch ohne Aktien, die Treuhandbeschränkungen unterliegen) und unter der Annahme, dass im Rahmen des Umtauschangebots und gemäß den Transaktionsunterstützungsvereinbarungen 130.197.281 Rumble-Stammaktien der Klasse A ausgegeben werden.

Gesamtkosten	Das Unternehmen schätzt die Gesamtkosten im Zusammenhang mit dem Umtauschangebot auf USD 47,1 Millionen.
Kosten, die den Investoren in Rechnung gestellt werden	Das Unternehmen berechnet den Anlegern keine Kosten. Es fallen lediglich die üblichen Transaktions- und Bearbeitungsgebühren der Broker der Anleger an.

Wer ist der Anbieter und/oder die Zulassung zum Handel beantragende Person?

Anbieter	Die Angebotsaktien werden von BidCo angeboten.

Weshalb wird dieser Prospekt erstellt?

Gründe für das Angebot

Die Gründe für das Umtauschangebot sind die wirtschaftlichen und strategischen Vorteile einer Fusion zwischen Rumble und Northern Data. Zu diesen Vorteilen zählen Wettbewerbsvorteile, insbesondere (i) sofortige Skalierung im Cloud- und Rechenzentrumsgeschäft durch die Hinzufügung einer der größten Bestände an Grafikprozessoren (Graphics Processing Units–„GPUs“) in Europa in Verbindung mit einer globalen Rechenzentrumspräsenz; (ii) eine erhebliche Ausweitung der internationalen Präsenz von Rumble und eine Beschleunigung der internationalen Expansionsstrategie von Rumble; (iii) Erschließung von KI-Möglichkeiten (Unternehmen/Behörden) durch die KI-Infrastruktur von Northern Data und die US-Marke von Rumble, wodurch das fusionierte Unternehmen in die Lage versetzt wird, den schnell wachsenden Markt für KI-Infrastruktur und -Anwendungen zu bedienen; (iv) Beschleunigung der KI-Innovation in den Bereichen Creator, Video und Werbung sowie schnellere Umsetzung der entsprechenden KI-Roadmap von Rumble; (v) sofortige Markteinführung unter Nutzung bestehender Beziehungen zu Behörden und Unternehmen; (vi) erhebliche Umsatzwachstumschancen; und (vii) erwartete höhere Marktkapitalisierung und verbesserter Zugang zu den Kapitalmärkten.

Gesamtnettoerlöse	Die Gesellschaft erhält keine Erlöse aus dem Umtauschangebot, da die Angebotsaktien im Austausch für Sacheinlagen in Form von angebotenen ND-Aktien (wie unten definiert) ausgegeben werden.
Übernahmevertrag

Das Umtauschangebot unterliegt keiner Zeichnungsvereinbarung und somit auch keiner festen Zeichnungsverpflichtung. Die Angebotsaktien werden nur in dem Umfang ausgegeben, der dem Umtauschverhältnis entspricht, da die eingereichten ND-Aktien von den ND-Aktionären im Rahmen des Umtauschangebots angeboten werden.

Interessenkonflikte

Das Unternehmen hat ein Interesse an dem Umtauschangebot, da es davon ausgeht, dass der Abschluss des Umtauschangebots sowohl für Rumble als auch für Northern Data zahlreiche Vorteile mit sich bringen wird. Der Vorstand und der Aufsichtsrat von Northern Data sind nach Prüfung der ihnen zum Zeitpunkt des Unternehmenszusammenschlussvertrags vorliegenden relevanten Informationen (einschließlich einer von einer Investmentbank gegenüber dem Vorstand und dem Aufsichtsrat von Northern Data abgegebenen Fairness Opinion, wonach das Umtauschverhältnis des Angebots für die ND-Aktionäre aus finanzieller Sicht als angemessen erachtet wurde) einstimmig zu der Auffassung gelangt, dass der Unternehmenszusammenschluss im besten Interesse von Northern Data liegt.

Das Unternehmen hat Cantor Fitzgerald Europe als zentrale Abwicklungsstelle für die technische Abwicklung des Umtauschangebots beauftragt, die dafür eine feste Gebühr erhält. Darüber hinaus fungieren Guggenheim Securities, LLC und ParkView Partners als Finanzberater des Unternehmens im Zusammenhang mit dem Umtauschangebot und erbringen in diesem Zusammenhang Investmentbanking- und damit verbundene Dienstleistungen. Sofern das Umtauschangebot vollzogen wurde, erhalten diese für diese Dienstleistungen jeweils eine Barvergütung.

Bestimmte Mitglieder des Vorstands und der Geschäftsleitung von Rumble sowie bestimmte Mitglieder des Vorstands und des Aufsichtsrats von Northern Data haben möglicherweise Interessen an der Unternehmensfusion und dem Umtauschangebot, die sich von den Interessen der Aktionäre von Rumble bzw. Northern Data unterscheiden oder zu diesen hinzukommen. Im Falle der Direktoren und Führungskräfte von Rumble umfassen diese Interessen die Fortsetzung der Tätigkeit bestimmter Direktoren und Führungskräfte nach Abschluss der Unternehmensfusion sowie die Entschädigung der Direktoren und Führungskräfte von Rumble. Die Direktoren und Führungskräfte von Rumble besitzen ebenfalls Stimmrechtsanteile an Rumble. Im Falle der Vorstandsmitglieder und Aufsichtsratsmitglieder von Northern Data können diese Interessen die Fortsetzung der Tätigkeit der Vorstandsmitglieder von Northern Data nach Abschluss der Unternehmensfusion umfassen. Das Vorstandsmitglied von Northern Data, Aroosh Thillainathan, und die Aufsichtsratsmitglieder von Northern Data, Dr. Tom Schorling und Bertram Pachaly, sind direkt und indirekt an Northern Data beteiligt. Aroosh Thillainathan hat sich gleichzeitig mit der Unterzeichnung und Aushändigung der Vereinbarung über den Unternehmenszusammenschluss bereit erklärt, die 744.150 ND-Aktien, die seine Investmentgesellschaft ART Holding GmbH hält, im Austausch gegen neue Rumble-Stammaktien der Klasse A zum angebotenen Umtauschverhältnis zu verkaufen. Darüber hinaus halten die Vorstandsmitglieder von Northern Data, Aroosh Thillainathan und John Hoffman, Aktienoptionen für ND-Aktien. Daher haben sie finanzielle und wirtschaftliche Interessen, die unabhängig von ihrer jeweiligen Stellung als Mitglieder des Vorstands bzw. des Aufsichtsrats bestehen. Im Hinblick auf das Umtauschangebot stehen die finanziellen und wirtschaftlichen Interessen, die sich aus den eigenen Aktienbeständen der Organmitglieder ergeben, jedoch im Einklang mit den Interessen von Northern Data und ihren Aktionären und stellen daher keinen Interessenkonflikt dar. Zudem haben der Vorstand und der Aufsichtsrat von Northern Data in mehreren Sitzungen die Angemessenheit des Tauschangebots geprüft und erörtert, unterstützt durch eine von einer Investmentbank gegenüber dem Vorstand und dem Aufsichtsrat von Northern Data abgegebene Fairness Opinion, wonach das Umtauschverhältnis des Angebots für die ND-Aktionäre aus finanzieller Sicht als angemessen erachtet wurde. Darüber hinaus kann ein Mehrheitsaktionär nach deutschem Recht die Bestellung von Aufsichtsratsmitgliedern jederzeit durch einen Beschluss der Hauptversammlung widerrufen. Um möglichen Interessenkonflikten von Aroosh Thillainathan Rechnung zu tragen, hat der Aufsichtsrat von Northern Data John Hoffman zum zusätzlichen Vorstandsmitglied ernannt, das speziell für alle Entscheidungen und Maßnahmen im Zusammenhang mit dem Umtauschangebot und den Verhandlungen mit Rumble zuständig ist. Der Aufsichtsrat von Northern Data hat seine eigenen Interessenkonflikte bei der Entscheidungsfindung bezüglich der Vereinbarung über den Unternehmenszusammenschluss kontinuierlich überprüft und diese von seinen Beratern überprüfen lassen. Der Vorstand von Rumble sowie der Vorstand und der Aufsichtsrat von Northern Data waren sich der relevanten Interessen (soweit sie zum damaligen Zeitpunkt bestanden) bewusst und haben sie unter anderem bei der Bewertung und Verhandlung der Unternehmensfusion berücksichtigt. Der Vorstand und der Aufsichtsrat von Northern Data werden diese Interessen im Zusammenhang mit der Abgabe ihrer begründeten Stellungnahme, die ihre Empfehlung an die Aktionäre von Northern Data hinsichtlich der Annahme des Umtauschangebots enthält, weiter berücksichtigen. Darüber hinaus hat Northern Data ein erhebliches Interesse an dem Umtauschangebot, da die Nichtdurchführung des Umtauschangebots zur Beendigung der Transaktionsunterstützungsvereinbarung zwischen Northern Data und Tether (die „Unternehmens-Transaktionsunterstützungsvereinbarung“) führen würde, auf deren Grundlage Northern Data finanzielle Unterstützung von Tether erhält, insbesondere die Nichtfälligkeit des Northern Data von Tether gewährten Darlehens (das „bestehende ND-Darlehen“).

Tether hat ein erhebliches Interesse am erfolgreichen Abschluss des Umtauschangebots, da Tether nach Abschluss des Umtauschangebots gemäß der Verkaufs-, Übertragungs-, Änderungs- und Neufassungsvereinbarung mit Northern Data und Tether (die „Verkaufs-, Übertragungs-, Änderungs- und Neufassungsvereinbarung“) (i) 50 % seiner Forderungen aus dem bestehenden ND-Darlehen gegen Rumble-Stammaktien der Klasse A verkaufen und übertragen und (ii) die verbleibenden 50 % in einen neuen besicherten Darlehensvertrag mit der neu gegründeten irischen Tochtergesellschaft von Rumble, Rumble ND HoldCo, umwandeln wird, die die im Rahmen des Umtauschangebots erworbenen ND-Aktien indirekt halten wird (das „Tether/Rumble-Darlehen“), wodurch Tether eine Beteiligung an Rumble und eine Sicherheit für sein verbleibendes Darlehensrisiko erhält. Darüber hinaus hat Tether gleichzeitig mit der Unterzeichnung und Übergabe der Unternehmenszusammenschlussvereinbarung zugestimmt, alle ND-Aktien, die sich im Besitz von Tether befinden (insgesamt 43.512.526 ND-Aktien zum 6. April 2026), unmittelbar vor Abschluss der Aktienübertragung gemäß dem Umtauschangebot zum Umtauschverhältnis für Rumble-Stammaktien der Klasse A zu verkaufen. Darüber hinaus hat Tether auch Interessen an den Transaktionen, die sich aus (i) einer Kundenvereinbarung zwischen Rumble und Tether (die „Tether-Kundenvereinbarung“) ergeben, gemäß der Tether sich vorbehaltlich der darin enthaltenen Bedingungen verpflichtet, bestimmte GPU-Dienstleistungen von Rumble in Höhe von bis zu 75 Millionen US-Dollar pro Jahr über eine anfängliche Laufzeit von zwei Jahren zu erwerben, die gleichzeitig mit dem Abschluss des Umtauschangebots in Kraft tritt, und (ii) einer Werbe- und Marketingdienstleistungsvereinbarung zwischen Rumble und Tether (die „Tether-Marketingvereinbarung”), gemäß der vorbehaltlich der darin enthaltenen Bedingungen Tether sich verpflichtet hat, bestimmte Werbe- und Marketingdienstleistungen von Rumble in Höhe von bis zu 50 Millionen US-Dollar pro Jahr zu erwerben, die im Zusammenhang mit der Unterzeichnung der Unternehmenszusammenschlussvereinbarung abgeschlossen wurde und eine anfängliche Laufzeit von zwei Jahren ab dem 15. Februar 2026 hat.Rumble hat keine Kenntnis von weiteren Interessen oder (potenziellen) Interessenkonflikten, die für das Umtauschangebot von Bedeutung sein könnten.

1    RISK FACTORS

An investment in shares of Class A common stock of Rumble Inc., United States of America (“United States”), (the “Company” or “Rumble”, and, together with its consolidated subsidiaries, “Rumble Group”, “we”, “our” and “us”, and all shares of Class A common stock of the Company outstanding, together, the “Rumble Class A Common Shares” and each such share, a “Rumble Class A Common Share”) is subject to risks. The risk factors featured in the Prospectus are limited to risks which are specific to the Company or the Rumble Class A Common Shares in the Company, including as a result of (i) the business combination between Rumble and Northern Data AG (“Northern Data” or the “Target Company”) (the “Business Combination”) pursuant to a business combination agreement between Rumble and Northern Data dated November 10, 2025 (the “Business Combination Agreement”) and (ii) the offer to acquire all outstanding no-par value bearer shares of Northern Data each with a notional interest of €1.00 in Northern Data’s share capital (the “ND Shares” and each an “ND Share” and each shareholder holding one or more ND Share(s), an “ND Shareholder”) against 2.0281 shares of Rumble Class A Common Shares of the Company (the “Offer Shares”) per ND Share that is validly tendered in the offer (the “Exchange Offer”), and which are material for taking an informed investment decision. The materiality of the risk factors has been assessed by the Company based on the probability of their occurrence and the expected magnitude of their negative impact. The risk factors are presented in categories depending on their nature. In each category the two most material risk factors are mentioned first according to the assessment based on the probability of their occurrence and the expected magnitude of their negative impact. The risks mentioned may materialize individually or cumulatively.

Each ND Shareholder should carefully consider the following risks together with the other information provided in this prospectus (the “Prospectus”) as well as their personal circumstances prior to making an investment decision with respect to the Exchange Offer and the Rumble Class A Common Shares.

1.1              Risks Related to Our Business

1.1.1           Weakened global economic conditions may reduce advertising and subscription revenues and increase infrastructure costs.

Our overall performance depends in part on worldwide economic conditions, which may impact, for example, advertiser demand on our Rumble Advertising Center (“RAC”), user subscriptions and tipping, and enterprise demand for Rumble Cloud. Global financial developments and downturns seemingly unrelated to us or our industry may negatively affect our business and operating results. The U.S. and other key international economies have been affected from time to time by falling demand for a variety of goods and services, restricted credit, reduced liquidity, reduced corporate profitability, weak economic growth, volatility in credit, equity and foreign exchange markets, bankruptcies, implemented or threatened tariffs, trade wars, inflation and overall uncertainty with respect to the economy. Weak economic conditions or the perception thereof, or significant uncertainty regarding the stability of financial markets related to stock market volatility, inflation, recession risks, changes in governmental fiscal, monetary and tax policies, among others, could adversely impact our business and operating results.

High inflation rates in the U.S. and globally may result in reduced consumer confidence and discretionary spending, decreased demand by advertisers for our products and services, increases in our labor and other operating costs, constrained credit and liquidity, reduced government spending, and volatility in financial markets. While the Federal Open Market Committee of the Federal Reserve has implemented rate cuts in late 2025, further cuts in 2026 are expected to be limited in light of inflationary risks. Higher than typical interest rates impact the cost of any borrowing that we may make from time to time and could impact our ability to access the capital markets. Higher than typical interest rates, especially if coupled with reduced government spending and volatility in financial markets, may have the effect of further increasing economic uncertainty and heightening these risks. In an inflationary environment, we may be unable to increase our revenues at or above the rate at which our costs increase, which could negatively impact our operating margins and could have a material adverse effect on our business and operating results. In such an environment, in which we also face significant competition from larger and well-capitalized competitors, we may experience rising costs to secure the services of top content creators. We also may experience lower-than-expected advertising sales, reduced demand for our cloud services offerings, and lower subscription volumes, which would reduce average revenue per user (“ARPU”) and operating margins.

1.1.2           Our limited operating history makes it difficult to evaluate our business and prospects.

We have a limited operating history, which makes it difficult to evaluate our businesses and prospects or forecast our future results. We are subject to the same risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•        our ability to maintain and grow traffic, content uploads, and engagement;

•        changes made to other online video sharing platforms, short form video platforms, or video streaming services, or changes in the patterns of use of those channels by users;

•        our ability to attract and retain advertisers and content creators in a particular period;

•        the number of ads shown to our traffic;

•        the pricing of our advertising products;

•        the diversification and growth of revenue sources beyond current advertising products;

•        the development and introduction of new content, products, or services by us or our competitors;

•        increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

•        our reliance on key vendor relationships, including our relationship with Cosmic Inc. and Kosmik Development Skopje doo (“Cosmic”), to provide content moderation, cybersecurity support, and software development services, and our dependence on a small number of customer relationships;

•        legislation or judicial activities in the United States, Canada, the European Union (the “EU”), or other jurisdictions that may force us to change our content moderation policies and practices, deactivate certain user accounts, or make our platforms unavailable in those jurisdictions;

•        the relative interest shown by the public with respect to news and politics, including fluctuations in such interest before, during, or after the traditional U.S. election cycle;

•        the relative popularity with users of the sports leagues, media and political commentators, online influencers, and other personalities with which or with whom we have exclusive contractual arrangements or are otherwise prominently featured on our platform;

•        our ability to maintain gross margins and operating margins; and

•        system failures or breaches of security or privacy.

1.1.3           If we fail to maintain adequate operational and financial resources, particularly if our business returns to a period of rapid growth or experiences any significant change, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

Although our growth rate has moderated over the last several years, our business and operations remain complex, and renewed or uneven growth in any future period, changes in our mix of products and services, or shifts in customer demand could again place significant demands on our management and our operational and financial resources. Our organizational structure has become more complex as we have scaled our operational, financial, and management controls, as well as our reporting systems and procedures, and this complexity will remain in periods when our growth rate slows.

If our growth reaccelerates, occurs in any new area (such as new products, services, or geographies), or is concentrated in particular parts of our business, we may face challenges integrating, developing, training, and motivating personnel across multiple jurisdictions and navigating a complex multinational regulatory landscape. Conversely, if our growth remains modest or slows further, we may be required to adjust our cost structure and resource allocation, which could be disruptive to our operations and affect our ability to maintain service levels and pursue strategic initiatives, which could consequently reduce revenue growth.

To manage changes in our operations and personnel, whether driven by renewed growth, shifts in our business, or efforts to improve efficiency, we will need to continue to grow and improve our operational, financial, and management controls and our reporting systems and procedures. We will need to incur significant capital expenditures (including for compute, storage and bandwidth for Rumble Video and Rumble Cloud) and allocate valuable management resources to adapt these areas to evolving business conditions, and our past expansion has placed, and our future expansion or restructuring may continue to place, a significant strain on our management, customer experience, research and development, sales and marketing, administrative, financial, and other resources.

We anticipate that significant additional investments may be required to scale or reconfigure our operations and increase productivity, to address the needs of our customers, to further develop and enhance our products and services, including our cloud services business, to expand into new geographic areas, and to support our business even if our overall growth remains modest. If additional investments are required due to significant growth or other changes in our business, our cost base would increase (which may include, for example, higher creator revenue-share and cloud capacity commitments), which may make it more difficult for us to offset any future revenue shortfalls or periods of slower growth by reducing expenses in the short term.

1.1.4           Users are increasingly using mobile devices and connected TV apps to access content within digital media and adjacent businesses, and if we are unsuccessful in attracting new users to our mobile and connected TV offerings and expanding the capabilities of our content and other offerings with respect to our mobile and connected TV platforms, our business and operating results (particularly advertising-revenue growth, subscription revenue and ARPU) could be materially and adversely affected.

Our future success depends in part on the continued growth in the use of our mobile apps and platforms by our users, many of whom access Rumble via our iOS and Android mobile applications and connected-TV apps such as Roku, Apple TV, Amazon Fire TV, LG, Samsung and Android TV. The use of mobile technology may not continue to grow at historical rates, users may not continue to use mobile technology to access digital media and adjacent businesses, and monetization rates for content on mobile devices and connected TV apps may be lower than monetization rates on traditional desktop platforms. Further, mobile devices may not be accepted as a viable long-term platform for several reasons, including actual or perceived lack of security of information and possible disruptions of service or connectivity. In addition, traffic on our mobile platforms may not continue to grow if we do not continue to innovate and introduce enhanced products on such platforms, or if our users believe that our competitors offer superior mobile products. The growth of traffic on our mobile products may also slow or such traffic may decline if our mobile applications are no longer compatible with operating systems such as iOS, Android, Windows, or the devices they support. If the use of our mobile platforms does not continue to grow, our business and operating results could be adversely affected, including lower advertising revenues and reduced subscription income and ARPU.

1.1.5           We rely on data from third parties to calculate certain of our performance metrics. Real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

We track certain performance metrics, such as our monthly active users (“MAUs”), based on data from third parties. While these numbers are based on what we believe to be reasonable calculations for the applicable periods of measurement, our third-party providers periodically encounter difficulties in providing accurate data for such metrics as a result of a variety of factors, including human and software errors. We expect these challenges may continue to occur, and potentially to increase as our engagement grows. There are also inherent challenges in measuring usage across our large user base. For example, there is a potential for minor overlap in our usage data due to users who access Rumble’s content through the web, our mobile apps, and connected TVs in a given measurement period.

Third parties on which we rely for certain of our key metrics may make changes or improvements to their tools and methodologies. For example, starting July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which we used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4, Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA may be more or less similar to metrics in GA4, and that it is not unusual for there to be apparent discrepancies between the two systems, we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology for periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology in subsequent periods.

Changes to these tools and methodologies could cause inconsistency between current data and previously reported data, which could raise questions about the usefulness of our reported metrics or make it more difficult for investors to accurately assess our performance over time. If our users, advertisers, partners and stockholders do not perceive our metrics to be accurate representations, or if we discover material inaccuracies in our metrics, our reputation may be damaged, resulting in material harm to our business, results of operations, and financial condition.

1.1.6           We face significant competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed.

Competition for traffic and engagement with our content, products, and services is intense. We compete against companies that have greater financial resources and larger user bases. As a result, our competitors may acquire and engage traffic and users at the expense of the growth or engagement of our traffic and users, which would negatively affect our business. We believe that our ability to compete effectively for traffic and users depends upon many factors both within and beyond our control, including:

•        the popularity, usefulness, and reliability of our content compared to that of our competitors;

•        the timing and market acceptance of our content;

•        the continued expansion and adoption of our content;

•        our ability, and the ability of our competitors, to develop, new content and enhancements to existing content;

•        our ability, and the ability of our competitors, to attract, develop and retain influencers and creative talent;

•        the frequency, relative prominence and appeal of the advertising displayed by us or our competitors;

•        public perceptions about the predominance of certain political viewpoints on our platform, regardless of whether those perceptions are accurate;

•        changes mandated by, or that we elect to address, legislation, regulatory constraints, or litigation, including settlements and consent decrees, some of which may have a disproportionate impact on us;

•        our ability to attract, retain, and motivate talented employees;

•        the costs of developing and procuring new content, relative to those of our competitors;

•        acquisitions or consolidation within our industry, which may result in more formidable competitors; and

•        our reputation and brand strength relative to our competitors.

We also face significant competition for advertiser spend. In determining whether to buy advertising, our advertisers will consider the demand for our content, demographics of our traffic, advertising rates, results observed by advertisers, and alternative advertising options. The increasing number of digital media options available, through social networking tools and news aggregation websites, has expanded consumer choice significantly, resulting in traffic fragmentation and increased competition for advertising. In addition, some of the larger companies have substantially broader content, product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising budgets. We will need to continue to innovate and improve the monetization capabilities of our websites and our mobile products in order to remain competitive. We believe that our ability to compete effectively for advertiser spend depends upon many factors both within and beyond our control, including:

•        the size and composition of our user base relative to those of our competitors;

•        our ad targeting capabilities, and those of our competitors;

•        our ability, and the ability of our competitors, to adapt our respective models to the increasing power and significance of influencers to the advertising community;

•        the timing and market acceptance of our advertising content and advertising products, and those of our competitors;

•        our marketing and selling efforts, and those of our competitors;

•        public perceptions about the predominance of certain political viewpoints on our platform, regardless of whether those perceptions are accurate;

•        the pricing for our advertising products and services relative to those of our competitors;

•        the return our advertisers receive from our advertising products and services, and those of our competitors; and

•        our reputation and the strength of our brand relative to our competitors.

Our cloud services business competes primarily with large, diversified technology companies that focus on large enterprise customers and provide cloud computing as a component of the suite of services and products that they offer, as well as smaller, niche cloud service providers. Many of our competitors and potential competitors, particularly the larger competitors, have substantial competitive advantages compared to us, including greater name recognition and longer operating histories; greater resources, including larger sales and marketing and customer support budgets; the ability to bundle products together; larger and more mature intellectual property portfolios; greater resources to make acquisitions, and greater resources for technical assistance and customer support. Competitors to our cloud services business may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, and customer requirements. An existing competitor or a potential competitor could introduce new technology that reduces demand for our products and platform capabilities. In addition, some of our actual and potential competitors have been acquired by other larger enterprises and have made or may make acquisitions or may enter into partnerships or other strategic relationships that may provide more comprehensive offerings than they individually had offered or achieve greater economies of scale than we are able to achieve. These competitive pressures could reduce our traffic and advertiser demand, impact our market share and potentially decrease our revenue and margins.

1.1.7           Changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue.

We may introduce significant changes to our existing content. The success of our new content depends substantially on consumer tastes and preferences that change in often unpredictable ways. If this new content fails to engage traffic and advertisers, we may fail to generate sufficient revenue or operating profit to justify our investments, and our business and operating results could be adversely affected. In addition, we may launch (and incur expenses in connection with) strategic initiatives from time to time, which do not directly generate revenue but which we believe will enhance our attractiveness to traffic and advertisers. In the future, we may invest in new content, products, services, and initiatives to generate revenue, but there is no guarantee these approaches will be successful or that the costs associated with these efforts will not exceed the revenue generated. If our strategic initiatives do not enhance our ability to monetize our existing content or enable us to develop new approaches to monetization, we may not be able to maintain or grow our revenue or recover any associated development costs and our operating results could be adversely affected.

1.1.8           We derive the majority of our revenue from advertising. The failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets may adversely affect our business and operating results.

For the years ended December 31, 2025 and 2024, advertising revenue represents 50% and 66% of total revenue, respectively. In addition, a substantial portion of our revenue is derived from one advertiser, accounting for approximately 5% and 16% of our revenue for the years ended December 31, 2025 and 2024, respectively. As is common in our industry, our advertisers do not have long-term advertising commitments with us. In addition, many of our advertisers purchase advertising services through one of several large advertising agency holding companies. Our revenue could be harmed by the loss of, or a deterioration in our relationship with, any of our largest advertisers or with any advertising agencies or the holding companies that control them. Advertising agencies and potential new advertisers may view our advertising products and services as experimental and unproven, and we may need to devote additional time and resources to educate them about our products and services. Advertisers may cease doing business with us, or they may reduce the prices they are willing to pay to advertise with us, if we do not deliver ads in an effective manner, or if they do not believe that their investment in advertising with us will generate a competitive return relative to alternatives, including online, mobile, and traditional advertising platforms. Advertisers may refuse to advertise on our platform due to a perceived risk to their brand safety standards, especially given the concentration of news and political content on our platform. Although we have seen recent increases in the uptake of new brand advertisers, the pace of adoption has been slower than we anticipated, and this slower pace may persist or worsen in the future. We believe that our access to certain advertisers has been, and may continue to be, inhibited by the apparent political bias of these companies, some of which we believe may exercise near-monopolistic control over the advertising industry. In response, we filed an antitrust lawsuit alleging a conspiracy to withhold advertising revenue from Rumble and other digital media platforms. Our actions to counter these efforts, whether through litigation or publicity campaigns, may not be successful. Any of the foregoing developments may adversely affect our business and operating results.

1.1.9           We may not be able to maintain relationships with existing publishers through RAC and may fail to attract new publishers to our network.

Through our RAC marketplace, we provide advertising inventory, including host-read advertisements, to third-party publisher websites in exchange for a portion of the revenues generated by such advertisements. Our business and operating results may be adversely affected if we do not deliver ads in an effective manner, if publishers do not believe that advertisements served through RAC generate a competitive return relative to alternative advertising networks, if we are unable to deliver sufficient advertising inventory to publishers, or if our advertising marketplace technology becomes outmoded or outdated. If our relationship with third-party publishers terminates for any reason, or if the commercial terms of our relationships are changed or do not continue to be renewed on favorable terms, we would need to secure and integrate new publishers, which could negatively impact our revenues and profitability.

1.1.10         We depend on third-party vendors, including internet service providers and data centers, to provide core services and outages in those services could cause service disruptions.

Although we are building our own technical infrastructure, we depend on third-party vendors, including internet service providers and data centers, to, among other things, provide customer support, develop software, host videos uploaded by our users, transcode videos (compressing a video file and converting it into a standard format optimized for streaming), stream videos to viewers, support our cloud services offerings, and process payments. These vendors provide certain critical services to our technical infrastructure that are time-consuming and costly for us to develop independently. Outages in those services would materially affect our video services and our ability to provide cloud services. Outages may expose us to having to offer credits to subscribers, loss of subscribers, and reputational damage. We are unlikely to be able to fully offset these losses with any credits we might receive from our vendors. As a result, vendor outages or failures could increase costs (including credits and incident response), reduce advertising, subscription and cloud revenue, increase churn, lower gross and operating margins, and decrease net income and operating cash flows.

1.1.11         Technologies that enable blocking of certain online advertisements, or otherwise impair our ability to deliver advertising, could harm our operating results.

Newly developed technologies could block or obscure the display or targeting of our content (including ads sold via our RAC on Rumble.com, Locals.com and our iOS/Android and connected TV apps). For example, in June 2020, Apple announced plans to require applications using its mobile operating systems to obtain an end user’s permission to track them or access their device’s advertising identifier for advertising and advertising measurement purposes, as well as other restrictions that could adversely affect our ability to deliver advertising for our iOS app and to measure and target campaigns on RAC, which could reduce advertising revenue. Additionally, some providers of consumer mobile devices and web browsers have implemented, or announced plans to implement, means to make it easier for internet users to prevent the placement of cookies or to block other tracking technologies, which could, if widely adopted, result in the use of third-party cookies and other methods of online tracking becoming significantly less effective which could decrease our advertising yield and fill rates on RAC, which could reduce advertising revenue and ARPU.

1.1.12         Our ability to generate revenue depends on the development and availability of tools to accurately measure the effectiveness of advertisements on our platform.

Most advertisers rely on tools that measure the effectiveness of their ad campaigns or verify the viewability of their ads on a platform in order to allocate their advertising spend among various formats and platforms. If we are unable to measure the effectiveness of advertising on our platform or we are unable to convince advertisers that our platform should be part of a larger advertising budget, our ability to increase the demand and pricing of our advertising products and maintain or scale our advertising revenue may be limited. Our tools may be less developed than those of other platforms with which we compete for advertising spend, in particular relative to those platforms that collect more personal information than we do. Therefore, our ability to develop and offer tools that accurately measure the effectiveness of a campaign or verify ad viewability on our platform will be critical to our ability to attract new advertisers and retain, and increase spend from, our existing advertisers.

Developing and improving these tools may require significant time and resources and additional investment, and in some cases we rely on third parties to provide data and the technology needed to provide certain measurement or verification data to our advertisers. If we cannot continue to develop and improve our advertising tools in a timely and cost-effective fashion, or if such tools are unreliable, difficult to use, or otherwise unsatisfactory to our advertisers, or if the measurement or verification results are inconsistent with our advertisers’ goals, our advertising revenue could be negatively impacted, which in turn could adversely affect our business and operating results.

1.1.13         Our cloud services business depends on a small number of key third-party service providers and a small number of customer relationships, the disruption of which could harm our revenues.

As we continue to expand our cloud services offerings, we have entered into agreements with certain third-party service providers. The success of our future business activities in the cloud services space may depend upon such existing third-party providers, some of which may compete with us in other lines of business. If our existing third party service agreements with them are terminated for any reason, or if the commercial terms of such agreements are changed or do not continue to be renewed on favorable terms, we would need to enter into new third-party service agreements, which could negatively impact our revenues, ability to attract future cloud services customers, public reputation, and profitability.

In addition, our initial cloud service offerings revolve around a small number of customer relationships. If we fail to deliver our products and services to the desired specifications of these initial customers, or if these initial customers terminate their cloud services agreements for any reason, future customers may question our ability to offer adequate cloud services, which would negatively impact our revenues, public reputation, and profitability.

1.1.14         The loss of key personnel, or failure to attract and retain other highly qualified personnel in the future, could harm our business.

Our success depends upon our ability to attract and retain our senior officers and to attract and retain additional qualified personnel in the future. The loss of services of members of our senior management team and the uncertain transition of new members of our senior management team may strain our ability to execute our strategic initiatives, or make it more difficult to retain customers, attract or maintain our capital support, or meet other needs of our business. We may incur significant costs to attract and retain qualified personnel, and we may lose new employees to our competitors before we realize the benefit of our investment in recruiting them. If we fail to attract new personnel or if we suffer increases in costs or business operations interruptions as a result of a labor dispute, or fail to retain and motivate our current personnel, we might not be able to operate our business effectively or efficiently, serve our customers properly or maintain the quality of our content and services. We do not maintain key person life insurance policies with respect to our employees. If our users do not continue to contribute content or their contributions are not perceived as valuable to other users, we may experience a decline in user growth, retention, and engagement on Rumble, Locals or RAC, which could result in the loss of advertisers and revenue. We believe that an important aspect of our success is our ability to provide Rumble users with engaging content, which in part depends on the content contributed by our users. If users, including influential users, do not continue to contribute engaging content to Rumble, our user growth, retention, and engagement may decline. That, in turn, may impair our ability to maintain good relationships with our advertisers or to attract new advertisers, which may seriously harm our business and operating results.

1.1.15         The loss of a material portion of our existing content creators, or our failure to recruit new content creators, could reduce user growth and engagement and lower advertising and subscription revenue and margins, and consequently materially harm our business and results of operations.

We rely on our existing content creators and on the recruitment of new content creators. The loss of a material portion of our existing content creators could result in material harm to our business and results of operations. In the recent past, our ability to recruit and maintain content creators may have been in part due to trends in American politics, where certain commentators have sought a neutral internet platform. A change in such trends, including possible changes to competing platforms’ moderation policies that make those platforms more hospitable to a diverse range of viewpoints, could result in the loss of existing content creators or a failure to recruit new content creators, which may materially harm our business and results of operations. Additionally, as we expand into international markets, we may fail to recruit new content creators in those markets, limiting our appeal to international audiences. These developments could reduce user growth and engagement, lower advertising, subscription and sponsorship revenue, reduce gross and operating margins, and decrease net income and operating cash flows.

1.1.16         We have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations, and liquidity.

Our user base and user engagement growth are directly driven by the content available on our platform. We have acquired and expect to continue to acquire content by providing economic incentives, including minimum guaranteed earnings, to a limited number of content creators, including sports leagues. These incentives have included and may continue to include equity grants and cash payments. This content acquisition strategy is intended to allow us to enter key content verticals and secure top content creators in those verticals before we have full monetization capabilities in place. Our present focus is to grow users and usage consumption and experiment with monetization levers, which may not maximize profitability in the immediate term, but which we believe position our business for the long term. As of December 31, 2025, we had entered into programming and content agreements with a minimum contractual cash commitment of USD 45 million. In addition to the minimum contractual cash commitments, we have programming and content agreements that have variable cost arrangements. These future costs are dependent upon many factors and are difficult to anticipate; however, these costs may be substantial. To the extent our revenue and/or user growth assumptions associated with any particular creator do not meet our expectations, our financial performance, results of operations and liquidity may be negatively impacted, since a failure to achieve these expectations is not expected to reduce our fixed payment obligations to any such creator.

In addition, when these programming and content agreements expire, content creators may choose to leave the Rumble video platform in favor of competing platforms, especially if competing platforms offer superior monetization opportunities. Creators may choose to leave our platform for other monetization-related reasons. For example, we currently do not apportion revenues related to Rumble Premium, our subscription service that provides users ad-free access to our content, among content creators. The loss of a material portion of our existing content creators could reduce MAUs and watch time on our platform, depress advertising demand and pricing and limit our ability to monetize Rumble Premium (a “no ads” experience with access to certain exclusive content), and therefore pressure gross margins, accelerate cash usage and constrain liquidity, and, in turn, require us to curtail content spending and other growth initiatives which results in higher costs.

1.1.17         We have made, and may in the future make, acquisitions, and such acquisitions could disrupt our operations, and may have an adverse effect on our operating results.

In order to expand our business, we have made acquisitions and may continue making similar acquisitions and possibly larger acquisitions as part of our growth strategy. We believe that the success of our future growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful. Our past acquisitions and any mergers and acquisitions that we may undertake in the future involve numerous risks, including, but not limited to, the following:

•        difficulties in integrating and managing the operations, personnel, systems, technologies, and products of the companies we acquire;

•        diversion of our management’s attention from normal daily operations of our business;

•        our inability to maintain the key business relationships and the reputations of the acquired businesses;

•        uncertainty of entry into markets in which we have limited or no prior experience;

•        costs related to acquired operations and continuing support and development of acquired products;

•        businesses that we acquire may have greater-than-expected liabilities for which we become responsible;

•        potential impairment of goodwill and intangible assets related to the acquired businesses;

•        adverse tax consequences associated with acquisitions;

•        changes accounting for our acquisitions under U.S. generally accepted accounting principles (“U.S. GAAP”), including arrangements that we assume from an acquisition;

•        potential negative perceptions of our acquisitions by customers, financial markets, or investors;

•        failure to obtain required approvals from governmental authorities under antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected goals of an acquisition;

•        potential loss of key employees of the companies we acquire;

•        potential security vulnerabilities in acquired products that expose us to additional security risks or delay our ability to integrate the product into our service offerings;

•        difficulties in applying security standards for acquired technology consistently with our other services;

•        ineffective or inadequate controls, procedures, and policies at the acquired company;

•        inadequate protection of acquired intellectual property rights; and

•        potential failure to achieve the expected benefits on a timely basis or at all.

Additionally, acquisitions or asset purchases made entirely or partially for cash may reduce our cash reserves or require us to obtain financing. We may seek to obtain additional cash to fund an acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity or convertible debt securities, our existing stockholders would experience ownership dilution. The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition, or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions.

1.1.18         We are subject to cybersecurity risks and interruptions or failures in our information technology systems. Notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption, and/or financial loss.

We rely on sophisticated information technology systems and infrastructure to support our business. At the same time, cyber incidents, including deliberate attacks, are prevalent and have increased globally in recent years. It is possible that new, escalated or ongoing military conflicts, including the ongoing Russia-Ukraine war, could result in increased cyber-attacks or cybersecurity incidents by state actors or others. Our technologies, systems, and networks and those of our vendors, suppliers, and other business partners may become the target of cyberattacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of proprietary and other information, or other disruption of business operations. In addition, certain cyber incidents, such as surveillance or vulnerabilities in widely used open source software, may remain undetected for an extended period. Our systems for protecting against cybersecurity risks may not be sufficient. Like most major online platforms, Rumble is routinely targeted by cyberattacks that can result in interruptions to our services. We have observed an increase in such attacks as our reach expands and we expect these attacks to continue in the future. As the sophistication of cyber incidents continues to evolve, we are and will likely continue to be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents.

Additionally, any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, usage errors by employees, computer viruses, cyber-attacks, or other security breaches or similar events. The failure of any of our information technology systems may cause disruptions in our operations, which could adversely affect our revenues and profitability and lead to claims related to the disruption of our services from users of the Rumble platform, advertisers, and customers of our cloud services.

1.1.19         Spam activities, including inauthentic and fraudulent user activities, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators and may negatively impact our reputation.

Like other major online platforms, spam activities, including inauthentic and fraudulent user activities, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators, including reporting of MAUs by Google Analytics, our third-party analytics provider. We also use paid advertising in order to attract users to our platform; however, we cannot be certain that all or substantially all activities that result from such advertising are genuine. Real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business. We continually seek to improve our ability to estimate the total number of spam-generated users and eliminate them from the calculation of our MAUs; however, we will not succeed in identifying and removing all spam.

1.1.20         Our cloud services business may not achieve the intended success, which could adversely affect our business, financial condition and results of operations.

Our continued expansion into the cloud services market may not be successful and may expose us to a range of operational, technical, and competitive risks that could materially affect our performance. In addition to the other risks described in the “Risk Factors” section herein, risks specific to our cloud services business include:

•        challenges in establishing and maintaining a pricing model that balances profitability with customer acquisition and retention;

•        difficulties in attracting, training, and retaining qualified software engineers, cloud infrastructure specialists, and sales and customer support personnel;

•        risks associated with maintaining and enhancing platform stability, scalability, and performance, particularly during periods of high usage;

•        potential service outages or disruptions that could harm customer trust, damage our reputation, and result in financial losses;

•        misestimating data center capacity requirements or related capital expenditures for servers, storage, and networking infrastructure;

•        inability to obtain or maintain necessary security certifications or industry-standard compliance for our platform and services;

•        exposure to liability and reputational damage in the event of a data breach or any other cybersecurity incident involving customer or personal information;

•        risks that customers may use our platform to host illegal or infringing content, which could lead to regulatory actions, monetary penalties, or enforced service suspensions;

•        challenges in maintaining compatibility with third-party applications and integrations critical to our customers’ operations; and

•        inability to keep pace with rapid technological changes and evolving customer demands through timely innovation.

If we fail to manage these risks effectively or mitigate their consequences, our reputation, customer relationships, and competitive position could suffer, resulting in a material adverse impact on our business, financial condition, and results of operations.

1.1.21         Risks related to our e-commerce business may result in our broader business, financial condition and results of operations being adversely affected.

Our partnerships through which we sell Rumble-branded products through our online store involve various risks that may negatively affect our operating results, including:

•        expansion into new brands, products, services, and technologies will subject us to additional reputational, business, legal, regulatory and financial risks;

•        inability to build and maintain strong brands, including due to unfavorable customer feedback and negative publicity;

•        notwithstanding agreements by our partners to assume liability for the Rumble-branded products they place in our online store, we may be subject to product liability and similar claims and regulatory actions if products sold through our store result in harm, personal injury, death, or environmental or property damage;

•        risks related to additional tax liabilities and collection obligations;

•        market competition could adversely affect prices and demand for the Rumble-branded products we distribute;

•        disruptions in our supply chain and other factors affecting the availability and distribution of our products could adversely impact our business; and

•        risks related to online transactions and payment methods.

The occurrence of any of these factors, or our inability to successfully mitigate the results of the associated impact, could also damage our reputation, negatively impact our relationships with our customers, and otherwise materially harm our business, results of operations, and financial condition.

1.1.22         Negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers.

Our commitment to diversity of opinion and refusal to censor otherwise allowable content on our platforms that does not violate our moderation policy has in the past resulted and is likely to continue to result in malicious media campaigns and advertiser boycotts directed against us.

Media campaigns and advertising boycotts against us may be intended to interfere with our relationships with streaming partners and advertisers, and these campaigns and boycotts may intensify if political polarization increases in the United States and Canada.

We expect that the proliferation of alternative media, including on our platform, will continue to be viewed as a growing competitive threat by established news organizations, and may result in an escalation, both in frequency and intensity, of negative publicity campaigns against us and our creators. Such campaigns, even if groundless in nature, may result in negative public perception and damage to relationships with our business partners, including additional or more intense advertiser boycotts, which may negatively impact our operating results and future growth potential.

1.1.23         Our Bitcoin treasury strategy exposes us to various risks associated with holding Bitcoin.

We have invested and may continue to invest a portion of our corporate treasury in Bitcoin as a reserve asset, exposing us to significant financial, operational, and regulatory risks due to its characteristics that are specific to cryptocurrencies. The value of Bitcoin is highly volatile and subject to rapid, material, and unpredictable fluctuations driven by market speculation, macroeconomic conditions, investor sentiment, and global events. For example, historical price swings have seen Bitcoin decline by more than 50% in a matter of months, and there can be no assurance that similar or greater declines will not occur in the future. Such volatility could result in material reductions in the value of our Bitcoin holdings, adversely impacting our financial condition, liquidity, and reported earnings, particularly if we are required to recognize impairment losses under applicable accounting standards.

The regulatory environment surrounding Bitcoin remains uncertain and varies widely across jurisdictions. In the United States, federal and state authorities have issued evolving guidance on the classification, taxation, and permissible uses of cryptocurrencies, but comprehensive legislation and regulation is still pending. Potential future legislative and regulatory changes or actions at the state, federal, or international level, such as new trading compliance obligations, custody requirements, restrictions on ownership, trading, transfer, exchange, or use of Bitcoin as a corporate asset, or the imposition of new taxes or reporting requirements, could limit our ability to hold, sell, or utilize our Bitcoin effectively, and may adversely affect the value of Bitcoin. Unregulated trading platforms and intermediaries may not provide certain important investor protections.

Our Bitcoin holdings are stored in digital wallets on third-party exchanges, which are vulnerable to cybersecurity threats such as hacking, phishing, or loss of private keys. Transactions in Bitcoin may be irreversible, and accordingly, losses due to fraudulent or accidental transactions may not be recoverable. A security breach or operational failure, whether due to internal errors, errors of third-party custodians, or external attacks, could result in the permanent loss or theft of our Bitcoin, for which there is no recourse or insurance comparable to traditional financial assets. For example, high-profile cryptocurrency exchange hacks have resulted in losses of hundreds of millions of dollars, and we cannot guarantee that the safeguards that are available to us will prevent similar incidents. Bitcoin is not protected by either FDIC or SIPC insurance. Additionally, reliance on third-party custodians introduces counterparty risk, as their insolvency or mismanagement could jeopardize our access to these assets. Market perception of our Bitcoin strategy poses further risks. Investors, analysts, or customers may view our investment as speculative or misaligned with our core business, potentially leading to stock price volatility or loss of confidence in our management’s financial strategy. Conversely, if Bitcoin’s value declines significantly, we may face pressure to divest at a loss, incurring transaction costs and tax implications. The accounting treatment of Bitcoin at fair value under U.S. GAAP requires us to recognize changes in fair value in earnings each reporting period, which could lead to earnings volatility and negatively affect our financial statements, even if we do not intend to sell.

Broader market or technological developments, such as shifts in blockchain adoption, competition from other cryptocurrencies, or disruptions to the Bitcoin network, such as forks, mining centralization, or energy regulation, could also diminish the value or utility of our holdings. Moreover, macroeconomic factors, such as rising interest rates, inflation, or shifts in monetary policy, may reduce institutional interest in Bitcoin, further depressing its value. These risks are heightened by ongoing debates over cryptocurrency regulations in the U.S. and globally, which remain unresolved and could materially impact our investment in Bitcoin.

Our decision to hold Bitcoin involves speculative risks that differ significantly from traditional treasury assets like cash or government securities. There can be no assurance that this strategy will achieve our objectives, including the objectives of preserving capital or enhancing returns, and any adverse developments could have a material adverse effect on our financial position, results of operations, and stock price.

1.1.24         Risks related to accepting stablecoin as a payment method.

Our planned expansion into accepting certain stablecoins as a medium of exchange will expose us to additional financial, regulatory, operational, and market risks that could adversely affect our business, financial condition, and results of operations.

Although stablecoins are designed to maintain a stable value while being pegged to a reference asset or fiat currency such as the U.S. dollar, their stability and reliability are not guaranteed and depend on factors beyond our control, including the financial health and risk management of the issuing entity, the adequacy, liquidity and segregation of reserve assets, and the effectiveness of the underlying stabilization mechanisms. If a stablecoin that we accept experiences a significant devaluation or “de-pegging” event, or if its reserves prove to be insufficient or inaccessible, we may incur losses on payments already received, face disruptions in transaction processing, or lose customer confidence, any of which could negatively impact our financial condition and reputation. Stablecoins are not protected by deposit insurance, and in periods of market stress, there is a risk that reserves may not be sufficient or available for timely redemption, or that the price of a stablecoin may deviate materially from its intended peg. Further, fiat-based stablecoins may be subject to greater oversight and regulation, potentially in multiple jurisdictions, and may be further dependent on actions taken by the banking industry and regulators to support such stablecoins. Other geopolitical factors also may influence government or regulatory support of such stablecoins, all of which could affect the value of such stablecoins or lead to a de-pegging event.

On July 18, 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) was passed and signed into law of the United States, which directs for a federal regulatory framework for the issuance of “payment stablecoins” that are designed to be used as a means of payment and settlement. While the GENIUS Act has been signed into law, it will not become effective until the earlier of January 18, 2027 or 120 days after the primary federal payment stablecoin regulators issue any final regulations implementing the GENIUS Act. The impact of these legal and regulatory changes associated with the GENIUS Act will depend in part on how such act is implemented through rulemaking by U.S. regulators. Therefore, while a consistent federal framework could increase institutional and consumer confidence in stablecoins over time, the scope, timing, and substance of implementing the associated regulations and supervisory practices remain uncertain.

Accepting stablecoins also introduces operational and cybersecurity risks. The blockchain networks and digital wallets we use to process and store stablecoin transactions may be vulnerable to hacking, phishing attacks, smart-contract or software bugs, key-management failures, and network congestion or outages, and a security breach or technical failure could result in the loss or theft of stablecoin funds, for which we may have limited recourse due to the decentralized and generally irreversible nature of blockchain transactions. Our reliance on third-party service providers, such as exchanges, payment processors, custodians, and wallet providers, to facilitate stablecoin transactions and convert stablecoins to fiat currency introduces additional counterparty and operational risk; if any such provider or any stablecoin issuer experiences insolvency, regulatory restrictions, operational disruptions, or fraudulent activity, our ability to process payments safeguard customer balances, or access liquidity could be impaired, potentially leading to financial losses or liquidity constraints.

We are also exposed to risks relating to market and customer acceptance of stablecoins. If customers, vendors or regulators lose confidence in a particular stablecoin or the stablecoin market more broadly because of volatility, negative publicity, enforcement actions, or failures of major issuers, demand for our stablecoin payment options could decline, and we could be required to incur additional costs to modify our payment infrastructure, transition to alternative digital asset arrangements, or revert to traditional payment methods.

1.1.25         Rumble’s increasing use of artificial intelligence technologies presents significant regulatory, legal, operational, cybersecurity, and reputational risks that could materially and adversely affect our business, financial condition, and results of operations.

Rumble’s business increasingly relies on artificial intelligence (“AI”) technologies, including generative AI and emerging agentic systems, to support operational efficiency, product development, data analysis, and innovation. While these technologies present important opportunities, their development, integration, and use involve substantial risks that could adversely affect Rumble’s business, financial condition, results of operations, reputation, and the market price of our securities.

The regulatory environment surrounding AI is evolving rapidly and inconsistently across jurisdictions, creating compliance challenges, increased costs, and uncertainty. In the United States, regulators, including the SEC, have intensified scrutiny of AI-related disclosures and the risk of “AI-washing,” while emerging state and federal rules increasingly address automated decision-making, transparency, bias, and consumer protection. Internationally, comprehensive regimes, such as the EU AI Act, apply extraterritorially and may require us to classify and manage AI systems based on risk, conduct assessments or audits, implement additional safeguards, or limit certain uses. We may not always be able to anticipate how courts and regulators will apply existing laws to AI, predict how new legal frameworks will develop to address AI, or otherwise respond to these frameworks as they are still rapidly evolving. Failure to anticipate or comply with applicable requirements could result in fines, enforcement actions, operational restrictions, or reputational harm. Divergent and changing rules may require us to tailor AI deployments by jurisdiction, and we may also have to expend resources to adapt to new legal frameworks and adjust our offerings in certain jurisdictions if the legal frameworks on AI are not consistent across jurisdictions.

Rumble’s use of AI also exposes us to legal, intellectual property, and liability risks. AI-generated outputs, including content, code, analytics, or decision recommendations, may be inaccurate, fabricated, biased, or derived from third-party materials without appropriate rights, potentially leading to claims of copyright or patent infringement, defamation, privacy violations, or discrimination under applicable laws. Rumble could face litigation, regulatory investigations, indemnity claims from customers, or direct liability if AI-driven outputs cause harm, contribute to flawed business decisions, or produce discriminatory or misleading results, and evolving interpretations of intermediary liability, fair use, and product liability add further uncertainty.

Rumble’s reliance on third-party AI providers and infrastructure creates vendor and concentration risk. Disruptions at key vendors, such as outages, performance issues, abrupt policy or pricing changes, feature deprecations, or terminations, could impair critical functions, delay product development, degrade user experiences, or increase our costs. Rumble has limited visibility into vendors’ models, training data, update practices, and internal controls, and may inherit issues such as inaccuracies, bias, data retention concerns, or intellectual property infringement, notwithstanding contractual protections that may be insufficient or difficult to enforce. New or evolving regulations addressing AI supply chains and third-party risk may impose additional obligations on us as a user of these services.

Operational, cybersecurity, and data privacy risks are amplified by AI adoption. AI systems can exhibit errors, hallucinations, model drift, degraded performance, adversarial vulnerabilities, or unexpected behaviors that, without adequate human oversight and safeguards, could disrupt operations, diminish product quality, impact financial reporting, adversely affect individuals, or undermine trust in our offerings. AI systems often process large volumes of data and expand the attack surface, while techniques such as AI-enabled malware, deepfakes, model inversion extraction, or prompt-injection attacks may increase the sophistication of threats. Breaches, unauthorized access to or acquisition of, or misuse of data, including personal information, used in or produced by AI systems could lead to financial losses, regulatory penalties, and litigation, and AI systems may inadvertently expose proprietary or personal information.

Reputational and ethical risks are significant, as AI raises concerns about bias, misinformation, job displacement, and environmental or other societal impacts. Public scrutiny, negative media coverage, stakeholder backlash, or association with controversial AI practices could damage our brand, customer relationships, ability to attract and retain talent, or investor confidence, particularly as expectations for robust AI governance, transparency, and board oversight continue to increase. Mitigating these risks requires ongoing investment in governance frameworks, policies, training, audits, ethical guidelines, insurance, and technical safeguards, which may increase expenses and affect profitability.

The pace of AI evolution and uncertainty in applicable laws and stakeholder expectations make it difficult to predict or fully mitigate all risks, and any of these factors could have a material adverse effect on our business. In addition, AI may not develop in accordance with market acceptance of features, products, or services. Rumble regularly evaluates its product roadmaps and makes significant changes as its understanding of the technological challenges and market landscape of AI, as well as its product ideas and designs, continue to evolve. As a result of these or other factors, Rumble’s AI strategy and investments may not be successful in the foreseeable future, or at all, which could adversely affect our business, reputation, or financial results.

1.1.26         Prolonged or escalating trade disputes could increase our infrastructure and compliance costs and reduce advertising and cloud revenues.

Our business, operations, and financial condition may be adversely affected by ongoing trade disputes, including tariffs, trade restrictions, and other protectionist measures imposed by governments globally (e.g., tariffs on servers and networking equipment used for Rumble Cloud). While we do not directly engage in the importation or exportation of goods, we operate within a complex global ecosystem that is highly sensitive to disruptions caused by trade conflicts. These disputes could lead to increased costs, supply chain disruptions, and reduced demand for our products and services, even though our operations are primarily service-based. Trade disputes may result in higher costs for hardware, components, or software services provided by our suppliers (e.g., servers storage and networking), who may face tariffs or other trade barriers and are likely to pass these costs on to us. Additionally, trade disputes may disrupt the global supply chains on which our partners or customers rely, potentially reducing advertising spend and delaying the development, deployment, or adoption of our Rumble Cloud solutions. Trade disputes may also contribute to broader economic uncertainty, including inflationary pressures, currency fluctuations, or reduced global investment in advertising and technology, leading to decreased demand for our advertising and cloud offerings, as customers seek to reduce costs. Geopolitical tensions arising from trade conflicts could also result in regulatory changes, such as export controls or data localization requirements, which may increase our compliance costs or restrict our ability to operate in certain markets.

The unpredictable nature, duration, and severity of trade disputes make it difficult for us to fully mitigate their impact. Prolonged or escalating trade disputes could materially and adversely affect our business, financial condition, and results of operations by increasing our infrastructure and compliance costs and reducing advertising and cloud revenues.

1.2              Risks Relating to the Business Combination

1.2.1           The consummation of the Business Combination is subject to certain conditions, which could delay, extend or prevent the Exchange Offer and the Business Combination.

The Exchange Offer will be subject to several conditions, including the Registration Statement Condition, the conditions relating to merger control approvals and investment control clearances (collectively, the “Regulatory Conditions”), and the other conditions set forth in this Prospectus. The timing for settlement of the Exchange Offer and completion of the Business Combination will depend on the satisfaction of such conditions. As a result, the Exchange Offer and the Business Combination could be delayed, extended, amended or terminated, which could result in the ND Shareholders not receiving Rumble Class A Common Shares.

1.2.2           Under the terms of the Business Combination Agreement, if the Exchange Offer is not settled by the End Date, the Business Combination Agreement may be terminated by either party. If the Business Combination Agreement is terminated, the Business Combination will not be consummated.

Under the terms of the Business Combination Agreement, the conditions to the Exchange Offer (the “Offer Conditions”) fall into three categories: (i) the regulatory conditions relating to merger control and investment control clearances (the “Regulatory Conditions”) must be satisfied on or before the End Date; (ii) the absence of certain conditions or circumstances relating to Northern Data (the “Offer Period Conditions”) during the Offer Period (as defined below); and (iii) certain conditions that are required to be satisfied at the time of closing of the Exchange Offer including, among others, the non-revocation of the BaFin prospectus approval, the closing of the transactions under the Transaction Support Agreements and certain other agreements, the execution of the Shareholder Loan Amendment Agreement, the effectiveness of the Registration Statement and the authorization of the Offer Shares for listing on NASDAQ, the absence of any order or injunction prohibiting the closing of the Exchange Offer, and access to, and the absence of certain facts or findings in, the Law Firm Report (which has been satisfied as of the date of this Prospectus).

The only outstanding Regulatory Condition relating to merger control or foreign direct investment is the approval by the United Arab Emirates Ministry of Economy (“UAE MoE”) under the Federal Law 36 of 2023 on the Regulation of Competition. Rumble submitted a notification to the Competition Regulation Committee of the UAE MoE on January 27, 2026, which was formally accepted on February 20, 2026, and the review process remains ongoing as of the date of this Prospectus. The Registration statement was filed on April 13, 2026.

If the remaining Regulatory Condition is not satisfied by the End Date, or if any other closing condition is not satisfied at the time of the closing of the Exchange Offer (unless any such non-satisfied condition has been waived, if permissible), the Exchange Offer will terminate and settlement will not occur. The parties currently expect the remaining Regulatory Condition to be satisfied and the Business Combination to be completed in the first half of 2026 but in no event later than the End Date. As a result, the exchange of ND Shares pursuant to the Exchange Offer may be made on a date that is significantly later than the end of the Offer Period, or may not occur.

Furthermore, pursuant to the Business Combination Agreement, Rumble or Northern Data may terminate the Business Combination Agreement under certain circumstances, including, among others, if: (i) the Exchange Offer lapses due to non-satisfaction of conditions before the End Date; (ii) the Exchange Offer has not settled by the End Date; (iii) a closing condition cannot ultimately be fulfilled; or (iv) a competent governmental authority or court permanently enjoins the closing of the Exchange Offer. No assurance can be given that all of the conditions to the Exchange Offer will be satisfied or, if they are, as to the timing of the settlement of the Exchange Offer. If the conditions to the Exchange Offer are not satisfied or validly waived in advance, or if termination rights are exercised, the Exchange Offer will terminate, settlement of the Exchange Offer will not occur, and the Business Combination will not be completed.

1.2.3           Rumble and Northern Data must obtain governmental and regulatory approvals or clearances to consummate the Business Combination, which, if delayed or not granted, may delay or jeopardize the Exchange Offer and the Business Combination. In addition, conditions imposed by such agencies in connection with their approvals may adversely impact the business, financial condition or results of operations of Rumble and Northern Data, including the loss of value of assets or businesses that may be required to be divested in connection with obtaining approvals under merger control or competition laws or foreign direct investment laws.

Completion of the Business Combination is conditioned upon, among other things, either receipt of approvals or clearances from the relevant antitrust authority or expiration or termination of any statutory waiting period (including any extension thereof) under merger control or competition law regimes in any jurisdictions where the parties to the Business Combination Agreement have mutually determined merger control or competition law filings and/or notices to be necessary, as well as clearances from relevant authorities under foreign direct investment regimes in any jurisdictions where the parties to the Business Combination Agreement have mutually determined foreign direct investment filings and/or notices to be necessary. The governmental and regulatory agencies from which Rumble and Northern Data have sought or are seeking these approvals and clearances have broad discretion in administering the applicable governing regulations. As a condition to their approval of the transactions contemplated by the Business Combination Agreement, those agencies may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of Rumble’s and Northern Data’s respective businesses. Pursuant to the Business Combination Agreement, Rumble and Northern Data will cooperate with each other, to the extent legally permissible, in all respects in connection with any additional submission, investigation or inquiry, and supply to any competent authority as promptly as reasonably practicable any additional information requested pursuant to any applicable law and take all other procedural actions (other than offering remedies to mitigate competition concerns by a competent authority) required in order to obtain any necessary clearance or to cause any applicable waiting periods to commence and expire. No assurance can be given that the remaining required approval will be obtained or that the required conditions to the Exchange Offer will be satisfied, and, even if all required approvals and clearances are obtained and the conditions to the Exchange Offer are satisfied, no assurance can be given as to the terms, conditions and timing of such approval. If the Regulatory Conditions are not satisfied by the End Date (or, if permissible, waived), the Exchange Offer will terminate, settlement of the offer will not occur, and the Business Combination will not be completed. Any delay in the completion of the Business Combination for regulatory reasons could diminish the anticipated benefits of the Business Combination or result in additional transaction costs.

Conditions imposed by regulatory agencies in connection with their approval or clearance of the Business Combination may require changes to the operations of Rumble or Northern Data, restrict their ability to operate in certain jurisdictions following the Business Combination, restrict the combination of Rumble and Northern Data’s operations in certain jurisdictions or require other commitments regarding ongoing operations. Such conditions may also restrict Rumble’s or Northern Data’s ability to modify the operations of their businesses in response to changing circumstances for a period of time after completion of the Business Combination and the Exchange Offer or their ability to expend cash for other uses or otherwise have an adverse effect on the anticipated benefits of the Business Combination, thereby adversely impacting the business, financial condition or results of operations of Rumble and Northern Data. Such conditions may also impose requirements that Rumble or Northern Data divest certain assets in order to obtain certain regulatory approvals, which may result in loss of value due to the loss of those assets or businesses or a sale of those assets or businesses at less than the desired price or under otherwise unfavorable conditions, in particular as a result of timing constraints and the limited universe of buyers acceptable to the regulatory authorities, especially in challenging market conditions. Any such actions could have a material adverse effect on the business, results of operations, financial condition and prospects of Rumble and substantially reduce or eliminate the advantages which Rumble and Northern Data expect to achieve from the Business Combination.

1.2.4           Because the Offer Exchange Ratio in the Exchange Offer is fixed, the market value of the Rumble Class A Common Shares received by an ND Shareholder in the Exchange Offer may be less than the market value of the ND Shares that such holder held prior to the completion of the Business Combination.

ND Shareholders who tender their ND Shares in the Exchange Offer will receive 2.0281 Rumble Class A Common Shares for each ND Share tendered. The Offer Exchange Ratio is fixed and will not vary even if the market price of Rumble Class A Common Shares or ND Shares varies. Upon completion of the Business Combination, and assuming that all outstanding ND Shares are exchanged in the Exchange Offer or acquired by Rumble pursuant to the Transaction Support Agreements, it is expected that former ND Shareholders will own, as a result of the tender or sale of their ND Shares, approximately 33.3% of the issued and outstanding Rumble Class A Common Shares immediately following the consummation of the Business Combination, based on 261,063,132 Rumble Class A Common Shares issued and outstanding as of March 30, 2026 (including ExchangeCo Shares, but excluding shares subject to escrow restrictions)1 and assuming 130,197,281 Rumble Class A Common Shares are issued in the Exchange Offer and pursuant to the Transaction Support Agreements.2 The market value of Rumble Class A Common Shares and ND Shares at the time of the completion of the Exchange Offer may vary significantly from the value on the date of the execution of the Business Combination Agreement, the date of this document, the date on which ND Shareholders tender their shares in the Exchange Offer or the expiration of the Acceptance Period (as defined below) or the Additional Acceptance Period (as defined below). Because the Offer Exchange Ratio will not be adjusted to reflect any changes in the market price of the Rumble Class A Common Shares or ND Shares, the value of the consideration paid to the ND Shareholders who tender their shares in the Exchange Offer may be lower than the market value of their ND Shares, respectively, on earlier dates.

Changes in share prices may result from a variety of factors that are beyond the control of Rumble and Northern Data, including their respective business, operations and prospects, market conditions, economic development, geopolitical events, regulatory considerations, governmental actions, legal proceedings and other developments. Market assessments of the benefits of the Business Combination and of the likelihood that the Business Combination will be completed, as well as general and industry-specific market and economic conditions, may also have an adverse effect on share prices.

In addition, it is possible that the Business Combination may not be completed until a significant period of time has passed after the expiration of the Offer Period. As a result, the market values of the Rumble Class A Common Shares and ND Shares may vary significantly from the date of the expiration of the Offer Period to the date of the completion of the Business Combination.

Investors are urged to obtain up-to-date prices for Rumble Class A Common Shares, which are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RUM” and ND Shares, which are listed, among other venues, in the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange and the Munich Stock Exchange under the symbol “NB2.”

1.2.5           The prices of Rumble Class A Common Shares and ND Shares may be adversely affected if the Business Combination is not completed, which could result in reduced liquidity and losses for investors.

If the Business Combination is not completed, the market prices of Rumble Class A Common Shares and ND Shares may decline for various reasons, including to the extent that the current market prices of Rumble Class A Common Shares and ND Shares reflect a market premium based on the assumption that the Business Combination will be completed. As a result, investors could face reduced liquidity and losses on their investments in Rumble Class A Common Shares or ND Shares.

1.2.6           If the number of ND Shares held directly by BidCo reaches or exceeds 90% or 95% of Northern Data’s share capital, BidCo may, in its sole discretion, elect to carry out a squeeze out of minority holders of ND Shares.

After the settlement of the Exchange Offer, BidCo will consider, if BidCo has reached the necessary thresholds, carrying out a squeeze out of the remaining ND Shareholders. A squeeze out transaction may be effected in two ways: (i) a cash merger squeeze out pursuant to Sections 62(1) and 62(5) of the German Transformation Act (Umwandlungsgesetz), if BidCo holds at least 90% of Northern Data’s share capital, excluding treasury shares and shares held for the account

____________

1        Based on 192,984,373 Rumble Class A Common Shares and 68,078,759 ExchangeCo Shares issued and outstanding as of March 30, 2026, excluding shares subject to escrow restrictions under the 2022 Business Combination Agreement (which are tied to the achievement of $15.00 and $17.50 trading prices for a certain period of time or upon a change of control in excess of such trading prices, in each case, prior to September 16, 2027). For the avoidance of doubt, Rumble Class A Shares issued and outstanding excludes shares issuable upon the exercise of Company Options and warrants and settlement of RSUs. See “16 DESCRIPTION OF RUMBLE’S CAPITAL STOCK” for further information regarding Rumble Class A Common Shares outstanding.

2        Based on 64,196,677 ND Shares outstanding as of the date of the Prospectus and the Offer Exchange Ratio of 2.0281 Rumble Class A Common Shares per ND Share. Assumes that any Pre-Funded Warrants issued to Tether in lieu of Rumble Class A Common Shares are treated the same as Rumble Class A Common Shares. For the avoidance of doubt, Rumble Class A Common Shares issued to Tether pursuant to the initial exchange of 50% of the value of the Existing ND Loan (as defined herein) are not included.

of Northern Data; or (ii) a corporate squeeze out pursuant to Sections 327a et seq. of the German Stock Corporation Act (Aktiengesetz), if BidCo holds at least 95% of Northern Data’s share capital, excluding treasury shares and shares held for the account of Northern Data. In the event of a cash merger squeeze out or a corporate squeeze out, shares of ND Shareholders who did not tender their shares in the Exchange Offer will automatically be converted into the right to receive adequate cash compensation. In a squeeze out transaction, BidCo will determine the adequate compensation. In general, the compensation must not be less than the volume-weighted average share price (“VWAP”) of ND Shares for the three-month period prior to the announcement of BidCo’s intention to effect such squeeze out transaction by BidCo. Following the approval of a cash merger squeeze out or a corporate squeeze out by a shareholder meeting of Northern Data and its registration with the competent commercial register, each remaining minority shareholder of Northern Data may review such determination in court pursuant to the German Appraisal Proceedings Act (Spruchverfahrensgesetz). The amount of compensation paid for ND Shares in an appraisal proceeding, if any, may be higher or lower than, or equal to, the Rumble Class A Common Shares offered in the Exchange Offer. If BidCo is unable to complete a squeeze out, the remaining ND Shareholders will continue to be entitled to all ordinary shareholder rights (except for annual dividends in the case of a domination and profit and loss transfer agreement, which however, will not be implemented for a period of at least three years after the closing of the Exchange Offer).

1.2.7           Following the completion of the Business Combination, Northern Data will be indirectly majority owned by Rumble and the management board of Northern Data will continue to manage Northern Data independently in accordance with and within the framework of German law.

Following the completion of the Business Combination, Northern Data will be indirectly majority-owned by Rumble and, thus, become a dependent company of Rumble within the meaning of Section 17 of the German Stock Corporation Act (Aktiengesetz). The legal framework for this dependency between Rumble and Northern Data is, subject to other applicable law, set forth in Sections 311 et seq. of the German Stock Corporation Act (Aktiengesetz). Under this framework, until such time as BidCo is able to complete a squeeze out, Rumble, through its wholly-owned indirect subsidiary, BidCo, may be unable to initiate certain transactions or measures that are disadvantageous to Northern Data, unless Rumble provides adequate compensation to Northern Data. If the disadvantage caused by any such transaction or other measure cannot be assessed or compensated, Rumble will be unable to initiate such transaction or measure, which may preclude Rumble from implementing certain transactions related to the integration of Northern Data into the combined group, which could adversely affect the business of, or harm the results of operations, financial condition or cash flows of Rumble and the combined company.

1.2.8           The announcement and pendency of the Business Combination, during which Northern Data is subject to certain operating restrictions, could have an adverse effect on Rumble and Northern Data’s businesses, cash flows, financial condition and results of operations.

The announcement and pendency of the Business Combination could disrupt Rumble’s and Northern Data’s businesses, and uncertainty about the effect of the Business Combination may have an adverse effect on Rumble and Northern Data. These uncertainties could cause suppliers, vendors, partners, customers and others that deal with Rumble and Northern Data to defer entering into contracts with, or making other decisions concerning Rumble’s and Northern Data or to seek to change or cancel existing business relationships with the companies. In addition, Rumble’s and Northern Data’s employees may experience uncertainty regarding their roles after the Business Combination. Employees may depart either before or after the completion of the Business Combination because of uncertainty and issues relating to the difficulty of coordination or because of a desire not to remain following the Business Combination. Therefore, the pendency of the Business Combination may adversely affect Rumble and Northern Data’s ability to retain, recruit and motivate key personnel. Additionally, the attention of Rumble’s and Northern Data’s management may be directed towards the completion of the Business Combination, including obtaining regulatory approvals, and may be diverted from the day-to-day business operations of Rumble and Northern Data. Matters related to the Business Combination may require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to Rumble and Northern Data. Additionally, the Business Combination Agreement contains interim operating covenants requiring Northern Data to refrain from taking certain specified actions while the Business Combination is pending, such as significant investments or disposals. These restrictions may prevent Northern Data from pursuing otherwise attractive business opportunities or capital structure alternatives and from executing certain business strategies prior to the completion of the Business Combination. Further, the Business Combination may give rise to potential liabilities, including those that may result from pending and future stockholder lawsuits relating to the Business Combination. Any of these matters could adversely affect the businesses of, or harm the results of operations, financial condition or cash flows of Rumble and Northern Data.

Further, certain adverse changes in the business of Northern Data or Rumble in the period prior to the closing of the Business Combination may occur that would not result in Rumble or Northern Data having the right to terminate the Business Combination Agreement or the Exchange Offer. If adverse changes occur but Rumble and Northern Data are still required to complete the Business Combination, the market value of Rumble Class A Common Shares or ND Shares may decrease. If the Business Combination is not completed, these risks may still materialize and adversely affect the business and financial results of Rumble and/or Northern Data or the market prices of the Rumble Class A Common Shares or the ND Shares.

1.2.9           Negative publicity related to the Business Combination may adversely affect Rumble and Northern Data.

From time to time, political and public sentiment in connection with the Business Combination may result in a significant amount of adverse press coverage and other adverse public statements affecting the parties to the Business Combination. Adverse press coverage and public statements, whether or not driven by political or popular sentiment, may also result in legal claims or in investigations by regulators, legislators and law enforcement officials. Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceedings, could divert the time and effort of senior management from operating their businesses. Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings could be time-consuming and expensive and, regardless of the factual basis for the assertions being made, could have a negative impact on the reputation of Rumble and Northern Data, on the morale and performance of their employees and on their relationships with regulators, suppliers and customers. It may also have a negative impact on their ability to take timely advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on Rumble’s and Northern Data’s respective business and cash flows, financial condition and results of operations.

1.2.10         Certain of the directors, board members and executive officers of Rumble and Northern Data may have interests in the Business Combination that may be different from, or in addition to, those of Rumble Stockholders and ND Shareholders generally, which could lead to increased costs and potential dilution.

Certain of the directors and executive officers of Rumble and certain members of Northern Data’s management board and supervisory board may have interests in the Business Combination that may be different from, or in addition to, the interests of Rumble Stockholders and ND Shareholders, respectively. In the case of Rumble’s directors and executive officers, these interests include the continued service of such directors and executive officers following the closing of the Business Combination and the indemnification of such directors and executive officers. Rumble’s directors and executive officers also own Rumble voting securities. In the case of the Northern Data management board members and supervisory board members, these interests may include the continued service of such management board members following the closing of the Business Combination.

The board of directors of Rumble and the Northern Data management board and supervisory board were aware of and have considered the relevant interests (to the extent that they existed at the time), among other matters, in evaluating and negotiating the Business Combination. We expect Northern Data’s management board and supervisory board will further consider these interests in connection with issuing their reasoned opinion that contains their recommendation to ND Shareholders regarding acceptance of the Exchange Offer. These differing interests could result in terms that are less favorable to Rumble Stockholders and ND Shareholders, including leading to increased costs and potential dilution.

1.2.11         Rumble and Northern Data will incur significant transaction fees and costs in connection with the Business Combination which costs could reduce profitability, increase net losses and constrain liquidity.

Rumble and Northern Data expect to incur significant non-recurring implementation and restructuring costs associated with combining the operations of these two companies. In addition, Rumble and Northern Data will incur significant banking, legal, accounting and other transaction fees and costs related to the Business Combination. Additional costs substantially in excess of currently anticipated costs may also be incurred in connection with the integration of the businesses of Rumble and Northern Data. These costs could reduce profitability, increase net losses and constrain the liquidity of the combined business.

1.2.12         The unaudited forward-looking financial information considered by Rumble, Northern Data and their financial advisors reflects Rumble management and Northern Data management estimates, and actual results may be significantly higher or lower than estimated.

In connection with the assessment of the Business Combination by Rumble and Northern Data, Rumble and Northern Data prepared certain unaudited forward-looking financial information. The unaudited forward-looking financial information considered by Rumble, Northern Data and their financial advisors, at the direction of Rumble and Northern Data, respectively, including the unaudited forward-looking information included in this document, are based on numerous variables and assumptions that are inherently uncertain, many of which are beyond the control of Rumble and Northern Data. These variables and assumptions are based on available information at the time of preparation and include industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as estimates regarding the business, financial condition and results of operations of Rumble and Northern Data. Such factors and other changes may cause the unaudited forward-looking financial information or the underlying assumptions to be inaccurate. Additionally, since the unaudited forward-looking financial information covers multiple years, such information by its nature becomes less predictable with each successive year. As a result of these contingencies, there can be no assurance that actual results will not be significantly higher or lower than estimated, which could have a material impact on the market price of Rumble Class A Common Shares. The unaudited forward-looking financial information does not take into account any circumstances or events occurring after the date it was prepared and does not give effect to the Business Combination, nor is it indicative of future results of the combined company.

The unaudited forward-looking financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forward-looking financial information, U.S. GAAP or the International Financial Reporting Standards as adopted by the EU. The prospective financial information included in this document has been prepared by, and is the responsibility of, Rumble and Northern Data management. Baker Tilly US, LLP (“Baker Tilly”) (Rumble’s independent registered public accounting firm), Liebhart & Kollegen Wirtschaftsprüfer Steuerberater (“Liebhart”) (Northern Data’s independent auditors), or any other independent registered public accounting firm, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Baker Tilly and Liebhart have not expressed an opinion or any other form of assurance with respect thereto. Baker Tilly’s auditor opinion included in this Prospectus relates to Rumble’s previously issued financial statements and the Liebhart’s auditor report included in this document relates to Northern Data’s previously issued financial statements. These do not extend to the prospective financial information and should not be read to do so.

1.3              Risks Relating to the Business of Rumble After Completion of the Business Combination

1.3.1           Rumble may fail to realize the anticipated strategic and financial benefits sought from the Business Combination.

Rumble may not realize all of the anticipated benefits of the Business Combination. The success of the Business Combination will depend on, among other things, Rumble’s ability to combine its business with Northern Data’s business in a manner that facilitates growth. These risks may be magnified because certain of the businesses of Northern Data represent new business lines for Rumble in which it has little prior experience operating, and Rumble may also fail to have access to sufficient capital to maintain and grow the acquired business as planned.

However, Rumble is seeking to successfully combine its business with Northern Data’s in a manner that permits the anticipated benefits to be realized and to achieve the anticipated growth without adversely affecting current revenues.

In addition, the actual integration of Rumble and Northern Data will involve complex operational, technological and personnel-related challenges. This process will be time-consuming and expensive, and it may be disruptive to the combined businesses. Rumble may not realize all of the anticipated benefits of the Business Combination. Difficulties in the integration of the businesses, which may result in significant costs and delays, include:

•        managing a significantly larger company;

•        aligning and executing the strategy of the combined company;

•        coordinating corporate and administrative infrastructures and aligning insurance coverage;

•        coordinating accounting, information technology, communications, administration and other systems;

•        addressing possible differences in corporate cultures and management philosophies;

•        coordinating the compliance program and creating uniform standards, controls, procedures and policies;

•        difficulties in integrating employees and teams of the respective businesses, and attracting and retaining key personnel;

•        unforeseen and unexpected liabilities related to the Business Combination or Rumble’s business;

•        managing tax costs or inefficiencies associated with integrating the operations of the combined company;

•        identifying and eliminating redundant and underperforming functions and assets;

•        effecting actions that may be required in connection with obtaining regulatory approvals; and

•        a deterioration of credit ratings.

In addition, the growth strategy of the combined business may require a significant amount of debt financing, which may be available on unfavorable terms, if at all, and there could be risks relating to the ability of the combined business to service any such debt obligations.

These and other factors could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue and earnings, which could materially impact Rumble’s business, financial condition and results of operations. The integration process and other disruptions resulting from the Business Combination may also adversely affect Rumble’s relationships with employees, suppliers, customers, distributors, licensors and others with whom Rumble and Northern Data have business or other dealings, and the difficulties in integrating the businesses of Rumble and Northern Data could harm the reputation of the combined company.

If the combined company is not able to successfully combine the businesses of Rumble and Northern Data in an efficient, cost-effective and timely manner, the anticipated benefits and cost savings of the Business Combination may not be realized fully, or at all, or may take longer to realize than expected.

1.3.2           A combined Rumble and Northern Data may experience a loss of customers or may fail to win new customers in certain countries.

Following the Business Combination, third parties with whom Rumble or Northern Data had relationships prior to the announcement of the Business Combination may terminate or otherwise reduce the scope of their relationship with either party in anticipation or after the completion of the Business Combination. In addition, the combined company may face difficulties in acquiring new customers in certain countries. Any such loss of business or the inability to win new customers could limit the combined company’s ability to achieve the anticipated benefits of the Business Combination. Such risks could also be exacerbated by a delay in the settlement of the Exchange Offer and the Business Combination.

1.3.3           The combined company may be unable to retain and motivate Rumble and/or Northern Data personnel successfully.

The success of the Business Combination will depend, in part, on the combined company’s ability to retain the talents and dedication of key employees, including key decision-makers, currently employed by Rumble and Northern Data. Such employees may decide not to remain with Rumble and Northern Data, as applicable, while the Business Combination is pending or with the combined company after the Business Combination is completed. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Rumble and Northern Data to hiring suitable replacements, all of which may cause Rumble’s business to deteriorate. Rumble and Northern Data may not be able to locate suitable replacements for any key employees who leave either company, or offer employment to potential replacements on reasonable terms. In addition, Rumble and Northern Data may not be able to motivate certain key employees following the completion of the Business Combination due to organizational changes, reassignments of responsibilities, the perceived lack of appropriate opportunities for advancement or other reasons. If the combined company fails to successfully retain and motivate the employees of Rumble and/or Northern Data, relevant capabilities and expertise may be lost which may have an adverse effect on the cash flows, financial condition and results of operations of Rumble and Northern Data.

1.3.4           Rumble Stockholders will experience immediate dilution as a consequence of the issuance of Rumble Class A Common Shares pursuant to the Exchange Offer and the other transactions contemplated by the Business Combination Agreement, which could reduce the market price of the Rumble Class A Common Shares.

Pursuant to the Exchange Offer and the related purchases pursuant to the Transaction Support Agreements, assuming all of the ND Shares are validly tendered pursuant to the Exchange Offer and all ND Shares are sold under the Transaction Support Agreements, it is expected that former ND Shareholders will own, as a result of the tender or sale of their ND Shares, approximately 33.3% of the issued and outstanding Rumble Class A Common Shares immediately following the consummation of the Business Combination, based on 261,063,132 Rumble Class A Common Shares issued and outstanding as of March 30, 2026 (including ExchangeCo Shares, but excluding shares subject to escrow restrictions)3 and assuming 130,197,281 Rumble Class A Common Shares are issued in the Exchange Offer and pursuant to the Transaction Support Agreements.4 Therefore, Rumble Stockholders will experience immediate dilution upon consummation of the Business Combination. This dilution could reduce the market price of the Rumble Class A Common Shares.

1.3.5           Rumble has identified material weaknesses in its internal control over financial reporting as of December 31, 2024. If Rumble is unable to remediate these material weaknesses, it may not be able to accurately or timely report its financial condition or results of operations.

Effective internal control over financial reporting is necessary to provide reasonable assurance regarding the preparation and fair presentation of published consolidated financial statements in accordance with U.S. GAAP. In Rumble’s Annual Report on Form 10-K for the year ended December 31, 2024, material weaknesses in internal control over financial reporting were identified in connection with the preparation of those consolidated financial statements.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Rumble identified material weaknesses in its financial statement close process, specifically related to an insufficient complement of accounting and finance personnel with the necessary U.S. GAAP technical expertise to timely identify and account for complex or non-routine transactions.

With respect to our consolidated financial statements as of December 31, 2024, Rumble identified material weaknesses corresponding to the control activities component of internal control under the Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. Certain key controls were not adequately designed at a sufficient level of precision, including account reconciliations, to address relevant financial reporting risks, such as procedures to ensure completeness and accuracy of the accounting for content creator agreements and associated assets, liabilities, and expenses. Deficiencies in control activities contributed to the potential for material accounting errors in financial statement account balances and disclosures. While these material weaknesses did not result in a material misstatement of previously issued financial statements, they could result in a misstatement of account balances or disclosures that would not be prevented or detected and would therefore result in a material misstatement of annual or interim financial statements.

____________

3        Based on 192,984,373 Rumble Class A Common Shares and 68,078,759 ExchangeCo Shares issued and outstanding as of March 30, 2026, excluding shares subject to escrow restrictions under the 2022 Business Combination Agreement (which are tied to the achievement of $15.00 and $17.50 trading prices for a certain period of time or upon a change of control in excess of such trading prices, in each case, prior to September 16, 2027). For the avoidance of doubt, Rumble Class A Common Shares issued and outstanding excludes shares issuable upon the exercise of Company Options and warrants and settlement of RSUs. See “16 DESCRIPTION OF RUMBLE’S CAPITAL STOCK” for further information regarding Rumble Class A Common Shares outstanding.

4        Based on 64,196,677 ND Shares outstanding as of the date of this Prospectus and the Offer Exchange Ratio of 2.0281 Rumble Class A Common Shares per ND Share. Assumes that any Pre-Funded Warrants issued to Tether in lieu of Rumble Class A Common Shares are treated the same as Rumble Class A Common Shares. For the avoidance of doubt, Rumble Class A Common Shares issued to Tether pursuant to the initial exchange of 50% of the value of the Existing ND Loan (as defined herein) are not included.

Rumble is working to remediate the material weaknesses and is taking steps to strengthen our internal control over financial reporting through continued hiring of appropriately skilled finance and accounting personnel with requisite technical knowledge, formalization of accounting policies and controls around content creator agreements, and engagement of external accounting advisors for complex transactions. These control deficiencies cannot be fully remediated until these steps have been completed and have been operated effectively for a sufficient period. The hiring of additional personnel and implementation of improvements to accounting systems and controls may be costly and time-consuming.

There can be no assurance that the measures taken to date and those expected to be taken will be sufficient to remediate the identified material weaknesses or avoid the identification of additional material weaknesses in the future. If remediation is not achieved on a timely basis, there remains a reasonable possibility that these material weaknesses or other control deficiencies could result in a material misstatement of annual or interim financial statements that would not be prevented or detected on a timely basis, which could in turn cause the market price of Rumble Class A Common Shares to decline significantly and make raising capital more difficult. If Rumble fails to remediate its existing material weaknesses, identify future material weaknesses in its internal control over financial reporting, or fails to meet the demands placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Rumble may be unable to accurately report financial results or report them within required timeframes. Failure to comply with Section 404 of the Sarbanes-Oxley Act could also subject Rumble to sanctions or investigations by the SEC or other regulatory authorities. If additional material weaknesses exist or are discovered in the future and cannot be remediated, Rumble’s reputation, results of operations, and financial condition could suffer.

1.3.6           Rumble’s traffic growth, engagement, and monetization depend on effective operation within and compatibility with operating systems, networks, devices, web browsers, and standards, including mobile operating systems, networks, and standards that Rumble does not control.

Rumble makes its content available across a variety of operating systems and through websites. Rumble is dependent on the compatibility of its content with popular devices, streaming tools, desktop and mobile operating systems, connected TV systems, and web browsers that Rumble does not control, such as macOS, Windows, Android, iOS, Chrome, and Firefox, and mobile application stores, such as Apple’s App Store, and the Google Play Store. Any changes in such systems, devices or web browsers that degrade the functionality of Rumble’s content or give preferential treatment to competitive content could adversely affect usage of Rumble’s content.

A significant portion of Rumble’s traffic accesses Rumble’s content and services through mobile devices and, as a result, Rumble’s ability to grow traffic, engagement, and advertising revenue is increasingly dependent on generating revenue from content viewed and engaged with on mobile devices. A key element of Rumble’s strategy is focusing on mobile apps and connected TV apps, and Rumble expects to continue to devote significant resources to the creation and support of new and innovative mobile and connected TV products, services, and apps. Rumble is dependent on the interoperability of its content and apps with popular mobile operating systems, streaming tools, networks, and standards that Rumble does not control, such as the Android and iOS operating systems. Rumble also depends on the availability of the Rumble app on mobile app stores, such as Apple’s App Store and the Google Play Store, and if access to such stores is limited or terminated, regardless of the legitimacy of the stated reasons, Rumble’s ability to reach users through its mobile app will be negatively impacted. Rumble may not be successful in maintaining or developing relationships with key participants in the mobile and connected TV industries or in developing content that operates effectively with these technologies, systems, tools, networks, or standards. Any changes in such systems, or changes in Rumble’s relationships with mobile operating system partners, handset and connected TV manufacturers, or mobile carriers, or in their terms of service or policies that reduce or eliminate Rumble’s ability to distribute and monetize its content, impair access to Rumble’s content by blocking access through mobile devices, make it hard to readily discover, install, update, or access Rumble’s content and apps on mobile devices and connected TVs, limit the effectiveness of advertisements, give preferential treatment to competitive, or their own, content or apps, limit Rumble’s ability to measure the effectiveness of branded content, or charge fees related to the distribution of Rumble’s content or apps could adversely affect the consumption and monetization of Rumble’s content on mobile devices. Additionally, operating expenses would increase if the number of platforms for which Rumble develops its products expands. In the event that it becomes difficult to access Rumble’s content or use Rumble’s apps and services, particularly on mobile devices and connected TVs, or if users choose not to access Rumble’s content or use Rumble’s apps on their mobile devices and connected TVs or choose to use mobile products or connected TVs that do not offer access to Rumble’s content or apps, or if the preferences of traffic require an increase in the number of platforms on which Rumble’s products are made available, Rumble’s traffic growth, engagement, ad targeting, and monetization could be harmed and Rumble’s business and operating results could be adversely affected.

1.3.7           Rumble’s business depends on continued and unimpeded access to its content and services on the internet. If Rumble or those who engage with its content experience disruptions in internet service, or if internet service providers are able to block, degrade, or charge for access to Rumble’s content and services, Rumble could incur additional expenses and the loss of traffic and advertisers.

Rumble’s products and services depend on the ability of users to access its content and services on the internet. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Laws or regulations that adversely affect the growth, popularity, or use of the internet, including changes to laws or regulations impacting internet neutrality, could decrease the demand for Rumble’s products or offerings, increase its operating costs, require Rumble to alter the manner in which it conducts its business, and/or otherwise adversely affect its business. Rumble could experience discriminatory or anti-competitive practices that could impede its growth, cause it to incur additional expense, or otherwise negatively affect its business. For example, paid prioritization could enable internet service providers, or ISPs, to impose higher fees and otherwise adversely impact Rumble’s business. Internationally, government regulations concerning the internet, and in particular, network neutrality, may be developing or may not exist at all. Within such an environment, without network neutrality regulations, Rumble could experience discriminatory or anti-competitive practices that could impede both Rumble and its customers’ domestic and international growth, increase Rumble’s costs, or adversely affect its business.

1.3.8           Rumble depends on third-party vendors, including internet service providers and data centers, to provide core services.

Although Rumble is building its own technical infrastructure, Rumble depends on third-party vendors, including internet service providers and data centers to, among other things, provide customer support, develop software, host videos uploaded by users, transcode videos (compressing a video file and converting it into a standard format optimized for streaming), stream videos to viewers, support Rumble’s cloud services offerings, and process payments. These vendors provide certain critical services to Rumble’s technical infrastructure that are time-consuming and costly for Rumble to develop independently. Outages in those services would materially affect Rumble’s video services and Rumble’s ability to provide cloud services. Outages may expose Rumble to having to offer credits to subscribers, loss of subscribers, and reputational damage. Rumble is unlikely to be able to fully offset these losses with any credits it might receive from its vendors.

1.3.9           Rumble may not continue to grow or maintain its active user base, may not be able to achieve or maintain profitability, and may not be able to scale its systems, technology, or infrastructure effectively or grow its business at the same or similar rate as other comparable companies.

The growth of Rumble’s user base, as measured by current key performance metrics, including monthly active users (MAUs), may not be sustainable and should not be considered indicative of future levels of active viewers and future performance. In addition, Rumble may not realize sufficient revenue to achieve (or, if achieved, maintain) profitability. For the fiscal years ended December 31, 2025, and December 31, 2024, Rumble incurred a significant net loss and did not achieve profitability. As Rumble grows its business, its revenue growth rates may slow or reverse in future periods due to several reasons, which may include slowing demand for its services, increasing competition, a decrease in the growth of its overall market, an inability to scale its systems, technology or infrastructure effectively, and the failure to capitalize on growth opportunities or the maturation of its business. Rumble may incur losses in the future for several reasons, including insufficient growth in the level of engagement, a failure to retain its existing level of engagement, increasing competition, the failure to continue to attract content creators with large followings, the payment of fixed payment obligations to content creators who join the platform that turn out to be unprofitable over the term of the applicable contract as a result of actual performance that does not meet Rumble’s original modeled financial projections for that creator, the unavailability of certain popular content creators for extended periods of time due to personal or other reasons, as well as other risks described in these “Risk Factors,” and Rumble may encounter unforeseen expenses, difficulties, complications and delays and other unknown factors. Rumble expects to continue to make investments in the development and expansion of its business, which may not result in increased or sufficient revenue or growth, including relative to other comparable companies, as a result of which Rumble may not be able to achieve or maintain profitability.

1.3.10         Rumble may require additional capital to support its growth strategy or operations, and such financing may not be available on acceptable terms or at all.

To execute its growth strategy, Rumble may need to raise additional capital in the future. Rumble’s ability to secure financing will depend on various factors, including market conditions, interest rates, investor sentiment toward Rumble’s industry, and Rumble’s operating performance and financial condition at the time of the financing.

Rumble may seek additional funds through public or private equity offerings, debt financings, asset-backed lending, or strategic partnerships. However, such financing may not be available to Rumble on commercially reasonable terms, or at all. If Rumble raises funds through the issuance of equity or convertible securities, Rumble’s existing shareholders could experience dilution, and any new securities may have rights, preferences, or privileges senior to those of Rumble Class A Common Shares. If Rumble raises funds through debt financing, Rumble may incur significant interest obligations and be subject to restrictive covenants that could limit Rumble’s operational flexibility. Moreover, reliance on outside capital increases Rumble’s exposure to macroeconomic volatility, including tightening credit conditions, higher interest rates, or disruptions in financial markets. If Rumble is unable to obtain adequate financing when needed, or if Rumble is forced to do so under unfavorable terms, Rumble may be unable to invest in critical initiatives, respond to competitive pressures, or scale Rumble’s operations in line with demand. Any failure to secure sufficient capital to support Rumble’s growth could delay or prevent the execution of Rumble’s strategic objectives and materially and adversely affect Rumble’s business, financial condition, and prospects.

1.3.11         Rumble has no history of, and limited experience in, operating a cloud computing and data center business.

Rumble has no history of, and limited experience in, providing graphic-processor-units (“GPUs”) as a service and operating data center infrastructure of the type operated by Northern Data. Rumble’s operations, earnings and ultimate financial success could suffer due to Rumble management’s limited experience in this industry. Rumble management’s decisions and choices may not take into account standard industry best practices. Following the Business Combination, Rumble may face the risks inherent in establishing and scaling an AI infrastructure and cloud services platform, including site development, power availability, and supply chain constraints, and may not successfully integrate or profitably commercialize these services.

1.3.12         The Rumble Stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

In connection with the Business Combination, the Majority Shareholder approved the issuance of the following maximum number of Rumble Class A Common Shares:

•        The aggregate number of Rumble Class A Common Shares issuable under the Exchange Offer and pursuant to the Transaction Support Agreements (not exceeding 135 million shares); plus

•        The aggregate number of Rumble Class A Common Shares potentially issuable under the Rumble Equity Commitment Agreement (as defined below) (and, if ND Shares are issued under the Northern Data Equity Commitment Agreement (as defined below) prior to the closing of the Exchange Offer and then exchanged in the Exchange Offer) not exceeding 26 million shares; plus

•        The aggregate number of Rumble Class A Common Shares potentially issuable under the Amended Northern Data Loan Agreements (as defined below) (taking into account accruing interest and potential fluctuations in exchange rates) not exceeding 120 million shares.

Upon these issuances in connection with the Business Combination, Rumble Stockholders will experience immediate and substantial dilution of their ownership interests in Rumble. If Rumble is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, the Rumble Stockholders would experience substantial dilution of their ownership interests in Rumble without receiving any commensurate benefit, or only receive part of the commensurate benefit to the extent Rumble is able to realize only part of the strategic and financial benefits anticipated from the Business Combination.

1.3.13         Tether holds, and will hold following the Business Combination, significant voting power in Rumble and will also be a lender to Northern Data. Accordingly, Tether may have interests in addition to or different from the interests of other Rumble Stockholders and may use its voting power, or its rights as a lender to Northern Data, to advance such interests.

As of the date of this Prospectus, Tether owned approximately 7.4% of the voting power of Rumble’s outstanding capital stock and, if the Business Combination closed on the date of this Prospectus, Tether would own approximately 9.9% of the voting power of Rumble (after giving effect to the Voting Limitation described herein). Additionally, Tether will, upon the closing of the Business Combination, be a lender to Rumble ND HoldCo, a wholly owned subsidiary of Rumble, and Rumble ND HoldCo’s subsidiaries, including Northern Data. Tether may have interests that may be different from, or in addition to, the interests of Rumble Stockholders and ND Shareholders, respectively. Rumble cannot provide any assurances as to how Tether will vote its Rumble Class A Common Shares in future votes of Rumble Stockholders or whether Tether will vote its Class A Rumble Common Shares in pursuit of interests that align with the interests of other Rumble Stockholders.

1.4              Risks Relating to the Business of Northern Data

1.4.1           The AI and HPC markets and related customer demand may not develop as expected, which may adversely affect the ND Group’s business, operating results, financial condition and prospects.

We believe that, through its Taiga Cloud business (“Taiga Cloud”), the ND Group operates one of the largest GPU estates for high-performance computing (“HPC”) in Europe, leveraging high-density, liquid-cooled, GPU-based technology deployed at its owned or leased data center sites, which are operated by its Ardent Data Centers business (“Ardent Data Centers”). Based on this vertically HPC infrastructure offering, the ND Group has gained experience since 2024 handling AI workloads for AI early-adopters. The development of AI and the adoption of AI use cases by AI-native organizations, enterprises, governments and other end-users is driving the demand for computing power and platform services that facilitate the operation of AI solutions. At present, the ND Group targets end customers both through its infrastructure as a service (“IaaS”) technology partners and directly which primarily consist of AI labs, US and European AI-native start-ups, global providers of sovereign and enterprise cloud solutions, Web 3.0 infrastructure providers and GPU marketplaces. With increasing adoption of AI solutions by enterprises, governments and other end-users, the ND Group anticipates that its potential customer base will continue to expand to include a range of enterprises and governments using AI technologies. While AI adoption is likely to continue and may accelerate, the speed and scope of such adoption over time are subject to considerable uncertainty. The extent to which the market will embrace AI solutions cannot be reliably predicted and the perceived value of AI technologies used and/or provided by the customers the ND Group targets could change. If AI is not broadly adopted to the extent expected, or if new use cases do not materialize, then the opportunity may be smaller than expected and demand for HPC power by AI early-adopters might decelerate. If such demand does not rise to the level expected, then the ND Group’s current infrastructure may not be best suited to serve its current target customers and other AI early-adopters in the future due to changing technological requirements and/or trends. The ND Group’s significant capital investments in GPU-based infrastructure, including its reliance on specific GPU technology from a limited number of suppliers, may be at risk if technological advancements render current hardware less competitive or if alternative computing architectures gain market acceptance more quickly than anticipated. Even if demand develops in line with the ND Group’s expectations, evolving and increasingly complex regulations relating to AI may hold back the development, commercialization and use of AI solutions. Such regulations may become applicable to customers the ND Group targets even if they reside outside of the territory in which such regulation is enacted, e.g., because of the use of the customer’s solutions within that territory. If the ND Group’s expectations regarding AI and HPC market developments and related customer demand prove to be incorrect, its current and future offerings may not be commercially successful, which would adversely affect its profitability, in particular due to unused capacity, lower margins, delayed expansions and higher unit and compliance costs.

1.4.2           Market developments, technology trends or new scientific findings could have a negative impact on the ND Group’s competitive position and significantly impact its business, operating results, financial condition and prospects.

The markets for AI and HPC solutions, as well as the industries in which the ND Group’s target customers operate, are characterized by rapidly changing technologies, evolving industry standards, increasingly complex regulations and frequent new equipment and service introductions. The ND Group provides a highly scalable GPU estate for cloud computing, which currently primarily comprises NVIDIA H100 and H200 GPUs representing substantial capital expenditure. As GPUs are relatively novel products in the industry, their value and useful life remain uncertain in this rapidly evolving market. Currently, it is anticipated that the speed of development and release of newer generations of GPUs will continue to accelerate, at least in the near term. For example, NVIDIA has already announced the next generation of GPUs (Blackwell architecture), which may render the ND Group’s current GPU infrastructure less competitive or require significant additional capital expenditure to upgrade. While the ND Group has historically acquired GPUs from NVIDIA, through Hewlett-Packard GmbH (“HPE”), Super Micro Computer B.V. (“SuperMicro”) and Giga Computing Technology Co., Ltd. (“Giga”), it may be unable to acquire additional GPUs (including future generations of GPUs) from these suppliers. Such failure to acquire additional GPUs may happen because the ND Group may be unable to fund necessary technological upgrades of its hardware or a supplier may decide not to sell GPUs to the ND Group because of perceived noncompliance by the ND Group with the terms of any of their respective partner programs or for any other reason. The ND Group’s business model is intended to address the demand of customers using AI infrastructure solutions across a range of model training and model delivery inferencing, which it believes can be served on the basis of its current infrastructure. However, the loss of the ND Group’s significant customers or a significant reduction in demand from such customers could have a disproportionate impact on the ND Group’s revenue and profitability. The ND Group’s estimates of useful life could be incorrect and its customers may expect the ND Group to provide HPC solutions based on newer generations of GPUs or other compute technologies as such GPUs or other compute technologies become more powerful. Moreover, the continued use of older-generation GPUs may also result in negative pricing pressure. The ND Group may not be able to contract with customers in long-term agreements based on its current infrastructure, as customers may also appreciate the rapidly evolving nature of GPUs and other compute capabilities. In order to operate its business, the ND Group is required to make estimates regarding the speed of the development of GPUs, its ability to provide customers with newer GPUs and its ability to repurpose older generations of GPUs. Therefore, any changes to the estimates of its components’ useful lives, or any inability to redeploy components of its existing infrastructure, could significantly affect the ND Group’s business, operating results, financial condition and prospects. Furthermore, new disruptive technology, new competitors or new business models could dampen demand for existing commercial HPC applications and, consequently, the ND Group’s services. If the ND Group fails to adapt to such developments, its infrastructure and platform services may become obsolete or unmarketable due to demand for different processes and technologies. In addition, it cannot be predicted whether additional computing power will continue to be required, or if the practical limits of AI technology will plateau in the future. Furthermore, ND Group may be exposed to the credit risk of its customers, particularly given the ND Group’s reliance on a concentrated customer base and customers operating in the rapidly evolving and capital-intensive AI sector. Deterioration in the financial condition of ND Group’s customers, including in relation to financial deterioration within the industries or markets in which they operate, could result in these customers not being able to pay amounts owed to ND Group. The bankruptcy, insolvency, or other credit failure of any customer that owes a substantial amount to us, or to a group of customers in a particular segment or market that experiences market distress, could have a material adverse effect on ND Group’s business, financial position and results of operations.

If the ND Group is unable to anticipate and successfully adapt its current and future offerings to market developments, technology trends or new technological findings, its competitive position may be affected, which could have a material adverse effect on its business, operating results, financial condition and prospects.

1.4.3           The markets in which the ND Group participates are competitive and any failure to compete effectively may negatively impact its market share and growth prospects.

The ND Group faces significant competition from various cloud and data center providers, such as CoreWeave, Inc., Applied Digital Corporation, Nebius Group N.V., NScale Global Holdings Limited, Lambda Inc. and other emerging AI infrastructure providers. Further, increased focus by large IT operators such as Alphabet Inc., Microsoft Corporation, Meta Platforms, Inc., International Business Machines Corporation, Oracle Corporation and Amazon.com, Inc. on the commercial HPC infrastructure business could lead to intensifying competition. Many of the ND Group’s current and future competitors may have advantages over it, including greater name recognition, longer operating histories, pre-existing relationships with current or potential customers and suppliers, significantly greater financial, marketing and other resources and more ready access to capital, any of such competitors may allow them to offer more competitive prices and respond more quickly to new or changing opportunities. Competitors who are able to expend capital on newer generations of GPUs would have an advantage over the ND Group if it cannot effectively mitigate such risk by upgrading its technology on an ongoing basis, effectively repurposing older generations of GPUs and evolving its product offerings to meet varying types of existing and future customer needs. The ND Group’s competitors may have greater resources for research and development of new solutions, technologies, customer support, and to pursue acquisitions. Furthermore, its larger competitors typically have substantially broader and more diverse solutions and service offerings as well as more mature distribution strategies. In addition, such competitors are able to leverage their existing customer and distributor relationships.

The ND Group expects a further heightening of competition to lead to increased pricing pressure. In particular, the ND Group may become exposed to pricing and margin pressure if it is unable to continue to develop its IaaS offerings, which currently consist of its bare metal GPU estate complemented by on-demand GPU access and its technology partners’ software offerings, into a more comprehensive platform offering, enabling software-defined access to its full GPU estate and attracting a broader and more diversified customer base. Competitors with more diverse offerings may reduce the price of offerings that compete with the ND Group’s offerings or may provide such offerings with additional solutions and services. This could lead customers to demand price concessions from the ND Group or demand additional functionality at the same price levels. As a result, the ND Group may be required to reduce its prices or provide more features and services without corresponding increases in price, which would adversely affect its business, operating results, financial condition and prospects. The ND Group’s target customers may also choose to develop or expand their own existing HPC solutions and data centers, which could reduce demand for its services. Further, customers and suppliers may become future competitors, and if customers or suppliers were to cease purchasing services from the ND Group or supplying the ND Group with components as a result, its business, operating results, financial condition and prospects could be adversely affected.

1.4.4           Tax audits and regulatory investigations

The ND Group is subject to tax laws and regulations in multiple jurisdictions and may from time to time be involved in audits, inquiries, or investigations by tax authorities or other regulatory bodies. Such proceedings may relate to the interpretation and application of complex tax rules, including cross-border transactions, transfer pricing, withholding taxes or indirect tax matters. The outcome of any such proceedings is inherently uncertain and may result in additional tax assessments, penalties, interest charges, or other financial obligations that differ materially from the ND Group’s current expectations or provisions.

A VAT audit is currently being conducted by the Swedish Tax Agency (Skatteverket) in relation to three subsidiaries of Northern Data AG (Decentric Europe B.V., Hydro 66 Svenska AB and Hydro 66 Services AB). The Swedish Tax Agency has issued proposed decisions to Decentric Europe B.V. and Hydro 66 Svenska AB in which it asserts that certain activities performed at the ND Group’s data center operations in Boden, Sweden, constituted cryptocurrency mining activities that it considers to be outside the scope of VAT, and therefore proposes to deny the deduction of input VAT previously claimed. The proposed assessment amounts to approximately SEK 300 million (approximately EUR 28 million) for Decentric Europe B.V. and approximately SEK 218 million (approximately EUR 20 million) for Hydro 66 Svenska AB, in each case including any potential penalties and excluding interest. The ND Group has formally disputed the proposed decision regarding Decentric Europe B.V. and intends to dispute the proposed decision regarding Hydro 66 Svenska AB. The ND Group’s position is that the relevant activities involved the provision of infrastructure and related services to third parties, which Northern Data’s management board considers to constitute taxable supplies under Swedish VAT legislation. Northern Data’s management board also considers that certain conclusions reflected in the proposed decisions may have been drawn from incomplete operational data and assumptions that do not fully reflect the underlying commercial arrangements. As at the date of this prospectus, no final decisions or tax assessments have been issued by the Swedish Tax Agency in relation to these matters.

Separately, the European Public Prosecutor’s Office (EPPO) has initiated an investigation relating to VAT-related matters involving, among others, certain current and former employees and directors of Northern Data AG and its subsidiaries Decentric Europe B.V., Hydro66 Svenska AB and Hydro66 Services AB. Public documentation associated with the investigation refers to potential VAT exposure of up to approximately EUR 110 million, excluding any potential penalties, surcharges or interest. The ND Group has not received any formal assessment or proposed decision from the Swedish Tax Agency in connection with all entities referenced in the EPPO investigation. The ultimate outcome of these matters remains uncertain and may depend on the outcome of further administrative discussions, appeals processes, or judicial proceedings. Due to the preliminary nature of the proposed decisions and the ongoing discussions, the ND Group cannot currently reliably estimate the amount of any potential obligation that may ultimately arise.

The outcome of the aforementioned proceedings could result in additional tax assessments, penalties, interest charges, litigation, reputational damage, or increased compliance costs, any of which could have a material adverse effect on the ND Group’s business, financial position and results of operations. In addition, it cannot be excluded that tax or regulatory authorities in other jurisdictions may initiate further reviews or proceedings in connection with the ND Group’s international activities. Any such developments could further increase the ND Group’s exposure to financial and operational risks and could materially adversely affect the ND Group’s business, financial position and results of operations.

1.4.5           Operating the ND Group’s HPC infrastructure is complex and performance problems or defects associated with the ND Group’s offerings may adversely affect its business, operating results, financial condition and prospects.

The operation of the ND Group’s HPC infrastructure and the underlying hardware and software technology is complex and the ND Group may fail to maintain its service performance at the level expected by customers. Many of the customers in the industry expect data center location uptime of nearly 100% coupled with a robust system of redundancy-enhancing technologies (such as dual power feeds and backup power generation) and the maintenance of nearly 100% GPU network uptime. Substantially all of the ND Group’s customer agreements include terms requiring it to meet 95% or more uptime. The ND Group has experienced interruptions of its services in the past, and it may in the future experience interruptions due to performance issues, including as a result of defects or errors in the hardware and software underlying its HPC infrastructure solutions and as a result of a lack of power redundancy or mechanical failures at its owned and co-located data center locations. If its infrastructure is unavailable or if customers are unable to access its platform within a reasonable amount of time or at all, the ND Group could experience a loss of customers, legal liability, delays in customer payments, the issuance of credits to impacted customers, harm to its reputation and brand, significant cost of remedying these problems, and a diversion of its resources. The ND Group could also face customer terminations with refunds of prepaid amounts, which could significantly affect both its current and future revenues.

The ND Group relies on third-party suppliers for the most significant components of the equipment it uses to operate its infrastructure. These third-party suppliers may also experience defects or errors in the products that the ND Group utilizes, which may result in performance problems or service interruptions. While limited warranties currently apply to the ND Group’s GPU hardware, these warranty programs are limited in time and scope and have processes that may not meet the timing expectations of the ND Group’s customer base. Costs incurred in correcting any defects or errors of components, including those in third-party components, may be substantial and could harm the ND Group’s business and reputation. The ND Group must also continually assess upgrades to its non-GPU hardware such as routers and switches, with such hardware subject to similar warranty and maintenance dynamics. Any potential liability of the third-party suppliers may be subject to contractual limitations.

1.4.6           The ND Group relies on suppliers to provide components and services for its data center and HPC solutions and services offerings. The ND Group’s existing GPU hardware is entirely indirectly supplied by NVIDIA through certain OEMs with which the ND Group has relationships.

The ND Group contracts with third parties for the supply of components and services needed for its data center and HPC infrastructure, such as construction works, electricity and components that it uses in the provision of its services to customers. If the ND Group is unable to find qualified suppliers in a timely manner or loses a current supplier, its expansion plans could be delayed, its ability to offer its services and solutions could be materially and adversely affected and its costs could increase. Despite having existing supply relationships the ND Group currently does not have long-term contracts or arrangements with certain suppliers that guarantee access to new HPC equipment (including GPUs) or components, capacity or the continuation of any particular payment terms. Accordingly, certain suppliers are not obligated to supply new products or upgrades, and the prices the ND Group is charged for their products and, if applicable, services could be increased on short notice. In addition, supply shortages or disruptions may occur for any reason, such as a natural disaster, epidemics, pandemics, regulations, capacity shortages, quality problems, or strike or other labor disruption at one of the ND Group’s supplier locations or at shipping ports or locations, and may increase the ND Group’s costs of obtaining necessary infrastructure to maintain its service to customers and implement its growth strategy. Apart from an industry-wide dependency on NVIDIA for the procurement of GPUs, the ND Group is in particular dependent on third-party manufacturers for the supply of components for its modular data centers.

The ND Group’s suppliers themselves rely on third-party suppliers for semiconductor manufacturing, hardware components, and other critical inputs, which introduces additional risks to its supply chain. For example, NVIDIA relies on suppliers such as Taiwan Semiconductor Manufacturing Company for semiconductor fabrication and other manufacturers for compute and networking components. Any disruption in the operations of these upstream suppliers, whether due to equipment failures, geopolitical factors such as the potential for military conflict between China and Taiwan, implementation of tariffs or supply chain constraints, could affect the ND Group’s suppliers’ ability to supply the significant components of the equipment it uses to provide infrastructure and platform services.

Any disruptions in the supply of components and services the ND Group requires to operate its data centers and HPC infrastructure could have a material adverse impact on its ability to serve its existing and broadened customer base and to generate revenues and could increase its costs.

1.4.7           The ND Group may fail to efficiently enhance its Platform-as-a-Service offerings and develop and sell novel solutions and services.

Developing a comprehensive Platform-as-a-Service offering is key to its strategy to increase customer penetration and broaden the ND Group’s customer base. The ND Group aims to implement this strategy by expanding its IaaS partner relationships, building internal IaaS products and model hosting capabilities, and developing other orchestration and tooling services that foster the creation and deployment of agentic AI solutions. Additionally, the ND Group will seek to incorporate third-party services, such as the NVIDIA AI Enterprise software suite, into its offerings. The ND Group also seeks to productize its knowledge around building large-scale AI infrastructure by offering the deployment of customized AI infrastructure to customers. The ND Group may also determine to scale its technology and broaden its customer base through the acquisition of complementary businesses and technologies rather than through internal development.

The success of the ND Group’s business strategy will depend, in part, on its ability to, predict, adapt, and respond effectively to changes in technology, industry standards and customer needs on a timely basis. It may not be successful in securing the commercial partnerships required for comprehensive Platform-as-a-Service offerings and in developing or implementing additional enhancements to its solutions. In addition, it takes a significant amount of time to plan, develop, and test improvements to its technologies and infrastructure, and the ND Group may not be able to accurately forecast demand or predict the results it will realize from such improvements. The ND Group may also overestimate the demand for the types of services and solutions it offers or plans to offer and as a result may expand its infrastructure capacity, including its GPU base, and/or data center footprint more aggressively than needed.

If the ND Group is unable to develop and sell new solutions and services that satisfy and are adopted by new and existing customers and provide enhancements, new features, and capabilities that keep pace with rapid technological and industry change and address customer demand, its business, operating results, financial condition and prospects could be adversely affected.

1.4.8           Delays in the construction of new data centers or the retrofitting or expansion of existing data centers could impair the implementation of the ND Group’s data center strategy and involve significant risks to its business.

Currently, the ND Group has several sites under development, which are expected to increase its data center capacity. Delays in actions that require the assistance of third parties, unsatisfactory service levels, or financial or other problems of technical personnel during the design or construction process could lead to significant delays and/or increased costs to complete the projects, and will further increase the burden on its managerial, operational, and financial systems.

The global supply chain for electrical and mechanical equipment and materials could be impacted by disruptions, such as political events, international trade disputes, regulations, war, terrorism, natural disasters, public health issues, industrial accidents, and other business interruptions, which could lead to delays in the supply of materials and parts needed for construction. Changes in the costs of procuring materials and equipment used in construction and development programs, including vendor costs, or changes in the ND Group’s relationships with vendors, could also have an adverse effect on its results of operations. Construction work could also be delayed by events such as natural disasters, public health issues, environmental issues or excavation problems. The ND Group’s largest development site in Maysville, Georgia (U.S.), is located in a rural area which makes mobilizing and maintaining a sufficiently large and skilled workforce for the construction of such site challenging.

The ND Group needs to work closely with local authorities and internet and network suppliers where its data centers are located to ensure a timely and sufficient supply of connectivity required to support the data center expansion and operation. The ND Group’s data centers may require the construction and operation of sophisticated fiber networks. The construction required to connect multiple carrier facilities to its data centers is complex and involves factors outside of its control, including regulatory requirements and the availability of construction resources. Any carrier may elect not to offer its services to the ND Group’s data centers or decide not to continue to do so for any period of time. Delays in receiving required permits and approvals from local governments, which are beyond the ND Group’s control, may affect the construction and development of new projects or result in them not being completed at all. Failure to expand the ND Group’s data center footprint as planned would have an adverse effect on its business, operating results, financial condition and prospects.

The operation of ND Group’s data center facilities and its Taiga Cloud business depends significantly on access to reliable and affordable electricity. Rising energy prices, limited supply, or regulatory changes in the energy market could materially increase the ND Group’s operating costs and adversely affect its profitability. Furthermore, there is a risk that power suppliers may modify or choose not to renew existing contracts. In this context, the recently renegotiated power purchase agreement for the Maysville site is of particular importance. Any deterioration in the terms of this power purchase agreement or any disruption in the availability of the agreed electricity supply could have a material adverse effect on the ND Group’s business, operating results, financial condition, and prospects.

1.4.9           The ND Group may not be able to effectively manage the growth of its business as it expands its operations.

Rapid growth has placed, and will continue to place, significant demands on the ND Group’s management and its administrative, operational, and financial organization and systems, including recruitment of qualified personnel. For example, the ND Group recently completed the first phase deployment of its data center site in Pittsburgh, Pennsylvania and continues to evaluate commercialization opportunities for its data center site in Maysville, Georgia. The successful and timely completion and expansion of each site is crucial to ramp up customer utilization. The development of these sites and strategic acquisitions of complementary businesses from time to time may divert management’s time and resources.

As the ND Group grows, it will need to appropriately scale its internal business systems and its services organization, including customer support, to serve a growing customer base, and to improve its IT and financial infrastructure, operating and administrative systems, and its ability to effectively manage headcount, capital and processes, including by reducing costs and inefficiencies.

To the extent that the ND Group does not effectively scale its operations to meet the needs of a broader customer base and to maintain performance if and when the customers it aims to acquire expand their use of its services, the ND Group will not be able to grow as quickly as anticipated, its future customers may reduce or terminate use of its infrastructure and platform services, it will be unable to compete as effectively and its business, operating results, financial condition and prospects will be adversely affected.

1.4.10         Failure to accurately estimate the resources and time required for the fulfillment of the ND Group’s obligations under customer contracts could negatively affect its business, operating results, financial condition and prospects.

The ND Group typically agrees with customers to provide a fixed price based on capacity. Accordingly, it would have to make significant projections and engage in planning related to resource utilization and costs. Thus, the ND Group bears the risk of failing to accurately estimate its projected costs, if included under the terms agreed with customers, and may fail to accurately predict a customer’s ultimate capacity once the contract is implemented. To the extent the ND Group enters into contracts with customers for the provision of colocation space by it prior to the completion of its data center sites under development, it will face additional risks of failing to accurately project construction costs and the point in time at which the contracted capacity will be available. If any of these risks were to materialize, the ND Group may be unable to achieve anticipated profit margins or may incur losses on individual contracts. Furthermore, if the ND Group fails to deliver contracted capacity on time or at the agreed specifications, it could face contractual penalties, claims for damages, or loss of customer relationships, which could have a material adverse effect on the ND Group’s business, financial condition, results of operations, and prospects.

1.4.11         The ND Group’s sales cycles, particularly for new GPU deployments and the construction of colocation data center facilities, may be long and unpredictable, and its sales efforts could require considerable time and expense.

In many cases, the ND Group’s target customers view the purchase of the ND Group’s services as a significant strategic decision. As a result, current and prospective customers may require considerable time to evaluate, assess, and qualify the ND Group’s services prior to entering into or expanding a relationship with it. Accordingly, the ND Group is expected to continue to face the risk of lengthy, and potentially unpredictable sales cycles. In addition, customer purchase decisions may be subject to budget constraints and unanticipated delays. As a result, the ND Group may spend substantial time and resources on its sales efforts without any assurance that its efforts will produce a sale.

Due to the nature of its sales cycles, it may take significant time until the ND Group generates revenue and profits from customer relationships, which could adversely affect its business, operating results, financial condition and prospects.

1.4.12         Uncertainty of revenue due to Taiga Cloud’s commercialization model.

The ND Group commercializes its Taiga Cloud business through a combination of reserved, on demand, and spot contracts. While this model offers flexibility and scalability to the ND Group’s customers, it may expose it to increased revenue volatility. Revenue generated pursuant to on demand and spot contracts may fluctuate significantly due to variations in market pricing, customer usage patterns, and broader industry demand trends. In addition, the ND Group’s limited visibility into customer utilization, potential pricing pressures, and uncertainty regarding customer tenure, renewals, and churn could adversely affect the stability and predictability of the ND Group’s revenue streams. Any sustained reduction in customer demand, lower renewal rates, or shorter customer engagement periods could materially and adversely affect the ND Group’s business, operating results, financial condition, and prospects.

1.4.13         The loss of any key employees, or failure to attract, train and retain further skilled personnel, especially technical personnel, could impair the ND Group’s ability to grow its business and effectively execute its business strategy.

The ND Group’s business activities are based on knowledge developed by key employees at the company.

The ND Group’s ability to continue to grow its business and effectively execute its business strategy will depend largely on its ability to attract, retain and motivate skilled personnel. The ND Group has, from time to time, experienced, and is expected to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications for its Taiga Cloud and Ardent Data Centers operations. The technology industry, and the cloud and AI infrastructure industries more specifically, are subject to substantial and continuous competition for engineers with high levels of experience in designing, developing, and managing infrastructure and related services. Moreover, the industry in which the ND Group operates generally experiences high employee attrition. If it fails to develop and retain executives and employees with specialist or technological knowledge, there is a risk that the ND Group may not be able to effectively conduct its business and achieve its growth targets. The concentrated accumulation of strategic knowledge and skills can have a considerable impact on the performance of the ND Group if well-qualified employees are no longer available. Furthermore, the ND Group will need to build out its sales and customer support functions as it grows. If vacant positions cannot be filled with optimal candidates and existing employees cannot be retained, the ND Group may not be able to rapidly scale the sales and customer support functions in the Taiga Cloud and Ardent Data Centers operations to achieve and sustain its targeted growth. There is also a risk that short-term cuts in the workforce undertaken in the past to respond to economic and business developments could have a lasting negative impact on the ND Group’s perceived attractiveness as an employer, which may impair recruiting efforts. As the majority of the ND Group’s data center locations are in largely rural and/or isolated locations, this may adversely affect its ability to attract and retain qualified personnel and may increase its employee costs if the ND Group has to increase the compensation it pays in response to the market, or cover relocation costs, for example.

If the ND Group fails to attract, train and retain skilled personnel, especially technical personnel, this could materially impair its ability to grow its business and effectively execute its business strategy.

1.4.14         Past and future acquisitions, strategic investments, partnerships, or alliances could be difficult to identify and integrate, expose the ND Group to potential risks, divert the attention of key management personnel and adversely affect its business, operating results, financial condition, and prospects.

As part of its business strategy, the ND Group has made and expects to continue to make investments in and/or acquire complementary companies, services, products, technologies, or talent. It may not be able to find suitable acquisition candidates in the future or to complete such acquisitions on favorable terms, if at all. The costs of identifying and consummating investments and acquisitions, and integrating the acquired businesses, may be significant, and the integration of acquired businesses may be difficult or even disruptive to the ND Group’s existing business operations. Due diligence efforts may fail to identify all of the challenges, liabilities, or other shortcomings involved in an acquisition. Completed acquisitions may not ultimately strengthen the ND Group’s competitive position. Investments or acquisitions may not yield the results expected and could result in the use of substantial amounts of capital, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired businesses.

1.4.15         If negative publicity arises with respect to the ND Group, its infrastructure and platform services, its employees, its third-party suppliers, service providers, or its partners, its business, operating results, financial condition and prospects could be adversely affected, regardless of whether the negative publicity is true.

Negative publicity about the ND Group, its infrastructure and platform services, even if inaccurate or untrue, could adversely affect its reputation and the confidence in its infrastructure and platform services, which could harm its business, operating results, financial condition and prospects. For example, Northern Data has in the past been subject to critical media coverage regarding, among other things, its former cryptocurrency mining activities, its financial reporting and corporate governance matters, and there can be no assurance that such critical coverage will not recur or that new areas of criticism will not emerge. Harm to Northern Data’s reputation can also arise from sources such as employee misconduct and misconduct by the ND Group’s partners, consultants, suppliers, and outsourced service providers. Additionally, negative publicity with respect to the ND Group’s partners or service providers could also affect its business, operating results, financial condition and prospects to the extent that it relies on these partners or if existing customers or prospective customers associate the ND Group with these partners.

1.4.16         If the data center facilities owned by the ND Group or its leased colocation spaces experience damage, interruption, or a security breach, the ND Group’s ability to provide access to its infrastructure and maintain the performance of its network could be negatively impacted.

The data center facilities housing the ND Group’s network infrastructure and equipment are vulnerable to damage or interruption from a variety of sources, including power loss, system failures, computer, and other cybersecurity vulnerabilities, physical or electronic break-ins, human error, malfeasance or interference, terrorist acts as well as earthquakes, floods, fires, and other catastrophic events. As of the date of this Prospectus, the ND Group operates its HPC infrastructure across a limited number of data center locations, including facilities in Europe and North America, which increases the ND Group’s exposure to localized disruptions affecting any single site.

To the extent the ND Group leases data center space, it does not control the operation of these third-party facilities and could become subject to service disruptions as well as failures to provide adequate service levels and support to customers for reasons that are outside of its direct control. In such cases, its supervision of third-party staff, contingency plans and procedures may be insufficient to prevent interruptions. Damage claims resulting from the interruption of its Taiga Cloud operations due to failures at leased third-party colocation facilities can materially and adversely affect the ND Group’s business, as would direct damage to its GPUs that are located at such third-party facilities. The ND Group’s agreements with third-party colocation providers may include limitations on liability and insufficient service level guarantees, which may leave the ND Group without recourse to recover all of the damages it may suffer.

If the ND Group is successful in expanding its data center capacity, it may rely to a larger extent on the use of its own data centers for the provision of its HPC infrastructure solutions in the future. While control over the physical environment of its HPC infrastructure may be a strength of the ND Group’s business, interruptions of its Taiga Cloud operations resulting from its own data centers may leave it without the possibility to seek recourse to recover damages which it may have against third-party colocation providers if interruptions were caused by disruptive events at a third-party facility and not at its own data centers. Further, to the extent that the ND Group rents out colocation space at its own data centers to customers in the future as planned, it may become liable for damages to its customers’

equipment and interruptions to its customers’ operations if such damages were to result from disruptive events at its data centers. This may subject the ND Group to contractual liability, legal liability and monetary damages, regulatory sanctions, or, in certain cases of repeated failures, customer termination rights.

The ND Group’s operations rely on a relatively small number of data centers and a significant disruption in any of these data centers would have a greater impact on the ND Group than if it had spread its operations over a greater number of data centers. Even once the ND Group has successfully completed its current data center development plans, it may depend on the uninterrupted operations of a relatively small number of data center locations. The ND Group’s colocation contracts have an average remaining term of several years. The ND Group continuously monitors renewal conditions and works to secure equivalent or improved terms. However, if the ND Group is unable to renew these agreements under comparable or more favorable conditions, its operations could be exposed to additional risks.

1.4.17         The ND Group is dependent on a secure, around-the-clock power supply in large quantities for the operation of its HPC infrastructure. The limited availability of power and/or water and power outages may adversely affect its results of operations.

The ND Group requires power supply to provide many services it offers, such as powering and cooling its hardware and network equipment and operating critical data center plant and equipment infrastructure. The ND Group is subject to risks associated with obtaining access to a sufficient amount of power from local utilities and constraints on the amount of electricity that a particular locality’s power grid is capable of providing at any given time. Limitations on generation, transmission, and distribution may limit the ND Group’s ability to obtain sufficient power capacity for the operation and expansion of its business. Given that the ND Group’s business model relies on operating high-performance computing (HPC) infrastructure and GPU clusters, which are particularly energy-intensive, the ND Group is especially vulnerable to power supply risks and any constraints on power availability could have a disproportionate impact on its operations compared to less energy-intensive businesses.

Technical failures at power suppliers may negatively affect power generation or power delivery to the ND Group’s data centers. Unplanned power outages could result from, among other causes, storms, earthquakes, fires, flooding, cyberattacks, physical attacks on utility infrastructure, and any failures of electrical power grids more generally. Direct damage to the data centers, due to severe weather conditions, for example, could also cause outages. Power outages may last beyond a data center’s backup and alternative power arrangements. The ND Group does not currently have direct control to preempt outages and provide for backup measures. Every circumstance that could lead to an interruption of the power supply of the data centers that the ND Group uses has a direct impact on its operations and its customers’ operations.

1.4.18         The ND Group depends upon third-party suppliers for power and is vulnerable to price increases by such suppliers and to volatility in the supply and price of power in the open market.

The fluctuating price of electricity required for the ND Group’s operations and to power its expansion may inhibit its profitability. Factors leading to price fluctuation may include regulations intended to regulate carbon emissions and other pollutants, ratepayer surcharges related to recovering the cost of extreme weather events and natural disasters, geopolitical conflicts, military conflicts, inflation, grid modernization charges, and other charges borne by ratepayers. The cost for power is expected to continue to be volatile and unpredictable and subject to inflationary pressures, which could materially affect financial forecasting and future prospects. This risk is particularly relevant for Northern Data, as its high-performance computing and AI infrastructure operations are highly energy-intensive and energy costs constitute a significant portion of its operating expenses. Increases in the cost of power at any of the ND Group’s data centers could put those locations at a competitive disadvantage relative to data centers that are supplied with power at a lower price.

The ND Group also attempts to source power from low-carbon and renewable sources, which may not be able to provide enough power on economic terms that are acceptable to it, or at all.

1.4.19         Cyber- and IT-security incidents, including data security breaches or computer viruses, could harm the ND Group’s business by disrupting its delivery of services, damaging its reputation, or exposing it to liability.

Cybercrime continues to increase and evolve globally, driven by reliance on technology and increased exposure through remote work, and further professionalization of criminal enterprises. Despite security measures implemented by the ND Group, its facilities, systems and procedures, and those of its third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt the ND Group’s delivery of services or expose the confidential information of its customers and others. The techniques used to obtain unauthorized access to systems or sabotage systems change frequently and therefore the ND Group may be unable to anticipate these techniques and implement adequate preventative measures. Its servers may be vulnerable to computer viruses or physical or electronic break-ins that its security measures may not detect. If compromised, the ND Group’s own systems could be used to facilitate or magnify an attack. Companies acquired by the ND Group may have undetected cybersecurity vulnerabilities or unsophisticated security measures, which may expose it to significant cybersecurity, operational and financial risks. Given the ND Group’s focus on high-performance computing infrastructure, AI cloud services and data center operations, its systems may be particularly attractive targets for cyberattacks aimed at exploiting or disrupting valuable computing resources, or gaining unauthorized access to sensitive data processed for clients in AI, machine learning and other computationally intensive applications. Protecting its own assets has become more expensive and these costs may increase as the threat landscape increases, including as a result of the use of AI by bad actors. In the event of a future breach or incident, the ND Group could be required to expend additional significant capital and other resources to prevent further breaches or incidents, which may require it to divert substantial resources.

Unauthorized access to the ND Group’s computer systems or its customers’ computer systems, which it operates or uses to store data, could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in its operations. Although the ND Group’s internal security program includes employee awareness training, confidential information of its customers and others may be inadvertently disclosed due to human error. The ND Group is subject to various and sometimes conflicting data privacy laws in the jurisdictions in which it operates, including the EU General Data Protection Regulation, which obligates the ND Group to comply with certain consumer and employee rights concerning data it may collect about these individuals in the course of its business. If such personal information and/or confidential information were disclosed, accessed, or taken without consent, the ND Group could be subject to legal liabilities and reputational damages. These risks will increase if the ND Group grows the scale and functionality of its infrastructure and as it stores, transmits, and otherwise processes increasingly large amounts of information and data, which may include proprietary, sensitive or confidential data, or personal or identifying information.

The ND Group’s liability in connection with any security breaches, incidents, cyberattacks, or other disruptions to its solutions or operations may not be adequately covered by insurance, and such events may result in an increase in costs for insurance or insurance not being available to the ND Group on economically feasible terms, or at all. Insurers may also deny coverage for any future claim. Moreover, insurance coverage may be limited due to limitations and exclusions, if available at all. Any of these risks could harm the ND Group’s business, operating results, financial condition, and prospects.

1.4.20         The ND Group’s insurance coverage is limited and may not be adequate to cover potential losses and liabilities. A significant uninsured loss or a loss in excess of its insurance coverage could have a material adverse effect on its business, operating results, financial condition and prospects.

The principal risks covered by the ND Group’s insurance policies relate to property damage, business interruption, employers, product and public liability, group general liability (master cover) with coverage of €10 million, local liability policies (local cover) providing additional coverage, and property insurance with a policy limit of approximately USD 111 million (for 2025), as well as certain other claims consistent with customary practice in the industries in which it operates. Given the nature of the ND Group’s business, which involves the operation of data centers with high-value computing infrastructure and significant power consumption, the ND Group is exposed to specific risks such as equipment failures, cooling system malfunctions, fire hazards and power outages, which may result in substantial property damage or business interruption. It may prove more difficult and costly to maintain adequate levels of insurance at levels deemed reasonable as the ND Group’s data centers and manufacturing facilities age and if it grows its global business operations.

The ND Group could be exposed to claims and/or legal proceedings that could be significant, such as claims related to interruption of its and its customers’ operations and damage to its customers’ equipment, or privacy-related claims, and its contracts may not fully limit or insulate it from those liabilities, if at all. Although the ND Group has various insurance coverage plans in place, that coverage may not continue to be available on reasonable terms or in sufficient amounts to cover such claims. The ND Group’s existing insurance policies may be inapplicable or not adequate to offset its exposure to such potential liability, especially in cases of prolonged or extraordinary adverse events. In addition, there are certain types of losses, such as from war, acts of terrorism and certain natural disasters, for which the ND Group cannot obtain insurance at a reasonable cost, or at all. The successful assertion of one or more large claims against the ND Group that are excluded from its insurance coverage or that exceed available insurance coverage may result in substantial losses and the diversion of resources, which may in turn materially and adversely affect the ND Group’s business, operating results, financial condition and prospects. In addition, its reputation may be damaged if claims are asserted against it in connection with breaches of privacy, or other issues, regardless of whether these claims are justified or not.

1.5              Risks Related to the Legal and Regulatory Environment in which Rumble and Northern Data Operate

1.5.1           Rumble and Northern Data are subject to a variety of international government regulations, which could increase compliance costs, reduce revenue, compress margins and increase net losses.

Rumble and Northern Data are subject to regulations in the following areas, among others:

•        environmental protection, including climate change;

•        domestic and international tax laws and currency controls;

•        safety;

•        securities laws applicable in the United States, the EU, Germany, and other jurisdictions;

•        trade and import/export restrictions, as well as economic sanctions laws;

•        antitrust matters;

•        laws regarding data privacy, confidentiality and trade secrets; and

•        global anti-bribery laws, including the U.S. Foreign Corrupt Practices Act.

Changes in these or other regulatory areas may impact Rumble’s and Northern Data’s profitability, may require Rumble and Northern Data to spend additional resources to comply with the regulations, or may restrict their ability to compete effectively in the marketplace. Noncompliance with such laws and regulations could result in penalties or sanctions that could have an adverse impact on Rumble’s and Northern Data’s financial results and/or reputation.

Rumble and Northern Data are subject to various environmental and occupational health and safety laws and regulations, including those governing the discharge of pollutants into the air or water, the storage, handling and disposal of chemicals, hazardous substances and wastes, the remediation of contamination, the regulation of greenhouse gas emissions, and other potential climate change initiatives. Violations of these laws could result in substantial penalties, third-party claims for property damage or personal injury, or sanctions. Changes in or noncompliance with these regulations could increase compliance and remediation costs, require capital expenditures, limit revenue opportunities, reduce gross and operating margins, increase effective tax rates, and lead to fines and penalties that reduce net income and operating cash flows.

1.5.2           Rumble and Northern Data are subject to anti-corruption laws in the jurisdictions in which they operate, as well as trade compliance and economic sanctions laws and regulations. A failure to comply with these laws and regulations may subject the companies to civil and criminal penalties, harm their reputation and adversely impact their respective businesses or results of operations.

Doing business globally requires Rumble and Northern Data to comply with the laws and regulations of numerous jurisdictions, placing restrictions on operations and business practices. Certain laws and regulations, such as those related to anti-corruption, trade and compliance and economic sanctions, require Rumble and Northern Data to implement policies and procedures designed to ensure that Rumble and Northern Data, their employees and other intermediaries comply with the applicable restrictions. These restrictions include prohibitions on the sale or supply of certain products, services and any other economic resources to embargoed or sanctioned countries, governments, persons and entities. Furthermore, as a result of the Business Combination and the transaction structure, Rumble and Northern Data may become subject to additional laws and regulations that, among other things, may place further restrictions on the companies’ operations and business practices, and may lead to Rumble losing existing business or limiting its ability to generate new business, which could have an adverse effect on their respective operations in these or other countries, and may result in certain categories of investors divesting Rumble Class A Common Shares, which could in turn have an adverse effect on the price of Rumble Class A Common Shares. Violations of anti-corruption laws, export control laws and regulations, and economic sanctions laws and regulations are punishable by civil penalties, including fines and debarment from government contracts, as well as criminal fines and imprisonment. If Rumble or Northern Data fails to comply with laws governing the conduct of international operations, Rumble or Northern Data may be subject to criminal and civil penalties and other remedial measures, which could adversely affect its reputation, business and results of operations.

1.5.3           The operation of Rumble Wallet exposes Rumble to significant regulatory, operational, security and market risks that could adversely affect its business, financial condition, results of operations, and reputation.

The operation of the Rumble Wallet, Rumble’s recently launched non-custodial crypto wallet, which enables users to hold multiple cryptocurrencies, engage in tipping on Rumble’s video platform, and utilize on- and off-ramps through partnership with a third-party crypto exchange, exposes Rumble to significant regulatory, operational, security, and market risks that could adversely affect Rumble’s business, financial condition, results of operations, and reputation.

The cryptocurrency industry is subject to extensive and evolving regulatory scrutiny in the United States and internationally, including from federal agencies and state financial regulators. Rumble’s crypto wallet and associated features, even though non-custodial in nature (meaning Rumble does not hold or control users’ private keys or assets), may be deemed to involve money transmission, securities activities, or other regulated financial services, particularly in connection with tipping functionality and integrations with third-party exchanges for fiat-to-crypto conversions. Changes in laws, regulations, or interpretations, such as classifications of certain cryptocurrencies as securities, enhanced know-your-customer (“KYC”) or anti-money laundering (“AML”) requirements, or restrictions on non-custodial wallets, could require Rumble to obtain licenses, modify offerings, or cease operations in certain jurisdictions. Non-compliance, whether actual or alleged, could result in investigations, enforcement actions, fines, penalties, or litigation, which may be costly and time-consuming to defend. For example, if regulators view Rumble’s tipping feature as facilitating unregistered securities transactions or unlicensed money services, Rumble could face significant liabilities.

Rumble’s reliance on a partnership with an existing crypto exchange for on- and off-ramp services introduces dependency risks. The exchange may experience operational disruptions, security breaches, regulatory issues, or insolvency, which could interrupt Rumble’s users’ ability to deposit or withdraw funds, leading to user dissatisfaction, loss of trust, and potential claims against us. We have limited control over the exchange’s compliance, performance, or risk management practices, and any failures on the exchange’s part could be attributed to Rumble by users or regulators, harming Rumble’s brand and exposing Rumble to liability.

Security vulnerabilities remain a critical concern, despite the non-custodial design. Our video platform’s integration with the wallet could be targeted by cyberattacks, phishing schemes, or exploits aimed at users’ devices or our software interfaces, potentially resulting in unauthorized access, theft of user assets, or data breaches. User errors, such as loss of private keys or exposure to scams, could also lead to financial losses for which users might seek to hold us responsible through lawsuits or negative publicity.

Competition in the crypto wallet space is significant, with established players offering similar non-custodial solutions. If Rumble’s wallet fails to achieve sufficient user adoption due to usability issues, lack of supported cryptocurrencies, or superior alternatives, Rumble may incur substantial development and marketing costs without corresponding benefits. Moreover, broader market events, such as crypto market crashes, exchange failures (such as the FTX bankruptcy), or increased regulatory crackdowns, could reduce overall interest in cryptocurrencies, diminishing the value of Rumble’s wallet features and potentially leading to impairment of related investments or assets. Any of these risks could result in increased operating expenses, loss of users, damage to our reputation, or material adverse effects on Rumble’s financial performance.

1.5.4           Rumble collects, stores, and processes large amounts of video content and personal information of its users and subscribers. If Rumble’s information security safeguards and measures are breached, Rumble’s sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing Rumble’s content or using Rumble’s services, Rumble’s business and operating results could be harmed, and Rumble could face legal claims from users and subscribers.

Rumble collects, stores, and processes large amounts of video content (including videos that are not intended for public consumption) and personal information of its users, cloud customers, and subscribers. Rumble also shares such personal information, where appropriate, with third parties that help operate Rumble’s business. Rumble aims to secure its systems but despite these efforts, it may fail to properly secure its systems and user and subscriber data. This could be caused by technical issues (bugs), viruses, obsolete technology, human error, internal or external malfeasance, or undiscovered vulnerabilities, and could lead to unauthorized disclosure, acquisition, or loss of personal or confidential information. Rumble routinely receives reports from security researchers regarding potential vulnerabilities in its applications. Rumble also relies on open-source software for various functions, which may contain undiscovered security flaws and create additional technical vulnerabilities. In addition, despite ongoing and additional investments in cybersecurity, such improvements and review may not identify abuses of Rumble’s platforms and misuse of user and subscriber data. The existence of such vulnerabilities, if undetected or detected but not remediated, could result in unauthorized access to Rumble’s systems or the data of Rumble’s users or subscribers or acquisition of user and subscriber data on our systems.

A cybersecurity incident or breach could expose Rumble to regulatory actions and litigation. Depending on the circumstances, Rumble may be required to disclose a suspected cybersecurity incident or breach to regulatory authorities or law enforcement, affected individuals, and the public. This could lead to regulatory actions, including the possibility of fines, class actions or other litigation by affected individuals, reputational harm, costly investigation and remedial efforts, the triggering of indemnification obligations under data protection agreements with subscribers, vendors or third-party service providers, and business partners, higher premiums for cybersecurity insurance and other insurance policies, and the inability to obtain cybersecurity insurance or other forms of insurance. Rumble does not presently maintain cybersecurity insurance to cover any losses that may result from any breach of security, and, given industry trends generally, Rumble expects that any such cybersecurity insurance coverage will be difficult to obtain in the future on acceptable terms. As a result, Rumble’s results of operations or financial condition may be materially and adversely affected if Rumble experiences a cybersecurity-related loss.

1.5.5           We may fail to comply with applicable privacy laws, which could result in significant fines, operational disruptions, reduced revenue, higher operating expenses, compressed margins and increased net losses.

We are subject to data privacy, data protection and security laws and regulations that apply to the collection, transmission, storage, use, processing, destruction, retention, and security of personal information, including additional laws or regulations relating to health information. Our current privacy and data protection policies and practices, which are publicly available at rumble.com/s/privacy, are designed to comply with privacy and data protection laws in the United States, the European Union, the United Kingdom, Brazil, and Canada. These policies and practices inform users how we handle personal information and, as permitted by law, allow users to correct or delete the personal information in their user accounts. The legislative and regulatory landscape regarding privacy and data protection continues to evolve rapidly in jurisdictions worldwide, and these laws may at times be in conflict or subject to changing legal or regulatory interpretation. Regulations or laws may be interpreted and applied in a manner that is inconsistent with our practices, and our efforts to comply with the evolving data protection rules may be unsuccessful. We may need to devote significant resources to understanding and complying with this evolving data privacy, data protection, and data security legal and regulatory landscape. Failure to comply with federal, state, provincial and international laws regarding privacy, data protection and security of personal information could expose us to penalties under such laws, or orders regarding our practices, claims for damages or other liabilities, regulatory investigations and enforcement actions (including fines), litigation, or significant remediation costs, and damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business operations, financial condition, and prospects. Even if we have not violated these laws, government investigations and private lawsuits into these issues typically require the expenditure of significant internal and external resources and generate negative publicity, which could have a material adverse effect on our business operations, financial condition, and prospects. Additionally, if we are unable to properly protect the privacy, data protection, and security of personal information, we could be found to have breached our contracts with certain third parties.

Due to the numerous U.S. federal, state, and Canadian federal and provincial laws and regulations related to the privacy, data protection, and security of personal information, determining whether personal information has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and may be subject to changing legal and regulatory interpretation. The U.S. Federal Trade Commission (the “FTC”) expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. If we fail to comply with applicable privacy laws, we could face civil and criminal penalties. Failing to take appropriate steps to keep consumers’ personal information secure can also constitute unfair acts or practices in or affecting commerce and be construed as a violation of Section 5(a) of the Federal Trade Commission Act (the “FTCA”). In addition, U.S. state attorneys general may bring civil actions seeking either injunctions or damages in response to violations of applicable state law. We cannot be sure how these regulations will be interpreted, enforced or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems.

In the United States, the patchwork of state comprehensive consumer privacy laws continues to expand, with new laws taking effect in Indiana, Kentucky, and Rhode Island on January 1, 2026, bringing the total to approximately 20 states with such frameworks. Recent developments include California’s finalized regulations (effective in phases starting January 1, 2026) on automated decision-making technology, risk assessments, and cybersecurity audits under the CCPA, as well as heightened focus on sensitive data (such as precise geolocation, health information, biometrics, and neural data) in various states, such as Maryland (effective 2025), Oregon, Colorado, Connecticut (with amendments lowering thresholds and expanding protections effective mid-2026), and Utah (with amendments to allow the right of correction, effective mid-2026). Enforcement by U.S. state attorneys general and the FTC has intensified in 2025, targeting issues such as dark patterns, universal opt-out mechanisms, data broker practices, children’s privacy, and sensitive data handling, with expectations of continued aggressive activity in 2026.

Internationally, the laws, regulations, and standards in many jurisdictions apply broadly to the collection, transmission, storage, use, processing, destruction, retention, and security of personal information. In the EU, the collection, transmission, storage, use, processing, destruction, retention, and security of personal information (i.e., personal data) is governed by the provisions of the European Union General Data Protection Regulation (“EU GDPR”) and the EU GDPR as assimilated in the law of the UK (the “UK GDPR”) (the EU GDPR and the UK GDPR, collectively, the “GDPR”) in addition to other applicable laws and regulations. The GDPR, together with national legislation, regulations, and guidelines of the EU Member States governing the collection, transmission, storage, use, processing, destruction, retention and security of personal data, impose strict obligations with respect to the collection, use, retention, protection, disclosure, transfer and processing of personal data. The GDPR also imposes strict rules on the transfer of personal data to countries outside the EU that are not deemed to have protections for personal information, including the United States. The GDPR authorizes fines for certain violations of up to 4% of the total global annual turnover of the preceding financial year or €20 million, whichever is greater. Such fines are in addition to any civil litigation claims by data subjects. GDPR enforcement remains robust, with coordinated actions and a new 2026 regulation supplementing cross-border enforcement procedures to streamline investigations (effective in phases, with full application by 2027). Separately, Brexit has led to legislative and regulatory changes and may increase our data protection compliance costs and expose us to two parallel regulatory regimes, each of which authorizes similar fines and other potentially divergent enforcement actions for certain violations. In Brazil and Canada, respectively, organizations are subject to Brazil’s data protection law, the Lei Geral de Protectao de Dados (the “LGPD”), which imposes similar requirements to those imposed under the GDPR, and Canada’s Personal Information Protection and Electronic Documents Act (the “PIPEDA”) regarding the collection, transmission, storage, use, processing, destruction, retention, and security of personal information. Other jurisdictions outside the EU are similarly introducing or enhancing privacy, data protection, and data security laws, rules, and regulations, which could increase our compliance costs and the risks associated with noncompliance. We cannot guarantee that we are, or will be, in compliance with all applicable U.S. or other international laws or regulations as they are enforced now or as they may be enforced in the future. Such noncompliance or perceived noncompliance could result in significant fines and penalties, increased compliance and litigation costs, operational disruptions, reduced revenue, higher operating costs, increased capital expenditures for security, decreased operating margin, lower EBITDA and net income, and reduced operating cash flows.

1.5.6           Our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, cross-border data transfers, and emerging technologies such as artificial intelligence.

Compliance with a rapidly evolving regulatory landscape of privacy and data protection laws that apply to our cloud services business poses significant operational, financial, and reputational risks, including but not limited to the GDPR, LGPD, PIPEDA, CCPA, and an expanding patchwork of U.S. state comprehensive privacy laws. As we expand further internationally, we may become subject to similar or more stringent privacy laws in additional jurisdictions. These regulations impose strict obligations on the collection, storage, processing, and transfer of personal information, with substantial penalties for noncompliance, which include but are not limited to litigation costs and reputational harm in the event of a breach of personal information on our information security systems. The EU-U.S. Data Privacy Framework (DPF), which has facilitated transatlantic data flows, provides a mechanism for compliant transfers, but ongoing scrutiny and potential future invalidation or modifications could disrupt Rumble’s operations.

Furthermore, certain countries enforce data localization laws requiring that data generated within their borders be stored on local servers, which may conflict with our global operational model and necessitate costly infrastructure investments or limit our ability to serve users and subscribers efficiently. Recent U.S. trade policies, including expanded tariffs on goods from various countries (such as China, Canada, and Mexico) imposed in 2025, could exacerbate these challenges by increasing geopolitical tensions, prompting retaliatory measures, or further restricting cross-border data flows through trade-related negotiations or restrictions.

Our cloud services business may also serve customers in highly regulated industries, such as healthcare (subject to HIPAA), financial services (subject to PCI DSS, SEC regulations, and evolving state and federal cybersecurity mandates), and government (subject to FedRAMP, with proposed updates in 2026 to modernize authorization processes, including machine-readable packages and compliance deadlines). Failure to obtain or maintain certifications, implement required security controls, or adequately audit our systems could result in loss of customer contracts, exclusion from certain markets, or substantial penalties.

Emerging regulations add further complexity to the regulatory landscape of privacy laws. The EU AI Act, now in phased enforcement (with prohibitions effective since 2025, core high-risk system obligations largely applying from August 2026, and remaining provisions by 2027), categorizes AI systems by risk and may require significant changes to our technology, operations, transparency measures, or governance if our cloud services involve or support AI deployments. Potential U.S. federal cybersecurity mandates, including ongoing developments in incident response, enhanced focus on cloud security configurations, and sector-specific rules (such as NYDFS amendments emphasizing MFA and third-party risk management), introduce additional uncertainty and compliance burdens. Noncompliance, whether due to inadvertent violations, evolving interpretations of existing laws, breaches by third-party vendors we rely on, or challenges in adapting to conflicting regulatory requirements, could lead to investigations, fines, injunctions, restrictions on our ability to operate in key markets, or loss of certifications. Even the perception of noncompliance could damage customer trust and investor confidence, adversely affecting our stock price. The costs of compliance, including legal fees, system upgrades, ongoing audits, certifications, and infrastructure adjustments, may increase over time and strain our financial resources, particularly amid divergent jurisdictional demands. There can be no assurance that our efforts to monitor and adapt to this dynamic regulatory landscape will be sufficient to mitigate these risks, and any failure to do so could have a material adverse effect on our business, financial condition, and results of operations.

1.5.7           Rumble operates across many domestic and international jurisdictions, which may subject it to cybersecurity, privacy, data security, data protection, and online content laws with uncertain interpretations, which could increase compliance costs, require product or geographic restrictions, and reduce revenue and margins.

International laws and regulations relating to cybersecurity, privacy, data security, data protection, and online content often are more restrictive than those in the United States. Consequently, as Rumble expands from Canada and the United States into other jurisdictions and becomes subject to additional data protection and online content compliance regimes, Rumble increases its risk of noncompliance with applicable foreign data protection and online content laws, including laws that expose Rumble to civil or criminal penalties in certain jurisdictions for its content moderation decisions. Rumble may be required to change and limit the way it uses personal information in the operation of its business and may have difficulty maintaining a single operating model that is compliant with competing data protection and online content regimes. In addition, various federal, state, provincial, and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations, or issue revised rules or guidance regarding cybersecurity, privacy, data security, data protection, and online content. There is ambiguity with respect to certain aspects of these laws, resulting in further uncertainty, and potentially requiring Rumble to modify its data protection practices and policies and to incur substantial additional costs and expenses in an effort to comply. In addition, such laws may have potentially conflicting requirements that would make compliance more challenging. These uncertainties and restrictions could increase compliance costs, require data localization or other capital expenditures, limit features or market access, increase legal and professional fees and thereby reduce revenue, lower gross and operating margins, and decrease net income and operating cash flows.

1.5.8           Noncompliance with anti-corruption, anti-bribery, anti-money laundering, and similar laws can subject us to criminal or civil liability and harm our business, financial condition, and results of operations.

Rumble is subject to the U.S. Foreign Corrupt Practices Act, U.S. domestic bribery laws, and other anti-corruption and anti-money laundering laws in the countries in which it operates. Anti-corruption and anti-bribery laws have been interpreted broadly to generally prohibit companies, their employees and their third-party intermediaries from authorizing, offering or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. As Rumble increases its international presence, it may engage with business partners and third-party intermediaries to market its products and to obtain necessary permits, licenses, and other regulatory approvals, and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. Rumble can be held liable for the corrupt or other illegal activities of these third-party intermediaries, its employees, representatives, contractors, partners, and agents, even if Rumble does not explicitly authorize such activities.

Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws, and responding to any action, can require a significant diversion of time, resources, and attention from senior management and significant defense costs and other professional fees. In addition, noncompliance with anti-corruption, anti-bribery, or anti-money laundering laws could subject Rumble to whistleblower complaints, investigations, various penalties or debarment from contracting with certain persons, and other collateral consequences. If any subpoenas or investigations are launched, or sanctions are imposed, or if Rumble does not prevail in any possible proceeding, Rumble’s business, financial condition, and results of operations could be harmed. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources.

1.5.9           Inadequate technical and legal intellectual property protections could prevent Rumble from defending or securing its proprietary technology and intellectual property, which could increase legal and enforcement costs, require higher R&D and licensing expenses, delay or reduce revenue, compress gross and operating margins, and reduce net income and operating cash flows.

Rumble’s success is dependent, in part, upon protecting its proprietary information and technology. Rumble may be unsuccessful in adequately protecting its intellectual property. No assurance can be given that confidentiality, non-disclosure, or invention assignment agreements with employees, consultants, or other parties will not be breached or will otherwise be effective in controlling access to and distribution of the Rumble platform or solutions, or certain aspects of the Rumble platform or solutions, and proprietary information. Further, these agreements do not prevent competitors from independently developing technologies that are substantially equivalent or superior to the Rumble platform or solutions. Additionally, certain unauthorized use of Rumble’s intellectual property may go undetected, or Rumble may face legal or practical barriers to enforcing its legal rights even where unauthorized use is detected.

Current law may not provide for adequate protection of the Rumble platform or data. In addition, legal standards relating to the validity, enforceability, and scope of protection of proprietary rights in internet-related businesses are uncertain and evolving, and changes in these standards may adversely impact the viability or value of Rumble’s proprietary rights. Some license provisions protecting against unauthorized use, copying, transfer, and disclosure of the Rumble platform, or certain aspects of the Rumble platform, or Rumble data may be unenforceable under the laws of certain jurisdictions. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for the enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent Rumble expands its international activities, its exposure to unauthorized copying and use of Rumble data or certain aspects of the Rumble platform may increase. Competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to Rumble’s proprietary information and technology. Accordingly, despite Rumble’s efforts, Rumble may be unable to prevent third parties from infringing upon or misappropriating its technology and intellectual property.

To protect its intellectual property rights, Rumble will be required to spend significant resources to monitor and protect these rights, and Rumble may or may not be able to detect infringement by customers or third parties. Litigation has been and may be necessary in the future to enforce Rumble’s intellectual property rights and to protect its trade secrets. Such litigation could be costly, time-consuming, and distracting to management and could result in the impairment or loss of portions of Rumble’s intellectual property. Furthermore, Rumble’s efforts to enforce its intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of Rumble’s intellectual property rights. Rumble’s inability to protect its proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of management’s attention and resources, could delay further sales or the implementation of the Rumble platform or solutions, impair the functionality of the Rumble platform or solutions, delay introductions of new features, integrations, and capabilities, result in Rumble substituting inferior or more costly technologies into its platform or solutions, or injure Rumble’s reputation. In addition, Rumble may be required to license additional technology from third parties to develop and market new features, integrations, and capabilities, and Rumble cannot be certain that it could license that technology on commercially reasonable terms or at all, and Rumble’s inability to license this technology could harm its ability to compete. These risks could increase legal and enforcement costs, require higher R&D and licensing expenses, delay or reduce revenue, compress gross and operating margins, and reduce EBITDA, net income and operating cash flows.

1.5.10         We may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations.

Given the nature of our business and as a publicly traded company, we have been, and expect to be, subject to legal claims that we have infringed the intellectual property rights of others. To date, we have not fully evaluated the extent to which other parties may bring claims that our technology, including our use of open source software, infringes on the intellectual property rights of others. The availability of damages and royalties and the potential for injunctive relief have increased the costs associated with litigating and settling patent infringement claims. Any claims, whether or not meritorious, could require us to spend significant time, money, and other resources in litigation, pay damages and royalties, develop new intellectual property, modify, design around, or discontinue existing products, services, or features, or acquire licenses to the intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available on commercially acceptable terms or at all. As a result, intellectual property claims against us could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

1.5.11         Rumble may face liability for hosting content that allegedly infringes on third-party copyright and trademark rights, which could increase legal and settlement costs, require higher insurance premiums or reserves, reduce advertising and subscription revenue, compress gross margins, and decrease net income and operating cash flows.

If content providers do not have sufficient rights to the video content or other material that they upload or make available to Rumble, or if such video content or other material infringes or is alleged to infringe the intellectual property rights of third parties, Rumble could be subject to claims from those third parties, which could adversely affect its business, results of operations, and financial condition. Although Rumble’s content policies prohibit users from submitting infringing content to Rumble and require users to indemnify Rumble for claims related to violations of the rights of third parties arising from the submission of content to Rumble (including with respect to infringements of intellectual property rights), Rumble does not verify that content providers own or have rights to all of the video content or other material that they upload or make available. As a result, Rumble may face potential liability for copyright or other intellectual property infringement, or other claims. Litigation to defend these claims could be costly and have an adverse effect on Rumble’s business, results of operations, and financial condition. Rumble can provide no assurance that it is adequately insured to cover claims related to user content or that its indemnification provisions will be adequate to mitigate all liability that may be imposed on Rumble as a result of claims related to user content. These claims could increase legal or settlement costs, require higher insurance premiums or reserves, reduce advertising and subscription revenue, compress gross margins, and decrease net income and operating cash flows.

1.5.12         We may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230. In certain circumstances, we may also voluntarily suspend access to our services indefinitely in certain jurisdictions in order to uphold our commitment to free speech and diversity of opinion, which could increase legal and compliance costs, require service restrictions or market exits, and reduce user growth, revenue and margins.

In the United States, Section 230 generally limits our liability for hosting tortious and otherwise illegal content created by third parties. However, the immunities conferred by Section 230 could be narrowed, modified, or eliminated through legislative amendments, regulatory actions, judicial interpretation, or other developments. In 2018, Congress amended Section 230 to remove immunity for content that promotes or facilitates sex trafficking and prostitution. Since then, various bills have been introduced to further limit or repeal Section 230 protections, including recent bipartisan proposals in the 119th Congress (2025-2026). Ongoing efforts by federal agencies, including statements from officials at the FTC, DOJ, and FCC in 2025 emphasizing reinterpretation or reform to address perceived “censorship” or platform accountability, add uncertainty to Section 230 protections. Additionally, judicial decisions, including potential future U.S. Supreme Court or lower court rulings, may further limit or alter the scope of Section 230 protections, particularly in contexts involving algorithmic amplification, generative AI outputs, or content moderation practices.

Laws like Section 230 generally do not exist outside of the United States, and many countries have enacted or strengthened laws requiring online content providers to remove certain content within short time frames or face penalties. For example, intensified enforcement under the EU’s Digital Services Act (the “DSA”) (including fines up to 6% of global annual turnover, as seen in the €120 million fine imposed by the EU in December 2025 against the social media platform X for transparency violations) imposes obligations on social media platforms to address illegal content, systemic risks, and content moderation transparency, with potential extraterritorial effects. Other jurisdictions continue to introduce or enhance similar requirements. If we fail to comply with such laws, we could be subject to prosecution, regulatory proceedings, fines, or other sanctions, or we may choose voluntarily to suspend access to our services indefinitely in the applicable jurisdiction in order to uphold our commitment to free speech and diversity of opinion, as we did in France beginning in November 2022 and in Brazil beginning in December 2023 (with the Brazil suspension upheld and extended into 2025 amid ongoing disputes with the Supreme Court over compliance with local orders). These and any similar future suspensions may limit our user base, revenue growth, and market access, which in turn may adversely affect our business and operating results. In addition, some countries may decide to ban or restrict our service based on a single piece of content or perceived non-compliance.

We may also face liability when we remove content and accounts that we believe are violating our terms of service. While Rumble believes that Section 230 allows us to restrict or remove certain categories of content in good faith, our protections may not always end a lawsuit at an early stage, potentially resulting in costly and time-consuming litigation, especially amid evolving interpretations of Section 230 in the context of content moderation decisions or third-party claims. These developments could increase legal and settlement costs, require higher moderation and compliance spending, lead to service suspensions or bans that reduce user growth and advertising and subscription revenue, compress gross and operating margins, and decrease net income and operating cash flows.

1.5.13         The incentives that we offer to certain content creators may lead to liability based on the actions of those creators, for example, if any creators fail to follow our guidelines or otherwise engage in misleading or deceptive advertising

Our goal is to attract more top creators to our platform, further accelerating our platform’s growth, and we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, while the content creators maintain sole editorial control over the content they produce. These incentives have included and may continue to include equity grants or cash payments, including arrangements under which we may agree to pay fixed compensation to a content creator (in certain cases, for multiple years) irrespective of whether the actual revenue or user growth generated by such content creator on our platform meets our original modeled financial projections for that creator.

While we believe that the incentives we offer to certain content creators do not alter our liability protections under Section 230, it is possible that future judicial interpretations of the statute will lead to liability for tortious or unlawful materials uploaded to Rumble by those content creators.

In addition, as part of the incentives we offer to certain content creators, Rumble has the right to sell host-read advertisements. As part of these advertisements, a content creator offers a paid endorsement of various products or services. Although we follow FTC guidelines regarding endorsements and require our creators to do the same, we could face liability if creators fail to follow those guidelines or otherwise engage in misleading or deceptive advertising.

1.5.14         User-generated content could affect the quality of our services and deter current or potential users from using our platforms, and we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violates any law, which could reduce user growth and engagement and lower advertising and subscription revenue and margins.

Individuals and groups may upload controversial content to our platform that does not violate our terms of service. Removing or failing to remove such content may result in negative publicity, which could harm our efforts to attract and retain users and subscribers. We have also faced criticism from users and subscribers for removing content and terminating accounts in compliance with the DMCA. Further, we must continually manage and monitor our content and detect content that violates our terms of service. This content moderation service is provided by Cosmic, a key vendor, and we would experience a significant disruption if Cosmic is no longer able or willing to offer us that service. If a significant amount of content that violates our terms of service is not detected and removed by us in a timely manner, or if a significant amount of information is perceived by users or the media to violate our terms of service, whether or not such perceptions are accurate, our brand, business and reputation could be harmed. This risk increases as the volume of content uploaded by users to Rumble continues to grow.

In the event our content creators, other users, advertisers, or other key business partners do not agree with our content moderation policies and procedures or their implementation, such creators, other users, advertisers, and other key business partners could decrease their usage of Rumble (or cease using Rumble entirely), which could have a material adverse effect on our business or our results of operations. Additionally, there is a risk that users will upload content that predominantly represents certain political viewpoints, leading to public perceptions that Rumble endorses those viewpoints, regardless of whether such perceptions are accurate. There can be no guarantee that current or future negative publicity, complaints, allegations, political controversies, investigations or legal proceedings with respect to our content, even if baseless, will not generate adverse publicity that could damage our reputation. Any damage to our reputation could harm our ability to attract and retain users and subscribers or reduce user growth and engagement and lower advertising or subscription revenue. This could increase customer acquisition costs, compress gross and operating margins, and decrease net income and operating cash flows.

1.5.15         Changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities could increase our effective tax rate, raise cash tax payments, reduce net income and EPS, and decrease operating cash flows.

We are subject to taxes in multiple jurisdictions. Our provision for income taxes is based on a jurisdictional mix of earnings, statutory tax rates and enacted tax rules, including transfer pricing. There may also be tax costs associated with distributions among our subsidiaries. Due to economic and political conditions, tax rates in various jurisdictions may be subject to significant changes. As a result, our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, or changes in tax laws or their interpretation. These changes may adversely affect our effective tax rate and harm our financial position and results of operations.

We regularly assess the likelihood of adverse outcomes resulting from examinations by the Internal Revenue Service and other domestic and foreign tax authorities to determine the adequacy of our income tax and other tax reserves. If our reserves are not sufficient to cover these contingencies, such inadequacy could materially and adversely affect our business, prospects, financial condition, operating results, and cash flows. In addition, due to the global nature of the internet, various states or foreign countries may attempt to impose additional or new regulations on our business or levy additional or new taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in e-commerce. New or revised tax regulations or court decisions may subject us or our customers to additional sales, income and other taxes. Any of these events could have a material adverse effect on our business, financial condition, and operating results.

We are currently under or subject to examination for indirect taxes in various states, municipalities and foreign jurisdictions. Management currently believes we have adequate reserves established for these matters. If a material indirect tax liability associated with prior periods were to be recorded, for which there is not a reserve, it could increase our effective tax rate and decrease operating cash flows.

1.5.16         Compliance obligations imposed by new privacy laws, laws regulating online video-sharing and other platforms and online speech in certain jurisdictions in which we operate, or industry practices may adversely increase compliance costs, limit data-driven advertising and reduce revenue and margins.

New laws could restrict our ability to conduct marketing by, for example, restricting the emailing or targeting of users or the use of certain technologies like artificial intelligence. Similarly, private-market participants may deploy technologies or require certain practices that limit our ability to obtain or use certain information about our users and subscribers. For example, while Google has abandoned its previous plans to phase out third-party cookies in Chrome, Apple continues to enforce and expand its App Tracking Transparency framework across iOS, requiring explicit opt-in consent for cross-app tracking, with ongoing enforcement challenges in jurisdictions like France (where a 2026 court ruling upheld the feature despite advertiser pushback) and potential future adjustments amid EU scrutiny. If these types of changes persist or evolve, our ability to determine how our users and subscribers use our video services and to use targeted advertising in a cost-effective manner may be limited. New laws in Canada, along with laws under consideration or in enforcement in the EU and other jurisdictions in which we operate, may also require us to change our content moderation practices or privacy policies in ways that harm our business or create the risk of fines or other penalties for noncompliance. These changes could increase compliance costs, reduce advertising and subscription revenue, lower gross and operating margins, and decrease operating cash flows.

1.5.17         We may become subject to newly enacted laws and regulations that restrict content on the internet.

The expansion of regulatory and censorship regimes by governments around the world is likely to limit the freedom of speech and artistic expression on the internet, which in turn may inhibit the growth of alternative and non-traditional platforms like Rumble relative to traditional media publishers and established technology platforms that feature stricter content moderation. For example, Canada’s Online Streaming Act (formerly Bill C-11), enacted in 2023, grants the Canadian Radio-television and Telecommunications Commission (the “CRTC”) significantly increased regulatory powers over audio-visual content on the internet. The CRTC continues phased implementation through 2025 and 2026, including decisions on Canadian content certification frameworks, discoverability requirements, registration of online streaming services, and potential revenue-based obligations for certain foreign platforms. While we do not currently meet the regulatory criteria to comply with Canada’s Online Streaming Act, our commitment to a free and open internet may result in governmental actions against our platform, costly and prolonged legal challenges, and the prohibition or suppression of our platform in certain jurisdictions or our voluntary withdrawal from such jurisdictions.

The EU has recently intensified its efforts to regulate online speech, primarily through the DSA, which came into effect in 2023. The DSA imposes strict requirements on digital services providers to combat “illegal” content, including “hate speech” and “disinformation,” with significant fines for noncompliance. EU politicians and authorities have issued warnings to online platforms over content accessible to EU users, and the DSA requires rapid content removal and potential platform bans or restrictions.

Lawmakers in the United States and in other countries may introduce new regulatory regimes that increase potential liability for content available on our platform. There are a number of new laws and legislative proposals in the United States and globally aimed at limiting the scope of protections available to online services and/or that further impose new obligations affecting our business, such as liability for copyright infringement, illegal or harmful content, distributing targeted and other advertisements to teens, and other forms of unlawful content and/or online harm. These legislative and/or regulatory requirements may increase our costs of operations, our liability for content posted by users on our platform, our litigation costs, and/or may expose us to regulatory sanctions such as fines or penalties. If these or other additional statutory or regulatory changes reduce liability protections for content published on our platform, we may be required to make significant changes to our business model, including increasing our content moderation operations and building in additional product features or tools that may not be favorable to our business. Any such changes to our business model may lead to new or heightened payment obligations or compliance costs. Several U.S. states have also enacted legislation that regulates online content. Our business, financial performance and results of operations could be negatively affected by the impact of these laws and the costs of complying with these laws, which are currently the subject of various legal challenges.

In addition, there are pending cases before the judiciary that may result in changes to the protections afforded to internet platforms that, depending on the outcomes, could greatly limit the scope of these protections. If these proposed or similar laws are passed or upheld, if similar future legislation or governmental action is proposed or taken, and if existing protections are limited or removed, changes would be required that could impose additional costs of operation, subject us to additional liability or cause users to abandon our service, any of which could adversely affect our business, results of operations, financial condition and prospects.

We could also face fines, orders restricting or blocking our services in particular geographies, or other government-imposed sanctions as a result of content hosted on our services. For example, laws and regulations in Germany and India provide for the imposition of fines for failure to comply with certain content removal, law enforcement cooperation, and disclosure obligations. Numerous countries in Europe, the Middle East, Asia-Pacific, and Latin America are considering, or have implemented, legislation imposing penalties, including fines, service throttling, access blocking, or advertising bans, for failure to remove certain types of content or to follow certain processes. Such content-related legislation has required us in the past, and may require us in the future, to change our products or business practices. Our responses to content-related legislation may increase our costs or may otherwise adversely impact our operations or our ability to provide services in certain jurisdictions. Regulatory or legislative actions affecting the manner in which we display content to our users or obtain consent for various practices could require product changes in the user interface that could adversely affect user growth and engagement.

1.5.18         We are exposed to significant regulatory, operational, compliance, privacy, and legal risks related to age verification and child online safety laws implemented in various U.S. states and foreign jurisdictions.

The implementation and enforcement of age verification and child online safety laws in various U.S. states and foreign jurisdictions present significant regulatory, operational, compliance, privacy, and legal risks to our business as a video services provider, which could adversely affect our MAUs, revenue, reputation, and financial condition. Numerous laws, regulations, and legally-binding codes, such as the U.S. federal Children’s Online Privacy Protection Act, California’s Age Appropriate Design Code, the UK’s Online Safety Act and Age Appropriate Design Code, the CCPA, and other U.S. state comprehensive privacy laws, the GDPR, and the DSA, impose various obligations on companies that process minors’ data and/or provide online services, or other interactive platforms used by children, including prohibiting showing minors advertising, requiring age verification, limiting the use of minors’ personal information, requiring certain consents to process such personal information and extending certain rights to children and their parents with respect to that personal information. These laws may result in restrictions on the use of certain of our products or services by teens, may prohibit us from offering certain of our products or services to teens, and may decrease daily active users or user engagement in various jurisdictions. These laws may be, and in some cases already have been, subject to legal challenges and changing interpretations which may further complicate our efforts to comply with laws applicable to us. Some of these obligations have wide ranging application, including for services that do not intentionally target child users (defined in some circumstances as a user under the age of 18 years old). The resulting patchwork of regulations is rapidly evolving, with potential for additional jurisdictions to adopt similar measures, creating inconsistent and overlapping obligations.

We have already implemented a minimum age of 17 for registered users on our video platform and require users to provide their date of birth, further to that requirement. However, compliance with these new laws may require us to implement additional measures and complex age verification technologies, such as biometric data checks, third-party ID verification, or parental consent mechanisms, which could involve substantial development, integration, and ongoing maintenance costs. This may decrease our advertising and subscription revenue, and increase legal risk and compliance costs for us and our third-party partners, any of which could seriously harm the profitability of our business. These systems may generally deter users from using our platform and create risks of inaccurate age determinations, user circumvention, or over-blocking of legitimate adult users, potentially resulting in reduced user acquisition, engagement, and retention, particularly among younger demographics that represent a significant portion of our growth. Non-compliance, whether due to technical failures, conflicting jurisdictional interpretations, or delays in implementation, could lead to investigations, enforcement actions, substantial fines, class-action lawsuits, or injunctions that restrict our operations in impacted regions. If we challenge these laws, as a defendant or through industry-wide challenges, we could be negatively impacted by protracted legal battles, adverse rulings, or requirements to fundamentally alter our platform’s features, content moderation, or user experience. Additionally, varying international standards may force us to create region-specific versions of our platform, increasing operational complexity and costs while potentially fragmenting our global user community.

Broader market reactions, such as user backlash against perceived privacy intrusions or reduced platform accessibility, could erode trust in our brand and lead to competitive disadvantages if our competitors are able to adapt more effectively. We may incur significant expenses for legal counsel, technology upgrades, and compliance programs, and there is no assurance that these measures will fully mitigate the risks. The materialization of any of these factors could have a substantial negative impact on our business and results of operations.

1.5.19         We are involved in litigation that is unpredictable and may have an adverse impact on our financial condition, results of operations and cash flows.

We are, and from time to time may become, involved in various legal proceedings arising in the normal course of our business activities, such as copyright infringement and tort claims arising from user-uploaded content, patent and trademark infringement claims, breach of contract claims, putative class actions based upon consumer protection or privacy laws and other matters. We cannot predict the outcome of any lawsuit, claim, investigation or proceeding with certainty, or whether any such matter will have a material adverse effect on our consolidated financial position, liquidity, or results of operations.

1.5.20         Paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, which could increase legal and compliance costs and compress margins and operating cash flows.

Our content creators may engage in paid promotions of products and services in regulated industries, such as alcoholic beverages, tobacco products, cannabidiols (“CBD”), and online gambling, including sports wagering and online casino games. In some cases, we may receive a percentage of the revenue generated by such paid promotions. While these promotions are not endorsements by Rumble of the underlying products or services and we require content creators to comply with all applicable laws and regulations, we may be found liable pursuant to existing or newly created rules and regulations by international, federal, and state regulatory authorities, such as the FTC. We may also expend significant resources on compliance with such regulations. Our business, financial condition and results of operations could be negatively affected by the impact of these regulations. In addition, such paid promotions may alienate segments of our audience, which could cause our traffic and user engagement to fall and reduce our attractiveness to other advertisers. These effects could reduce advertising revenue, increase compliance and legal expenses, lower gross and operating margins, and decrease net income and operating cash flows.

1.5.21         Some of the Rumble Stockholders, including content creators to whom we have issued equity, may face legal scrutiny and reputational harm. To the extent these Rumble Stockholders experience such negative effects and are perceived as being closely associated with Rumble, our business, reputation, financial conditions, results of operations and stock price could be materially and adversely affected.

The Rumble Stockholders include prominent voices and businesses in alternative media, politics, banking, capital markets, cryptocurrencies and digital assets, as well as sports leagues, online influencers and other personalities. Some of the Rumble Stockholders, including content creators to whom we have issued equity, may be viewed as controversial by certain media outlets or governments in certain jurisdictions, which may lead to new or enhanced legal or regulatory scrutiny of such individuals and their businesses by federal, state or foreign governments. For example, as we further expand internationally, it is possible that foreign governments may use investigations or the threat of legal actions against certain of the Rumble Stockholders in an effort to undermine our business, our ability to secure advertisers and cloud revenue, and the overall attractiveness of our platform to content creators and audiences. Some of the Rumble Stockholders may also face negative publicity, reputational harm, legal or regulatory scrutiny or other adverse consequences due to alleged improper conduct that is unrelated to the Rumble platform or the content that we host. To the extent prominent Rumble Stockholders experience such reputational harm or other negative effects, Rumble could be perceived as closely associated with such Rumble Stockholders, and/or such Rumble Stockholders could seek to divest their equity in Rumble for reasons unrelated to Rumble’s business, and in turn our business, reputation, financial condition, results of operations and stock price could be materially and adversely affected.

1.5.22         We are exposed to significant regulatory, operational, compliance, privacy, and legal risks related to age verification and child online safety laws implemented in various U.S. states and foreign jurisdictions.

The implementation and enforcement of age verification and child online safety laws in various U.S. states and foreign jurisdictions present significant regulatory, operational, compliance, privacy, and legal risks to our business as a video services provider, which could adversely affect our MAUs, revenue, reputation, and financial condition.

Numerous laws, regulations, and legally-binding codes, such as the Children’s Online Privacy Protection Act, California’s Age Appropriate Design Code, the CCPA, other U.S. state comprehensive privacy laws, the EU and UK General Data Protection Regulation, the EU’s Digital Services Act, the UK’s Online Safety Act and the UK Age Appropriate Design Code, impose various obligations on companies that process minors’ data and/or provide online services, or other interactive platforms used by children, including prohibiting showing minors advertising, requiring age verification, limiting the use of minors’ personal information, requiring certain consents to process such data and extending certain rights to children and their parents with respect to that data. These new laws may result in restrictions on the use of certain of our products or services by teens, may prohibit us from offering certain of our products or services to teens, and may decrease daily active users or user engagement in various jurisdictions. These laws may be, and in some cases already have been, subject to legal challenges and changing interpretations which may further complicate our efforts to comply with laws applicable to us. Some of these obligations have wide ranging applications, including for services that do not intentionally target child users (defined in some circumstances as a user under the age of 18 years old). The resulting patchwork of regulations is rapidly evolving, with potential for additional jurisdictions to adopt similar measures, creating inconsistent and overlapping obligations.

We have already implemented a minimum age of 17 for registered users on our video platform and require users to provide their date of birth, further to that requirement. However, compliance with these new laws may require us to implement additional measures and complex age verification technologies, such as biometric checks, third-party ID verification, or parental consent mechanisms, which could involve substantial development, integration, and ongoing maintenance costs, decrease our advertising and subscription revenue, and increase legal risk and compliance costs for us and our third-party partners, any of which could seriously harm our business. These systems may generally deter users from using our platform and create risks of inaccurate age determinations, user circumvention, or over-blocking of legitimate adult users, potentially resulting in reduced user acquisition, engagement, and retention, particularly among younger demographics that represent a significant portion of our growth. Non-compliance, whether due to technical failures, conflicting jurisdictional interpretations, or delays in implementation, could lead to investigations, enforcement actions, substantial fines, class-action lawsuits, or injunctions restricting our operations in affected regions. If we challenge these laws, as a defendant or through industry-wide challenges, we could be negatively impacted by protracted legal battles, adverse rulings, or requirements to fundamentally alter our platform’s features, content moderation, or user experience. Additionally, varying international standards may force us to create region-specific versions of our platform, increasing operational complexity and costs while potentially fragmenting our global user community.

Broader market reactions, such as user backlash against perceived privacy intrusions or reduced platform accessibility, could erode trust in our brand and lead to competitive disadvantages if rivals adapt more effectively. We may incur significant expenses for legal counsel, technology upgrades, and compliance programs, and there is no assurance that these measures will fully mitigate the risks. The materialization of any of these factors could have a substantial negative impact on our business and results of operations.

1.6              Risks Relating to Rumble Class A Common Shares

1.6.1           The rights and responsibilities of the Rumble Stockholders are governed by Delaware law and the Rumble Charter and Rumble Bylaws, which will differ in material respects from the rights and responsibilities of shareholders under German law and the current organizational documents of Northern Data which will result in different or reduced rights and remedies for ND Shareholders who tender into the Exchange Offer relative to their current rights.

Rumble’s corporate affairs are governed by the Rumble Charter and the bylaws of Rumble (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Rumble Bylaws”) and the laws governing companies incorporated in Delaware. The rights of Rumble Stockholders and the responsibilities of members of the board of directors of Rumble under the laws of Delaware differ from the rights of shareholders and the responsibilities of a company’s managing board and the supervisory board of a stock corporation under German law. As a result, ND Shareholders who tender into the Exchange Offer and become Rumble Stockholders will have different rights and remedies than they currently have as ND Shareholders under German law and Northern Data’s current organizational documents, which could affect their ability to influence corporate governance, pursue claims and protect their interests.

1.6.2           Following the Business Combination, Rumble will continue to be controlled by one principal stockholder which could limit stockholder influence and adversely affect the value of your investment.

Rumble is controlled by Mr. Pavlovski, who is the CEO and Chairman of Rumble. He will continue to serve as CEO and Chairman of Rumble following the consummation of the Business Combination. Mr. Pavlovski was able to exercise approximately 83% of the voting power of Rumble’s outstanding capital stock as of March 30, 2026. Following the Business Combination, it is anticipated that Mr. Pavlovski will exercise approximately 78% of the voting power of Rumble’s outstanding capital stock and that it will be difficult for a third party to acquire Rumble without Mr. Pavlovski’s approval, even if doing so may be in the best interest of Rumble Stockholders. As a result, Mr. Pavlovski’s control could limit other Rumble Stockholders’ (including ND Shareholders who tender into the Exchange Offer) ability to influence Rumble, deter a change of control or negatively affect the trading price and liquidity of our shares.

1.6.3           Rumble is an “emerging growth company” within the meaning of the Securities Act of 1933 (the “Securities Act”) and as such it has relied on, and expects to continue to rely on, certain exemptions from disclosure requirements available to emerging growth companies. Rumble’s reliance on these exemptions could make its securities less attractive to investors and may make it more difficult to compare its performance with that of other public companies.

Rumble is an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act (the “JOBS Act”), and as such it has relied on, and expects to continue to rely on, certain exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. Further, the JOBS Act exempts emerging growth companies from the requirement to comply with new or revised financial accounting standards until private companies are required to comply with the same standards. The JOBS Act provides that a company may elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies. Rumble has elected not to opt out of such extended transition period, which may make the comparison of its financial statements with those of other public companies difficult or impossible because of the potential differences in accounting standards.

As a result of Rumble’s emerging growth company status and its reliance on certain reporting exemptions, the Rumble Stockholders may not have access to certain information they may deem important, and investors may find Rumble’s securities less attractive. This could result in a less active trading market for the Rumble Class A Common Shares, and the price of the Rumble Class A Common Shares may be more volatile.

1.6.4           The provision of the Rumble Charter requiring exclusive forum in certain courts in the State of Delaware or the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against Rumble’s directors and officers.

The Rumble Charter provides that unless Rumble consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of Rumble, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or Rumble Stockholder to Rumble or the Rumble Stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim arising under any provision of the DGCL, the Rumble Charter (as it may be amended or restated) or the Rumble Bylaws or any other action as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (d) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. In the event that the Delaware Court of Chancery lacks subject matter jurisdiction, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, subject to certain exceptions and conditions set forth in the Rumble Charter.

Any person or entity that owns or acquires Rumble Class A Common Shares shall be deemed to have notice of and to have consented to the forum provisions in the Rumble Charter. Although we believe these exclusive forum provisions benefit Rumble by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a Rumble Stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Rumble or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Further, in the event a court finds either exclusive forum provision contained in the Rumble Charter to be unenforceable or inapplicable in an action, it may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, financial condition and results of operations.

1.6.5           Our CEO has control over key decision-making as a result of his control of a majority of the voting power of our outstanding capital stock.

As the beneficial owner of all of the Class D Common Stock, par value USD 0.0001 per share, of Rumble (the “Class D Common Stock”), our CEO, Chris Pavlovski, is able to exercise voting rights with respect to approximately 83% of the voting power of Rumble’s outstanding capital stock. This concentrated control will limit or preclude our public stockholders’ ability to influence corporate matters for the foreseeable future. Further, our Charter does not include a sunset provision for the high-vote feature of the Class D Common Stock, meaning this feature will persist indefinitely (unless amended or until all of the shares of Class D Common Stock have been redeemed by Rumble in connection with future transfers (other than “permitted transfers”) of shares of Class A Common Stock or ExchangeCo Shares by Mr. Pavlovski). As a result, Mr. Pavlovski may control or effectively control the voting of Rumble, even if he holds only a small economic interest in the company. Consequently, in the event Mr. Pavlovski liquidates a significant portion of his economic interest in Rumble, Mr. Pavlovski may no longer be incentivized (or incentivized to the same extent) to exercise his voting control, including in connection with the types of decisions further described below, in a manner that will maximize the economic value of Rumble.

Because of the voting ratio between the Class D Common Stock on the one hand, and the Class A Common Stock and Class C Common Stock, par value USD 0.0001 per share of Rumble (the “Class C Common Stock”), on the other hand, Mr. Pavlovski has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors, amendments to our organizational documents, and any merger, consolidation, or sale of all or substantially all of our assets. The Charter provides that Rumble may not issue any shares of Class D Common Stock, so all of the Class D Common Stock are held by Mr. Pavlovski and/or his transferees. In this regard, no shares of Class D Common Stock may be transferred by Mr. Pavlovski unless the transfer is made to a qualified transferee as described in the Charter. As a result, only Mr. Pavlovski has the right to vote and control the Class D Common Stock, meaning that Mr. Pavlovski is not entitled to transfer voting control of Rumble to another person or entity not controlled by Mr. Pavlovski through the transfer of Class D Common Stock.

This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of Rumble’s assets that our other stockholders support, or, conversely, this concentrated control could result in the consummation of such a transaction that our other stockholders do not support. This concentrated control could also discourage a potential investor from acquiring our publicly traded Class A Common Stock, which will have limited voting power relative to the Class D Common Stock that is held by Mr. Pavlovski, and might harm the trading price of our Class A Common Stock. In addition, Mr. Pavlovski has the ability to control the management and our major strategic investments as a result of his position as our CEO and his ability to control the election of our directors. As a board member and officer, Mr. Pavlovski owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, even a controlling stockholder, Mr. Pavlovski is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally.

1.6.6           Our CEO may be incentivized to focus on the short-term share price as a result of his interest in shares placed in escrow and subject to forfeiture pursuant to the terms of the business combination agreement with CF Acquisition Corp. VI.

Mr. Pavlovski, the CEO and controlling stockholder of Rumble, holds shares placed in escrow and subject to forfeiture pursuant to the terms of the business combination agreement, dated December 1, 2021 (as amended), by and between Rumble and CF Acquisition Corp. VI, a Delaware corporation. Such shares will vest in the event certain share price thresholds are satisfied, but if such price thresholds are not satisfied in the applicable time periods, such shares will be forfeited and cancelled. Accordingly, Mr. Pavlovski may be incentivized to focus on short-term results which may have a positive effect on Rumble’s share price at the expense of the long-term success of the Company.

1.6.7           Substantial future sales of our Class A Common Stock by our current stockholders could cause the market price of our Class A Common Stock to decline.

Substantially all of the issued and outstanding shares of Class A Common Stock are freely transferable and/or registered for resale on registration statements filed with the SEC. Recently, our registration rights agreement with Tether Investments, S.A. de C.V. (“Tether”) required us to register all shares of Class A Common Stock held by Tether under the Securities Act. The registration rights for Tether and our other significant stockholders allow such stockholders to sell their shares of Class A Common Stock without compliance with the volume and manner of sale limitations under Rule 144 promulgated under the Securities Act and will facilitate the resale of such securities into the public market. The market value of our common stock could decline as a result of sales by Tether or our other significant stockholders having registration rights from time to time. In particular, sales of a substantial number of our shares of Class A Common Stock in the public market or the perception that such sales will occur could adversely affect the market price for our Class A Common Stock and make it more difficult for our public stockholders to sell their shares of Class A Common Stock at such times and at such prices that they deem desirable.

1.6.8           Our stock price may be volatile, and purchasers of our common stock could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, as well as the market for technology companies in particular, have both experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many broad market and industry factors. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, the market price for our common stock may be subject to price movements that may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

1.6.9           There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq delists our shares from trading on its exchange for failure to meet the listing standards and we are not able to list such securities on another national securities exchange, our securities could be quoted on an over-the-counter market. If this were to occur, Rumble and its stockholders could face significant material adverse consequences including a limited availability of market quotations for our securities, reduced liquidity for our securities, a determination that our Class A Common Stock is a “penny stock,” which will require brokers trading the Class A Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market, a limited amount of news and analyst coverage, and a decreased ability to issue additional securities or obtain additional financing in the future.

1.6.10         If securities or industry analysts cease publishing research or reports about Rumble, or our business, or market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about Rumble, or our business, market or competitors. If any of the analysts who may cover Rumble change their recommendations regarding our shares of common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of common stock would likely decline. Some analysts who covered Rumble have ceased coverage of our securities in the past, and if additional analysts were to cease such coverage or fail to regularly publish reports on us, we could lose additional visibility in the financial markets, which in turn could cause our share price or the trading volume of our securities to decline.

1.6.11         Pursuant to the JOBS Act, Rumble’s independent registered public accounting firm will not be required to attest to the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as it is an “emerging growth company”.

Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We could be an “emerging growth company” until the earlier of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following February 23, 2026, the fifth anniversary of CF VI’s initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

1.6.12         We do not expect to declare any cash dividends for the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock for the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

1.7              Risks Relating to the Structuring of the Exchange Offer and the Role of BidCo

1.7.1           BidCo is a non-operating acquisition vehicle with limited assets, and ND Shareholders should not rely on BidCo as a source of recourse.

Rumble’s wholly-owned indirect subsidiary, Rumble Deutschland AG (formerly: Blitz 24-913 AG) (“BidCo”), was purchased as shelf company solely for the purpose of conducting the Exchange Offer and does not conduct any operating business of its own. Prior to and following the completion of the Exchange Offer, BidCo’s assets are limited primarily to Rumble Class A Common Shares contributed to it, and following the tender by ND Shareholders, the ND Shares. Accordingly, BidCo does not have an independent operating substance or a diversified asset base. ND Shareholders who tendered their ND Shares will receive Rumble Class A Common Shares and should not assume that BidCo constitutes a separate or meaningful source of recourse.

1.7.2           The Exchange Offer depends on the successful implementation of a multi-step contribution and acquisition involving BidCo

The Exchange Offer is based on a structured sequence of steps, including the contribution of newly issued Rumble Class A Common Shares to BidCo and their subsequent use by BidCo as consideration in the Exchange Offer in exchange for ND Shares. The successful completion of the Exchange Offer therefore depends on the effective and timely implementation of each of these steps. Any legal, regulatory, procedural or factual impediment affecting the contribution of Rumble Class A Common Shares to BidCo, the conduct of the Exchange Offer or the transfer of the ND Shares to BidCo could adversely affect the implementation, timing or completion of the Exchange Offer.

2    GENERAL INFORMATION

2.1         Responsibility Statement

Rumble Inc., a Delaware corporation incorporated under the laws of the State of Delaware, United States of America (“United States”), with its business located at 444 Gulf of Mexico Drive, Longboat Key, FL 34228, United States (the “Company” or “Rumble”, and together with its consolidated subsidiaries, the “Group” or the “Rumble Group”) and Rumble Deutschland AG (formerly: Blitz 24-913 AG), a German stock corporation (Aktiengesellschaft), with its registered office at Maximiliansplatz 17, c/o Blitzstart Services GmbH, 80333 Munich, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under HRB 297230, with its registered seat at Munich and LEI 3912006QN9LSP603Z270 (“BidCo”) assume responsibility for the contents of this prospectus (the “Prospectus”) pursuant to Section 8 of the German Securities Prospectus Act (Wertpapierprospektgesetz — “WpPG”) and Article 11 para. 1 sent. 2 of the Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended (“Prospectus Regulation”), and declares that, as of the date of the Prospectus, the information contained in the Prospectus is, to the best of its knowledge, in accordance with the facts, and that the Prospectus makes no omission likely to affect its import.

2.2         General Disclaimers

If any claims are asserted before a court of law based on the information contained in the Prospectus, the investor appearing as plaintiff may have to bear the costs of translating the Prospectus prior to the commencement of the court proceedings pursuant to the national legislation of the member states of the EEA.

The information contained in the Prospectus will not be supplemented subsequent to the date hereof except for any significant new factor, material mistake or inaccuracy relating to the information contained in the Prospectus which may affect an assessment of the Offer Shares and which arises or is noted between the time when the Prospectus is approved and the closing of the Offer Period (as defined below), which will be disclosed in a supplement of the Prospectus pursuant to Article 23 of the Prospectus Regulation without undue delay. The obligation to supplement the Prospectus pursuant to Article 23 of the Prospectus Regulation will no longer apply following the end of the Acceptance Period which is expected to occur on May 9, 2026, subject to a later closing date of the Additional Acceptance Period resulting from an extension of the initial acceptance period of the Exchange Offer (see section “3.6.1 Acceptance Period”).

Information on the Company’s website and information accessible via this website as well as any website mentioned in this Prospectus is neither part of, nor incorporated by reference into, this Prospectus, and such information has not been scrutinized or approved by the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — “BaFin”), Marie-Curie-Straße 24-28, 60439 Frankfurt am Main, Germany (telephone: +49 (0) 228 41080; website: www.bafin.de). Hyperlinks to websites do not form part of the Prospectus and have not been scrutinized or approved by BaFin.

2.3         Competent Authority Approval

It is stated that

(a)         this Prospectus has been approved by BaFin as competent authority under Regulation (EU) 2017/1129;

(b)         BaFin only approves this Prospectus as meeting the standards of completeness, comprehensibility and consistency imposed by the Regulation (EU) 2017/1129;

(c)         such approval should not be considered as an endorsement of the Company or of the quality of the securities that are the subject of this Prospectus; and

(d)         investors should make their own assessment as to the suitability of investing in the Offer Shares.

2.4         Purpose of the Prospectus

On November 10, 2025, the Company announced its decision to launch a voluntary public takeover offer for all outstanding no-par value shares of Northern Data AG, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main under HRB 106465, with its registered seat at An der Welle 3,

60322 Frankfurt am Main, Germany (“Northern Data” or the “Target Company”, and, together with its subsidiaries, the “ND Group”), with a notional interest of €1.00 each in the share capital in the form of an exchange (the “Exchange Offer”).

The subject matter of this Prospectus is the offer of a total of 130,197,281 newly issued Rumble Class A Common Shares with ISIN US78137L1052 (the “Offer Shares”), which are being offered to the holders of shares in Northern Data as consideration for the shares in connection with the Exchange Offer submitted by BidCo. The Offer Shares carry full dividend rights and all ancillary rights at the time of settlement of the Exchange Offer.

Immediately following the execution of the Business Combination Agreement, Rumble sought and obtained a written consent from Chris Pavlovski, in his capacity as the record and beneficial owner of a majority of the combined voting power of the outstanding Rumble Class A Common Shares, approving and adopting, among other things, the Business Combination Agreement and the transactions contemplated thereby, including the issuance of the maximum number of Offer Shares issuable in connection with the Exchange Offer (the “Written Consent”).

Any offer and sale of Offer Shares in the United States will be made only by means of the prospectus that forms part of the Registration Statement (as described in Section “2.10 Where you can find more Information“) and in compliance with applicable U.S. federal and state securities laws. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in the United States.

The Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Offer Shares offered by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Neither the United States Securities and Exchange Commission (“SEC”), nor any securities regulatory authority of any state of the United States has approved the Rumble Class A Common Shares or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offence in the United States.

2.5         No consent to use the Prospectus

No consent has been given to use this Prospectus for any subsequent resale or placement of any shares in the Company.

2.6         Forward-looking Statements

Certain statements and assumptions in this Prospectus contain or are based on “forward-looking” information. Forward-looking statements are based on Rumble’s or Northern Data’s beliefs and assumptions on the basis of factors currently known to them. These forward-looking statements include terms and phrases such as: “anticipate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. These forward-looking statements include statements regarding benefits of the proposed Business Combination, integration plans and potential benefits, anticipated future growth, and financial and operating performance and results. Forward-looking statements involve significant risks and uncertainties that may cause actual results to be materially different from the results predicted or expected. No assurance can be given that these forward-looking statements will prove accurate and correct, or that projected or anticipated future results will be achieved. All forward-looking statements included in this Prospectus are based upon information available to Rumble and Northern Data on the date hereof, and each of Rumble and Northern Data disclaims and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Rumble or Northern Data has described. All such factors are difficult to predict and beyond Rumble’s or Northern Data’s control. These factors include:

•        failure to obtain applicable regulatory approvals in a timely manner or otherwise, or being required to accept conditions, including divestitures, that could reduce the anticipated benefits of the proposed Business Combination as a condition to obtaining regulatory approvals;

•        the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed;

•        the ability to implement the Business Combination and to satisfy applicable conditions to the Exchange Offer without delay or at all;

•        the ability to integrate the operations of Rumble and Northern Data, the ultimate outcome of the combined company’s commercial and operating strategy;

•        operating costs, customer loss or business disruption being greater than expected in anticipation of, or, if consummated, following, the Business Combination;

•        the effects of a combination of Rumble and Northern Data, including the combined company’s future financial position, operating results, strategy and plans and the effects of announcing the completion of the Business Combination;

•        risks that the growth strategy of the combined business may require a significant amount of debt financing, which may be available on unfavorable terms, if at all, and risks relating to the ability of the combined business to service such debt obligations;

•        the risks related to disruption of management time from ongoing business operations of each of Rumble and Northern Data due to the Business Combination;

•        unanticipated litigation, claims or assessments, as well as the outcome or impact of any current or pending litigation, claims or assessments, including litigation related to the Business Combination;

•        potential security violations to the combined company’s, Rumble’s and Northern Data’s information technology systems;

•        changes in legislation or governmental regulations affecting the combined company, Rumble or Northern Data; international, national or local economic, social or political conditions or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws that could adversely affect the combined company, Rumble, Northern Data or their respective clients;

•        the uncertainty of the value of the Rumble Class A Common Shares to be issued pursuant to the Exchange Offer due to the fixed Offer Exchange Ratio and potential fluctuation in the market price of Rumble Class A Common Shares; and

•        other factors discussed elsewhere in this document.

The foregoing list of factors is not exhaustive. For further discussion of these and other risks, contingencies, and uncertainties applicable to Rumble and Northern Data, please see the section of this document entitled “1 RISK FACTORS”.

All subsequent written or oral forward-looking statements attributable to Rumble, Northern Data or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained in this section. All forward-looking statements speak only as of the date they are made and are based on information available at that time. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

You are strongly advised to read this entire document, including the documents incorporated by reference herein, including the sections of this document entitled: “SUMMARY OF THE PROSPECTUS”, “10 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION”, “12 MARKETS AND COMPETITION”, “13 BUSINESS”, “14 REGULATORY AND LEGAL ENVIRONMENT”, “22 RECENT DEVELOPMENTS AND TREND INFORMATION”. These sections include more detailed descriptions of factors that might have an impact on the business of Rumble and Northern Data and the market in which they operate.

2.7         Information from Third Parties; Sources

Unless otherwise specified, in this Prospectus, Rumble relies on and refers to information about its business and the markets in which it operates. Certain economic and industry data, market data, and forecasts contained in this Prospectus have been obtained from market studies, government and other publicly available sources of information, and independent industry publications. These external sources include:

•        Ernst & Young, Ernst & Young celebrates Ontario finalists for Entrepreneur Of The Year 2010, accessible under: https://www.newswire.ca/news-releases/ernst-young-celebrates-ontario-finalists-for-entrepreneur-of-the-year-2010-544653002.html, last accessed February 5, 2026 (“EY Entrepreneur Of The Year 2010”).

Information contained on any of the aforementioned websites and information accessible via these websites is neither part of, nor incorporated by reference into, the Prospectus, and such information has not been scrutinized or approved by BaFin.

It should be noted, in particular, that reference has been made in the Prospectus to information concerning markets and market trends. Such information was obtained from the aforementioned sources. The Company has accurately reproduced such information and, as far as the Company is aware and able to ascertain from information published by such third parties, no facts have been omitted that would render the reproduced information inaccurate or misleading.

Prospective investors are, nevertheless, advised to consider this data with caution. For example, market studies are often based on information or assumptions that may be inaccurate or inappropriate, and their methodology is inherently predictive and speculative. The fact that information from the aforementioned third-party sources has been included in the Prospectus should not be considered as a recommendation by the relevant third parties to invest in, purchase, or take any other action with respect to the Offer Shares.

Irrespective of the assumption of responsibility for the content of the Prospectus by the Company (see section “2.1 Responsibility Statement”), the Company has not independently verified the figures, market data or other information on which third parties have based their studies. Accordingly, the Company makes no representation or warranty as to the accuracy, completeness or verification of any such information from third-party studies included in the Prospectus. Prospective investors should note that the Company’s own estimates and statements of opinion and belief are not always based on studies of third parties.

Prior to the decision to launch the Exchange Offer, Rumble and its advisors carried out a due diligence review of the ND Group (the “Due Diligence Review”). From April 2025 to November 2025, as part of the Due Diligence Review, Rumble and its advisors were granted access in a virtual data room to certain documents regarding the ND Group’s legal, financial, and operational situation. Such access to information was expanded as the negotiations advanced. In addition, representatives of Rumble and its advisors held a number of talks with Northern Data’s management and had expert sessions with representatives of Northern Data. However, Northern Data did not provide representations or warranties of any kind with respect to the information that it made available during the Due Diligence Review. Additionally, the scope of the Due Diligence Review was limited to the diligence materials that were made available to Rumble and its advisors in the virtual data room up to November 9, 2025 and the responses of Northern Data’s management or representatives provided in writing or during the limited expert sessions that were held as part of the Due Diligence Review. As a result, the Company cannot guarantee that the information in question is accurate at the time of publication of this Prospectus.

Insofar as the information contained in this Prospectus relates specifically to the Target Company or ND Group, it has either been furnished by the Target Company to the Company or this information has been taken from or derived from the website of the Target Company at www.northerndata.de (such as published annual reports, annual financial statements, securities prospectuses, press releases, and analyst events of the Target Company).

None of the aforementioned information has been independently verified by the Company.

2.8         Presentation of financial information

The financial information of the Company included in the Prospectus has been taken or derived from the Company’s (i) audited consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 (the “Audited Consolidated Financial Statements 2025/2024”), (ii) audited consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 (the “Audited Consolidated Financial Statements 2024/2023”), and (iii) accounting records and internal management reporting systems.

The Audited Consolidated Financial Statements 2025/2024 and the Audited Consolidated Financial Statements 2024/2023 are referred to as the “Audited Consolidated Financial Statements” in this Prospectus. The Audited Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Audited Consolidated Financial Statements are included in section “20 FINANCIAL INFORMATION” beginning on page F-1. Baker Tilly US, LLP (“Baker Tilly”), the Company’s independent registered public accounting firm, audited the Audited Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issued English-language audit opinions thereon in accordance with PCAOB standards.

The financial information of Northern Data included in the Prospectus has been taken or derived from Northern Data’s (i) audited consolidated financial statements as of and for the fiscal year ended December 31, 2025 (“Northern Data’s Audited Consolidated Financial Statements 2025”), (ii) audited consolidated financial statements as of and for the fiscal year ended December 31, 2024 ( “Northern Data’s Audited Consolidated Financial Statements 2024”), (iii) audited consolidated financial statements as of and for the fiscal year ended December 31, 2023 (the “Northern Data’s Audited Consolidated Financial Statements 2023”) and (iv) accounting records and internal management reporting systems.

Northern Data’s Audited Consolidated Financial Statements 2025, Northern Data’s Audited Consolidated Financial Statements 2024 and Northern Data’s Audited Consolidated Financial Statements 2023 are referred to as “Northern Data’s Audited Consolidated Financial Statements” in this Prospectus. Northern Data’s Audited Consolidated Financial Statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”), and the additional requirements of the German Commercial Code (Handelsgesetzbuch — “HGB”) pursuant to Section 315e (1) HGB.

Northern Data’s Audited Consolidated Financial Statements are included in section “21 FINANCIAL INFORMATION” beginning on page F-91. Liebhart & Kollegen Wirtschaftsprüfer Steuerberater (“Liebhart”), Northern Data’s independent registered public accounting firm, audited Northern Data’s Audited Consolidated Financial Statements in accordance with Section 317 HGB and in compliance with German Generally Accepted Standards for Financial Statement Audits promulgated by the Institute of Public Auditors in Germany (Institut der Wirtschaftsprüfer — IDW) and issued an English-language audit report thereon.

Where financial information is labeled “audited” in the following tables, it has been taken from the Audited Consolidated Financial Statements or Northern Data’s Audited Consolidated Financial Statements. The label “unaudited” in the following tables indicates financial information that has been taken or derived from the Company’s or Northern Data’s accounting records or internal management reporting systems or has been calculated based on financial information from the aforementioned sources.

To compare figures over more than two periods, a compound annual growth rate (“CAGR”) may be shown, which indicates the annual mean rate of growth for each year of the relevant period. Any CAGR figures presented in this Prospectus have not been audited or reviewed by Rumble’s or Northern Data’s independent registered public accounting firms.

2.9         Documents available for inspection

For the period during which the Prospectus remains valid, the following documents will be available on the Company’s website (investors.rumble.com):

•        the Prospectus;

•        the Company’s certificate of incorporation;

•        the Company’s charter and bylaws;

•        the Audited Consolidated Financial Statements 2025/2024;

•        the Audited Consolidated Financial Statements 2024/2023; and

•        the pro forma condensed combined financial information of the Company and the Target Company as of and for the fiscal year ended December 31, 2025 prepared in accordance with U.S. GAAP.

Information on the Company’s website (investors.rumble.com) and information accessible via this website is neither part of, nor incorporated by reference into, the Prospectus.

2.10       Where you can find more Information

The Company has filed a registration statement on Form S-4 including (a) a prospectus (together with any amendments thereof or supplements thereto) in connection with the issuance by the Company of the Offer Shares to (i) be used as a U.S. exchange offer prospectus sent to holders of the ND Shares and (ii) register with the SEC the offer and sale of the

Offer Shares to the holders of ND Shares, and (b) a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the written consent and the transactions contemplated by the Business Combination Agreement (as described in section “5 THE BUSINESS COMBINATION“) and (ii) the notice of action by written consent required by Section 228(e) of the Delaware General Corporation Law (“DGCL”) (clauses (a) and (b), collectively, the “Registration Statement”). The SEC declared the Registration Statement effective on or around April 15, 2026.

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as the Company, that file electronically with the SEC. The address of that website is http://www.sec.gov. The Company additionally posts its filings on its website at investors.rumble.com. Information on the Company’s website (investors.rumble.com) and information accessible via this website is neither part of, nor incorporated by reference into, the Prospectus.

2.11       Currency

In the Prospectus, “€”, “Euro” and “EUR” refer to the single European currency adopted by certain participating member states of the European Union (“EU”), including Germany, and “USD” and “U.S. dollar” refer to the official currency of the United States.

2.12       Negative numbers and rounding

Unless indicated otherwise, financial information presented in the text and tables in the Prospectus is shown in thousands of Euro (in € thousand), commercially rounded to a whole number or to one digit after the decimal point. The same applies with regard to costs and expenses related to the Exchange Offer. Changes, including percentage changes and ratios in the text and tables in the Prospectus, are calculated based on the respective numbers as presented and then commercially rounded to a whole percentage or to one digit after the decimal point. Because of rounding, figures shown in tables in the Prospectus do not necessarily add up exactly to the respective totals or sub-totals presented, and percentages may not reflect underlying numbers or may not exactly equal 100% when aggregated. Furthermore, these rounded figures may vary marginally from unrounded figures that may be indicated elsewhere in the Prospectus. Financial information presented in parentheses denotes the negative of such number presented. In respect of financial information set out in the Prospectus, a dash (“—”) signifies that the relevant figure is not available, while a zero (“0”) or nil signifies that the relevant figure is available but has been rounded to or equals zero.

2.13       Alternative performance measures and other operating metrics

Throughout the Prospectus, we present unaudited financial information that is not required by or prepared in accordance with U.S. GAAP. These non-U.S. GAAP financial measures include Adjusted EBITDA (“APMs”). The APMs are alternative performance measures as defined in the guidelines issued by the European Securities and Markets Authority (“ESMA”) on October 5, 2015 on APMs (“ESMA Guidelines”).

APMs, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. We use Adjusted EBITDA as an APM, which is defined as net income (loss) excluding interest (income) expense, net, other (income) expense, net; provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related expense, change in fair value of warrants, change in fair value of contingent consideration, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest U.S. GAAP equivalent. As a result of these limitations, you should consider Adjusted

EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with U.S. GAAP. The following table presents a reconciliation of net income (loss), the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, to Adjusted EBITDA:

Reconciliation of Adjusted EBITDA

	For the year ended December 31,
	2025	2024	2023
	(USD)	(USD)	(USD)
	(Audited, unless otherwise indicated)
Net loss	(81,830,362)	(338,362,779)	(116,420,462)
Adjustments:
Amortization and depreciation	14,564,535	13,614,587	4,850,812
Share-based compensation expense	23,836,781	23,814,763	16,134,714
Interest income	(10,419,139)	(8,083,903)	(13,594,463)
Other expense	10,643	207,431	125,511
Income tax (expense) benefit	67,228	(2,009,015)	(3,291,703)
Change in fair value of warrants liability	(24,781,975)	32,694,697	(2,365,895)
Change in fair value of contingent consideration	—	1,354,357	(1,922,381)
Change in fair value of derivative	(9,700,000)	184,699,998	—
Change in fair value of digital assets	649,638	—	—
Acquisition-related transaction costs	13,303,532	—	1,151,318
Adjusted EBITDA (unaudited)	(74,299,119)	(92,069,864)	(115,332,549)

2.14       Time specifications

References to “CEST” in the Prospectus refer to Central European Summer Time. References to time in the Prospectus refer to CEST, unless stated otherwise.

2.15       Enforcement of civil liabilities

The Company is a corporation organized under the laws of the United States, with its principal place of business, management and a substantial portion of its assets located outside Germany. In addition, the members of the board of directors of Rumble and executive officers are generally residents of jurisdictions outside Germany and all or a substantial portion of their assets are located outside Germany. As a result, investors in Germany may find it difficult to effect service of process within Germany upon the Company or such persons or to enforce against them or the Company judgments of German courts.

The United States and Germany do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Consequently, a final judgment for the payment of money rendered by a German court may not be enforceable, in whole or in part, in the United States. Recognition and enforcement of a German judgment in the United States would be subject to the applicable state law and federal principles governing recognition of foreign-country judgments, including considerations of jurisdiction, due process, public policy and other defenses.

Similarly, a final judgment for the payment of money rendered by a federal or state court in the United States, whether or not based solely on the civil liability provisions of the U.S. federal securities laws, may not be enforceable, in whole or in part, in Germany. If the party in whose favor such judgment is rendered initiates a new action in a competent German court, that party may submit the U.S. judgment as evidence of the outcome of the underlying dispute; however, a German court would not be bound by such judgment and may re-examine the matter. In addition, awards of punitive or multiple damages, as may be available in actions brought in the United States or other jurisdictions, are generally unenforceable in Germany.

3    THE EXCHANGE OFFER

3.1         Subject matter of the Exchange Offer

The Exchange Offer relates to the acquisition of all outstanding no-par value bearer shares of Northern Data AG (“Northern Data” or the “Target Company”) with ISIN DE000A0SMU87 each with a notional interest of €1.00 in the Target Company’s share capital, together with full dividend rights and all ancillary rights at the time of settlement of the Exchange Offer (the “ND Shares” and each an “ND Share” and each shareholder holding one or more ND Share(s), an “ND Shareholder”).

BidCo offers 2.0281 newly issued shares of Class A common stock (the “Offer Shares”) per ND Share that is validly tendered in the Exchange Offer. The Offer Shares are denominated in US dollars. The Offer Shares are expected to be issued on or around June 10, 2026.

No fractional Offer Shares will be exchanged for any Tendered ND Shares (as defined below) in the Exchange Offer. Each ND Shareholder who validly tendered in the Exchange Offer and who would otherwise have been entitled to receive a fraction of an Offer Share shall, in lieu thereof, receive from its respective custodian securities services company (the “Custodian Bank”) cash (without interest) in an amount representing such holder’s proportionate interest in the net proceeds from the sale by Clearstream Europe AG, Mergenthalerallee 61, 65760 Eschborn, Germany (“Clearstream”) and/or its Custodian Bank for the account of all such holders of Offer Shares which would otherwise be issued (the “Excess Offer Shares”). The sale of the Excess Offer Shares by the Custodian Banks shall be executed on the Frankfurt Stock Exchange, on Nasdaq or any other trading venue, and shall be sold using the Custodian Banks’ good faith judgment (even if over multiple trading days) and executed in round lots to the extent practicable. From the proceeds resulting from the sale of the Excess Offer Shares, any commissions, transfer taxes and other out-of-pocket transaction costs for such holders of Tendered ND Shares shall be deducted and — if required — the resulting net proceeds of such sale will be exchanged from U.S. Dollars into Euros and then distributed to the ND Shareholders who have tendered their ND Shares with each such holder receiving an amount of such proceeds proportionate to the amount of fractional interests which such holder would otherwise have been entitled to receive. The net proceeds credited for any fractional Offer Shares will be determined on the average net proceeds per Offer Share. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to ND Shareholders who have tendered their ND Shares in lieu of fractional interests, the Custodian Banks shall make available such amounts to such holders of Tendered ND Shares. Any such sale shall be made within ten Banking Days or such shorter period as may be required by applicable law after Closing. Please refer to section “3.6.2 Acceptance and Settlement of the Exchange Offer”.

Immediately following the execution of the Business Combination Agreement, Rumble sought and obtained a written consent from Chris Pavlovski, in his capacity as the record and beneficial owner of a majority of the combined voting power of the outstanding Rumble Class A Common Shares, approving and adopting, among other things, the Business Combination Agreement and the transactions contemplated thereby, including the Rumble Share Issuance and the Charter Amendment (the “Written Consent”).

The maximum number of Offer Shares is 130,197,281. The Company has prepared and filed with the SEC a registration statement on Form S-4 including (A) a prospectus (together with any amendments thereof or supplements thereto) in connection with the issuance by the Company of the Offer Shares to (i) be used as a U.S. exchange offer prospectus sent to holders of the ND Shares and (ii) register with the SEC the offer and sale of the Offer Shares to the holders of ND Shares, and (B) a written information statement of the type contemplated by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) containing (i) the information specified in Schedule 14C under the United States Exchange Act concerning the written consent and the transactions contemplated by the Business Combination Agreement and (ii) the notice of action by written consent required by Section 228(e) of the DGCL in connection with the Written Consent (clauses (A) and (B), collectively, the “Registration Statement”).

The final number of Offer Shares issued in connection with the Exchange Offer is expected to be announced, following the Additional Acceptance Period, on or around June 4, 2026 on Rumble’s website under www.rumble-offer.com.

Important Notice

The Exchange Offer is subject to certain conditions, which are described in more detail in section “3.2 Offer Conditions” below. If these conditions are not fulfilled and the Company does not effectively waive the fulfillment of one, several or all Waivable Offer Conditions (as defined below), the Exchange Offer will not be consummated. In this case, all ND Shares tendered in the Exchange Offer will be transferred back to ISIN DE000A0SMU87 by the Custodian Banks of the respective ND Shareholders.

If fractional Offer Shares arise as a result of the exchange ratio resulting from the Offer Consideration, no shareholder rights may be asserted from these, so that rounding to full rights (so-called fractional share utilization) is necessary. Fractional shares will only be compensated in cash. In this context, the Custodian Banks, will combine the fractional Offer Shares attributable to the allocated Offer Shares into whole Offer Shares after a date yet to be determined and sell them on the Frankfurt Stock Exchange, on Nasdaq or any other trading venue. The proceeds will then be paid out to those ND Shareholders who have tendered their respective ND Shares in accordance with the fractional Offer Shares allocated to them. The Company, BidCo, the Central Settlement Agent, and the Custodian Banks do not guarantee that a specific price will be achieved through the fractional share utilization.

3.2         Offer Conditions

The Exchange Offer and the agreements concluded with the ND Shareholders upon their acceptance will only be executed if the following conditions (the “Offer Conditions”) are fulfilled within the relevant time periods specified below or if the Company has effectively waived the respective Waivable Offer Conditions (as defined below) by one Banking Day prior to the expiration of the Offer Period (as defined below).

3.2.1      Merger Control Approvals

On or before the End Date, the merger control approval required to be obtained in connection with the consummation of the Transaction from the United Arab Emirates Ministry of Economy under the Federal Law 36 of 2023 on the Regulation of Competition (“UAE MoE”) in connection with the transactions contemplated under the Transaction Support Agreements, the ART Sellers SPA and the Shareholder Loan Amendment Agreement (as defined below) (together the “Transaction”) shall have been obtained.

The requisite Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 were filed with the U.S. Federal Trade Commission and the U.S. Department of Justice on December 19, 2025, and the parties were granted early termination of the waiting period on January 16, 2026.

3.2.2      Investment Control Clearances

As of the date the Prospectus, Rumble has received all investment control clearances or equivalent regulatory approvals in all jurisdictions. The German Federal Ministry for Economic Affairs and Energy (Bundesministerium für Wirtschaft und Energie) granted a certificate of non-objection on December 19, 2025. The Swedish Inspectorate of Strategic Products (Inspektionen för strategiska produkter) approved the transaction on February 16, 2026. The UK Investment Security Unit approved the transaction pursuant to the National Security and Investment Act 2021 on February 25, 2026.

3.2.3      No Insolvency Event

Between the publication of the Offer Document and the expiration of the Offer Period (as defined below), the Target Company shall not have published an ad hoc announcement pursuant to Art. 17 MAR, and no circumstances have occurred that would have had to be published by the Company pursuant to Art. 17 MAR, or where the Target Company decided to delay the publication pursuant to Art. 17 MAR, that,

(a)         insolvency proceedings under German law have been opened in respect of the assets of the Target Company;

(b)         the management board of the Target Company has applied for such proceedings to be opened; and/or

(c)         there are grounds that would require an application for the opening of such proceedings.

3.2.4      No Material Compliance Violation

Between the publication of the Offer Document and the expiration of the Offer Period (as defined below), no criminal or administrative offense (Ordnungswidrigkeit) (including any concrete reason of suspicion) by the Target Company or a member of the ND Group, a member of a corporate body of the Target Company or a member of the ND Group, while any such person was operating in their official capacity at, or on behalf of, the Target Company or a member of the ND Group, under any applicable administrative or criminal laws in the United States, Germany or any other jurisdiction whose laws apply to operations of the Target Company or the relevant member of the ND Group relating to bribery offenses and corruption or to any violation of any export sanctions administered or enforced by the United Nations Security Council, the European Union, has occurred or becomes known, in each case if any such occurrence constitutes or would constitute inside information for the Target Company pursuant to Art. 7 MAR or constituted such inside information prior to its publication (each, a “Material Compliance Violation”).

3.2.5      Corporate Measures

Between the publication of the Offer Document and the expiration of the Offer Period (as defined below), none of the following events have occurred (each of them being an independent Offer Condition):

(a)         the Target Company’s general meeting (Hauptversammlung) has passed a resolution approving the following:

(i)          a capital increase pursuant to Sections 182 et seqq., 192 et seqq. or 202 et seqq. of the German Stock Corporation Act (Aktiengesetz) (including a capital increase from capital reserves pursuant to Sections 207 et seqq. German Stock Corporation Act (Aktiengesetz));

(ii)         a split of the ND Shares, a consolidation of ND Shares, or any alteration of the rights pertaining to the ND Shares or of the class of the ND Shares; or

(iii)        the conclusion of an enterprise agreement (Unternehmensvertrag) within the meaning of Sections 291 and 292 German Stock Corporation Act (Aktiengesetz) (with the exception of enterprise agreements (Unternehmensverträge) between the Target Company as the controlling company and any of its wholly-owned subsidiaries as controlled companies);

(b)         an issuance of new ND Shares and/or an increase (including a capital increase from company funds) or reduction of the share capital of the Target Company have occurred; or

(c)         the Target Company has publicly announced that its management board and its supervisory board have passed a resolution to issue rights or instruments (including those pursuant to Section 221 German Stock Corporation Act (Aktiengesetz)) granting the option to subscribe for ND Shares or that such rights or instruments have been issued by the Target Company.

Rumble notes that Northern Data currently expects to hold its annual general meeting for the current financial year on August 25, 2026, and thus in any case after the expiry of the Additional Acceptance Period and, based on BidCo’s and Rumble’s expectations with respect to the satisfaction of the Offer Conditions as set out above, also after the closing of the Exchange Offer.

3.2.6      BaFin Approval

The approval (Billigungsbescheid) of this Prospectus has not been revoked by BaFin as of the closing of the Exchange Offer.

3.2.7      Closing of the Tether Agreement, the ART Sellers SPA and the Apeiron SPA

The Tether Agreement, the ART Sellers SPA and the Apeiron SPA shall not have been terminated and the closing of the transactions contemplated thereunder shall have occurred prior to the closing of the Exchange Offer.

3.2.8      Execution of the Shareholder Loan Amendment Agreement

The amendment agreement, in the form attached to the Sale and Transfer and Amendment and Restatement Agreement, with respect to that certain loan agreement, originally dated November 2, 2023, between Northern Data and Tether (the “Shareholder Loan Amendment Agreement”) has been duly executed by Northern Data and Tether prior to the closing of the Exchange Offer.

3.2.9      Fulfillment of Requirements under U.S. Law

(i) The Registration Statement regarding the Offer Shares (a) has been declared effective by the SEC prior to the expiration of the Acceptance Period, and (b) is not subject to any stop order by the SEC pursuant to Section 8(d) of the U.S. Securities Act or any proceeding initiated by the SEC seeking such a stop order at the time of closing of the Exchange Offer, (ii) at least 20 calendar days have passed since the information statement included within the

Registration Statement was sent or given to the stockholders in compliance with Rule 14c-2 of the Exchange Act, and the closing of the Exchange Offer shall be permitted by Rule 14c-2 of the Exchange Act, and, (iii) the Offer Shares have been authorized for listing on the Nasdaq, subject to official notice of issuance.

The Exchange Offer is being made for the securities of a German company that does not have securities registered under section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Exchange Offer is not subject to section 14(d) of the Exchange Act or Regulation 14D thereunder. Further, in reliance on the cross-border exemption provided by rule 14d-1(c) (the “Tier 1” exemption) based on the percentage of ND Shares held by U.S. holders (as determined based on an inquiry performed by Rumble as of a date prior to the announcement of the Exchange Offer), the Exchange Offer is exempt from Rules 14e-1 and 14e-2 of Regulation 14E under the Exchange Act. We are not, however, relying on the cross-border exemption under Rule 802 from the registration requirements of Section 5 of the Securities Act. Instead, we are registering on a Registration Statement on Form S-4, of which this joint information statement/prospectus forms a part, the Rumble Class A Common Shares to be issued to holders of ND Shares upon settlement of the Exchange Offer.

Because the Exchange Offer is excepted under Rule 14d-1(c), Rumble and its affiliates may from time to time during the pendency of the Exchange Offer, in reliance on Rule 14e-5(b)(10) under the Exchange Act and in accordance with the applicable tender offer laws and regulations of Germany, purchase or arrange to purchase ND Shares outside the Exchange Offer. Any information about such purchases that is made public in Germany will also be made publicly available in the United States on a comparable basis, including by press release and/or by filing a Form 8-K with the SEC. These purchases may include those conducted by Tether pursuant to its obligations to Rumble under its Transaction Support Agreement (as defined below).

3.2.10    No other Negative Events

No order, decree, temporary restraining order, preliminary or permanent injunction or other order, nor any law enacted, entered, promulgated, enforced or issued by any competent governmental authority, is in effect at the closing of the Exchange Offer which would prohibit or make illegal the closing of the Exchange Offer.

3.3         Waiver of Offer Conditions

The Company reserves the right to waive, in whole or in part, one, several, or all of the remaining Offer Conditions except those set out in sections “3.2.1 Merger Control Approvals”, “3.2.6 BaFin Approval”, “3.2.7 Closing of the Tether Agreement, the ART Sellers SPA and the Apeiron SPA”, “3.2.8 Execution of the Shareholder Loan Amendment Agreement”, “3.2.9 Fulfillment of Requirements under U.S. Law” and “3.2.10 No other Negative Events” above in advance up to one Banking Day before the expiry of the Offer Period. For the avoidance of doubt, a waiver of the remaining Offer Conditions (i.e. the Offer Conditions set out in sections “3.2.3 No Insolvency Event”, “3.2.4 No Material Compliance Violation” and “3.2.5 Corporate Measures”, together the “Waivable Offer Conditions”) is only possible before the respective Offer Condition has ultimately lapsed and therefore, only one Banking Day prior to the end of the Offer Period. Offer Conditions which the Company has effectively waived in advance, in whole or in part, shall be deemed to have been fulfilled for the purposes of the Exchange Offer.In the event the Company waives a Waivable Offer Condition within the last 5 Banking Days before the expiration of the Acceptance Period, the Acceptance Period will be extended by 5 Banking Days.

3.4         Non-fulfillment of the Offer Conditions

If any of the outstanding Offer Conditions set forth in section “3.2 Offer Conditions“ is not fulfilled by the end of the periods specified for the relevant Offer Condition in section “3.2 Offer Conditions” or, with respect to the Waivable Offer Conditions only, the Company has not effectively waived, in whole or in part, the Waivable Offer Conditions by the end of the Banking Day prior to the expiry of the Offer Period and prior to the failure of the respective Offer Condition, the Exchange Offer will not be completed. In this case, the agreements concluded subject to the condition precedent of acceptance of the Exchange Offer will not be executed and will lapse; delivered shares will be returned. Accordingly, the Central Settlement Agent shall immediately, at the latest within five Banking Days after notification of the expiry of the Exchange Offer, arrange for the Tendered ND Shares to be reversed back to ISIN DE000A0SMU87 (as defined in section “3.6.2 Acceptance and Settlement of the Exchange Offer”). The reversal shall be free of costs and fees charged by the Custodian Banks, subject to the restrictions set out in section “3.10 Reversal of the Exchange Offer in the Event of Definitive Failure to Fulfill the Offer Conditions”.

“Banking Day” means any day (other than a Saturday, Sunday or public holiday) on which (i) commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in Frankfurt am Main, Federal Republic of Germany, and in New York City, New York, United States of America, and (ii) the Trans-European Automated Real-time Gross Settlement Express Transfer System (TARGET2) (or any successor thereto) is operational.

For the avoidance of doubt, a day shall not be considered a Banking Day if commercial banks in either Frankfurt am Main or New York City are generally closed for business on such day, whether or not such day is an officially declared public holiday.

3.5         Publications on Offer Conditions

The Company will immediately announce on its website at www.rumble-offer.com if (i) the Company has effectively waived, in whole or in part, an Offer Condition in advance, in whole or in part, (ii) all Offer Conditions that the Company has not effectively waived in advance have been fulfilled, or (iii) the Exchange Offer will not be completed.

3.6         Offer Period

3.6.1      Acceptance Period

The initial acceptance period of the Exchange Offer shall commence upon publication of the Offer Document on April 13, 2026. Subject to any extension of this period as described below, it will end on

May 9, 2026, at 6:01 (CEST).

The initial acceptance period of the Exchange Offer, including any extension of this period as described below (but excluding the Additional Acceptance Period as defined below), is uniformly referred to as the “Acceptance Period”, the duration of which shall be equal to twenty (20) U.S. Business Days upon the publication of the Prospectus.

In the event the Company waives a Waivable Offer Condition within the last 5 Banking Days before the expiration of the Acceptance Period, the Acceptance Period will be extended by 5 Banking Days.

ND Shareholders who have not accepted the Exchange Offer during the Acceptance Period may still accept the Exchange Offer within ten U.S. Business Days after the result of the Exchange Offer has been published (the “Additional Acceptance Period” and, together with the Acceptance Period, the “Offer Period”). Subject to an extension of the Acceptance Period and the publication of the results of the Exchange Offer on May 13, 2026, the Additional Acceptance Period is expected to begin on May 15, 2026, and expected to end on June 1, 2026, at 6:01 (CEST). The Exchange Offer can no longer be accepted after the expiry of the Additional Acceptance Period.

3.6.2      Acceptance and Settlement of the Exchange Offer

The Company has appointed Cantor Fitzgerald Europe, 5 Churchill Place, Canary Wharf, London E14 5HU United Kingdom (the “Central Settlement Agent”) to handle the technical execution of the Exchange Offer and the receipt and transfer of the Offer Shares.

ND Shareholders can only accept the Exchange Offer (i) by declaring their acceptance of the Exchange Offer to their Custodian Bank in the form provided for instructions by the respective Custodian Banks (the “Declaration of Acceptance”) and (ii) by instructing their respective Custodian Banks to book the ND Shares held in their securities deposit accounts for which they wish to accept the Exchange Offer (together with the ND Shares tendered for exchange within the Additional Acceptance Period, the “Tendered ND Shares”) under the ISIN DE000A41YEL8 at Clearstream.

The date of receipt of the Declaration of Acceptance by the respective Custodian Banks shall be decisive for compliance with the Acceptance Period or the Additional Acceptance Period. Declarations of Acceptance that are not received by the respective Custodian Banks within the Acceptance Period or the Additional Acceptance Period or that are completed incorrectly or incompletely shall not be deemed to constitute acceptance of the Exchange Offer and shall not entitle the respective ND Shareholders to receive the Offer Consideration. Neither the Company nor persons acting in concert with it or its subsidiaries or the Central Settlement Agent are obliged to inform the ND Shareholders concerned of any defects or errors in the Declaration of Acceptance, nor do they assume any liability if such notification is not provided.

By submitting the Declaration of Acceptance,

•        the respective ND Shareholders accept the Exchange Offer for all ND Shares held in their securities deposit accounts at the time of the Declaration of Acceptance in accordance with the provisions of the Offer Document, unless a different number has been expressly specified in the Declaration of Acceptance;

•        the respective ND Shareholders instruct their respective Custodian Banks and authorize them to book the ND Shares specified in the Declaration of Acceptance under the ISIN DE000A41YEL8 at Clearstream, but to leave them in their securities deposit accounts for the time being;

•        the respective ND Shareholders instruct their respective Custodian Banks and authorize them in turn to instruct and authorize Clearstream to transfer the Tendered ND Shares remaining in the securities deposit accounts of the Custodian Banks to the securities deposit account at Clearstream of a technical settlement agent appointed by the Central Settlement Agent after the expiry of the Additional Acceptance Period;

•        the respective ND Shareholders transfer — subject to the fulfillment of the Offer Conditions and the expiry of the Additional Acceptance Period, unless and to the extent that the Company has effectively waived, in whole or in part, one or more Offer Conditions — the ownership of the Tendered ND Shares, including all rights attached to the Tendered ND Shares at the time of the transfer, in particular full dividend rights, to the securities deposit account of BidCo with effect from the date of the settlement of the Exchange Offer, provided that these Tendered ND Shares are held and transferred exclusively by the Central Settlement Agent in return for the Offer Consideration per Tendered ND Share;

•        the respective ND Shareholders irrevocably instruct and authorize the Central Settlement Agent to receive and to transfer 2.0281 Offer Shares in exchange for the contribution of one (1) Tendered ND Share as a contribution in kind in the name and on behalf of the respective ND Shareholders as their representative, whereby it is assumed that the Central Settlement Agent acts in the name and on behalf of all shareholders who are shown in the Clearstream system (on an aggregated basis only) as ND Shareholders tendering their ND Shares (without access to and without disclosure of the identity of the respective individual ND Shareholders);

•        the respective ND Shareholders irrevocably instruct and authorize the Central Settlement Agent to contribute the Tendered ND Shares as a contribution in kind in exchange for 2.0281 Offer Shares per Tendered ND Share on behalf of and for the securities deposit accounts of the respective ND Shareholders as their representative and to accept the Offer Consideration; the Central Settlement Agent will, for its part, pass on the Offer Consideration through the technical settlement agent to Clearstream, and the respective Custodian Banks will credit the Offer Shares attributable to the Tendered ND Shares (subject to the rules on fractional shares) to the securities deposit accounts of the respective former ND Shareholders at the respective Custodian Banks;

•        the respective ND Shareholders instruct their respective Custodian Banks and authorize them to bundle and sell their fractional shares (together with other fractional shares in the form of whole Offer Shares) and, if necessary, transfer any remaining fractional shares through the securities deposit account at Clearstream of the technical settlement agent to the Central Settlement Agent’s securities deposit account for the purpose of bundling them with any fractional shares held at other Custodian Banks and selling these fractional shares;

•        the respective ND Shareholders instruct and authorize the Central Settlement Agent to sell the remaining fractional shares (together with other fractional shares in the form of whole Offer Shares) that are transferred from their respective Custodian Banks and/or Clearstream through the securities deposit account at Clearstream of the technical settlement agent to the Central Settlement Agent’s securities deposit account;

•        the respective ND Shareholders agree and accept that the proceeds credited to them for their fractional shares will be determined on the basis of the average proceeds per Offer Share achieved by the respective Custodian Banks and/or the Central Settlement Agent by selling the whole Offer Shares representing such fractional shares on behalf of the respective ND Shareholders, and that these average proceeds may vary between Custodian Banks;

•        the respective ND Shareholders instruct their respective Custodian Bank and authorize it to credit the proceeds from the sale of the fractional shares to which they are entitled to their securities deposit accounts specified in the Declaration of Acceptance;

•        the respective ND Shareholders instruct their respective Custodian Banks and the Central Settlement Agent and authorize them, with exemption from the prohibition on self-contracting pursuant to Section 181 of the German Civil Code (BGB), to take all necessary or appropriate actions to settle this Exchange Offer and to issue and accept declarations, in particular to achieve the transfer of ownership of the Tendered ND Shares to BidCo; in particular, the respective ND Shareholders instruct the Central Settlement Agent and authorize it, with exemption from the prohibition on self-contracting pursuant to Section 181 of the German Civil Code (BGB), to make all declarations in the name and on behalf of the respective ND Shareholders as their representative that are necessary in connection with the authorizations described above;

•        the respective ND Shareholders instruct their respective Custodian Banks and authorize them to instruct and authorize Clearstream, either directly or via the respective Custodian Banks, to provide the information necessary for the announcement of the acquisition of the Tendered ND Shares, in particular the number of Tendered ND Shares booked under the ISIN DE000A41YEL8 at Clearstream in the securities deposit accounts of the respective Custodian Banks, to the technical settlement agent and the Central Settlement Agent on each Banking Day during the Offer Period;

•        the respective ND Shareholders each declare that they are the sole owner of the Tendered ND Shares at the time of transfer, the ND Shares are not subject to any restrictions on disposal, and are free of any third-party rights and claims; and

•        the respective ND Shareholders instruct their respective Custodian Banks and authorize them to forward the Declaration of Acceptance.

The declarations, instructions, orders, and powers of attorney described in the preceding paragraphs are irrevocably submitted and granted in the interest of a smooth and expeditious settlement of the Exchange Offer. They shall only expire in the event of an effective withdrawal from the agreements concluded by accepting this Exchange Offer or in the event of a final failure of any of the Offer Conditions described in section “3.2 Offer Conditions” which the Company has not effectively waived, in whole or in part, within the Offer Period.

The Tendered ND Shares, which are transferred to the securities deposit account of BidCo subject to the conditions described above, will initially remain in the securities deposit accounts of the respective ND Shareholders and will be booked under the ISIN DE000A41YEL8 at Clearstream for the purpose of the settlement of the Exchange Offer. Ownership of the Tendered ND Shares will be transferred to BidCo on the date of the settlement of the Exchange Offer.

The Central Settlement Agent will arrange for all Offer Shares issued in the Exchange Offer to be transferred to Clearstream for onward delivery to the securities deposit accounts of the ND Shareholders accepting the Exchange Offer (or, in the event of a sale of the Tendered ND Shares, to the respective purchaser of the Tendered ND Shares). A total of 2.0281 Offer Shares will be exchanged for one (1) ND Share in order to provide the Offer Consideration to the former ND Shareholders who have accepted the Exchange Offer.

The Rumble Class A Common Shares have been included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board thereof upon application by a specialist and without any involvement of, or action by, Rumble. As the Offer Shares constitute additional Rumble Class A Common Shares, they will, upon issuance and listing on Nasdaq, be included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board thereof.

The Offer Shares will be transferred on the settlement date to the securities accounts maintained by the Custodian Banks at Clearstream.

If fractional Offer Shares arise as a result of the Offer Consideration, no shareholder rights can be asserted from this, so that rounding to full rights (so-called fractional share utilization) is necessary. Fractional Offer Shares will only be settled in cash. In this context, the respective Custodian Banks and, subsequently, if there are any remaining fractional Offer Shares, the Central Settlement Agent will combine the fractional Offer Shares attributable to the allocated Offer Shares into whole Offer Shares and sell them on the Frankfurt Stock Exchange, on Nasdaq or any other trading venue. The proceeds will then be paid to those ND Shareholders who tendered their respective ND Shares in accordance with the fractional Offer Shares attributable to them. As the market prices of the Offer Shares may fluctuate, the amount of money received by ND Shareholders who have tendered their ND Shares for the sale of fractional Offer Shares may differ from the amount calculated on the basis of the market price of an Offer Share at the time of settlement of the Exchange Offer. The Company, BidCo, the Central Settlement Agent, and the Custodian Banks do not guarantee that a specific price will be achieved through the sale of fractional Offer Shares.

BidCo shall have fulfilled its obligation to provide the Offer Consideration once (i) the Offer Shares have been transferred to the securities accounts maintained by the Custodian Banks at Clearstream, and (ii) any payments in connection with the sale of fractional Offer Shares have been made. It is the responsibility of the Custodian Banks to credit the former ND Shareholders with the Offer Consideration for each Tendered ND Share and any proceeds from the sale of fractional Offer Shares.

The Custodian Banks will transfer all fractional Offer Shares (remaining after consolidation into whole Offer Shares and sale of these Offer Shares by the Custodian Banks) to the securities deposit account at Clearstream of the technical settlement agent appointed by the Central Settlement Agent. Following the sale of whole Offer Shares by the Custodian Banks, the Central Settlement Agent will sell these fractional Offer Shares for the benefit of the respective ND Shareholders. The proceeds from these sales will be credited to the securities deposit accounts of the respective ND Shareholders no later than 10 Banking Days after the Offer Shares have been booked into the securities deposit accounts of the former ND Shareholders and may vary between the Custodian Banks.

Assuming that the announcement of the results after the expiry of the Additional Acceptance Period takes place on June 4, 2026, all Offer Conditions are satisfied at that time, or the Company has effectively waived the occurrence of the respective Offer Condition up to one Banking Day before the expiration of the Offer Period, the Offer Shares would be credited to the respective Custodian Banks by June 17, 2026, at the latest, and the proceeds from the sale of fractional Offer Shares would be credited by July 2, 2026, at the latest.

By accepting the Exchange Offer, a contractual agreement shall be concluded between each of the accepting ND Shareholders and BidCo regarding the transfer of the Tendered ND Shares to the securities deposit account of BidCo in accordance with the provisions of the Offer Document. These agreements and their interpretation shall be governed exclusively by German law. The Offer Consideration for each Tendered ND Share consists of 2.0281 Offer Shares.

The Exchange Offer will only be consummated in rem after the expiry of the Additional Acceptance Period and fulfillment of the Offer Conditions by transferring the Offer Consideration for all Tendered ND Shares in exchange for the transfer of all Tendered ND Shares. Upon transfer of ownership of the Tendered ND Shares to BidCo, all claims and other rights associated with the Tendered ND Shares shall be transferred to BidCo.

The Bidder shall have fulfilled its obligation to provide the Offer Consideration once (i) the Offer Shares have been transferred to the securities accounts maintained by the Custodian Banks at Clearstream, and (ii) any payments in connection with the sale of fractional Offer Shares have been made. It is the responsibility of the Custodian Banks to credit the former ND Shareholders with the Offer Consideration for each Tendered ND Share and any proceeds from the sale of fractional Offer Shares.

The above statements also apply accordingly to acceptance within the Additional Acceptance Period. ND Shareholders who have not accepted the Exchange Offer for some or all of their ND Shares within the Acceptance Period may accept the Exchange Offer for these ND Shares within the Additional Acceptance Period by submitting a Declaration of Acceptance as described above. Such a Declaration of Acceptance shall also only become effective upon the timely booking of the ND Shares for which acceptance has been declared under the ISIN DE000A41YEL8 at Clearstream. The transfer shall be initiated by the respective Custodian Banks immediately upon receipt of the Declaration of Acceptance.

If acceptance has been declared to the Custodian Banks within the Additional Acceptance Period, the transfer of ND Shares at Clearstream shall be deemed to have been made in a timely manner if the transfer has been made by 6:00 p.m. (CEST) on the second Banking Day after the end of the Additional Acceptance Period at the latest. The tendered ND Shares for exchange within the Additional Acceptance Period that have been booked under the ISIN DE000A41YEL8 in a timely manner will also be reported as Tendered ND Shares.

3.7         Stock Exchange Trading with Tendered ND Shares

The Tendered ND Shares are expected to be included to trading on the Munich Stock Exchange (Börse München) under ISIN DE000A41YEL8 from the third Banking Day after the start of the Acceptance Period. Trading in Tendered ND Shares on the Munich Stock Exchange (Börse München) is expected to be suspended after the close of trading three Banking Days prior to the settlement of the Exchange Offer.

The Company will immediately publish the date on which trading in Tendered ND Shares on the Munich Stock Exchange (Börse München) is discontinued via an electronically operated information dissemination system or in the German Federal Gazette (Bundesanzeiger).

Purchasers of Tendered ND Shares assume all rights and obligations arising from the acceptance of the Exchange Offer, including the irrevocable declarations, instructions, orders, and powers of attorney described above.

ND Shares that are not tendered for exchange will continue to be traded under ISIN DE000A0SMU87. However, the Company and the Target Company have agreed that after closing the inclusion to trading will no longer be in the interest of the Target Company and hence, such inclusion shall be terminated after closing, to the extent legally permissible.

3.8         Inclusion to trading on the Frankfurt Stock Exchange

The Rumble Class A Common Shares have been included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board thereof upon application by a specialist and without any involvement of, or action by, Rumble. As the Offer Shares constitute additional Rumble Class A Common Shares, they will, upon issuance and listing on Nasdaq, be included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board thereof.

3.9         Expected Timeline

Subject to an extension of the Offer Period, the following expected timeline is planned for the Exchange Offer.

April 13, 2026	Approval of the Prospectus by the BaFin Publication of the Prospectus on the Company’s website (www.rumble-offer.com)
Publication of the Offer Document on the Company’s website (www.rumble-offer.com) Start of the Acceptance Period
May 9, 2026	End of Acceptance Period (expected)
May 13, 2026	Publication of the results of the Exchange Offer on the Company’s website at www.rumble-offer.com
May 15, 2026	Commencement of the Additional Acceptance Period (expected)
June 1, 2026	End of the Additional Acceptance Period (expected)
June 4, 2026	Publication of the results of the Exchange Offer on the Company’s website at www.rumble-offer.com
June 10, 2026	Issuance of the Offer Shares (expected)
June 17, 2026	Settlement of the Exchange Offer and delivery of the Offer Shares
July 2, 2026	Transfer of cash proceeds from sale of fractional shares

3.10       Reversal of the Exchange Offer in the Event of Definitive Failure to Fulfill the Offer Conditions

The Exchange Offer will only be completed and BidCo will only be obliged to acquire the Tendered ND Shares for them if all Offer Conditions have been fulfilled or have been effectively waived, in whole or in part, in advance. The Exchange Offer shall expire if one or more Offer Conditions fail and the Company has not effectively waived in whole or in part, the respective Offer Condition within the period specified in section “3.2 Offer Conditions”. The agreements concluded as a result of the acceptance of the Exchange Offer shall not be executed and shall lapse in the event of the Exchange Offer expiring. Ownership of the Tendered ND Shares will not be transferred to BidCo and the Tendered ND Shares will be transferred back to ISIN DE000A0SMU87.

Arrangements will be made to ensure that the transfer back takes place immediately, but no later than five (5) Banking Days after the publication in accordance with section “3.5 Publications on Offer Conditions” that the Exchange Offer will not be completed. After the transfer back, the Tendered ND Shares can again be traded under their original ISIN DE000A0SMU87. The reversal is free of charge for ND Shareholders. However, any foreign taxes and/or fees and expenses incurred by foreign Custodian Banks that do not maintain a reciprocal account relationship with Clearstream shall be borne by the concerned ND Shareholders.

3.11       Rights of Withdrawal of ND Shareholders Accepting the Exchange Offer

The Exchange Offer does not provide for any withdrawal or termination rights for the benefit of ND Shareholders.

3.12       Right of Revocation Under the Prospectus Regulation

Pursuant to Article 23 of the Prospectus Regulation, any significant new factor, material mistake, or material inaccuracy relating to the information contained in a prospectus that may affect the assessment of the securities and that arises or is discovered between the approval of the Prospectus and the expiry of the Offer Period must be disclosed immediately in a supplement to the Prospectus. A change in the terms of the Exchange Offer may therefore trigger the Company’s obligation to publish a supplement to this Prospectus. Amendments to the terms and conditions of the Exchange Offer have no effect on the validity of Declarations of Acceptance already submitted. ND Shareholders who submitted their Declarations of Acceptance prior to the publication of any supplement to this Prospectus are entitled, in accordance with the Prospectus Regulation, to revoke their Declarations of Acceptance within three business days after the publication of the supplement. Instead of revoking their Declarations of Acceptance, these ND Shareholders may also amend their Declarations of Acceptance or submit new Declarations of Acceptance within two business days after the publication of such a supplement.

3.13       Costs of the Exchange Offer

The Company estimates that the total costs incurred by the Company in connection with the Exchange Offer (legal fees, bank fees, and other fees and costs) will amount to approximately USD 47.1 million.

Acceptance of the Exchange Offer is free of charge for each ND Shareholder that holds its shares with a domestic Custodian Bank (with the exception of the costs of transmitting the Declaration of Acceptance to the respective Custodian Bank). For this purpose, the Company grants the Custodian Banks a standard custodian bank commission, which will be communicated to them separately. However, any additional costs and expenses charged by Custodian Banks or foreign investment services companies, as well as any expenses incurred outside Germany, shall be borne by the relevant ND Shareholders themselves.

3.14       Information on the Offer Shares

3.14.1    Voting Rights

Holders of the Offer Shares (being shares of Class A Common Stock of the Company, as further described below) are entitled to one vote per share on each matter properly submitted to the stockholders.

3.14.2    Class of shares, currency, and applicable law

As of March 30, 2026, the Company’s authorized capital stock consists of 700,000,000 shares of Class A Common Stock, par value USD 0.0001 per share (the “Class A Common Stock”), 170,000,000 shares of Class C Common Stock, par value USD 0.0001 per share (the “Class C Common Stock”), 110,000,000 shares of Class D Common Stock, par value USD 0.0001 per share (the “Class D Common Stock”), and 20,000,000 shares of preferred stock, par value USD 0.0001 per share, of Rumble (the “Preferred Stock”). As of March 30, 2026, the Company had issued and outstanding (i) 215,749,009 shares of Class A Common Stock, (ii) 123,690,477 shares of Class C Common Stock, and (iii) 95,791,120 shares of Class D Common Stock. In connection with the closing of the Exchange Offer, the Company’s authorized number of shares of Class A Common Stock will increase to 1,400,000,000.

As set forth above, the Company has three classes of voting securities outstanding: Class A Common Stock, Class C Common Stock and Class D Common Stock:

•        Each share of Class A Common Stock, which is listed and traded on the Nasdaq, is entitled to one vote per share;

•        Each share of non-economic, voting Class C Common Stock, which is issued in tandem with ExchangeCo Share(1) is entitled to one vote per share; and

•        Each share of non-economic, voting Class D Common Stock, which is held by Chris Pavlovski, the Company’s Chairman and CEO, is entitled to 11.2663 votes per share.

____________

(1)      Rumble views each ExchangeCo Share (as defined below) and its corresponding Rumble Class C Common Share as one unit of account that is economically similar to a Rumble Class A Common Share. At the time an ExchangeCo Share is exchanged by the holder, Rumble will issue one Rumble Class A Common Share and the ExchangeCo Share and corresponding Rumble Class C Common Share are cancelled. The ExchangeCo Share and the related Rumble Class C Common Share cannot be separated.

3.14.3    ISIN/ Stock exchange symbol

International Securities Identification Number (ISIN)	US78137L1052
Securities identification number (WKN)	A3DRQQ
Stock exchange symbol	RUM (Nasdaq)

3.14.4    Existing Stock Exchange Listing and Inclusion

The Class A Common Stock comprising the Offer Shares is listed on the Nasdaq. The Rumble Class A Common Shares have been included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board thereof upon application by a specialist and without any involvement of, or action by, Rumble.

3.14.5    Dividend and liquidation rights

The Rumble Charter provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Company or property of the Company, each share of Class A Common Stock shall be entitled to receive, ratably, such dividends and other distributions as may from time to time be declared by the board of directors of Rumble.

3.14.6    Sale and transferability of shares

There are no restrictions on the transfer of shares of Class A Common Stock.

3.15       Significant interests of persons in relation to the offer, including conflicts of interest

The Company has an interest in the Exchange Offer, as it believes that the completion of the Exchange Offer will bring several benefits to both Rumble and Northern Data. Northern Data’s management board and supervisory board, based on review of the relevant information available to them on the date of the Business Combination Agreement (including a fairness opinion issued by an investment bank to Northern Data’s management board and supervisory board which considered the Offer Exchange Ratio being fair to the ND Shareholders from a financial point of view), unanimously have taken the view that the Business Combination is in the best interest of Northern Data.

The Company has appointed Cantor Fitzgerald Europe, as the Central Settlement Agent for the technical settlement of the Exchange Offer, which will receive a fixed fee. Furthermore, Guggenheim Securities, LLC (“Guggenheim Securities”) and ParkView Partners are acting as financial advisors to the Company in connection with the Exchange Offer and are providing investment banking and related services in this regard. They will each receive a cash transaction fee for these services.

Certain of the Rumble directors and executive officers and certain of the Northern Data management board members and supervisory board members may have interests in the Business Combination and the Exchange Offer that may be different from, or in addition to, the interests of Rumble Stockholders and ND Shareholders, respectively. In the case of Rumble directors and executive officers, these interests include the continued service of certain directors and executive officers following the closing of the Business Combination and the indemnification of Rumble directors and executive officers. Rumble’s directors and executive officers also own Rumble voting securities. For a discussion of other directors and executive officers owning Rumble voting securities, please see the section of this Prospectus entitled “15.9 Security Ownership of Directors and Executive Officers”. In the case of the Northern Data management board members and supervisory board members, these interests may include the continued service of Northern Data management board members following the closing of the Business Combination. The Northern Data management board member Aroosh Thillainathan and Northern Data supervisory board members Dr. Tom Schorling and Bertram Pachaly are directly and indirectly invested in Northern Data. Aroosh Thillainathan, concurrently with the execution and delivery of the Business Combination Agreement agreed to sell the 744,150 ND Shares held by his investment company ART Holding GmbH in exchange for new Rumble Class A Common Shares at the Offer Exchange Ratio. In addition, the Northern Data management board members Aroosh Thillainathan and John Hoffman hold stock options for ND Shares. Therefore, they have a financial and economic interest separately from their position as members of the management board and supervisory board, respectively. However, with respect to the Exchange Offer, financial and economic interests derived from own shareholdings of board members are aligned with the interests of Northern Data and its shareholders and therefore do not constitute a conflict of interest.

In order to address potential conflicts of interest of Aroosh Thillainathan, the Northern Data supervisory board appointed John Hoffman as an additional management board member with specific responsibility for all decisions and measures in connection with the Exchange Offer and negotiations with Rumble. The Northern Data supervisory board continuously reviewed its own conflicts of interest in its decision-making regarding the Business Combination Agreement and had these reviewed by its advisors. Rumble’s board of directors and the Northern Data management board and supervisory board were aware of and considered the relevant interests (to the extent that they existed at the time), among other matters, in evaluating and negotiating the Business Combination. Northern Data’s management board and supervisory board will further consider these interests in connection with issuing their reasoned opinion containing their recommendation to ND Shareholders regarding acceptance of the Exchange Offer.

For a detailed discussion of these interests, please refer to section “5.9 Interests of Directors, Board Members and Executive Officers of Rumble and Northern Data in the Business Combination”.

In addition, Northern Data has a significant interest in the Exchange Offer, as the non-execution of the Exchange Offer would result in the termination of the transaction support agreement between Northern Data and Tether (the “Company Transaction Support Agreement”) under which Northern Data receives financial support from Tether, in particular the non-maturity of the loan granted to Northern Data by Tether (the “Existing ND Loan”).

Tether has a significant interest in the successful completion of the Exchange Offer, as upon closing of the Exchange Offer, under the sale and transfer and amendment and restatement agreement with Northern Data and Tether (the “Sale and Transfer and Amendment and Restatement Agreement”), Tether will sell and transfer (i) 50% of its receivable under the Existing ND Loan for Rumble Class A Common Shares, and (ii) convert the remaining 50% into a new secured loan agreement with the newly incorporated Irish subsidiary of Rumble, Rumble ND HoldCo, that will hold the ND Shares acquired through the Exchange Offer (the “Tether/Rumble Loan”), thereby obtaining equity participation in Rumble and security for its remaining loan exposure. For further details, please refer to Sections “13.15.1.4 Transaction Support Agreement between Tether and Northern Data” and “13.15.7 Sale and Transfer and Amendment and Restatement Agreement and other related Amended Northern Data Loan Agreements”.

In addition, concurrently with the execution and delivery of the Business Combination Agreement, Tether agreed to sell all of the ND Shares owned by Tether (totaling 43,512,526 ND Shares as of April 6, 2026) as of immediately prior to the closing of the share transfer pursuant to the Exchange Offer at the Offer Exchange Ratio for Rumble Class A Common Shares. Further, Tether also has interests in the transactions arising from the Tether Customer Agreement, which will become effective concurrently with the closing of the Exchange Offer, and the Tether Marketing Agreement, which was executed in connection with the execution of the Business Combination Agreement and has an initial two-year term beginning on February 15, 2026. For further details, please refer to Sections “13.15.1.4 Transaction Support Agreement between Tether and Northern Data”, “13.15.4 Tether Customer Agreement” and “13.15.6 Tether Marketing Agreement”.

To Rumble’s knowledge, there are no other interests or potential conflicts of interest that could be material to the Exchange Offer.

3.16       Approval of this Prospectus

This Prospectus constitutes a single document prospectus within the meaning of Article 6(3) of Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and repealing Directive 2003/71/EC, as amended (“Prospectus Regulation”) and has been prepared in accordance with the Prospectus Regulation. The BaFin, in its capacity as the competent authority in Germany, has approved this document as a prospectus in accordance with the Prospectus Regulation and the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG) (“German Prospectus Law”). By approving this Prospectus in accordance with Article 20 of the Prospectus Regulation, the BaFin does not assume any responsibility or make any representation regarding the economic and financial soundness of the transaction or the quality or solvency of the company in accordance with the provisions of Article 6(4) of the German Prospectus Law. The BaFin approves this Prospectus only with regard to the standards of completeness, comprehensibility, and consistency in accordance with the Prospectus Regulation. Such approval should not be considered an endorsement of the Company or a confirmation of the quality of the securities that are the subject of this Prospectus.

4    REASONS FOR THE EXCHANGE OFFER

4.1         Reasons for the Exchange Offer

Rumble, through its wholly-owned indirect subsidiary, BidCo, is pursuing the voluntary public exchange offer for Northern Data to advance a clear strategic objective: to accelerate the development of a Freedom-First, full-stack technology platform spanning cloud, AI, and digital media, and to position the combined business to serve the fast expanding market for AI infrastructure and applications. The transaction is intended to scale and expand Rumble’s cloud business through immediate scale in cloud and data centers, including the addition of, we believe, one of the largest estates of GPUs in Europe together with a global data center footprint, to accelerate Rumble’s international expansion strategy, to unlock enterprise and government AI opportunities through Northern Data’s AI infrastructure and Rumble’s U.S. brand, including through potential partnerships with hyperscalers and others, to expand Rumble’s partnership with Tether, to provide a significant revenue growth opportunity, and to enable faster execution of Rumble’s creator, video, and advertising AI roadmap, to provide an immediate go-to-market leveraging existing government and corporate relationships and to contribute to an expected larger equity market capitalization and improved capital markets access.

Please refer to section “5.2 Rumble’s Reasons for the Business Combination” for further details.

4.2         Use of Proceeds

The Company will not receive any cash proceeds from the increase in its authorized share capital in connection with the Exchange Offer.

5    THE BUSINESS COMBINATION

5.1              Information about the Companies

5.1.1           Rumble

Rumble, the Freedom-First technology platform, is designed to help content creators manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers. On September 16, 2022, Rumble completed the 2022 Business Combination pursuant to a business combination agreement with CF VI, a special purpose acquisition vehicle (the “2022 Business Combination”). Following the completion of the 2022 Business Combination, the Rumble Class A Common Shares began trading on the Nasdaq.

The Rumble Class A Common Shares are listed on the Nasdaq under the symbol “RUM” and our publicly traded warrants to purchase one Rumble Class A Common Share are listed on the Nasdaq under the symbol “RUMBW.”

Rumble’s principal executive office is located at 444 Gulf of Mexico Drive Longboat Key, Florida 34228, and its telephone number at that location is +1 (941) 210-0196. Rumble’s registered office is located at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the name of Rumble’s registered agent at such address is Corporation Service Company.

5.1.2           Northern Data

Northern Data is a provider of full-stack AI and HPC solutions, leveraging a network of high-density, liquid-cooled, GPU-based technology to enable the world’s most innovative companies. Together with its partners, Northern Data is passionate about the potential of HPC to drive both technological and societal transformation. We believe that Northern Data has one of the largest GPU clusters for HPC in Europe through its Taiga Cloud business, while its Ardent Data Centers business has a network of owned and colocation data centers across the globe.

ND Shares are listed, among other venues, on the Regulated Unofficial Market of the Munich Stock Exchange (Börse München) in the m:access segment and in the electronic trading system of the Frankfurt Stock Exchange (Xetra) under the symbol “NB2”.

Northern Data’s registered office is Frankfurt am Main, Germany, and business address is An der Welle 3, 60322 Frankfurt am Main, Germany (telephone: +49 (0)69 3487 5225), LEI 391200LB6JA3HAQWTS32. It is registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main under HRB 106465.

5.2              Rumble’s Reasons for the Business Combination

In evaluating the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination and the Exchange Offer, the board of directors of Rumble held several meetings and consulted with Rumble’s senior management and its outside legal and financial advisors. In reaching its decision to approve the Business Combination Agreement and the transactions contemplated thereby, the board of directors of Rumble considered several factors, including but not limited to the following (which are not necessarily presented in order of their relative importance to Rumble):

•        the Business Combination is expected to provide Rumble with immediate scale in the cloud and data center business, including:

o       the opportunity to build a full-stack cloud platform — from power to GPUs-as-a-service and beyond — backed by a mission to protect a free and open internet;

o       the acquisition of one of the largest GPU fleets for HPC in Europe, with 22.4K NVIDIA GPUs, including 20.4K NVIDIA H100s and 2K NVIDIA H200s;

o       access to a globally distributed network of data center locations and several strategically co-located sites; and

o       the acquisition of four (4) owned data center locations anchored by Northern Data’s site in Maysville, Georgia which, upon completion, is anticipated to deliver up to 180MW of capacity.

•        the Business Combination is expected to significantly expand Rumble’s international footprint with Northern Data’s prominent presence in Europe, including data center operations in Sweden, Norway, Portugal, the Netherlands, and the United Kingdom, as well as corporate locations in Germany, in addition to a growing presence in the United States.

•        by combining Northern Data’s ownership of one of the largest GPU clusters for HPC in Europe and market advantage in scaling and maintaining AI infrastructure with Rumble’s strong US-brand position, the Business Combination is expected to open up significant opportunities for the combined group, including in strengthening investment in the United States to further penetrate the AI market, help accelerate adoption of AI infrastructure and technologies by enterprise and government clients and further expand Northern Data’s AI infrastructure leadership and Rumble’s presence in Europe;

•        the Business Combination will expand Rumble’s partnership with Tether Investments, S.A. de C.V. (“Tether”), with Tether agreeing to become an important customer of the combined group following closing through the Tether Customer Agreement (as defined below), which represents an initial commitment by Tether to purchase up to USD 150 million of GPU services over a two-year period following the closing (see section “13.15 Material Agreements in connection with the Exchange Offer” for a more detailed summary of the Tether Customer Agreement, as well as the Tether Marketing Agreement which was entered into in connection with the signing of the Business Combination Agreement, which provides for a USD 100 million advertising commitment over two years commencing in February 2026);

•        the Business Combination is expected to accelerate Rumble’s creator, video and advertising AI innovation, with a scaled GPU estate and new AI competencies;

•        the Business Combination will enable Rumble to immediately pursue a go-to-market strategy, including by leveraging its existing and newly acquired government and corporate relationships;

•        the combined company is expected to have a larger equity market capitalization as compared to Rumble and provide better access to capital markets;

•        the benefits of the combined experience and knowledge of Rumble and Northern Data, as well as the cultural alignment between Rumble and Northern Data;

•        the fact that the Business Combination Agreement does not contain a minimum tender condition, with the transaction support agreements with Tether, ART Holding GmbH and Aroosh Thillainathan (collectively, the “ART Sellers”) and Apeiron Investment Group Ltd., Malta (“Apeiron”) expected to deliver to Rumble at least 70% of Northern Data’s share capital subject to, and immediately prior to the closing of the Exchange Offer; the transaction support agreements with the ART Sellers and Apeiron contain substantially similar terms to the Tether Agreement (as defined below), and together with the transaction support agreement with Tether, are referred to as the “Transaction Support Agreements”; As of April 6, 2026, Tether, the ART Sellers and Apeiron owned ND Shares representing approximately 72% of Northern Data’s share capital;

•        Tether’s support to purchase, subject to applicable law and the terms of its transaction support agreement, i.e., the Tether Agreement, additional ND Shares prior to and for a period of up to one year following the closing of the Business Combination;

•        the terms of the Sale and Transfer and Amendment and Restatement Agreement (as defined below) and the other related Amended Northern Data Loan Agreements relating to Tether’s existing loan with Northern Data, including the initial exchange of 50% of the value of the Existing ND Loan (as defined below) for the number of Rumble Class A Common Shares equal to such share of the Existing ND Loan divided by USD 7.88 at the closing of the Exchange Offer and the potential subsequent exchange of 50% on the first anniversary of the closing of the Exchange Offer;

•        the delivery by Chris Pavlovski (the “Majority Shareholder”), together with his affiliates as holders of the majority of our outstanding voting capital stock of the Written Consent immediately followed the signing of the Business Combination Agreement, approving the Business Combination Agreement and the transactions contemplated thereby, including the Rumble Share Issuance and the Charter Amendment (as defined below), which eliminated any requirement to seek additional approvals from Rumble Stockholders and thereby streamlined the transaction process; the issuance of Rumble Class A Common Shares pursuant to the Exchange Offer and the Transaction Support Agreements, as well as the potential issuance of Rumble Class A Common Shares pursuant to the Rumble Equity Commitment Agreement (as defined below) and the Amended Northern Data Loan Agreement (in each case as defined in the Prospectus), up to the aggregate maximum amount described in section “1.3.12 The Rumble Stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.”, are referred to, collectively, as the “Rumble Share Issuance”; the certificate of amendment to the Second Amended and Restated Certificate of Incorporation of Rumble Inc. (the “Rumble Charter”) to increase the number of authorized Rumble Class A Common Shares from 700 million to 1.4 billion and thereby increase the total number of shares of all classes of stock that Rumble is authorized to issue to 1.7 billion shares is referred to as the “Charter Amendment”;

•        the favorability and fairness of the Offer Exchange Ratio and the fact that the Exchange Offer is fixed and will not fluctuate in the event that the market price of ND Shares increases relative to the market price of Rumble Class A Common Shares prior to completion of the Business Combination;

•        the current and prospective business environment in which Rumble and Northern Data operate, historical information concerning Rumble and Northern Data’s respective businesses and the results of the due diligence review of Northern Data and its business conducted by Rumble and its advisors;

•        the consideration of other alternatives reasonably available to Rumble and the recommendation of Rumble’s senior management in favor of the Business Combination;

•        the expected favorable impact of the Business Combination on the content creators, customers, suppliers and employees of Rumble;

•        the terms of the Business Combination Agreement, and the fact that such terms were the result of arm’s-length negotiations between representatives of Rumble and Northern Data; and

•        the financial analyses, which includes, among other financial information, financial projections relating to Rumble and Northern Data prepared by Rumble’s management and Northern Data’s management and reviewed and discussed with representatives of Guggenheim Securities, LLC (“Guggenheim Securities”), as well as the oral opinion of Guggenheim Securities rendered to the board of directors of Rumble on November 9, 2025, subsequently confirmed in writing by delivery of a written opinion dated November 9, 2025, that, as of the date of the written fairness opinion and based upon and subject to the assumptions and limitations set forth in such written fairness opinion, the exchange ratio pursuant to the Business Combination Agreement was fair, from a financial point of view, to Rumble. The financial projections upon which Guggenheim Securities relied as part of its financial analyses are disclosed in the registration statement on Form S-4, which Rumble filed with the SEC. However, these projections prepared by Rumble’s management, and Northern Data’s projections prepared by Northern Data’s management, were not intended for publication but to internally explore potential standalone or strategic transaction scenarios for Rumble. The underlying estimates and judgments on which the projections were based were made at the time the projections were prepared and thus, as of the date of this Prospectus, may be outdated and, therefore, the projections themselves may be outdated as of the date of this Prospectus.

The board of directors of Rumble also reviewed and considered the conditions to the completion of the Business Combination, and concluded that while the completion of the Business Combination is subject to various regulatory approvals, such approvals were likely to be satisfied on a timely basis.

The board of directors of Rumble weighed these advantages and opportunities against several potentially negative factors in its deliberations concerning the Business Combination Agreement and the transactions contemplated thereby, including:

•        the Offer Exchange Ratio is fixed and will not fluctuate in the event that the market price of Rumble Class A Common Shares increases relative to the market price of ND Shares prior to completion of the Business Combination;

•        the dilution of the ownership interests of Rumble’s current stockholders in Rumble that would result from settlement of the Exchange Offer and the other transactions contemplated by the Business Combination Agreement;

•        the risk that Northern Data’s financial performance may not meet Rumble’s expectations;

•        risks that Rumble may not realize the potential benefits of the Business Combination, including due to the fact that certain of the businesses of Northern Data represent new business lines for Rumble in which it has little prior experience operating or Rumble failing to have access to sufficient capital to maintain and grow the acquired business as planned;

•        risks that the growth strategy of the combined business may require a significant amount of debt financing, which may be available on unfavorable terms, if at all, and risks relating to the ability of the combined business to service any such debt obligations;

•        the risk that the Business Combination may not be completed or may be delayed despite the parties’ efforts, including the possibility that conditions to the parties’ obligations to complete the Business Combination may not be satisfied or may be subject to certain terms, conditions or limitations imposed by governmental authorities;

•        the potential challenges and difficulties in integrating the operations of Rumble and Northern Data, including potential difficulties in retaining key personnel;

•        the potential effects of the Business Combination on the overall business of Rumble, including potential litigation and its relationships with customers, suppliers and regulators;

•        the risk that ND Shareholders may not tender their ND Shares in the Exchange Offer;

•        the risk that governmental regulatory agencies may not approve the Business Combination or may impose terms and conditions on their approvals;

•        the possibility of diversion of management attention during the pendency of the Business Combination and the substantial costs to be incurred in connection with the Business Combination;

•        the terms of the Business Combination Agreement, including those that restrict Rumble’s business and provide Northern Data the right to change its recommendation supporting the Business Combination or terminate the Business Combination Agreement under certain circumstances; and

•        risks of the type and nature described under Section “1 RISK FACTORS“ and the matters described in Section “2.6 Forward-Looking Statements”.

The board of directors of Rumble considered all of these factors as a whole and on balance, concluded that the potential benefits of the Business Combination outweighed the risks and uncertainties of the Business Combination.

The foregoing discussion of the information and factors that the board of directors of Rumble considered is not intended to be exhaustive, but rather is meant to include the material factors that the board of directors of Rumble considered. The board of directors of Rumble collectively reached the conclusion to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination and the Exchange Offer, in light of the various factors described above and other factors that the members of the board of directors of Rumble believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that Rumble considered in connection with its evaluation of the Business Combination, the board of directors of Rumble did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board of directors of Rumble. In considering the factors discussed above, individual directors may have given different weights to different factors.

In considering the recommendation of the board of directors of Rumble, you should be aware that certain directors and executive officers of Rumble may have interests in the Business Combination that are different from, or in addition to, interests of the Company’s shareholders generally and may create potential conflicts of interest. The board of directors of Rumble was aware of these interests and considered them when evaluating and negotiating the Business Combination Agreement, the Business Combination, the Exchange Offer and the other transactions contemplated by the Business Combination Agreement. See the section “5.9 Interests of Directors, Board Members and Executive Officers of Rumble and Northern Data in the Business Combination”.

It should be noted that this explanation of the reasoning of the board of directors of Rumble and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed under section “2.6 Forward-Looking Statements”.

5.3              Northern Data’s Reasons for the Business Combination

The Company has prepared and filed with the SEC a registration statement on Form S-4 including (A) a prospectus (together with any amendments thereof or supplements thereto) in connection with the issuance by the Company of the Offer Shares to (i) be used as a U.S. exchange offer prospectus sent to holders of the ND Shares and (ii) register with the SEC the offer and sale of the Offer Shares to the holders of ND Shares, and (B) a written information statement of the type contemplated by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) containing (i) the information specified in Schedule 14C under the United States Exchange Act concerning the written consent and the transactions contemplated by the Business Combination Agreement and (ii) the notice of action by written consent required by Section 228(e) of the DGCL in connection with the Written Consent (clauses (A) and (B), collectively, the “Registration Statement”). In the course of the preparation of the Registration Statement, the Target Company provided the Company with certain information, including information regarding the strategic and commercial rationale for the contemplated business combination from the perspective of the Target Company. The following section sets out such rationale as provided by the Target Company in the context of this process:

Prior to concluding the Business Combination Agreement, Northern Data’s management board and supervisory board examined and discussed in several board meetings the adequacy of the Exchange Offer, supported by a fairness opinion issued by an investment bank to Northern Data’s management board and supervisory board regarding the Offer Exchange Ratio. The supervisory board of Northern Data, in particular, reviewed the potential risks and benefits associated with the Business Combination and the Exchange Offer. To support its evaluation, Northern Data engaged external advisors: (a) an investment bank was commissioned to evaluate the Offer Exchange Ratio and to deliver a fairness opinion to Northern Data’s management board and supervisory board on the fairness of the Offer Exchange Ratio to the ND Shareholders from a financial point of view. In the joint meeting of the management board and the supervisory board of Northern Data on November 9, 2025, the investment bank expressed its opinion, that, as of that date and based upon and subject to the assumptions and limitations set forth in a written fairness opinion, the Offer Consideration offered to ND Shareholders was fair to the ND Shareholders from a financial point of view — subsequent to that meeting, the investment bank rendered its opinion in writing; (b) Latham & Watkins LLP conducted a legal due diligence of Rumble and its group companies, which did not reveal any material red flags or high-risk issues; Gleiss Lutz Hootz Hirsch PartmbB Rechtsanwälte, Steuerberater advised the management board, and Ashurst LLP advised the supervisory board, on German corporate law matters, governance considerations and the supervisory board’s duties in connection with the Exchange Offer; and (c) Northern Data’s supervisory board received a legal opinion from Ashurst LLP confirming that the decision to approve the entry into the Business Combination Agreement satisfied the requirements of the business judgment rule under German law. Northern Data’s management board and supervisory board considered all of these analyses and opinions in connection with their decisions and concluded that the opportunity presented by the Business Combination was in the best interest of ND Shareholders, as they will have the opportunity to remain invested in the combined company and participate in its future growth.

Northern Data’s decision to enter into the Business Combination Agreement was primarily driven by the strategic and financial merits of the proposed transaction. In particular, the management board and the supervisory board considered several factors, including but not limited to the following (which are not necessarily presented in order of their relative importance to Northern Data):

•        the contemplated Business Combination brings together two leading companies and a strategic investor with complementary strengths, resources, assets and areas of expertise. By combining these capabilities, the transaction offers a unique opportunity to create a potential market leader with an enhanced competitive position offering a vertically integrated AI platform that realizes the benefits of owned AI compute infrastructure, proprietary data and a vast user base with a product vision, laying a stronger foundation for long-term success;

•        the Business Combination would improve Northern Data’s positioning in the U.S. market, leveraging the strong positioning and relationships Rumble has in the most sizable addressable market for AI infrastructure;

•        the expected benefits from the expanded partnership and product development opportunities with Tether, including the Tether Customer Agreement providing for a commitment to purchase GPU services and the continued financing support;

•        the terms of the Business Combination Agreement were the result of extensive arm’s-length negotiations between the parties, ensuring a fair and balanced outcome. These negotiations considered the interests of all stakeholders and produced a framework designed to support value creation and sound governance. In this context, the leadership and governance structure of Rumble were also carefully evaluated as integral elements of the combined group’s ability to execute its strategic vision effectively;

•        the Business Combination would offer Northern Data access to Rumble’s financing opportunities, including through Rumble’s Nasdaq listing, improving its access to capital and broader awareness, thereby strengthening Northern Data’s market position with key suppliers, customers and current and future employees, allowing Northern Data to fund additional growth investments;

•        the Business Combination would offer Northern Data the opportunity to realize growth opportunities within its existing data center site portfolio for near-term GPU deployments that would meaningfully improve the weighted average useful life of Northern Data’s GPU estate, offset costs that are being incurred at several under-utilized data center locations and capitalize on the scarcity of available power in the AI infrastructure market. Realizing such growth opportunities without the Business Combination would require significant third-party financing, the availability of which is uncertain. Absent such financing, Northern Data would be forced to take other liquidity measures, such as asset sales, which in turn could adversely affect the ability of Northern Data to achieve the aspired growth;

•        ND Shareholders would benefit from accelerated growth and innovation, including new avenues for revenue expansion and operational synergies;

•        as the Exchange Offer is structured as a share-for-share exchange, tendering ND Shareholders would have the opportunity to continue to participate in the potential future value creation of the combined pro-forma business, thereby allowing them to benefit from the strategic and financial merits of the Business Combination on a long-term basis; and

•        the management board and the supervisory board regard the Offer Consideration as adequate from a financial perspective. The fairness opinion issued by an investment bank to Northern Data’s management board and supervisory board considered the Offer Exchange Ration being fair to the ND Shareholders from a financial point of view.

The Northern Data management board and the supervisory board weighed these advantages and opportunities against several potentially negative factors in their deliberations concerning the Business Combination Agreement and the transactions contemplated thereby, including:

•        the Offer Exchange Ratio is fixed and will not fluctuate in the event that the market price of Rumble Class A Common Shares decreases relative to the market price of ND Shares prior to completion of the Business Combination;

•        the impact of contingent tax liabilities related to the ongoing Swedish tax investigation on the valuation of Northern Data and the Offer Exchange Ratio;

•        the realization of the anticipated strategic benefits of the Business Combination, including the future product roadmap of the combined business, is subject to significant execution risks and uncertainties, and there can be no assurance that such benefits will materialize as expected; in addition, Rumble has to date not achieved profitability, and the combined business may continue to face challenges in achieving and sustaining profitability, which could adversely affect the value of the consideration received by tendering ND Shareholders; and

•        the long period between signing of the Business Combination Agreement and completion of the Exchange Offer during which market conditions and business developments could materially change.

The Northern Data management board and the supervisory board considered all of these factors as a whole and, on balance, concluded that the potential benefits of the Business Combination outweighed the risks and uncertainties of the Business Combination. The foregoing discussion of the information and factors considered by the management board and supervisory board of Northern Data is not intended to be exhaustive, but rather is meant to include the material factors that the boards considered. Northern Data’s management board and supervisory board each unanimously came to the conclusion to approve the entry into the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination and the Exchange Offer, in light of the various factors described above and other factors that the management board and supervisory board members believed were appropriate.

5.4              Accounting Treatment

The Business Combination will be accounted for using the acquisition method of accounting in accordance with ASC 805. U.S. GAAP requires that one of the two companies in the Business Combination be identified as the acquirer for accounting purposes. Management has determined that Rumble is the acquiring entity for accounting purposes. In identifying Rumble as the acquiring entity for accounting purposes, the companies considered that Rumble is the company issuing new equity instruments, and further took into account the intended corporate governance structure of the combined company, the relative voting rights in the combined company after the Business Combination, the composition of the senior management of the combined company, the terms of the exchange of equity interests, and the size of each of the companies. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: assets, revenue, operating income, market capitalization and enterprise value. No single factor was the sole determinant in the overall conclusion that Rumble is the acquirer for accounting purposes. Rather, all factors were considered in arriving at such conclusion.

5.5              Listing of Additional Rumble Class A Common Shares

Rumble expects to obtain approval to list the Rumble Class A Common Shares to be issued pursuant to the Exchange Offer on the Nasdaq, subject to official notice of issuance. The Rumble Class A Common Shares have been included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in its Quotation Board upon application by a specialist and without any involvement of, or action by, Rumble.

5.6              Termination of Inclusion of Trading of ND Shares

Rumble and Northern Data agreed that, after the closing of the Exchange Offer, the management board of Northern Data will take all steps reasonably necessary to terminate the inclusion of the ND Shares in trading in the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) (including via the Xetra trading platform), the Munich Stock Exchange (Börse München), the Berlin Stock Exchange (Börse Berlin), the Düsseldorf Stock Exchange (Börse Düsseldorf), the Hamburg Stock Exchange (Börse Hamburg), the Hanover Stock Exchange (Börse Hannover) and Tradegate Exchange, and, if applicable, any other stock exchange or trading venue, in each case to the extent legally permissible. A separate delisting offer will not be required. Under German law, the obligation to make a delisting acquisition offer pursuant to Section 39 para. 2 to 6 of the German Stock Exchange Act (Börsengesetz) applies only to the revocation of an admission to trading on a regulated market (regulierter Markt) or, in conjunction with Section 48a para. 1b of the German Stock Exchange Act (Börsengesetz), to the revocation of an inclusion in an SME growth market (KMU-Wachstumsmarkt). Since the ND Shares are included in the Regulated Unofficial Market (Freiverkehr) of the aforementioned trading venues and, therefore, neither admitted to trading on a regulated market (regulierter Markt) nor included in an SME growth market (KMU-Wachstumsmarkt), the termination of their inclusion does not trigger a delisting acquisition offer requirement.

Prior to the time of delivery of the Rumble Class A Common Shares in connection with the closing of the Exchange Offer, Rumble will ensure that the Rumble Class A Common Shares are admitted to listing and trading on the Nasdaq (trading in U.S. dollars). The Rumble Class A Common Shares have been included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board thereof upon application by a specialist and without any involvement of, or action by, Rumble. Rumble does not currently intend to cause or procure the termination of the inclusion of the Rumble Class A Common Shares on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange.

5.7              Regulatory Approvals Related to the Business Combination

The Business Combination is subject to review and approval by government authorities and other regulatory agencies, including in jurisdictions outside the United States and Germany. Rumble and Northern Data intend to file all notifications and applications that they determined are necessary under the applicable laws, rules and regulations of the respective authorities, agencies and jurisdictions identified in the Business Combination Agreement and to file all post-closing notifications that they determined are necessary as soon as possible after closing has taken place. While Rumble and Northern Data believe that they will receive the requisite regulatory approvals, there can be no assurances regarding the timing of such approvals, the ability to obtain such approvals on satisfactory terms or at all, the conditions imposed on these approvals or the absence of litigation challenging these approvals. There can likewise be no assurance that U.S. federal, state, German or other authorities will not attempt to challenge the Business Combination on antitrust grounds or for other reasons, or, if a challenge is made, as to the results of the challenge. The BMWE granted a certificate of non-objection on December 19, 2025. The Swedish Inspectorate of Strategic Products (Inspektionen för strategiska produkter) approved the transaction on February 16, 2026. The UK Investment Security Unit approved the transaction on February 25, 2026. The U.S. antitrust filing (with respect to the HSR Act filing) was made on December 19, 2025 and the parties were granted early termination on January 16, 2026. Further, Rumble submitted a notification to the Competition Regulation Committee of the United Arab Emirates Ministry of Economy on January 27, 2026 which has been formally accepted on February 20, 2026.

Rumble’s and Northern Data’s obligation to complete the Business Combination is conditioned upon the receipt of the required regulatory approvals, including (i) clearance or lapse of applicable waiting periods by the competent merger control authorities in the U.S. and the United Arab Emirates; and (ii) receipt of applicable investment control clearances or equivalent regulatory approvals in Germany, Sweden and the United Kingdom, in each case on or before the End Date.

For further details, see Section “3.2 Offer Conditions“.

5.7.1           U.S. Antitrust Clearance

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and the rules promulgated thereunder, the Business Combination may not be completed until notification and report forms have been filed with the U.S. Federal Trade Commission (“FTC”) and the U.S. Department of Justice (“DOJ”) and the applicable waiting periods have expired or have been terminated. Upon expiration or termination of the waiting period and assuming the other offer conditions have been satisfied or waived, the parties may close the transaction, unless otherwise agreed and unless the competition authority has successfully applied to a federal court for a preliminary injunction against the closing of the transaction.

The requisite Notification and Report Forms under the HSR Act were filed with the FTC and the DOJ on December 19, 2025 and the parties were granted early termination on January 16, 2026.

5.7.2           United Arab Emirates Antitrust Clearance

Under the United Arab Emirates Federal Law 36 of 2023 on the Regulation of Competition, and the relevant implementing regulations, the Business Combination may not be completed until a notification has been filed with the Competition Regulation Committee (“Committee”) of the United Arab Emirates Ministry of Economy (“UAE MoE”) and the UAE MoE approved the transaction. Once a notification has been filed with the Committee, the Committee may request additional information before considering the notification complete. Once the notification is deemed complete by the Committee, the UAE MoE has 90 calendar days, extendable by 45 calendar days, to issue its final decision. The review period may be suspended if (i) the Committee requests further information from the parties until they provide a complete response to the request, (ii) the Committee requests a technical opinion from another governmental body as part of its review; or (iii) the Committee receives an objection from an interested party. The UAE MoE may (i) approve the transaction, (ii) approve the transaction subject to commitments from the parties or (iii) prohibit the transaction. In the absence of a decision from the UAE MoE within the legal review period, the transaction is deemed prohibited.

Rumble has submitted a notification to the Committee on January 27, 2026. The Committee formally accepted the notification on February 20, 2026. As the review process is still ongoing as of the date of this Prospectus, Rumble cannot assess at the current time when the proceedings will be concluded.

5.7.3           Germany FDI Approval

The Business Combination involves the acquisition of more than 25% of the voting rights in a German entity by a non-German and non-EU/EFTA investor and is subject to the German foreign investment control regime under Sections 55 et seqq., of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung–“AWV”).

Rumble has submitted an application for a certificate of non-objection pursuant to Section 58 AWV, on November 28, 2025. The BMWE granted a certificate of non-objection on December 19, 2025.

5.7.4           Sweden FDI Approval

Under the Screening of Foreign Direct Investments Act (2023:560), the Business Combination may not be completed until a notification has been filed with the ISP and the ISP has decided not to take action on the transaction or has decided to approve the transaction. Once a notification has been filed with the ISP, the ISP has 25 business days to declare either that it will (i) not take action on the transaction or (ii) initiate a formal review. If the ISP initiates a formal review, it has three months, which it may extend to a total of six months, to (i) approve the transaction, (ii) approve the transaction subject to conditions or (iii) prohibit the transaction.

Rumble submitted a notification to the ISP on December 23, 2025. The ISP approved the transaction on February 16, 2026.

5.7.5           United Kingdom FDI Approval

The Business Combination involves the indirect acquisition of more than 25% of the voting rights in a UK entity and is subject to the National Security and Investment Act 2021 (“NSI Act”). Rumble understands that Northern Data’s UK subsidiaries do not qualify as “qualifying entities” under the NSI Act. However, in light of certain proposed amendments to the NSI Act, Rumble has submitted a voluntary notification to the UK Investment Security Unit (“ISU”).

Once the ISU has accepted a notification under the NSI Act, the ISU has up to 30 business days to decide either that it will (i) not take action in relation to the transaction or (ii) issue a call-in-notice in relation to the transaction. If the ISU issues a call-in-notice, it has a further period of up to 30 business days, which can be extended for an additional 45 business days, either to (i) issue a final notification that no further action is to be taken in relation to the transaction, or (ii) issue a final order either prohibiting the transaction or approving it only subject to conditions. If the ISU requests further information or requires a person to attend and provide evidence after a call-in-notice, the formal review period is suspended until such information is provided or such attendance notice is complied with.

Rumble submitted a notification to the ISU on December 23, 2025. The ISU approved the transaction on February 25, 2026.

5.8              Appraisal Rights

5.8.1           Company’s shareholders

Under the Delaware General Corporation Law (“DGCL”), as well as under the Rumble Charter and Rumble Bylaws, the Company’s shareholders are not entitled to any appraisal rights in connection with the Business Combination, including the Exchange Offer.

5.8.2           Shareholders of Northern Data

German law does not grant appraisal rights or provide for appraisal proceedings in connection with a public exchange offer such as the Exchange Offer.

Certain post-closing reorganization transactions may, however, trigger appraisal rights for the ND Shareholders who do not tender their ND Shares in the Exchange Offer. These could potentially include (i) a merger squeeze out under the German Transformation Act (Umwandlungsgesetz); (ii) a corporate squeeze out under the German Stock Corporation Act (Aktiengesetz); (iii) an integration (Eingliederung) under the German Stock Corporation Act (Aktiengesetz); (iv) a domination agreement and/or a profit and loss transfer agreement under the German Stock Corporation Act (Aktiengesetz); and (v) other transformation measures under the German Transformation Act (Umwandlungsgesetz), such as hive-downs (Ausgliederungen) or changes of legal form, to the extent they involve an exchange ratio and/or a cash payment. In the event that any of these transactions occur post-closing, ND Shareholders who did not tender their ND Shares in the Exchange Offer and continue to hold ND Shares would be entitled to adequate compensation or consideration, and, under the German Appraisal Proceedings Act (Spruchverfahrensgesetz), if applicable, such ND Shareholders may petition the court to review the adequacy of such compensation, consideration, exchange ratios and any cash top-up.

5.9              Interests of Directors, Board Members and Executive Officers of Rumble and Northern Data in the Business Combination

The Company’s shareholders and ND Shareholders should be aware that certain of Rumble’s directors and executive officers and certain of the Northern Data’s management board members and supervisory board members may have interests in the Business Combination and the Exchange Offer that may be different from, or in addition to, the interests of the Company’s shareholders and the ND Shareholders, respectively, as further described below.

At the close of business on March 30, 2026, Rumble directors and executive officers and their affiliates controlled approximately 85% of the voting power of Rumble’s outstanding capital stock. As of March 31, 2026, members of the Northern Data management board and their affiliates owned 1.16% of the outstanding ND Shares, and members of the Northern Data management board had equity awards covering 1,769,523 ND Shares in the aggregate.

5.9.1           Rumble

Certain of the Rumble directors and executive officers have interests in the Business Combination and the Exchange Offer that may be different from, or in addition to, the interests of Rumble Stockholders generally. These interests include the continued service of certain directors and executive officers following the closing of the Business Combination and the indemnification of Rumble directors and executive officers. Rumble’s directors and executive officers also own Rumble voting securities. Each member of the board of directors of Rumble was aware of these interests and considered them (to the extent that they existed at the time), among other matters, in evaluating and approving the Business Combination and in recommending that Rumble Stockholders adopt the Business Combination Agreement.

Rumble directors and executive officers and their affiliates controlled approximately 85.3% of the voting power of Rumble’s outstanding capital stock as of March 30, 2026, with the exercise of approximately 83.2% of the voting power of Rumble’s outstanding capital stock controlled by Chris Pavlovski, Rumble’s Chairman and Chief Executive Officer. For a discussion of other directors and executive officers owning Rumble voting securities, please refer to Section “15.9 Security Ownership of Directors and Executive Officers”.

Rumble has entered into certain agreements with Tether, which is a significant stockholder of Rumble, in connection with the Business Combination. For a description of these arrangements, including the Transaction Support Agreement with Tether, the A&R Registration Rights Agreement, the Transaction Agreement Amendment, the Tether Customer Agreement, the Equity Commitment Agreements, the Tether Marketing Agreement, and the Sale and Transfer and Amendment and Restatement Agreement, see the section of this document entitled “13.15 Material Agreements in connection with the Exchange Offer.”

5.9.2           Northern Data

Certain of the Northern Data management board members and supervisory board members have interests in the Business Combination and the Exchange Offer that may be different from, or in addition to, the interests of ND Shareholders generally. These interests may include the continued service of Northern Data management board members following the closing of the Business Combination.

Furthermore, concurrently with the execution and delivery of the Business Combination Agreement, Aroosh Thillainathan, member of Northern Data’s management board and chief executive officer, and the investment company ART Holding GmbH controlled by him, agreed to sell 744,150 ND Shares in exchange for new Rumble Class A Common Shares at the Offer Exchange Ratio. Apart from that, Aroosh Thillainathan does not hold any ND Shares, either directly or indirectly. In addition, Aroosh Thillainathan, under Northern Data’s stock option programs, holds options on a total of 1,519,523 ND Shares of which stock options for 1,115,097 ND Shares are already vested but not exercisable yet due to applicable waiting periods. Moreover, John Hoffman, a member of Northern Data’s management board, holds options to purchase 250,000 ND Shares which have not vested yet. If a squeeze-out transaction is completed pursuant to the Squeeze-Out Right (as defined below), all Northern Data stock options will be cashed out in accordance with their terms to the extent the unweighted arithmetic mean of the price per ND Share during the last five trading days prior to the announcement of the completion of any potential squeeze-out transaction exceeds the strike price for the applicable stock options. Furthermore, following the settlement of the Exchange Offer, any holders of Northern Data stock options that are exercisable in accordance with their terms at such time, or that become exercisable thereafter, will be, or upon exercisability of such stock options will become, entitled to request a cash settlement of such stock options in lieu of the delivery of ND Shares, with such cash compensation being the difference between the applicable strike price and the unweighted arithmetic mean of the price per ND Share during the last ten trading days prior to settlement of the Exchange Offer. The strike prices of the outstanding Northern Data stock options range between EUR 14.12 and EUR 58.54.

Moreover, Dr. Tom Schorling, the chairman of Northern Data’s supervisory board, holds 84,133 ND Shares, and Bertram Pachaly, member of Northern Data’s supervisory board, holds 375 ND Shares.

Due to their direct and indirect investments in Northern Data, stock options held, and the sale of the ND Shares held by Aroosh Thillainathan’s investment company ART Holding GmbH, the above have a financial and economic interest separately from their position as member of the management board and supervisory board, respectively. Each Northern Data management board member and supervisory board member was aware of the relevant interests and considered them (to the extent that they existed at the time), among other matters, in evaluating and approving the Business Combination. However, with respect to the Exchange Offer, financial and economic interests derived from own shareholdings of board members are aligned with the interests of Northern Data and its shareholders and therefore do not constitute a conflict of interest. In addition, Northern Data’s management board and supervisory board examined and discussed in several board meetings the adequacy of the Exchange Offer, supported by a fairness opinion issued by an investment bank to Northern Data’s management board and supervisory board regarding the Offer Exchange Ratio being fair to ND Shareholders from a financial point of view. In addition, under German law a majority shareholder may revoke appointments of supervisory board members at any time via a resolution of the general meeting.

In order to address potential conflicts of interest of Aroosh Thillainathan, the Northern Data supervisory board appointed John Hoffman as an additional management board member with specific responsibility for all decisions and measures in connection with the Exchange Offer and negotiations with Rumble. The Northern Data supervisory board continuously reviewed its own conflicts of interest in its decision-making regarding the Business Combination Agreement and had these reviewed by its advisors. Northern Data is a borrower under the Existing ND Loan in the principal amount of €575,000,000 granted by its majority shareholder, Tether, which is to be amended and restated pursuant to the Sale and Transfer and Amendment and Restatement Agreement entered into among Northern Data, Tether and Rumble. For further details, see the section of this document entitled “13.15.7 Sale and Transfer and Amendment and Restatement Agreement and other related Amended Northern Data Loan Agreements”. The Existing ND Loan bears an interest rate equal to EURIBOR plus 300 basis points. To date, no principal has been paid on the Existing ND Loan. The interest accrued under the Existing ND Loan has been paid by Northern Data for some interest periods in cash (in a total amount of €16,260,699.43), whereas for other interest periods it has been capitalized. As of March 31, 2026, the Existing ND Loan remains outstanding in its full principal amount of € 575,000,000 and, including capitalized interest, amounts to €627,024,257.75.

In addition, concurrently with the execution and delivery of the Business Combination Agreement, Northern Data entered into the Northern Data Equity Commitment Agreement with Tether and Rumble. For further details, see the section of this document entitled “13.15.5 Equity Commitment Agreements.”

5.10            Rumble Stockholder Consent

On November 10, 2025, immediately following the execution of the Business Combination Agreement, the Majority Shareholder, in his capacity as the record and beneficial owner of a majority of the combined voting power of the outstanding capital stock of Rumble, executed and delivered the Written Consent to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Rumble Share Issuance and the Charter Amendment.

5.11            Directors and Management Following the Business Combination

Rumble expects that the current directors and executive officers of Rumble will remain the directors and officers of Rumble following the consummation of the Business Combination.

5.12            Post-Completion Reorganization

5.12.1         Domination and Profit and Loss Transfer Agreement

In the Business Combination Agreement, Rumble undertook to not enter into a domination and profit and loss agreement for a period of at least three years after the closing of the Exchange Offer.

5.12.2         Termination of Inclusion of Trading of ND Shares; Listing of Rumble Class A Common Shares

Rumble and Northern Data agreed that after the closing of the Exchange Offer, the management board of Northern Data will take all steps reasonably necessary to terminate the inclusion of ND Shares in the trading of the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) (including via the Xetra trading platform), the Munich Stock Exchange (Börse München), the Berlin Stock Exchange (Börse Berlin), the Düsseldorf Stock Exchange (Börse Düsseldorf), the Hamburg Stock Exchange (Börse Hamburg), the Hanover Stock Exchange (Börse Hannover) and Tradegate Exchange, at the request of Northern Data, in each case to the extent possible. A separate delisting offer will not be required. Under German law, the obligation to make a delisting acquisition offer pursuant to Section 39 para. 2 to 6 of the German Stock Exchange Act (Börsengesetz) applies only to the revocation of an admission to trading on a regulated market (regulierter Markt) or, in conjunction with Section 48a para. 1b of the German Stock Exchange Act (Börsengesetz), to the revocation of an inclusion in an SME growth market (KMU-Wachstumsmarkt). Since the ND Shares are included in the Regulated Unofficial Market (Freiverkehr) of the aforementioned trading venues and, therefore, neither admitted to trading on a regulated market (regulierter Markt) nor included in an SME growth market (KMU-Wachstumsmarkt), the termination of their inclusion does not trigger a delisting acquisition offer requirement.

Prior to the time of delivery of Rumble Class A Common Shares in the context of the closing of the Exchange Offer, Rumble will ensure that Rumble Class A Common Shares are admitted to listing and trading on the Nasdaq (trading in U.S. dollars). The Rumble Class A Common Shares have been included to trading on the Regulated Unofficial Market (Freiverkehr) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) with simultaneous inclusion in the Quotation Board thereof upon application by a specialist and without any involvement of, or action by, Rumble. Rumble does not currently intend to cause or procure the termination of the inclusion of the Rumble Class A Common Shares on the Open Market of the Frankfurt Stock Exchange.

5.12.3         Squeeze-out Transactions

If BidCo reaches the necessary thresholds after the settlement of the Exchange Offer, BidCo may, subject to the terms and conditions of the Business Combination Agreement, commence a squeeze out of the remaining ND Shareholders, or a squeeze out transaction. A squeeze out transaction (such right, the “Squeeze out Right”) may be effected in the following way:

(i)      if at any time after the closing of the Exchange Offer, BidCo directly holds ND Shares corresponding to 90% or more of Northern Data’s share capital pursuant to Section 62 para 5 of the Transformation Act (Umwandlungsgesetz), but less than 95% of Northern Data’s share capital pursuant to Sections 327a para. 2, 16 para. 2, para. 4 of the German Stock Corporation Act (Aktiengesetz), BidCo may, in its sole discretion, consider carrying out a squeeze out of minority ND Shareholders by merging Northern Data into BidCo pursuant to Section 62 of the Transformation Act (Umwandlungsgesetz) in conjunction with Section 327a et seqq. German Stock Corporation Act (Aktiengesetz) (squeeze out under German transformation law (umwandlungsrechtlicher Squeeze out)); or

(ii)    if at any time after the closing of the Exchange Offer, BidCo directly holds ND Shares corresponding to 95% or more of Northern Data’s share capital pursuant to Sections 327a para. 2, 16 para. 2, para. 4 German Stock Corporation Act (Aktiengesetz), BidCo may, in its sole discretion, consider carrying out a squeeze out of minority shareholders pursuant to Sections 327a et seqq. German Stock Corporation Act (Aktiengesetz) (squeeze out under German stock corporation law (aktienrechtlicher Squeeze out)).

In the Business Combination Agreement, Northern Data agreed to, subject to the fiduciary duties of its management board and supervisory board, assist in any squeeze out in accordance with the terms and conditions of the Business Combination Agreement by taking all steps reasonably necessary for achieving such squeeze out as soon as possible upon Rumble’s request.

5.12.4         Corporate Reorganization Within the Combined Group

Rumble reserves the right to carry out a corporate reorganization after settlement of the Exchange Offer, after which Rumble itself or any of its direct or indirect subsidiaries, rather than BidCo, will hold the Tendered ND Shares, making Northern Data a direct or indirect subsidiary of Rumble. In this case, Rumble or any of its direct or indirect subsidiaries will carry out the squeeze-out, and all descriptions in Sections “1.2.6 If the number of ND Shares held directly by BidCo reaches or exceeds 90% or 95% of Northern Data’s share capital, BidCo may, in its sole discretion, elect to carry out a squeeze out of minority holders of ND Shares.”, “1.2.7 Following the completion of the Business Combination, Northern Data will be indirectly majority owned by Rumble and the management board of Northern Data will continue to manage Northern Data independently in accordance with and within the framework of German law.” and “5.12.3 Squeeze-out Transactions” refer to Rumble and not to BidCo. In addition, Rumble reserves the right to undertake certain internal restructuring measures to simplify and to achieve a more efficient corporate structure of Northern Data and its subsidiaries following the settlement of the Exchange Offer.

6    BUSINESS COMBINATION AGREEMENT

This section of the Prospectus describes the material terms of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement.

6.1              The Business Combination

On November 10, 2025, Rumble and Northern Data entered into a business combination agreement (the “Business Combination Agreement”) pursuant to which, subject to the terms and conditions thereof, Rumble undertook to make the Exchange Offer to all ND Shareholders to exchange each issued and outstanding no-par value bearer share of Northern Data. The Exchange Offer has been approved by the board of directors of Rumble as well as Northern Data’s management board and supervisory board.

On April 9, 2026, BidCo executed a joinder to the Business Combination Agreement pursuant to which BidCo agrees to be bound by the provisions of the Business Combination Agreement applicable to Rumble, provided that Rumble shall at all times continue to be bound by the provisions of the Business Combination Agreement.

The Business Combination Agreement contemplates the following steps will be taken, in chronological order, to consummate the Exchange Offer, and some of which have been completed as of the date of this Prospectus. The parties have agreed to use their commercially reasonable efforts to cooperate with one another in order to proceed with the Exchange Offer as expeditiously as possible:

•        Rumble submitting to and obtaining from Chris Pavlovski, in his capacity as the record and beneficial owner of a majority of the combined voting power of the outstanding Rumble Class A Common Shares, Class C common stock of Rumble (the “Rumble Class C Common Shares”) and Class D common stock of Rumble (the “Rumble Class D Common Shares”), a duly executed written consent to approve and adopt the Business Combination Agreement, including the issuance of the Rumble Class A Common Shares as consideration in the Exchange Offer; the Written Consent was delivered on November 10, 2025);

•        announcing the intention to launch the Exchange Offer;

•        filing the Registration Statement with the SEC;

•        filing the draft prospectus prepared in accordance with Prospectus Regulation relating to the public offer of Rumble Class A Common Shares (the “Prospectus”) with BaFin;

•        preparing a draft offer document for the Exchange Offer (the “Offer Document”);

•        receiving approval of the Prospectus by BaFin, publishing the Prospectus and the Offer Document and commencing the Exchange Offer;

•        receiving from the SEC a declaration of effectiveness of the Registration Statement;

•        Northern Data’s management board and supervisory board publishing a joint reasoned statement within two weeks from the publication of the Offer Document and Rumble filing such reasoned statement with the SEC;

•        receiving all required regulatory clearances and approvals;

•        receiving approval for listing Rumble Class A Common Shares on the Nasdaq; and

•        settling the Exchange Offer.

6.2              The Exchange Offer

6.2.1           Consideration Offered to ND Shareholders

The Business Combination Agreement contemplates that Northern Data will become a majority-owned subsidiary of Rumble following the consummation of the Exchange Offer. As stipulated in the Business Combination Agreement, each ND Shareholder will have the opportunity to tender each outstanding ND Share held by such shareholder for 2.0281 Rumble Class A Common Shares in the course of the Exchange Offer, subject to the customary settlement mechanics for fractional shares. Upon completion of the Business Combination, and assuming that all outstanding ND

Shares are exchanged in the Exchange Offer or acquired by Rumble pursuant to the Transaction Support Agreements, it is expected that former ND Shareholders will own, as a result of the tender or sale of their ND Shares, approximately 33.3% of the issued and outstanding Rumble capital stock immediately following the consummation of the Business Combination. The Offer Exchange Ratio for the Exchange Offer is fixed and will not be adjusted to reflect trading prices of ND Shares prior to the settlement of the Exchange Offer.

6.2.2           Announcement of the Exchange Offer

Immediately after the signing of the Business Combination Agreement, Northern Data announced in an ad hoc announcement pursuant to Art. 17 of the MAR its entering into the Business Combination Agreement in connection with the Exchange Offer, and Rumble published the offer announcement, which were attached as exhibits to Rumble’s Current Reports on Form 8-K filed with the SEC on November 10, 2025. As contemplated by the Business Combination Agreement, Rumble disclosed the entire content of the Business Combination Agreement as part of the Current Report on Form 8-K filed on November 10, 2025, as amended on November 12, 2025.

6.2.3           Filing the Registration Statement and the Offer Document

Pursuant to the terms of the Business Combination Agreement, Rumble and Northern Data have prepared the Registration Statement, of which this Prospectus forms a part, and filed it with the SEC to register the Rumble Class A Common Shares to be issued to the ND Shareholders in connection with the Exchange Offer. Rumble agreed to use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as reasonably practicable and to keep the Registration Statement effective through the closing of the Exchange Offer. In addition, BidCo has prepared the Offer Document in accordance with the provisions of the applicable German law and the terms of the Business Combination Agreement, in reasonable consultation with Northern Data and its advisors. Further, Rumble prepared this Prospectus which complies with the EU Prospectus Regulation and all applicable rules and regulations promulgated by BaFin (the Prospectus and the Registration Statement together, the “Disclosure Documents”), allowing BidCo to offer the Rumble Class A Common Shares to ND Shareholders.

Rumble had afforded Northern Data and its advisors a reasonable opportunity to review and comment on the Disclosure Documents prior to each submission to the SEC and/or BaFin, as the case may be. In addition, with respect to any comments to the Disclosure Documents from the SEC and/or BaFin including any request for amendments or supplement thereto, Rumble had agreed to (i) notify Northern Data of such comments as promptly as reasonably practicable upon receipt; (ii) provide Northern Data with drafts of the responses to such comments at a time reasonably prior to submitting such responses; (iii) give due consideration to Northern Data’s comments; and (iv) use reasonable commercial efforts to respond as promptly as reasonably practicable to such comments.

6.2.4           Commencement of the Exchange Offer

Following approval of the Prospectus by BaFin and publication of the Prospectus, Rumble will, concurrently, file the Registration Statement with the SEC pursuant to Rule 424 under the Securities Act and will then publish the Offer Document on the offer website. The Acceptance Period will commence with the publication of the Offer Document. Rumble will deliver the Registration Statement to Northern Data’s U.S. shareholders in accordance with the Exchange Act.

6.2.5           Acceptance Period of the Exchange Offer

The acceptance period of the Exchange Offer shall commence upon publication of the Offer Document on April 13, 2026. It is expected to end on May 9, 2026, at 6:01 (CEST), subject to any extension of the acceptance period.

The acceptance period of the Exchange Offer, including any extensions of this period as described above (but with the exception of the Additional Acceptance Period described below), is hereinafter uniformly referred to as the “Acceptance Period”.

Further, in the event the Company waives an Waivable Offer Condition within the last 5 Banking Days before the expiration of the Acceptance Period, the Acceptance Period will be extended by 5 Banking Days.

Rumble will publish any extension of the Acceptance Period in accordance with the Offer Document. Material amendments to the Exchange Offer will also result in an obligation of Rumble to publish a supplement to the Prospectus. In this case, ND Shareholders who have already accepted the Exchange Offer may revoke their acceptance (see the section “3.12 Right of Revocation Under the Prospectus Regulation”).

The ND Shareholders who have not accepted the Exchange Offer during the Acceptance Period may still accept the Exchange Offer within 10 U.S. Business Days after the result of the Exchange Offer has been published (the “Additional Acceptance Period”). Subject to an extension of the Acceptance Period and the publication of the results of the Exchange Offer on May 13, 2026, the Additional Acceptance Period is expected to begin on May 15, 2026, and expected to end on June 1, 2026, at 6:01 (CEST). The Exchange Offer can no longer be accepted after the expiry of the Additional Acceptance Period.

6.3              Conditions to Completing the Exchange Offer

The following description is an overview of the conditions to completion of the Exchange Offer as agreed upon by the parties pursuant to the Business Combination Agreement.

The Business Combination Agreement provides that the closing of the Exchange Offer is subject to the satisfaction or permitted waiver of the conditions set forth in the section of this document entitled “3.2 Offer Conditions”. All such conditions have to be satisfied during certain period of the Exchange Offer as set out in section “3.2 Offer Conditions”. To the extent permitted by applicable law, Rumble is entitled to waive any of the remaining Offer Conditions, in whole or in part, except for the conditions described in such section under “3.2.1 Merger Control Approvals,” “3.2.6 BaFin Approval,” “3.2.7 Closing of the Tether Agreement, the ART Sellers SPA and the Apeiron SPA,” “3.2.8 Execution of the Shareholder Loan Amendment Agreement,” “3.2.9 Fulfillment of Requirements under U.S. Law,” and “3.2.10 No other Negative Events”.

6.4              Northern Data’s Support and Recommendation of the Exchange Offer

Pursuant to the Business Combination Agreement, the parties agreed to several customary provisions to support the transactions contemplated thereunder, including obtaining the Clearances and fulfilling standard closing conditions, and not to undertake corporate measures or to entertain competing offers which could hinder the success of closing the Exchange Offer. Please see the sections of this Prospectus entitled “6.5 Efforts to Obtain Required Approvals“ “6.6 Third-Party Acquisition Proposals” and “6.7 Conduct of Business Pending the Consummation of the Business Combination” below for further information.

Northern Data’s management board and supervisory board have, based on review of the relevant information available to them on the date of the Business Combination Agreement (including a fairness opinion issued by an investment bank regarding the Offer Exchange Ratio being fair to the ND Shareholders from a financial point of view), unanimously taken the view that the Business Combination is in the best interest of Northern Data. Pursuant to the Business Combination Agreement, within 10 weekdays from the publication of the Offer Document, Northern Data’s management board and supervisory board shall prepare a joint reasoned statement materially in line with a statement that would be given pursuant to Section 27 of the German Takeover Code (begründete Stellungnahme). Northern Data agreed to give Rumble three Banking Days to review the draft reasoned statement and give due consideration to any comments Rumble may have. In case of dispute on the content of the reasoned statement, Northern Data, acting reasonably, would have the ultimate decision right.

The reasoned statement is required to reflect that Northern Data’s management board and supervisory board, after duly reviewing and analyzing the Exchange Offer (including reviewing the Offer Document) and acting in good faith with regard to their duties, (i) regard the Offer Exchange Ratio and the Offer Consideration as fair, adequate and attractive; (ii) welcome and support the Exchange Offer; and (iii) recommend to the holders of the ND Shares the acceptance of the Exchange Offer, subject to certain terms and conditions set forth in the Business Combination Agreement. In addition, Northern Data’s management board and supervisory board agreed not to (a) withdraw or amend adversely to Rumble, or withdraw their intention, or otherwise breach their obligation, to provide the reasoned statement or (b) (A) act (including by making any public statement) in a manner that does not comply with the terms of the Business Combination Agreement and after its publication, would be contrary to the reasoned statement and could adversely affect the closing; (B) recommend that holders of the ND Shares take or consider taking any action that could prevent, delay or otherwise adversely affect the closing; or (C) recommend (or agree or resolve to recommend) a competing offer, in each foregoing case, subject to the following conditions:

•        the Exchange Offer complies with the terms of the Business Combination Agreement;

•        no Superior Offer (as defined below) has been presented to Northern Data’s management board or otherwise publicly announced, unless Rumble has exercised its right to match in accordance with the Business Combination Agreement;

•        it has been confirmed immediately prior to the resolutions of Northern Data’s management board and supervisory board on the issuance of the reasoned statement in a fairness opinion issued by an investment bank to Northern Data’s management board and supervisory board that the Offer Exchange Ratio is fair to the ND Shareholders from a financial point of view, thereby confirming their analysis presented to Northern Data’s management board and supervisory board prior to the signing of the Business Combination Agreement;

•        Rumble has not taken any action, including making any public statement, which clearly contradicts its intention to fulfill its obligations under the Business Combination Agreement; and

•        no other circumstances exist that, in the reasonable opinion of Northern Data’s management board and/or supervisory board, acting in good faith with due regard to their respective duties under the applicable German law, would cause the members of the management board and/or supervisory board to violate their duties by welcoming and supporting the Exchange Offer.

Until the earlier of the termination of the Business Combination Agreement and the consummation of the Exchange Offer, Northern Data agreed to support the Exchange Offer and the Business Combination in all publications and communications that relate to the Business Combination.

6.5              Efforts to Obtain Required Approvals

Rumble and Northern Data agreed to make the filings for obtaining the Clearances as promptly as reasonably practicable after the execution of the Business Combination Agreement. The filings shall be made by Rumble on behalf of all parties involved (except to the extent not permitted under applicable law), provided that Rumble shall give due consideration to any comments Northern Data may have. To obtain the Clearances, Rumble and Northern Data agreed to cooperate with each other, to the extent legally permissible, in all respects in connection with any additional submission, investigation or inquiry, supply to any competent authority as promptly as reasonably practicable any additional information requested pursuant to any applicable law, and take all other procedural actions (other than offering remedies to mitigate competition concerns by a competent authority) required in order to obtain any necessary clearance or to cause any applicable waiting periods to commence and expire.

All filing fees or other disbursements in connection with the Clearances will be borne by Rumble (excluding, for the avoidance of doubt, any fees of lawyers or other advisors of any person or party other than Rumble).

6.6              Third-Party Acquisition Proposals

Until the earlier of the termination of the Business Combination Agreement and the consummation of the Exchange Offer, Rumble will, to the extent legally possible and subject to the limitations contained in the Business Combination Agreement, refrain, and procure that its subsidiaries will refrain, from initiating any measures or steps that may adversely affect the success or the timely completion of the Exchange Offer or the agreements of the parties set forth in the Business Combination Agreement. In furtherance of the foregoing, Rumble, subject to the terms and conditions in the Business Combination Agreement, will not, and will ensure that its subsidiaries will not, directly or indirectly:

(i)     solicit a competing offer or another transaction that, if implemented, could impair, interfere with, hinder or delay the consummation of the Exchange Offer; or

(ii)    enter into any communications, discussions, negotiations, correspondence or arrangements, or make any confidential documents relating to the ND Group or their businesses available with a view to actively soliciting any competing offer or any other transaction that, if implemented, could impair, interfere with, hinder, delay or otherwise adversely affect the consummation of the Exchange Offer.

Northern Data agreed to inform Rumble as soon as legally possible under statutory law and reasonably practical if it has been approached by a third party in relation to any expression of interest in acquiring a stake in Northern Data and/or any material assets of the ND Group outside of the ordinary course of business, and to the extent legally permissible, disclose to Rumble the material terms and conditions of such competing offer. Northern Data also agreed not to enter into any agreement that may reasonably interfere with such obligations.

Notwithstanding the foregoing, Northern Data’s management board or supervisory board and members of the ND Group will not be prevented from:

(i)     engaging with a third party that submits a bona fide, unsolicited proposal that the management board of Northern Data in good faith determines, in consultation with its financial and legal advisors, constitutes a Superior Offer (as defined below), provided that (a) such proposal has not been matched by Rumble, through its subsidiary, BidCo, in accordance with the Business Combination Agreement and (b) Northern Data has concurrently made available to Rumble, subject to applicable legal restrictions and customary safeguards, any nonpublic information it has made available to such third party to the extent such information was not previously provided to Rumble;

(ii)    acting in accordance with their fiduciary duties under the applicable German law, in particular, the duties of care and loyalty under Sections 93 and 116 German Stock Corporation Act (Aktiengesetz); or

(iii)   acting in accordance with tasks and duties to the extent legally required, including the business judgment rule under Sections 76, 93 and 116 German Stock Corporation Act (Aktiengesetz).

Pursuant to the Business Combination Agreement, a “Superior Offer” is a bona fide, unsolicited proposal by a third party that Northern Data’s management board and supervisory board have determined in good faith, after consultation with their financial and legal advisors, would result in a fully financed (certain funds) competing offer which, taking into account all elements of such offer (including the offer price), provide for substantially more beneficial terms than the Exchange Offer.

Northern Data shall notify Rumble of the terms of the Superior Offer as promptly as reasonably practicable after becoming aware of such Superior Offer. Rumble, through its subsidiary, BidCo, will have the right to match such more beneficial terms within ten Banking Days following the publication of the offer document relating to such Superior Offer, and will then have 10 Banking Days to exercise such right. The foregoing right of Rumble applies to any subsequent amendment of the original Superior Offer or any new Superior Offer.

6.7              Conduct of Business Pending the Consummation of the Business Combination

The Business Combination Agreement requires Northern Data to conduct the business of Northern Data and the ND Group in all material respects in the ordinary course consistent with past practice and to refrain, and cause members of the ND Group to refrain, from initiating any measures or steps during the Interim Period (as defined below) that would adversely affect a timely closing of the Exchange Offer. Among other things, the Business Combination Agreement also restricts the ND Group’s ability, during the Interim Period, to directly or indirectly:

(i)     solicit or enter into discussions or negotiations concerning proposals relating to alternative business combination transactions (subject to certain negotiated exceptions detailed in the section “6.6 Third-Party Acquisition Proposals”);

(ii)    increase Northern Data’s share capital or carry out any equity-linked transactions with respect to the ND Shares, unless it is an increase of Northern Data’s share capital subscribed by Tether as a result of Rumble’s drawing, prior to the consummation of the Exchange Offer, of the financing commitment under the Rumble Equity Commitment Agreement (as defined below);

(i)     pay, or propose to pay, any dividends;

(ii)    engage in financing activities in excess of €10 million per occurrence or €50 million in aggregate, provided that any such indebtedness is solely used to fund new business development opportunities (e.g., new data centers/GPUs) and that no such indebtedness shall be secured by any lien on the assets of the ND Group;

(iii)   purchase, sell, acquire, transfer or encumber any assets (including investments in intangible assets, fixed assets or financial assets) with a value exceeding €20 million in aggregate (across all such transactions), provided that acquisitions funded with indebtedness pursuant to the provision in the immediately preceding paragraph or contemplated by the call option in the Business Combination Agreement will be permitted to the extent made in accordance with the Business Combination Agreement;

(iv)   enter into any joint ventures or partnerships with any third party;

(v)    otherwise take any actions outside the ordinary course of business with a business impact of more than €20 million; or

(vi)   agree on any of the foregoing.

The Business Combination Agreement requires Rumble to refrain, and cause members of the Rumble Group to refrain, from initiating any measures or steps during the Interim Period which would prevent or materially impair Rumble’s ability to perform its obligations under the Business Combination Agreement. In particular, among other things, the Business Combination Agreement restricts the ND Group’s ability, during the Interim Period, to directly or indirectly:

(i)     increase Rumble’s authorized share capital or issue any Rumble Class A Common Shares or equity-linked securities with respect to Rumble Class A Common Shares, except for (A) upon the exercise, conversion or vesting of any stock options or restricted stock, any warrants or any other equity awards of Rumble, (B) upon the exchange of any exchangeable shares issued by 1000045728 Ontario Inc., a subsidiary of Rumble (“ExchangeCo”, and such exchangeable shares, the “ExchangeCo Shares”) (C) upon the satisfaction of any contingency with respect to any securities that are subject to earnout, forfeiture or other similar contingencies tied to Rumble’s stock price, (D) pursuant to any equity incentive plans of Rumble (or any successor equity plans), and (E) up to 20.0% of the issued and outstanding Rumble Class A Common Shares and ExchangeCo Shares of Rumble as of the date of the Business Combination Agreement in connection with bona fide acquisitions, mergers or strategic partnership transactions;

(ii)    split, combine or subdivide any outstanding Rumble Class A Common Shares, in each case to the extent the offer price and the Rumble Class A Common Shares to be issued in the Exchange Offer are not equitably adjusted to reflect such change;

(iii)   redeem, purchase or otherwise acquire any outstanding Rumble Class A Common Shares, except in connection with cashless exercises, net exercises or net cash settlement of or withholding under any stock options or restricted stock, any warrants or any other equity awards of Rumble in accordance with their terms or the exchange of any ExchangeCo Shares in accordance with their terms;

(iv)   take any action that would reasonably be expected to prevent or materially impair Rumble’s ability to perform its obligations under the Business Combination Agreement (including the satisfaction of any of the Offer Conditions);

(v)    commence any proceeding or file any petition in any court relating to bankruptcy, reorganization, insolvency, dissolution, liquidation or relief from debtors, in any case, in respect of Rumble, make any assignment for the benefit of creditors or apply for the appointment of a custodian, receiver or trustee, in any case, in respect of Rumble; or

(vi)   agree on any of the foregoing.

Rumble and Northern Data agreed to promptly notify each other of the occurrence or non-occurrence of any event which could be reasonably likely to result in the non-compliance with either party’s obligations under the Business Combination Agreement or which would otherwise be reasonably likely to have a negative impact on the completion of the Business Combination.

6.8              Northern Data’s Performance of Obligations under the Peak Mining Sale

Pursuant to the Business Combination Agreement, Northern Data shall comply with its obligations under a merger and equity purchase agreement, dated November 3, 2025, among Highland Group Mining Inc., Appalachian Energy LLC, 2750418 Alberta ULC, Northern Data US, Inc. and Northern Data (as may be amended, the “Peak Mining Purchase Agreement”), in connection with Northern Data’s sale and transfer of its Bitcoin mining business (the “Peak Mining Sale”), comprising USD 50 million in up-front proceeds and up to USD 150 million in deferred consideration related to a profit share pursuant to mining operations at Corpus Christi, and shall not agree to any waiver or amendment of any terms thereof that would be materially adverse to Rumble without Rumble’s prior written consent.

The terms of the divestiture also granted Northern Data a call option right such that it could reacquire assets for approximately USD 5 million (plus certain related costs, expenses and taxes) including its Corpus Christi location, provided that it was able to resell the Corpus Christi location to the leading global infrastructure asset management firm which had already entered into negotiations with Northern Data for a sale of the site for HPC purposes. On January 12, 2026, Northern Data announced that its call option on the Corpus Christi site expired unexercised and no transaction will occur. Accordingly, the previously disclosed potential cash component of up to USD 200 million will not be part of the consideration in the Exchange Offer.

However, the ND Group retains the right to receive up to USD 150 million under its mining earn-out and may receive up to 95% of net sale proceeds if the current owners sell the Corpus Christi site before the five-year earn-out ends, declining quarterly. The ND Group (and, after closing of the Exchange Offer, the combined group) would benefit from any such proceeds.

6.9              Northern Data’s Cooperation with Law Firm Investigation

Pursuant to the Business Combination Agreement, Northern Data has engaged and directed the Law Firm to prepare the Law Firm Report.

The ND Group may avail itself of all legal rights, remedies and defenses and contesting the Proceedings as it determines, in its sole authority, vis-à-vis the European Public Prosecutor’s Office, the Swedish Tax Authority or any other relevant contest, order or dispute with any governmental authority, subject to the terms and conditions of the Business Combination Agreement.

The Business Combination Agreement also prohibits Northern Data from seeking to limit or influencing any findings or conclusions by the Law Firm or the criminal law experts engaged by Northern Data (“Criminal Law Expert”), but the foregoing does not prevent Northern Data from engaging in discussions to explain or defend prior tax positions it has taken to the extent it deems such discussions beneficial or as otherwise may be requested by the Law Firm or the Criminal Law Expert.

Northern Data agreed that it will not amend, modify, limit, terminate or waive any rights under, or otherwise alter the scope, work plan, deliverables, reporting obligations or independence of the Law Firm or the Criminal Law Expert under the engagement letter with the Law Firm without Rumble’s consent. In addition, pursuant to the Business Combination Agreement, subject to applicable law, Northern Data agreed to keep Rumble promptly informed of any material correspondence or communications with, and any material proceedings involving, any governmental or regulatory authority or prosecutor relating to the Proceedings (including, to the extent permitted, by providing copies of all material written notices received from any such authorities or prosecutors). Subject to applicable law, the Business Combination Agreement prohibits Northern Data from settling or compromising any proceeding relating to the Proceedings without Rumble’s prior written consent, which consent is not to be unreasonably withheld, conditioned or delayed.

The Business Combination Agreement required that, as a condition to the publication of the Offer Document for the Exchange Offer, prior to June 30, 2026, Rumble shall have been given access to the Law Firm Report relating to an independent investigation into certain matters relating to ongoing proceedings of the European Public Prosecutor’s Office and the Swedish Tax Authority concerning allegations relating to Northern Data and its subsidiaries (the “Proceedings”). The condition required that the Law Firm Report and the written statements from the law firm that prepares such report shall not contain facts or findings that the ND Group owes (or is more likely than not to owe) unpaid VAT taxes and/or related penalties, fines and sanctions in an amount greater than €200 million in the aggregate, or that would have a material and adverse impact on Rumble and its subsidiaries, Northern Data and its subsidiaries, or the combined business of Rumble and Northern Data upon the closing of the Exchange Offer, subject to certain permitted findings set forth in the Business Combination Agreement. Also, no governmental authority shall have made a bona fide allegation in writing or taken any action that, except for certain permitted findings as further described in the Business Combination Agreement, would have a material and adverse impact on Rumble and its subsidiaries, Northern Data and its subsidiaries, or the combined business of Rumble and Northern Data upon the closing of the Exchange Offer, as further set forth in the Business Combination Agreement.

In accordance with the Business Combination Agreement, access to the Law Firm Report has been provided and the related condition has been satisfied as of the date of this Prospectus.

6.10            Representations and Warranties

Each of Rumble and Northern Data provided customary representations and warranties in the Business Combination Agreement for a German law-governed agreement, including, without limitation, representations and warranties regarding due organization and valid existence, requisite corporate power, capital stock, stock options, no violation of organizational documents or applicable laws, accuracy of information in financial statements, the absence of legal proceedings that would have a material adverse effect on a party, and maintenance of policies and procedures related to bribery, corruption or export sanctions.

6.11            Title Insurance Policy, Survey and RWI Insurance

Pursuant to the Business Combination Agreement, Northern Data agreed to cause each of its subsidiaries to reasonably cooperate with Rumble to obtain any title insurance policy with respect to any real property owned by Northern Data (the “Real Property”) that Rumble elects to obtain, in its sole and absolute discretion, at Rumble’s cost. Rumble is entitled to, at its sole option and expense, obtain an ALTA (American Land Title Association) (or equivalent) survey on each parcel of the Real Property and such other reports or documents customarily obtained by purchasers of real property. Prior to the closing of the Business Combination, Northern Data shall cause its subsidiaries to grant Rumble reasonable access to the Real Property in accordance with all applicable laws and upon reasonable advance notice for purposes of obtaining such surveys.

Additionally, during the Interim Period, the Business Combination Agreement requires Northern Data to use reasonable efforts to fully cooperate with Rumble and its representatives in connection with Rumble’s efforts to remove any “exclusions” under the purchaser-side representations and warranties insurance policy (the “RWI Policy”) issued by Euclid Transaction, LLC (the “RWI Provider”) to Rumble in connection with the Business Combination based on incomplete information provided to the RWI Provider as of the date of the RWI Policy.

6.12            Treatment of Equity Awards, Employee Shares or Stock Options

No separate agreement has been entered into governing the treatment of the equity awards and employee shares. Northern Data agreed that without Rumble’s prior written consent, it will not amend or modify the terms of any stock options or offer or accept any settlement of stock options for which the conditions for exercising such stock options are not fulfilled.

6.13            Term and Termination

Prior to the expiration of the Business Combination Agreement or the consummation of the Exchange Offer, the Business Combination Agreement may be terminated with immediate effect by:

(a)     either Rumble or Northern Data if:

(i)     the Exchange Offer lapses as a result of non-satisfaction of any of the Exchange Offer Conditions prior to the End Date (provided, however, that the terminating party is not then in breach, in any material respect, of any of its material covenants or agreements under the Business Combination Agreement relating to the relevant offer condition);

(ii)    the Exchange Offer has not been settled by the End Date (provided, however, that the failure of the Exchange Offer to have settled by the End Date is not the result of the terminating party’s breach, in any material respect, of any of its material covenants or agreements under the Business Combination Agreement);

(iii)   it becomes impossible for an Offer Condition to be ultimately fulfilled (provided, however, that the terminating party is not then in breach, in any material respect, of any of its material covenants or agreements under the Business Combination Agreement relating to the relevant offer condition); or

(iv)   any competent governmental authority or court in the jurisdictions set forth in the Business Combination Agreement has permanently enjoined the closing of the Exchange Offer;

(b)    by Northern Data if, inter alia:

(i)     the Exchange Offer is launched, but it materially deviates from the terms and conditions set forth in the Business Combination Agreement, in particular the offer conditions, and Northern Data has not approved such other terms and conditions, modifications and/or deviations in writing;

(ii)    in the period between the signing of the Business Combination Agreement and the date of the publication of the Offer Document, a Material Bidder Compliance Violation occurs. Pursuant to the Business Combination Agreement, a “Material Bidder Compliance Violation” means that between the publication of the Offer Document and the expiration of the Offer Period, any criminal offense (Straftat) or administrative offense (Ordnungswidrigkeit) (including any concrete reason of suspicion) by Rumble or any of its subsidiaries (the “Rumble Group”), a member of a corporate body of Rumble or a member of the Rumble Group, while any such person was operating in their official capacity at, or on behalf of, Rumble or a member of the Rumble Group, under any applicable administrative or criminal laws in the United States, Germany or any other jurisdiction whose laws apply to operations of Rumble or the relevant member of the Rumble Group relating to bribery offenses and corruption or to any violation of any export sanctions administered or enforced by the United Nations Security Council, or the European Union, has occurred or becomes known, either via publication by the Rumble Group or otherwise, in each case if the occurrence of such offenses constitutes or would constitute inside information for Rumble pursuant to Art. 7 MAR or comparable U.S. securities laws, or constituted such inside information prior to its publication;

(iii)   Rumble violates its material obligations under the Business Combination Agreement and such violation has not been cured within thirty Banking Days after the date on which Northern Data has informed Rumble of such breach; or

(iv)   Northern Data would have had the right to terminate the Business Combination Agreement if Rumble had failed to obtain the Written Consent from Mr. Pavlovski, in his capacity as the record and beneficial owner of a majority of the combined voting power of Rumble’s capital stock, within 24 hours following the execution of the Business Combination Agreement. The Written Consent was executed and delivered on November 10, 2025;

(c)     by Rumble if:

(i)     in the period between the signing of the Business Combination Agreement and the date of the publication of the Offer Document (the “Interim Period”), an insolvency of Northern Data or a Material Compliance Violation (excluding certain proceedings as defined in the Business Combination Agreement) occurs;

(ii)    Northern Data’s management board and/or supervisory board do not issue, or they modify (in a manner adverse to Rumble) or withdraw, the reasoned statement during the Offer Period;

(iii)   Northern Data violates certain covenants during the Interim Period, including the restrictive covenant against soliciting or entering into discussions or negotiations concerning proposals relating to alternative business combination transactions, and some other covenants which are subject to a cure period of thirty Banking Days after the date on which Rumble informed Northern Data of such breach; or

(iv)   a Superior Offer has been endorsed by Northern Data’s management board and supervisory board.

The right to terminate the Business Combination Agreement for good cause (aus wichtigem Grund) remains unaffected. Notice of any termination must be given in writing and be made within ten Banking Days after the terminating party has become aware of the event triggering a termination right.

6.14            Governance and Management of the Combined Business

6.14.1         Northern Data Management Board

Rumble intends to constructively cooperate with Northern Data’s management board and the extended management team following the closing of the Business Combination. In furtherance of the foregoing, the parties agreed that Northern Data’s management board shall continue to manage Northern Data independently and exclusively in their own responsibility pursuant to and within the framework of the applicable German law.

6.14.2         Northern Data Supervisory Board

Rumble and Northern Data agreed that Northern Data’s supervisory board shall continue to consist of three members. The parties expect that Rumble will be represented in Northern Data’s supervisory board in a manner appropriately reflecting its shareholding following the closing of the Business Combination.

6.15            Assignment, Amendment and Waiver

Neither Northern Data nor Rumble may assign, delegate or otherwise transfer any of their respective rights or obligations under the Business Combination Agreement without the prior written consent of the other party.

All amendments or waivers to the Business Combination Agreement must be made by written declaration executed by both Northern Data and Rumble and explicitly referring to the Business Combination Agreement.

6.16            Fees and Expenses

Northern Data and Rumble agreed to pay their respective costs, expenses and fees (including fees for obtaining legal advice) incurred in connection with the Business Combination Agreement and the transactions contemplated thereunder, whether or not such transactions are consummated.

6.17            Public Announcements

Subject to terms and conditions in the Business Combination Agreement, Northern Data and Rumble agreed to consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Business Combination, and agreed not to issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable law, court process or rules of any securities exchange. Northern Data and Rumble also agreed that all formal employee communication programs or announcements with respect to the Business Combination shall be in forms mutually agreed by the parties (such agreement not to be unreasonably withheld, conditioned or delayed), provided, however, that no further mutual agreement shall be required with respect to any such programs or announcements that are consistent with prior programs or announcements made in compliance with the Business Combination Agreement.

6.18            Governing Law

The Business Combination Agreement is governed by German law.

7    DIVIDEND POLICY; RESULTS AND DIVIDENDS PER SHARE

7.1              General provisions relating to profit allocation and dividend payments

Holders of the Company’s common stock share in dividends on a pro rata basis according to the number of shares they hold. Under U.S. corporate law, the declaration and payment of dividends are determined by the Company’s board of directors in its discretion, subject to any applicable limitations in the Company’s certificate of incorporation and bylaws and the requirements of the state law under which the Company is incorporated. The board of directors may declare dividends for any fiscal period and set the amount, record date and payment date. Shareholder approval is generally not required to declare or pay dividends.

Dividends may be paid only out of funds legally available therefor, which generally consist of the Company’s surplus (the excess of net assets over stated capital) or, if there is no surplus, out of the Company’s net profits for the then-current or the immediately preceding fiscal year, in each case as determined by the board of directors in good faith in accordance with applicable law. In determining the availability of funds for dividends, the board of directors may rely on financial statements prepared in accordance with U.S. GAAP or on other factors and valuations it deems reasonable and appropriate, and it may establish reserves for contingencies, future expenses, debt service, capital expenditures or other purposes.

Dividends, if declared, may be paid in cash, in property or in shares of the Company’s capital stock, as determined by the board of directors, and may be subject to terms and conditions established by the board of directors. The board of directors also has the authority to retain earnings and not declare dividends, including to fund operations, repay indebtedness, finance acquisitions or capital projects, or maintain liquidity.

Dividends declared by the board of directors are payable on the date fixed by the board of directors to stockholders of record as of the close of business on the record date set by the board of directors. Because the Company’s common stock is issued in book-entry form through the facilities of The Depository Trust Company (DTC), dividend payments will be made to DTC or its nominee and will be credited to the accounts of DTC participants (such as brokers and banks), which will in turn credit the accounts of the beneficial owners in accordance with their customary practices and the terms and conditions of their arrangements. Holders who maintain accounts outside the United States should consult their custodians or intermediaries regarding the timing and manner of payment.

The Company’s ability to declare and pay dividends may be limited by applicable law, by the terms of any outstanding preferred stock or other securities, and by contractual restrictions, including those contained in current or future debt instruments or credit facilities. In addition, any determination to declare dividends in the future will depend upon the Company’s results of operations, financial condition, capital requirements, general business conditions, board of directors’ discretion and other factors that the board of directors considers relevant.

7.2              Dividend policy and dividend per share

For the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023, the Company declared and paid no dividends.

We do not anticipate declaring or paying any cash dividends on our Class A Common Shares in the foreseeable future. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future.

Any future decision to pay dividends will be made in accordance with applicable laws and will, among other things, depend on our results of operations, financial condition, contractual restrictions and capital requirements and any proposals by our board directors. Our ability to pay dividends may also be limited by the terms of our existing and future financial liabilities or preferred securities should the Company decide to issue such preferred securities in the future. The Company is not in a position to make any statements on the amount of future retained earnings or on whether retained earnings will exist at all in the future. The Company, therefore, is unable to guarantee that dividends will be paid in the foreseeable future.

8    CAPITALIZATION AND INDEBTEDNESS; STATEMENT ON WORKING CAPITAL

The following tables show the Company’s capitalization and indebtedness as of January 31, 2026 derived from the accounting records and internal management reporting systems. For simplification purposes no tax effects were considered.

Investors should read the following tables in conjunction with “10 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION” and “20 FINANCIAL INFORMATION”, and additional financial information contained elsewhere in the Prospectus.

For the pro forma financial position of Rumble giving effect to the Business Combination as if it had already been completed, including the related adjusted figures, investors are referred to section “11 PRO-FORMA FINANCIAL INFORMATION”.

8.1              Capitalization

Actual as of January 31, 2026
(in USD thousand)	(unaudited)
Total current debt (including current portion of non-current debt)	0
Guaranteed	0
Secured	0
Unguaranteed/unsecured	0
Total non-current debt (excluding current portion of non-current debt)	0
Guaranteed	0
Secured	0
Unguaranteed/unsecured	0
Stockholders‘ equity	268,765
Share capital(1)	773
Legal reserve(s)	0
Other reserves(2)	267,992
TOTAL	268,765

____________

(1)      “Share capital” corresponds to “preferred shares” and “common shares” as shown in the consolidated balance sheet of the Audited Consolidated Financial Statements.

(2)      “Other reserves” corresponds to “accumulated deficit” and “additional paid-in capital” as shown in the consolidated balance sheet of the Audited Consolidated Financial Statements.

8.2              Indebtedness

Actual as of January 31, 2026
(in USD thousand)	(unaudited)
A. Cash(1)	230,953
B. Cash Equivalents	0
C. Other current financial assets(2)	11,418
D. Liquidity (A.)+(B.)+(C.)	242,371
E. Current financial debt (including debt instruments, but excluding current portion of non-current financial debt)(3)	28,214
F. Current portion of non-current debt	0
G. Current financial indebtedness (E.)+(F.)	28,214
H. Net current financial indebtedness (G.)-(D.)	(214,157)
I. Non-current financial debt (excluding current portion and debt instruments)	0
J. Debt instruments	0
K. Non-current trade and other payables(4)	500
L. Non-current financial indebtedness (I.)+(J.)+(K.)	500
M. Total financial indebtedness (H.)+(L.)	(213,657)

____________

(1)      “Cash” corresponds to “cash and cash equivalents” as shown in the consolidated balance sheet of the Audited Consolidated Financial Statements.

(2)      “Other current financial assets” corresponds to “accounts receivable, net” as shown in the consolidated balance sheet of the Audited Consolidated Financial Statements.

(3)      “Current financial debt” corresponds to “current liabilities” except for current “lease liabilities” and “deferred revenue” as shown in the consolidated balance sheet of the Audited Consolidated Financial Statements.

(4)      “Non-current trade and other payables” corresponds to “other liabilities” as shown in the consolidated balance sheet of the Audited Consolidated Financial Statements.

8.3              Lease Liabilities

As of January 31, 2026, current and non-current lease liabilities was USD 1.2 million and USD 0.5 million, respectively. The lease liabilities are not included in the current and non-current financial debt.

8.4              Contingent and Indirect Liabilities

As of January 31, 2026, there were no contingent or indirect liabilities of the Company.

8.5              Statement on Working Capital

In the Company’s opinion, the working capital of Rumble is sufficient to meet the present requirements of Rumble Group over at least the next twelve months from the date of this Prospectus.

8.6              No Significant Change

Between December 31, 2025, and the date of the Prospectus, there has been no significant change in the Rumble Group’s financial position or financial performance.

9    DILUTION

Pursuant to the Exchange Offer and the related purchases pursuant to the Transaction Support Agreements, assuming all of the ND Shares are validly tendered pursuant to the Exchange Offer or acquired by Rumble pursuant to the Transaction Support Agreements, the number of Rumble Class A Common Shares to be issued to ND Shareholders in connection with the Business Combination is estimated to be approximately 33.3% of the issued and outstanding Rumble Class A Common Shares immediately following the consummation of the Business Combination, based on 261,063,132 Rumble Class A Common Shares issued and outstanding as of March 30, 2026 (including ExchangeCo Shares, but excluding shares subject to escrow restrictions)5 and assuming 130,197,281 Rumble Class A Common Shares are issued in the Exchange Offer and pursuant to the Transaction Support Agreements.6 Therefore, Rumble Stockholders will experience immediate dilution upon consummation of the Business Combination.

____________

5       Based on 192,984,373 Rumble Class A Common Shares and 68,078,759 ExchangeCo Shares issued and outstanding as of March 30, 2026, excluding shares subject to escrow restrictions under the 2022 Business Combination Agreement (which are tied to the achievement of $15.00 and $17.50 trading prices for a certain period of time or upon a change of control in excess of such trading prices, in each case, prior to September 16, 2027). For the avoidance of doubt, Rumble Class A Common Shares issued and outstanding excludes shares issuable upon the exercise of Company Options and warrants and settlement of RSUs. See section “16 DESCRIPTION OF RUMBLE’S CAPITAL STOCK” for further information regarding Rumble Class A Common Shares outstanding.

6          Based on 64,196,677 ND Shares outstanding as of the date of the Prospectus and the Offer Exchange Ratio of 2.0281 Rumble Class A Common Shares per ND Share. Assumes that any Pre-Funded Warrants issued to Tether in lieu of Rumble Class A Common Shares are treated the same as Rumble Class A Common Shares. For the avoidance of doubt, Rumble Class A Common Shares issued to Tether pursuant to the initial exchange of 50% of the value of the Existing ND Loan (as defined herein) are not included.

10    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the “Business” section. The financial information included herein has been taken or derived from the Company’s (i) audited consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 (the “Audited Consolidated Financial Statements 2025/2024”), (ii) audited consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 (the “Audited Consolidated Financial Statements 2024/2023”), and (iii) accounting records and internal management reporting systems.

The Audited Consolidated Financial Statements 2025, the Audited Consolidated Financial Statements 2024 and the Audited Consolidated Financial Statements 2023 are referred to as the “Audited Consolidated Financial Statements” in this Prospectus. The Audited Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Audited Consolidated Financial Statements are included in section “20 FINANCIAL INFORMATION” beginning on page F-1. Baker Tilly US, LLP (“Baker Tilly”), the Company’s independent registered public accounting firm, audited the Audited Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issued English-language audit opinions thereon in accordance with PCAOB standards.

Where financial information is labeled “audited” in the following tables, it has been taken from the Audited Consolidated Financial Statements. The label “unaudited” in the following tables indicates financial information that has been taken or derived from the Company’s accounting records or internal management reporting systems or has been calculated based on financial information from the aforementioned sources.

To compare figures over more than two periods, a compound annual growth rate (“CAGR”) may be shown, which indicates the annual mean rate of growth for each year of the relevant period. Any CAGR figures presented in this Prospectus have not been audited or reviewed by Baker Tilly.

10.1            Overview

10.2            Key Factors Affecting Our Results of Operations

Rumble believes that the factors discussed below have significantly affected its results of operations, financial condition and cash flows during the periods under review and until the date of this Prospectus and expects that these factors will continue to have a major impact on its results of operations, financial condition and cash flows for the foreseeable future.

10.2.1         Global economic conditions

Our business is affected in part by worldwide economic conditions. Global financial developments and downturns seemingly unrelated to us or our industry can adversely affect whether and how our customers spend their advertising revenues. Extended periods of global economic instability, including stock market volatility, inflation, high interest rates, changes in governmental fiscal, monetary and tax policies, may lead our customers to reduce their expenditures on advertising in our Rumble Services business, which can lead to a decrease in our subscription fees on the Rumble platform, as well as a decrease in revenue generated from content that is licensed by third parties, pay-per-view and fees from tipping and platform hosting fees. Our customers may also decide during periods of economic instability to reduce the number of advertisements placed on Rumble’s network of third party publisher websites or mobile applications. In addition, deteriorating global economic conditions or global economic instability may result in reduced demand for the services offered by our Cloud Services business, potentially including reduced consumption-based fees and subscription fees for infrastructure and professional services, which may adversely affect our revenues.

10.2.2         Significant Investments and Commitments by our Major Shareholder Tether

We have received significant investments and commitments from our major shareholder Tether during the periods under review. For example, in February 2025, Tether made a strategic investment in our business of USD 775 million, of which we intend to use USD 250 million of the proceeds, after transaction expenses, to support growth initiatives. In November 2025, in connection with our business combination with Northern Data, Tether agreed to make an initial two-year USD 150 million commitment in GPU purchases following the closing of the Exchange Offer as well as a two-year USD 100 million commitment to purchase certain advertising and marketing services from us. The financial investments from Tether have enabled us to accelerate our international expansion strategy, provide a significant revenue growth opportunity and enable an acceleration of Rumble’s creator, video and advertising AI roadmap and to compete against larger competitors.

If we require additional capital in the future to support our growth strategy or operations, we may rely on outside capital to fund our business, we will be more exposed to macroeconomic volatility, including tightening credit conditions, higher interest rates, or disruptions in financial markets. If we are unable to obtain adequate financing when needed, or if we are forced to do so on unfavorable terms, we may be unable to invest in critical initiatives, respond to competitive pressures, or scale our operations in line with demand.

10.2.3         Advertising Spending

One of the most important factors affecting our results of operations for the periods under review has been advertising spending. For the years ended December 31, 2025, 2024 and 2023, advertising revenue represented 50%, 66% and 74% of our total revenue, respectively. A substantial portion of our revenue is also derived from one advertiser, accounting for approximately 5%, 16% and 46% of our revenue for the years ended December 31, 2025, 2024 and 2023, respectively. As is common in our industry, our advertisers do not have long-term advertising commitments with us. In addition, many of our advertisers purchase advertising services through one of several large advertising agency holding companies. Our revenue could be harmed by the loss of, or a deterioration in our relationship with, any of our largest advertisers or with any advertising agencies or the holding companies that control them. Advertisers may also need more time to assess the attractiveness of our products, may be unwilling to pay our prices, may find competitors` offerings more attractive, may refuse to use our products because of negative publicity concerns or may have a political bias against us. In addition, we have pursued litigation against some advertisers in the past as part of an antitrust lawsuit alleging a conspiracy to withhold advertising revenue from Rumble and other digital media platforms. Our actions to counter these efforts, whether through litigation or publicity campaigns, may not be successful and may divert management attention and financial resources away from other important strategic initiatives.

If any of the foregoing factors materializes, especially involving a loss of advertising revenues with our principal advertiser, this would materially adversely affect our results of operations.

10.2.4         Growth of our user base

The growth of our user base as measured by our current key performance indicators, including monthly active users (“MAUs”) and average revenue per user (“ARPU”), are significant indicators of the level of active users who access our content. We use MAUs to gauge audience engagement to understand the volume of web, mobile applications and connected TV users engaged with our content on a monthly basis. We use ARPU as a measure of our ability to monetize this user base. Our active user base and thus our revenue growth rates have been and will continue to be affected by a number of factors, including our ability to retain and grow our user base’s level of engagement, increasing competition, our ability to retain and attract content creators with large followings, the payment of fixed payment obligations to content creators which may turn out to be unprofitable, the unavailability of certain popular content creators for an extended period of time due to personal or other reasons, and seasonality related to content creators who produce less content during the summer months. Our active user base has also historically experienced fluctuations, with MAUs tending to decrease as a result of a slowdown of news and political commentary outside of a U.S. election cycle. Any inability to grow our active user base and increase our corresponding revenue growth rates would have an adverse effect on our results of operations, financial condition and cash flows.

10.2.5         Increased Competition

Competition for traffic and engagement with our content, products and services is intense. We compete against companies that have greater financial resources and larger user bases. As a result, our competitors may acquire and engage traffic and users at the expense of the growth or engagement of our traffic and users, which would negatively affect our business.

We also face significant competition for advertiser spend. In determining whether to buy advertising, our advertisers will consider the demand for our content, demographics of our traffic, advertising rates, results observed by advertisers, and alternative advertising options. The increasing number of digital media options available, through social networking tools and news aggregation websites, has expanded consumer choice significantly, resulting in traffic fragmentation and increased competition for advertising. In addition, some of the larger companies have substantially broader content, product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising budgets. We will need to continue to innovate and improve the monetization capabilities of our websites and our mobile products in order to remain competitive.

Our cloud services business competes primarily with large, diversified technology companies that focus on large enterprise customers and provide cloud computing as a component of the suite of services and products that they offer, as well as smaller, niche cloud service providers. Many of our competitors and potential competitors, particularly the larger competitors, have substantial competitive advantages compared to us, including greater name recognition and longer operating histories; greater resources, including larger sales and marketing and customer support budgets; the ability to bundle products together; larger and more mature intellectual property portfolios; greater resources to make acquisitions and greater resources for technical assistance and customer support. Competitors to our cloud services business may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, and customer requirements. An existing competitor or a potential competitor could introduce new technology that reduces demand for our products and platform capabilities. In addition, some of our actual and potential competitors have been acquired by other larger enterprises and have made or may make acquisitions or may enter into partnerships or other strategic relationships that may provide more comprehensive offerings than they individually had offered or achieve greater economies of scale than we are able to achieve.

10.3            Key Line Items of our Results of Operations

The following are the key line items in our results of operations.

10.4            Revenues

We generate revenues primarily from Audience Monetization and Other Initiatives.

Audience Monetization includes advertising fees on the Rumble platform; subscription fees earned primarily from consumer product offerings such as Rumble Premium; Locals and badges; revenues generated from content that is licensed by third-parties; pay-per-view; and fees from tipping and platform hosting fees. Advertising fees are generated by delivering digital video and display advertisements as well as cost-per-message-read advertisements. Digital video and display advertisements are placed on Rumble websites or mobile applications. Customers pay for advertisements either directly or through relationships with advertising agencies or resellers, based on the number of impressions delivered or the number of actions, such as clicks, or purchases taken, by our users.

Other Initiatives includes digital advertisements that are placed on Rumble’s network of third-party publisher websites or mobile applications; and cloud. Cloud includes consumption-based fees, subscriptions for infrastructure and professional services, and license agreements related to Rumble Player.

Refer to Note 2, Summary of Significant Accounting Policies, to the consolidated financial statements.

10.5            Expenses

Expenses primarily include cost of services, general and administrative, research and development, sales and marketing, acquisition-related transaction costs, amortization and depreciation, change in fair value of digital assets, and change in fair value of contingent consideration. The most significant components of our expenses on an ongoing basis are programming and content, service provider costs and staffing-related costs.

We expect to continue to invest substantial resources to support our growth and anticipate that each of the following categories of expenses will increase in absolute dollar amounts for the foreseeable future.

10.5.1         Cost of Services (Exclusive of Amortization and Depreciation)

Cost of services consists of costs related to obtaining, supporting and hosting the Company’s product offerings. These costs primarily include:

•        Programming and content costs related to compensation to content providers, including share-based compensation, from whom video and other content are licensed. These costs are paid to these providers based on revenues generated, or in fixed amounts. In certain circumstances, we incur additional costs related to incentivizing top content creators to promote and join our platform; and

•        Other cost of services such as third-party service provider costs, including data center and networking, as well as payment processing fees and costs paid to publishers.

10.5.2         General and Administrative Expenses

General and administrative expenses consist primarily of payroll and related expenses, which include bonuses and share-based compensation for our executives and certain other employees. General and administrative expenses also include legal and professional fees, business insurance costs, operating lease costs and other costs. As a public company, we expect to continue to incur material costs related to compliance with applicable laws and regulations, including audit and accounting fees, legal, insurance, investor relations and other costs.

10.5.3         Research and Development Expenses

Research and development expenses consist primarily of payroll and related expenses, which include bonuses and share-based compensation for our employees on our engineering and development teams. Research and development expenses also include consultant fees related to our development activities to originate, develop and enhance our platforms.

10.5.4         Sales and Marketing Expenses

Sales and marketing expenses consist primarily of payroll and related expenses, which include bonuses and share-based compensation for our employees associated with our sales and marketing functions. Sales and marketing expenses also include consultant fees and direct marketing costs related to the promotion of our platforms and solutions. We expect our sales and marketing expenses to increase over time as we promote our platform and brand, increase marketing activities, and grow domestic and international operations.

10.5.5         Acquisition-Related Transaction Costs

Acquisition-related transaction costs consist of transaction expenses incurred in connection with acquisition-related initiatives.

10.5.6         Amortization and Depreciation

Amortization and depreciation represent the recognition of costs of assets used in operations, including property and equipment and intangible assets, over their estimated service lives.

10.5.7         Change in Fair Value of Digital Assets

Change in fair value of digital assets reflects gains or losses arising from the remeasurement of our bitcoin investment.

10.5.8         Change in Fair Value of Contingent Consideration

Certain contingent consideration associated with the Callin acquisition does not meet the criteria for equity classification, and must be recorded as a liability in accordance with guidance contained in ASC 815-40, Derivatives and Hedging Contracts in Entity’s Own Equity (“ASC 815-40”). Because the contingent consideration meets the definition of a liability under ASC 815, Derivatives and Hedging (“ASC 815”), it is measured at fair value at inception and at each reporting date in accordance with the guidance in ASC 820, Fair Value Measurement (“ASC 820”), with any subsequent changes in fair value recognized in the consolidated statements of operations in the applicable period of change.

10.5.9         Interest Income

Interest income consists of interest earned on our cash, cash equivalents. We invest in highly liquid securities such as money market funds, treasury bills and term deposits.

10.5.10       Other Income (Expense)

Other income (expense) consists of miscellaneous income earned and expenses incurred outside of the normal course of business as well as foreign exchange gains and losses on transactions denominated in currencies other than the U.S. dollar.

10.5.11       Change in Fair Value of Warrant Liability

We account for our outstanding warrants in accordance with ASC 815-40, under which the warrants issued in connection with the Business Combination do not meet the criteria for equity classification, and must be recorded as liabilities. As these warrants meet the definition of a liability under ASC 815, they are measured at fair value at inception and at each reporting date in accordance with the guidance in ASC 820, with any subsequent changes in fair value recognized in the consolidated statements of operations in the applicable period of change.

10.5.12       Change in Fair Value of Derivative

The forward purchase contracts in connection with the Tether transaction do not meet the criteria for equity classification, and must be recorded as a liability in accordance with guidance contained in ASC 815-40. Because the derivative meets the definition of a liability under ASC 815, it is measured at fair value at inception and at each reporting date in accordance with the guidance in ASC 820, with any subsequent changes in fair value recognized in the consolidated statement of operations in the applicable period of change.

10.5.13       Income Tax Benefit (Expense)

Income tax benefit (expense) consists of the estimated federal, state, and foreign income taxes incurred in the U.S. and other jurisdictions in which we operate.

10.6            Key Business Metrics

To analyze our business performance, determine financial forecasts and help develop long-term strategic plans, we review the key business metrics described below.

10.6.1         Monthly Active Users (“MAUs”)

We use MAUs as a measure of audience engagement to help us understand the volume of users engaged with our content on a monthly basis. MAUs represent the total web, mobile app, and connected TV users of Rumble for each month, which allows us to measure our total user base calculated from data provided by Google, a third-party analytics provider. Google defines “active users” as the “number of distinct users who visited your website or application.”7 We have used the Google analytics systems since we first began publicly reporting MAU statistics, and the resulting data have not been independently verified.

As of July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which has been used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4,8 Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA “may be more or less similar” to metrics in GA4, and that “it is not unusual for there to be apparent discrepancies” between the two systems,9 we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology (“MAUs (UA)”) for periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology (“MAUs (GA4)”) in subsequent periods.

MAUs (GA4) represent the total web, mobile app, and connected TV users of Rumble for each month,10 which allows us to measure our total user base calculated from data provided by Google.11 Connected TV users were not counted within MAUs (UA) for periods prior to July 1, 2023, and we believe the number of such users was immaterial in those prior periods. We also believe that fewer than 1 million MAUs in the current period are from connected TV, making them similarly immaterial. Google’s parameters for measuring “active users” appear to exclude many, but not all, users who access content on Rumble through “embedded” videos on domains other than rumble.com, and we are unable to determine the exact number of users who access “embedded” content within our total number of MAUs. In addition, MAUs (GA4) may rely on statistical sampling and may be based on estimates of data that Google is missing “due

____________

7        Google, “(UAGA4) Comparing Metrics: Google Analytics 4 vs. Universal Analytics, https://support.google.com/analytics/answer/11986666#zippy=%2Cin-this-article (last accessed Mar. 12, 2025) (hereinafter: “Google, Comparing Metrics.”) (providing the technical criteria Google uses to calculate active users).

8        Id.

9        Id.

10      During the measurement period, Rumble was available on the following connected TV systems: Roku, Android TV, Amazon Fire, LG, and Samsung TVs.

11      Google provides additional information on its definition of an “active user,” see Google, Comparing Metrics.

12      According to the GA4 dashboard, “as of August 26, 2023, Analytics is estimating data that’s missing due to factors such as cookie consent.”

to factors such as cookie consent.”12 In general, the implementation of a cookie consent banner, which is required under the laws of certain jurisdictions, may disproportionately affect certain user demographics or geographic regions, potentially leading to uneven reporting or MAUs.

As with our earlier MAU reporting, there is a potential for minor overlap in the resulting data due to users who access Rumble’s content through the web, our mobile apps, and connected TVs in a given measurement period; however, given that we believe this minor overlap to be immaterial, we do not separately track or report “unique users” as distinct from MAUs. Our reported MAUs have not historically included users of Locals, however, starting in mid-May 2024, Locals users began using Rumble’s single sign-on technology to access their account, which we expect will reduce the number of Locals users not included in our Rumble MAU reporting. We also do not separately report the number of users who register for accounts in any given period, which is different from MAUs.

Like many other major online platforms, we rely on significant paid advertising in order to attract users to our platform; however, we cannot be certain that all or substantially all activity that results from such advertising is genuine. Spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute to some amount of overstatement of our performance indicators, including reporting of MAUs by Google. We continually seek to improve our ability to estimate the total number of spam-generated users, and we eliminate material activity that is substantially likely to be spam from the calculation of our MAUs. We will not, however, succeed in identifying and removing all spam.

Our MAUs (GA4) were 52 million on average in the fourth quarter of 2025, an increase of 11% from the third quarter of 2025.

The increase is primarily related to an initial investment into international expansion.

Average Revenue Per User (“ARPU”)

We use ARPU as a measure of our ability to monetize our user base. Quarterly ARPU is calculated as quarterly Audience Monetization revenue divided by MAUs for the relevant quarter (as reported by Google Analytics). ARPU does not include Other Initiatives revenue.

ARPU was USD 0.46 in the fourth quarter of 2025, an increase of 2% from the third quarter of 2025. ARPU did not increase materially due to both audience monetization revenue and MAUs both increasing.

We regularly review, have adjusted in the past, and may in the future adjust our processes for calculating our key business metrics to improve their accuracy, including through the application of new data or technologies or product changes that may allow us to identify previously undetected spam activity. As a result of such adjustments, our key business metrics may not be comparable period-over-period.

10.7            Significant Events and Transactions

On February 7, 2025, Tether, a large company in the digital assets industry, purchased 103,333,333 shares of Class A Common Stock at a price per share of USD 7.50, totaling USD 775 million in gross proceeds to Rumble. As part of the closing of the transaction, the Company completed a tender offer to purchase 70,000,000 shares of its Class A Common Stock at a price of USD 7.50 per share for a total of USD 525 million, excluding fees and expenses related to the tender offer.

On November 10, 2025, the Company entered into the Business Combination Agreement. Subject to the satisfaction or waiver of the terms and conditions of the Business Combination Agreement, the Company will submit the Exchange Offer to all shareholders of Northern Data to acquire each ND Share in exchange for certain shares of Class A Common Stock. Each ND Share that is validly tendered and accepted for exchange will be exchanged for 2.0281 newly issued shares of our Class A Common Stock (with customary settlement mechanisms for fractional shares), subject to the satisfaction or waiver of the conditions to the Exchange Offer. For further details, please refer to section “6 BUSINESS COMBINATION AGREEMENT”.

Tether, along with an affiliate of Northern Data’s current co-CEO (Aroosh Thillainathan) and another significant shareholder, collectively holding approximately 72% of the outstanding ND Shares (as of April 6, 2026), have entered into the Transaction Support Agreements pursuant to which they will exchange their ND Shares at the same Offer Exchange Ratio contemporaneously with the closing of the Exchange Offer. For further details on the Transaction Support Agreements, please refer to section “13.15.1 Transaction Support Agreements”.

Additionally, the Company has entered into a significant agreement with Tether, which includes an initial commitment by Tether to purchase up to USD 150 million of GPU services over a two-year period following the closing of the Business Combination.

The Company also announced a USD 100 million advertising commitment from Tether, representing USD 50 million per year over a two-year period beginning in the first quarter of 2026. This commitment is not contingent upon the completion of the ND Business Combination. For further details, please refer to sections “13.15.4 Tether Customer Agreement” and “13.15.6 Tether Marketing Agreement”.

10.8            Results of Operations

The following table sets forth our consolidated statements of operations for the years ended December 31, 2025, 2024 and 2023:

	For the year ended December 31,
	2025	2024	2023
	(USD)	(USD)	(USD)
Revenues	100,622,320	95,488,190	80,963,451

Expenses
Cost of services (content, hosting and other)	107,383,833	138,472,266	146,156,734
General and administrative	48,738,522	36,646,307	37,125,296
Research and development	18,743,630	18,923,319	15,721,663
Sales and marketing	23,892,235	17,330,925	13,427,021
Acquisition-related transaction costs	13,303,532	—	1,151,318
Amortization and depreciation	14,564,535	13,614,587	4,850,812
Change in fair value of digital assets	649,638	—	—
Changes in fair value of contingent consideration	—	1,354,357	(1,922,381)
Total expenses	227,275,925	226,341,761	216,510,463
Loss from operations	(126,653,605)	(130,853,571)	(135,547,012)
Interest income	10,419,139	8,083,903	13,594,463
Other expense	(10,643)	(207,431)	(125,511)
Change in fair value of warrant liability	24,781,975	(32,694,697)	2,365,895
Change in fair value of derivative	9,700,000	(184,699,998)	—
Loss before income taxes	(81,763,134)	(340,371,794)	(119,712,165)
Income tax (expense) benefit	(67,228)	2,009,015	3,291,703
Net loss	(81,830,362)	(338,362,779)	(116,420,462)

10.8.1         Comparison of Results of Operations for the Year ended December 31, 2025 and 2024

10.8.1.1      Revenues

Revenues increased by USD 5.1 million to USD 100.6 million in the year ended December 31, 2025 compared to the year ended December 31, 2024, of which USD 3.0 million was attributable to an increase in Audience Monetization revenues, in addition to higher Other Initiatives revenues of USD 2.1 million. The increase in Audience Monetization revenues was driven by USD 14.0 million in higher subscription fees and USD 2.8 million from licensing, tipping fees, and platform hosting fees, offset by a USD 13.8 million decrease in advertising. We are continuing to see progress in the uptake of new brands, but we are still at the early stages of that process. The increase in Other Initiative revenue was due to a USD 1.2 million increase in cloud services offered and a USD 0.9 million increase in advertising inventory being monetized by our publisher network.

10.8.1.2      Cost of Services

Cost of services decreased by USD 31.1 million to USD 107.4 million in the year ended December 31, 2025 compared to the year ended December 31, 2024. The decrease was primarily due to a reduction in programming and content costs of USD 33.9 million, offset by an increase in other costs of services of USD 2.8 million.

10.8.1.3      General and Administrative Expenses

General and administrative expenses increased by USD 12.1 million to USD 48.7 million in the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was due to an increase of USD 6.3 million in payroll and related expenses and USD 5.8 million in other administrative expenses. The increase in payroll and related expense is driven by: a one-time USD 4.8 million increase in compensation costs related to the departures of an executive and a director; a one-time USD 2.3 million increase in payroll taxes associated with stock options exercised related to the tender offer in the first quarter of 2025 stemming from the strategic investment from Tether; offset by a USD 0.8 million decrease in share-based compensation related to the recognition of contingent shares issued in connection with the Callin acquisition that were accounted for as a post-combination expense. The increase in other administrative expenses of USD 5.8 million was due to a rise in expenses related to public company-related costs, including legal, accounting, and other administrative services.

10.8.1.4      Research and Development Expenses

Research and development expenses decreased by USD 0.2 million to USD 18.7 million in the year ended December 31, 2025 compared to the year ended December 31, 2024. The decrease resulted from a USD 0.4 million reduction in costs associated with computer software, hardware, and other expenditures used in research and development-related activities, offset by an increase in payroll and related expenses of USD 0.2 million.

10.8.1.5      Sales and Marketing Expenses

Sales and marketing expenses increased by USD 6.6 million to USD 23.9 million in the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was due to a rise in marketing and public relations activities of USD 5.5 million and an increase in payroll and related expenses of USD 1.5 million, offset by a reduction in consulting services of USD 0.4 million.

10.8.1.6      Acquisition-Related Transaction Costs

Acquisition-related transaction costs increased by USD 13.3 million to USD 13.3 million in the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was driven by professional fees and other expenses incurred in connection with acquisition-related initiatives. These costs reflect the Company’s continued evaluation of strategic opportunities to support growth.

10.8.1.7      Amortization and Depreciation

Amortization and depreciation increased by USD 0.9 million to USD 14.6 million in the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was due to an increase of USD 0.5 million from depreciation on our property and equipment as we continue to build out our infrastructure, as well as an increase in amortization from intangible assets of USD 0.4 million.

10.8.1.8      Change in Fair Value of Digital Assets

Change in fair value of digital assets expense increased by USD 0.6 million to USD 0.6 million for the year ended December 31, 2025 compared to the year ended December 31, 2024. The change in fair value of digital assets reflects the remeasurement of our Bitcoin investment to its fair value at each reporting period. There were no investments in Bitcoin during the year ended December 31, 2024.

10.8.1.9      Change in Fair Value of Contingent Consideration

Change in fair value of contingent consideration decreased by USD 1.4 million to nil USD in the year ended December 31, 2025 compared to the year ended December 31, 2024. The contingent consideration liability arose in connection with the Callin acquisition and the fair value of this contingent consideration was measured using the fair value of the expected number of shares to be issued and the Company’s share price at closing. The change in fair value of contingent consideration for the year ended December 31, 2024 was directly attributable to changes in the Company’s share price since the closing and the probability of contingencies being met. No comparable change occurred following the derecognition and reclassification of the contingent consideration to equity on May 15, 2024.

10.8.1.10    Interest Income

Interest income increased by USD 2.3 million to USD 10.4 million in the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was due to the Company’s investment in money market funds, treasury bills and term deposits.

10.8.1.11    Other Expense

Other expense decreased by USD 0.2 million to USD 10.6 thousand in the year ended December 31, 2025 compared to the year ended December 31, 2024. The decrease was driven by higher foreign currency rate fluctuation as we maintained the majority of our cash balance in U.S. dollars, which is our functional currency, as of December 31, 2025.

10.8.1.12    Change in Fair Value of Warrant Liability

Change in fair value of warrant liability increased by USD 57.5 million, resulting in a gain of USD 24.8 million in the year ended December 31, 2025. The warrant liability arose in connection with the warrants offered as part of the Business Combination. As these warrants meet the classification of a financial liability in accordance with ASC 815-40, the related warrant liability is measured at its fair value, determined in accordance with ASC 820, at each reporting period. The fair value of this warrant liability was measured using the fair value of the Company’s warrants listed on the Nasdaq. The increase in the change in fair value of warrant liability was directly attributable to changes in the trading price of Rumble’s warrants.

10.8.1.13    Change in Fair Value of Derivative

Change in fair value of derivative increased by USD 194.4 million, resulting in a gain of USD 9.7 million in the year ended December 31, 2025 compared to the year ended December 31, 2024. The derivative arose in connection with the forward purchase contracts related to the Tether transaction. As the forward purchase contracts meet the classification of a financial liability in accordance with ASC 815-40, the related derivative is measured at its fair value, determined in accordance with ASC 820, at each reporting period. The fair value of these forward purchase contracts was measured using a Monte Carlo simulation methodology that includes simulating the stock price using a risk-neutral Geometric Brownian Motion-based pricing model. The increase relates to the revaluation of the forward purchase contracts in connection with the Tether transaction.

10.8.1.14    Income Tax (Expense) Benefit

Income tax expense increased by USD 2.1 million to USD 67.2 thousand in the year ended December 31, 2025 compared to the year ended December 31, 2024. The income tax expense increase was driven by the capitalization of a deferred tax liability of USD 2.1 million during the year ended December 31, 2024 in connection with the milestone payments related to the North River acquisition. There was no comparable item during the year ended December 31, 2025.

10.8.2         Comparison of Results of Operations for the Year ended December 31, 2024 and 2023

10.8.2.1      Revenues

Revenues increased by USD 14.5 million to USD 95.5 million in the year ended December 31, 2024 compared to the year ended December 31, 2023, of which USD 10.3 million was attributable to an increase in Audience Monetization revenues and USD 4.2 million was attributable to higher Other Initiatives. The increase in Audience Monetization revenues was mainly due to higher revenue from subscriptions, tipping fees, licensing, platform hosting and advertising. The increase in Other Initiative revenue was mostly due to more advertising inventory being monetized by our publisher network and an increase in cloud services offered.

10.8.2.2      Cost of Services

Cost of services decreased by USD 7.7 million to USD 138.5 million in the year ended December 31, 2024 compared to the year ended December 31, 2023. The decrease was primarily due to a reduction in programming and content costs of USD 9.5 million, offset by an increase of USD 1.8 million in other cost of services including payment processing fees and costs paid to publishers.

10.8.2.3      General and Administrative Expenses

General and administrative expenses decreased by USD 0.5 million to USD 36.6 million in the year ended December 31, 2024 compared to the year ended December 31, 2023. The decrease was mainly driven by a reduction in administrative expenses of USD 2.8 million and share-based compensation of USD 1.1 million, offset by an increase in payroll and related expenses of USD 3.4 million. The decrease of USD 2.8 million in administrative expenses was primarily due to lower expenses related to public company-related costs, legal, insurance, and other administrative services. The decrease in share-based compensation was related to the recognition of contingent shares issued in connection with the Callin acquisition that was accounted for as a post-combination expense as well as the expense of previously and newly granted restricted stock units and stock options for certain employees and executives.

10.8.2.4      Research and Development Expenses

Research and development expenses increased by USD 3.2 million to USD 18.9 million in the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase was due to an increase of USD 2.7 million in payroll and related expenses, and an increase of USD 0.5 million in other expenses.

10.8.2.5      Sales and Marketing Expenses

Sales and marketing expenses increased by USD 3.9 million to USD 17.3 million in the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase was due to an increase of USD 2.7 million in payroll and related expenses, USD 0.4 million in consulting services, and USD 0.8 million in other marketing and public relations activities.

10.8.2.6      Acquisition-Related Transaction Costs

Acquisition-related transaction costs decreased by USD 1.2 million to USD nil in the year ended December 31, 2024 compared to the year ended December 31, 2023. Acquisition-related transaction costs for the year ended December 31, 2023 consisted of transaction costs incurred related to acquisitions completed in 2023.

10.8.2.7      Amortization and Depreciation

Amortization and depreciation increased by USD 8.8 million to USD 13.6 million in the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase was due to an increase of USD 2.0 million from depreciation on our property and equipment as we continue to build out our infrastructure, as well as an increase in amortization from intangible assets of USD 6.8 million.

10.8.2.8      Change in Fair Value of Contingent Consideration

Change in fair value of contingent consideration increased by USD 3.3 million to USD 1.4 million in the year ended December 31, 2024 compared to the year ended December 31, 2023. The contingent consideration liability arose in connection with the Callin acquisition and the fair value of this contingent consideration was measured using the fair value of the expected number of shares to be issued and the Company’s share price at closing. The change in fair value of contingent consideration was directly attributable to changes in the Company’s share price since the closing and the probability of contingencies being met.

10.8.2.9      Interest Income

Interest income decreased by USD 5.5 million to USD 8.1 million in the year ended December 31, 2024 compared to the year ended December 31, 2023. The decrease was due to our reduced investment in money market funds, treasury bills, and term deposits.

10.8.2.10    Other Expense

Other expense increased by an immaterial amount in the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase was primarily due to lower foreign currency rate fluctuation as we maintained the majority of our cash balance in U.S. dollars, which is our functional currency, as of December 31, 2024.

10.8.2.11    Change in Fair Value of Warrant Liability

Change in fair value of warrant liability decreased by USD 35.1 million resulting in a loss of USD 32.7 million in the year ended December 31, 2024. The warrant liability arose in connection with the warrants offered as part of the Business Combination. As these warrants meet the classification of a financial liability in accordance with ASC 815-40, the related warrant liability is measured at its fair value, determined in accordance with ASC 820, at each reporting period. The fair value of this warrant liability was measured using the fair value of the Company’s warrants listed on the Nasdaq. The decrease in the change in fair value of warrant liability was directly attributable to changes in the trading price of Rumble’s warrants.

10.8.2.12    Change in Fair Value of Derivative

Change in fair value of derivative decreased by USD 184.7 million resulting in a loss of USD 184.7 million in the year ended December 31, 2024. The derivative arose in connection with the forward purchase contracts related to the Tether transaction. As the forward purchase contracts meet the classification of a financial liability in accordance with ASC 815-40, the related derivative is measured at its fair value, determined in accordance with ASC 820, at each reporting period. The fair value of the forward purchase contracts was measured using a Monte Carlo simulation methodology that includes simulating the stock price using a risk-neutral Geometric Brownian Motion-based pricing model. The decrease relates to the revaluation of the forward purchase contracts in connection with the Tether transaction.

10.8.2.13    Income Tax (Expense) Benefit

Income tax benefit decreased by USD 1.3 million to USD 2.0 million in the year ended December 31, 2024 compared to the year ended December 31, 2023.

10.9            Assets, Liabilities and Shareholders’ Equity

	For the year ended December 31,
	2025	2024	2023
	(USD)	(USD)	(USD)
Assets
Current assets
Cash and cash equivalents	237,919,453	114,018,900	218,338,658
Marketable securities	—	—	1,135,200
Accounts receivable, net	11,859,231	9,778,941	5,440,447
Prepaid expenses and other	14,767,472	12,329,789	13,090,072
	264,546,156	136,127,630	238,004,377

Other non-current assets	1,123,781	402,475	1,626,802
Digital assets	18,450,362	—	—
Property and equipment, net	16,178,941	17,068,076	19,689,987
Right-of-use assets, net	1,868,458	1,753,100	2,473,903
Intangible assets, net	24,023,709	29,306,135	23,262,428
Goodwill	10,655,391	10,655,391	10,665,391
	336,846,798	195,312,807	295,712,888

Liabilities
Current liabilities
Accounts payable and accrued liabilities	27,875,120	18,223,372	24,713,203
Deferred revenue	16,105,587	12,812,984	7,003,891
Lease liabilities	1,281,444	1,000,643	975,844
Contingent consideration	—	—	863,643
Derivative liability	—	184,699,998	—
	45,262,151	216,736,997	33,556,581

Lease liabilities, net of current portion	633,128	799,910	1,630,837
Contingent consideration, net of current portion	—	—	705,717
Warrant liability	15,609,327	40,391,302	7,696,605
Other liability	500,000	500,000	500,000
	62,004,606	258,428,209	44,089,740

Shareholders’ (deficit) equity
Preferred shares[1]	—	—	—
Common shares[2]	773,439	768,892	768,523
Accumulated deficit	(565,396,304)	(483,565,942)	(145,203,163)
Additional paid-in capital	839,465,057	419,681,648	396,057,788
	274,842,192	(63,115,402)	251,623,148
	336,846,798	195,312,807	295,712,888

____________

(1)      USD 0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding

(2)      USD 0.0001 par value per share, 700,000,000 Class A shares authorized, 215,736,576 and 118,808,857 shares issued and outstanding, as of December 31, 2025 and 2024, respectively; 170,000,000 Class C (and corresponding ExchangeCo Share) authorized, 123,690,470 and 165,153,621 shares issued and outstanding, as of December 31, 2025 and 2024, respectively; 110,000,000 Class D authorized, 95,791,120 and 105,782,403 shares issued and outstanding, as of December 31, 2025 and 2024, respectively

10.9.1         Comparison of Assets, Liabilities and Shareholders’ Equity as of December 31, 2025 and as of December 31, 2024

10.9.1.1      Current Assets

Current Assets consist of cash and cash equivalents, accounts receivable (net) and prepaid expenses and other, which as of December 31, 2025 were USD 264.5 million, a USD 128.4 million, or 94.3% increase compared to USD 136.1 million as of December 31, 2024. The increase was principally the result of cash and cash equivalents, mainly due to net cash provided by financing activities related to net proceeds from the strategic investment from Tether and the settlement of stock awards, partially offset by cash used in operating and investing activities.

10.9.1.2      Non-Current Assets

Non-current assets consist of other non-current assets, digital assets, property and equipment (net), right-of-use assets (net), intangible assets (net) and goodwill, which as of December 31, 2025 were USD 72.3 million, a USD 13.1 million, or 22.1% increase compared to USD 59.2 million as of December 31, 2024. The increase was principally driven by an USD 18.4 million rise in digital assets resulting from bitcoin purchases during the year, partially offset by a USD 5.3 million decline in other non-current assets, primarily related to intangible assets recognized in prior-year acquisitions that did not recur in 2025.

10.9.1.3      Liabilities

10.9.1.3.1   Current Liabilities

Current liabilities consist of accounts payable and accrued liabilities, deferred revenue, lease liabilities, and derivative liability, which as of December 31, 2025 were USD 45.3 million, a USD 171.4 million, or 79.1% decrease compared to USD 216.7 million as of December 31, 2024. The decrease was principally driven by the settlement of the USD 184.7 million derivative liability related to the strategic investment from Tether upon closing on February 7, 2025, partially offset by an increase in accounts payable and accrued liabilities, primarily due to higher trade accounts payable and accrued professional fees associated with acquisition-related expenses, and an increase in deferred revenue driven by higher subscription fees earned in 2025.

10.9.1.3.2   Non-Current Liabilities

Non-current liabilities consist of lease liabilities (net of current position), warranty liability and other liability, which as of December 31, 2025 were USD 16.7 million, a USD 25.0 million, or 60% decrease compared to USD 41.7 million as of December 31, 2024. The decrease was principally driven by a USD 24.78 million reduction in the warrant liability, resulting from changes in its fair value, which is measured based on the trading price of the Company’s warrants listed on Nasdaq.

10.9.1.4      Shareholders’ Equity

Shareholders’ equity consists of preferred shares, common shares, accumulated deficit, and additional paid-in capital, which as of December 31, 2025 were USD 274.8 million, a USD 337.9 million, or 535.5% increase compared to minus USD 63.1 million as of December 31, 2024. The increase was principally driven by higher additional paid-in capital, primarily related to the strategic investment from Tether as well as share-based compensation, partially offset by an increase in accumulated deficit driven by net loss incurred during the year ended December 31, 2025.

10.9.2         Comparison of Assets, Liabilities and Shareholders’ Equity as of December 31, 2024 and as of December 31, 2023

10.9.2.1      Current Assets

Current Assets consist of cash and cash equivalents, marketable securities, accounts receivable (net) and prepaid expenses and other, which as of December 31, 2024 were USD 136.1 million, a USD 101.9 million, or 42.8% decrease compared to USD 238.0 million as of December 31, 2023. The decrease was principally the result of a decline in cash and cash equivalents, mainly driven by net cash used in operating activities for the year ended December 31, 2024, primarily consisting of net loss adjusted for non-cash items and changes in operating assets and liabilities, as well as net cash used in investing activities consisting of purchases of property, equipment, and intangible assets and cash paid in connection with the Callin and North River acquisitions, partially offset by proceeds from marketable securities.

10.9.2.2      Non-Current assets

Non-current assets consist of other non-current assets, property and equipment (net), right-of-use assets (net), intangible assets (net) and goodwill, which as of December 31, 2024 were USD 59.2 million, a USD 1.5 million, or 2.6% increase compared to USD 57.7 million as of December 31, 2023. The increase was principally driven by USD 6.0 million increase in intangible assets related to assets acquired through prior year acquisitions, partially offset by decrease of USD 4.5 million in investments in property and equipment, right-of-use assets, and other non-current assets.

10.9.2.3      Liabilities

10.9.2.3.1   Current Liabilities

Current liabilities consist of accounts payable and accrued liabilities, deferred revenue, lease liabilities, contingent consideration and derivative liability, which as of December 31, 2024 were USD 216.7 million, a USD 183.2 million, or 545.9% increase compared to USD 33.5 million as of December 31, 2023. The increase was principally the result of USD 184.7 million derivative liability related to the strategic investment from Tether. The derivative arose in connection with the forward purchase contracts related to the Tether transaction.

10.9.2.3.2   Non-Current Liabilities

Non-current liabilities consist of lease liabilities (net of current position), contingent consideration (net of current position), warranty liability and other liability, which as of December 31, 2024 were USD 41.7 million, a USD 31.2 million, or 297.1% increase compared to USD 10.5 million as of December 31, 2024. The increase was principally driven by a USD 32.7 million increase in the warrant liability, resulting from changes in its fair value, which is measured based on the trading price of the Company’s warrants listed on Nasdaq.

10.9.2.3.3   Shareholders’ Equity

Shareholders’ equity consists of preferred shares, common shares, accumulated deficit, and additional paid-in capital, which as of December 31, 2024 were minus USD 63.1 million, a USD 314.7 million, or 125.1% decrease compared to USD 251.6 million as of December 31, 2023. The decrease was principally driven by an increase in accumulated deficit resulting from net loss incurred during the year ended December 31, 2024, partially offset by the issuance of Class A common stock in connection with the Callin acquisition and shares issued through share-based compensation.

10.10          Liquidity and Capital Resources

Our principal sources of liquidity are cash generated from operating activities and funds previously raised. The primary short-term requirements for liquidity and capital are to fund general working capital and capital expenditures.

As of December 31, 2025, our cash and cash equivalents balance was USD 237.9 million. Cash and cash equivalents consist of cash on deposit with banks and amounts held in money market funds, treasury bills, and term deposits.

As of December 31, 2025, our digital asset holdings were valued at USD 18.5 million and consisted of 210.82 bitcoin. Our corporate treasury diversification strategy of allocating a portion of the Company’s excess cash reserves to bitcoin emphasizes our belief in bitcoin as a valuable tool for strategic planning and is designed to accelerate the Company’s expansion into cryptocurrency.

As we have consistently stated, we are using a substantial portion of funds to acquire content by providing economic incentives to a small number of content creators, including sports leagues. As of December 31, 2025, we had entered into programming and content agreements with a minimum contractual cash commitment of USD 45 million. A significant amount of these minimum contractual cash commitments will be paid over 12 to 36 months, commencing in 2026.

The following table presents a summary of the consolidated statement of cash flows for the years ended December 31, 2025, 2024 and 2023:

	For the year ended December 31,
	2025	2024	2023
	(USD)	(USD)	(USD)
Net cash provided by (used in):
Operating activities	(70,430,149)	(87,010,475)	(92,911,313)
Investing activities	(26,054,766)	(15,644,135)	(23,771,314)
Financing activities	220,385,468	(1,665,148)	(2,147,994)

10.10.1       Operating Activities

Net cash used in operating activities for the year ended December 31, 2025 primarily consisted of net loss adjusted for certain non-cash items, including USD 33.8 million in gains from the changes in fair value of warrants, derivatives and digital assets, partially offset by a USD 23.8 million change in share-based compensation, USD 14.6 million in changes in amortization and depreciation, USD 1.2 million in changes in non-cash lease expenses, USD 1.0 million in changes in the provision of credit losses, as well as changes in operating assets and liabilities. The decrease in net cash used in operating activities during the year ended December 31, 2025 compared to the year ended December 31, 2024 was mostly due to changes in net loss adjusted for certain non-cash items, offset by changes in operating assets and liabilities.

Net cash used in operating activities for the year ended December 31, 2024 primarily consisted of net loss adjusted for certain non-cash items, including a USD 218.7 million loss on the change in fair value of warrants, contingent consideration and derivative, USD 21.5 million change in share-based compensation, USD 13.6 million change in amortization and depreciation, USD 1.0 million changes in non-cash lease expenses, as well as changes in operating assets and liabilities. The decrease in net cash used in operating activities during the year ended December 31, 2024 compared to the year ended December 31, 2023 was mostly due to changes in net loss adjusted for certain non-cash items, offset by changes in operating assets and liabilities.

10.10.2       Investing Activities

Between January 1, 2026 and the date of the Prospectus, we have not made any material investments that are in progress and have not entered into any firm commitments for material investments.

Net cash used in investing activities for the year ended December 31, 2025 consisted of USD 7.0 million in purchases of property, equipment, and intangible assets, and USD 19.1 million in the purchase of digital assets. The increase in net cash used in investing activities during the year ended December 31, 2025 compared to the year ended December 31, 2024 was due to the investment in digital assets, offset by a decrease in purchases of property, equipment and intangible assets. Additionally, the cash paid to non-accredited investors related to the Callin acquisition and cash paid in connection with the North River acquisition in the year ended December 31, 2024 contributed to the increase in net cash used in investing activities.

Net cash used in investing activities for the year ended December 31, 2024 consisted of USD 7.2 million in purchases of property, equipment, and intangible assets, USD 9.6 million in cash paid in connection with the acquisitions of Callin and North River, and USD 1.1 million in the sale of marketable securities. The decrease in net cash used in investing activities during the year ended December 31, 2024 compared to the year ended December 31, 2023 was mainly driven by decreases in purchases of property and equipment and marketable securities, which were partially offset by a rise in spending on intangible assets. Additionally, the reduction in net cash used was due to cash payments made to non-accredited investors related to the Callin acquisition during the year ended December 31, 2024 as well as cash acquired in connection with the Callin acquisition during the year ended December 31, 2023.

10.10.3       Financing Activities

Net cash provided by financing activities for the year ended December 31, 2025 consisted of the issuance of USD 775.0 million in shares of Class A Common Stock and a corresponding USD 525.0 million share repurchase completed in connection with the tender offer, both related to the strategic investment from Tether. Share issuance costs of USD 29.4 million were incurred in connection with the transaction. Additionally, the net cash provided by financing activities includes USD 3.2 million from proceeds related to stock options exercised and employee stock purchase plan contributions, offset by USD 3.3 million in taxes paid from the net share settlement of share-based compensation. The increase in net cash provided by financing activities compared to the year ended December 31, 2025 was due to the proceeds from the strategic investment from Tether, as well as the proceeds from stock options exercised and employee stock purchase plan contributions. These inflows were partially offset by the share repurchases in connection with the tender offer and taxes paid from the net share settlement of share-based compensation.

Net cash used in financing activities for the year ended December 31, 2024 consisted of USD 2.0 million in taxes paid from the net share settlement of share-based compensation and USD 0.4 million in share issuance costs, offset by USD 0.7 million from proceeds related to stock options exercised. The decrease in net cash used in financing activities was due to a decrease in taxes paid from the net share settlement of share-based compensation as well as an increase in proceeds from stock options exercised in the year ended December 31, 2024 compared to net cash used in the year ended December 31, 2023. The reduction in net cash used was offset by an increase in share issuance costs.

10.11          Summary of Quarterly Results

Information for the most recent quarters presented are as follows:

(in USD)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Total revenue	27,068,454	24,762,445	25,084,631	23,706,790
Net loss	(32,693,477)	(16,261,762)	(30,224,930)	(2,650,193)
(in USD)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
Total revenue	30,228,287	25,056,904	22,469,543	17,733,456
Net loss	(236,752,626)	(31,539,413)	(26,780,700)	(43,290,040)

10.12          Investments

10.12.1       Past Investments

Please see the section of this Prospectus entitled “10.10.2 Investing Activities”.

10.12.2       Current Investments

Between January 1, 2026 and the date of this Prospectus, we have not made any material investments that are in progress and have not entered into any firm commitments for material investments.

10.13          Contingent Liabilities and Off-Balance Sheet Arrangements

As of December 31, 2025, there were no material contingent liabilities or off-balance sheet arrangements.

10.13.1       Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of the consolidated financial statements also requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We evaluate our estimates on a continuous basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by our management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.

We believe that the following key accounting policies require significant judgments and estimates used in the preparation of our consolidated financial statements. Critical accounting policies and estimates are those that we consider the most important to the portrayal of our financial condition and results of operations because they require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. Accordingly, we believe that these are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

For further information on the summary of significant accounting policies and the effect on our consolidated financial statements, see Note 2, Summary of Significant Accounting Policies, to the Annual Financial Statements.

10.13.2       Share-based Compensation

The Company issues equity awards such as stock options and restricted stock units to certain of its employees, directors, officers and consultants. We account for equity awards by recognizing the fair value of share-based compensation expense on a straight-line basis over the service period of the award.

For equity awards with a service condition, the fair value is estimated on the grant date using the Black-Scholes option pricing model, which takes into account the following inputs: stock price, expected term, volatility, and risk-free interest rate.

For equity awards with a market condition, the fair value is estimated on the grant date using a Monte Carlo simulation methodology that includes simulating the stock price using a risk-neutral Geometric Brownian Motion-based pricing model. Changes in the estimated inputs or using other option valuation methods may result in materially different option values and share-based compensation expense.

For equity awards with a performance condition, the Company assesses the likelihood of the performance condition underlying an award being met and recognizes a share-based compensation expense associated with that award only if it is probable the performance condition will be met. Where the performance condition underlying an award is a change in control, the Company considers the performance condition to be probable only when it occurs.

10.13.3       Income Taxes

The Company is subject to income taxes in the United States and other foreign jurisdictions. Significant judgment is required in determining our provision for income taxes and income tax assets and liabilities, including evaluating uncertainties in the application of accounting principles and complex tax laws.

Uncertain tax positions are accounted for using a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain income tax positions. The Company reviews its nexus in various tax jurisdictions and the Company’s tax positions related to all open tax years for events that could change the status of its tax liability, if any, or require an additional liability to be recorded. Such events may be the resolution of issues raised by a taxing authority, expiration of the statute of limitations for a prior open tax year or new transactions for which a tax position may be deemed to be uncertain. Those positions, for which management’s assessment is that there is more than a 50 percent probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to the measurement criteria.

10.13.4       Trade and Barter Transactions

The Company engages in trade and barter transactions whereby the Company and its counterparty exchange media campaigns or other promotional services. The Company reviews each transaction to ensure the advertising it receives has economic substance and records revenue in an amount equal to the fair value of the products and services received unless this is not reasonable to estimate, in which case the consideration is measured based on the standalone selling price of the advertising inventory promised or delivered to the customer. Trade and barter revenue is recognized when the performance obligation is fulfilled and follows the same pattern of recognition as the Company’s normal advertising revenue. Trade and barter expense is recorded when goods or services are consumed. The trade and barter expense is recorded in sales and marketing expenses in the consolidated statements of operations.

10.13.5       Arrangement to Sell Shares to Tether (Unit of Account)

The Company applied judgment in determining whether the support agreements and agreement to sell shares to Tether were a single unit or multiple units of account. Given that the agreements were entered into contemporaneously and in contemplation of one another, the closing of the support agreements was contingent on the close of the sale of shares to Tether, and the agreements relate to the same underlying risk (the price risk of the Company’s shares), the Company determined that the overall arrangement was one unit of account. As a result, the arrangement is accounted for as a derivative, initially and subsequently measured at fair value with changes through net loss. See Note 15 for information regarding the estimation of the fair value of the derivative.

10.13.6       New Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies, to our Annual Financial Statements for the years ended December 31, 2025, 2024 and 2023.

10.13.7       JOBS Act Accounting Election

We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to elect to adopt new or revised accounting standards under private company adoption timelines. Accordingly, the timing of our adoption of new or revised accounting standards will not be the same as other public companies that are not emerging growth companies or that have opted out of using such extended transition period and our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

10.14          Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks as part of our ongoing business operations.

10.14.1       Credit and Concentration Risk

We are exposed to credit risk on our cash, cash equivalents, and accounts receivable. We place cash and cash equivalents with financial institutions with high credit standing, and we place excess cash in marketable investment-grade debt securities. We are exposed to credit risk on our accounts receivable in the event of default by a customer. We bill our customers under customary payment terms and review customers for their creditworthiness. The term between invoicing and payment due date is not significant. For the year ended December 31, 2025, no single customer represented 10% or more of the Company’s total revenue. For the years ended December 31, 2024 and December 31, 2023, one customer accounted for USD 14.9 million and USD 37.0 million, or 16% and 46%, respectively, of the Company’s revenue. As of December 31, 2025 and 2024, no single customer represented 10% or more of total accounts receivable.

10.14.2       Interest Rate Risk

We are exposed to interest rate risk on our cash and cash equivalents. As of December 31, 2025, we had cash and cash equivalents of USD 237.9 million, consisting of investments in money market funds, treasury bills, and term deposits for which the fair market value would be affected by changes in the general level of interest rates. However, due to the short-term maturities and the low-risk profile of our investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of our cash and cash equivalents.

11    PRO-FORMA FINANCIAL INFORMATION

11.1            Unaudited Pro Forma Consolidated Balance Sheet as at December 31, 2025

(Expressed in United States dollars)

	Rumble Inc. December 31, 2025 $	Northern Data AG December 31, 2025 $	Note 4	Transaction Accounting Adjustments $	Pro Forma Consolidated $
Assets
Current assets
Cash and cash equivalents	237,919,453	67,652,102		—	305,571,555
Accounts receivables, net	11,859,231	12,107,231		—	23,966,462
Contract assets	—	20,831,039		—	20,831,039
Income tax receivable	—	4,988,961		—	4,988,961
Prepaid expenses and other current assets	14,767,472	385,451,254		—	400,218,726
Assets held for sale	—	44,278,592		—	44,278,592
Total current assets	264,546,156	535,309,179		—	799,855,335

Other non-current assets	1,123,781	22,597,671		—	23,721,452
Digital assets	18,450,362	7,201,782		—	25,652,144
Property and equipment, net	16,178,941	732,438,667	(c)	90,089,578	838,707,186
Right-of-use assets, net	1,868,458	138,877,744	(c)	12,710,621	153,456,823
Intangible assets, net	24,023,709	710,640	(c)	22,789,360	47,523,709
Goodwill	10,655,391	15,717,200	(a)	(15,717,200)	10,655,391
Investments accounted for using the equity method	—	11,296,179		—	11,296,179
Deferred tax assets	—	18,913,598		—	18,913,598
Total assets	336,846,798	1,483,062,660		109,872,359	1,929,781,817

Liabilities
Current liabilities
Accounts payable and accrued liabilities	27,875,120	15,787,233	(f)	33,817,260	77,479,613
Deferred revenue	16,105,587	—		—	16,105,587
Lease liability	1,281,444	30,616,832		—	31,898,276
Income tax liabilities	—	19,133,534		—	19,133,534
Derivative liability	—	—	(b)	4,412,014	4,412,014
Other liabilities	—	47,805,552		—	47,805,552
Total current liabilities	45,262,151	113,343,151		38,229,274	196,834,576

Borrowings	—	722,559,121	(b), (d)	(369,199,042)	353,360,079
Lease liabilities	633,128	117,331,533		—	117,964,661
Holdback liability	—	—	(b)	57,984,054	57,984,054
Deferred tax liabilities	—	1,792,727	(c)	75,820,574	77,613,301
Warrant liability	15,609,327	—		—	15,609,327
Other liabilities	500,000	3,154,675		—	3,654,675
Total liabilities	62,004,606	958,181,207		(197,165,140)	823,020,673

Shareholders’ equity
Preferred shares	—	—		—	—
Pre-funded warrants	—	—	(b)	407,274,593	407,274,593
Common shares	773,439	71,547,945	(a), (b)	343,143,719	415,465,103
Accumulated deficit	(565,396,304)	(905,699,791)	(a), (e), (f)	915,652,486	(555,443,609)
Additional paid-in capital	839,465,057	1,311,801,483	(a)	(1,311,801,483)	839,465,057
Currency translation differences	—	47,231,816	(a)	(47,231,816)	—
Total shareholders’ equity	274,842,192	524,881,453		307,037,499	1,106,761,144
Total liabilities and shareholders’ equity	336,846,798	1,483,062,660		109,872,359	1,929,781,817

The accompanying notes are an integral part of this unaudited pro forma consolidated balance sheet.

11.2            Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2025

(Expressed in United States dollars)

	Rumble Inc. December 31, 2025 $	Northern Data AG December 31, 2025 $	Note 4	Transaction Accounting Adjustments $	Pro Forma Consolidated $
Revenue	100,622,320	93,717,365		—	194,339,685

Operating expenses
Cost of services/materials	107,383,833	43,374,971		—	150,758,804
General and administrative	48,738,522	149,279,440	(h)	1,068,429	199,086,391
Research and development	18,743,630	4,149,624		—	22,893,254
Sales and marketing	23,892,235	9,918,989		—	33,811,224
Acquisition-related transaction costs	13,303,532	15,065,543	(g)	33,817,260	62,186,335
Impairment	—	193,368,232		—	193,368,232
Amortization and depreciation	14,564,535	219,064,689	(h), (i)	20,515,134	254,144,358
Changes in fair value of digital assets	649,638	1,884,516		—	2,534,154
Total operating expenses	227,275,925	636,106,004		55,400,823	918,782,752

Loss from operations	(126,653,605)	(542,388,639)		(55,400,823)	(724,443,067)

Other income (expense)
Interest (income) expense, net	(10,419,139)	36,437,786	(j)	(20,767,069)	5,251,578
Other expense	10,643	(9,363,807)		—	(9,353,164)
Gain on bargain purchase	—	—	(k)	(43,769,955)	(43,769,955)
Changes in fair value of warrant liability	(24,781,974)	—		—	(24,781,974)
Changes in fair value of derivative	(9,700,000)	—		—	(9,700,000)
Share of net result from investments accounted for using the equity method	—	(50,766)		—	(50,766)

Loss before taxes	(81,763,135)	(569,411,852)		9,136,201	(642,038,786)

Income tax expense (benefit)	67,228	(21,866,851)	(l)	(7,226,740)	(29,026,363)

Net loss from continuing operations	(81,830,363)	(547,545,001)		16,362,941	(613,012,423)

The accompanying notes are an integral part of this unaudited pro forma consolidated statements of operations.

11.3            Notes to the Unaudited Pro Forma Consolidated Financial Statements

1.      Basis of presentation

The unaudited pro forma consolidated balance sheet and consolidated statement of operations of Rumble Inc. (“Rumble” or “the Company”) as at and for the year ended December 31, 2025 (the “Unaudited Pro Forma Consolidated Financial Statements”), have been prepared in accordance with Article 11 of Regulation S-X, for illustrative purposes only, after giving effect to the business combination between Rumble and Northern Data AG (“NDAG”) (the “Business Combination”) on the basis of the assumptions and adjustments described in Notes 3 and 4. These unaudited Pro Forma Consolidated Financial Statements do not include all of the disclosures required by US GAAP.

The unaudited Pro Forma Consolidated Financial Statements of the Company have been compiled from:

(a)     the audited consolidated financial statements of Rumble for the years ended December 31, 2025 and 2024; and

(b)    the audited consolidated financial statements of NDAG for the years ended December 31, 2025 and 2024.

The Unaudited Pro Forma Consolidated Financial Statements are presented in United States dollars (“USD”) and prepared in accordance with Article 11 of Regulation S-X. Since NDAG’s historical consolidated financial statements are presented in Euros (“EUR”) and prepared in accordance with IFRS Accounting Standards (“IFRS”), the historical financial information of NDAG used in the Unaudited Pro Forma Consolidated Financial Statements has been adjusted to US GAAP and translated to USD (see Note 5).

The unaudited pro forma consolidated balance sheet gives effect to the Business Combination as if it had occurred on December 31, 2025. The unaudited pro forma consolidated statement of operations gives effect to the Business Combination as if it had occurred on January 1, 2025.

The pro forma adjustments are preliminary and are subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma consolidated financial information and actual adjustments, when recorded, may differ materially. The Unaudited Pro Forma Consolidated Financial Statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Business Combination had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the Business Combination.

The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The Unaudited Pro Forma Consolidated Financial Statements do not reflect operational and administrative cost savings that may be achieved as a result of the Business Combination.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Rumble and NDAG included or incorporated by reference elsewhere in this document.

2.      Significant accounting policies

The Unaudited Pro Forma Consolidated Financial Statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of Rumble for the years ended December 31, 2025 and 2024.

3.      Pro forma preliminary purchase price allocation and assumptions

The purchase price is comprised of the following:

(i)     Issuance of equity instruments (including shares of Rumble Class A common stock and pre-funded warrants exercisable for shares of Rumble Class A common stock) to the previous shareholders of NDAG at a ratio of 2.0281 shares of Rumble Class A common stock for each NDAG share. The estimated number of shares of Rumble Class A common stock and pre funded warrants to be issued has been determined based on the number of NDAG shares outstanding as of December 31, 2025, and reflects the assumption that 100% of NDAG shares will be tendered pursuant to the offer. A portion of the equity consideration will be subject to a contractual holdback until the applicable release conditions are satisfied, at which time such shares will be issued to eligible former NDAG shareholders.

(ii)    Issuance of pre-funded warrants to Tether Investments, S.A. de C.V. (“Tether”) in partial settlement for the assignment by Tether of the shareholder loan owed by NDAG.

(iii)   Issuance of a note payable to Tether in partial settlement for the assignment by Tether of the shareholder loan owed by NDAG.

The total value of the consideration will vary depending on the actual number of NDAG shares outstanding as of the closing date, changes in Rumble’s share price and the EUR to USD foreign exchange rate.

A 10% increase in Rumble’s Class A common stock price would result in an increase in consideration transferred of $87,995,030 which will eliminate the gain on bargain purchase resulting in goodwill of $44,225,075. A 10% decrease in Rumble’s share price would result in a decrease in consideration transferred of $87,995,030 and a corresponding increase of the gain on bargain purchase.

A 25% increase in Rumble’s Class A common stock price would result in an increase in consideration transferred of $219,987,578 which will eliminate the gain on bargain purchase resulting in goodwill of $176,217,623. A 25% increase in Rumble’s share price would result in a decrease in consideration transferred of $219,987,578 and a corresponding increase of the gain on bargain purchase.

A 5% increase in EUR to USD foreign exchange rate would result in an increase in consideration transferred of $29,401,898 and a corresponding increase or decrease of the gain on bargain purchase.

A 10% increase in EUR to USD foreign exchange rate would result in an increase in consideration transferred of $58,803,795 which will eliminate the gain on bargain purchase resulting in goodwill of $15,033,840. A 10% decrease in EUR to USD foreign exchange rate would result in a decrease in consideration transferred of $58,803,795 and a corresponding increase of the gain on bargain purchase. The consideration has been measured using the following assumptions:

Shares of Rumble Class A common stock issued were valued based on historical stock price as follows:

Stock price as at April 10, 2026	$4.99 USD

Total consideration is as follows:

83,104,542 shares of Rumble Class A common stock due on closing		$414,691,664
11,620,051 shares of Rumble Class A common stock to be issued when conditions are satisfied		57,984,054
35,472,688 pre-funded warrants	(a)	177,008,713
46,145,467 pre-funded warrants related to the assignment of the shareholder loan	(b)	230,265,880
Fair value of the note payable related to the assignment of the shareholder loan	(c)	357,772,093
Total consideration		$1,237,722,404

(a)     If issuing all shares of Rumble Class A common stock to Tether (a shareholder of NDAG) at closing would cause Tether’s voting power in Rumble to exceed 9.9%, Rumble shall issue a “pre-funded warrant” instead of shares of Rumble Class A common stock for the excess portion.

(b)    As part of the Business Combination, an existing shareholder loan owed by NDAG to Tether will be assigned to Rumble. In partial consideration for the assignment, Rumble will issue pre-funded warrants to Tether exercisable at $0.001 per share of Rumble Class A common stock. The number of pre-funded warrants issued is determined by taking 50% of the outstanding loan balance at the transfer date and dividing it by the reference stock price of USD 7.88 (as converted to EUR using the exchange rate as promulgated by the European Central Bank on the last trading day prior to the applicable exchange date). The number of pre-funded warrants to be issued will depend on the outstanding principal and interest outstanding on the loan at the closing date. For the purposes of the Unaudited Pro Forma Consolidated Financial Statements, the outstanding principal and interest used to calculate the number of pre-funded warrants to be issued is EUR 618,938,346.

(c)     In addition to the consideration described in (b) above, in partial consideration for the assignment of debt as discussed in (b) above, Rumble will enter into a loan agreement (denominated in EUR) with Tether for 50% of the outstanding loan balance at the transfer date. For the purposes of the Unaudited Pro Forma Consolidated Financial Statements, the outstanding principal and interest used to calculate the fair value of the new loan to be issued is EUR 618,938,346.

A preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by Rumble in connection with the proposed acquisition is as follows:

	December 31, 2025 USD
	Per Note 5 $	Purchase accounting $	Fair value $	Note 3
Assets acquired
Cash	67,652,102	—	67,652,102	(a)
Account receivables, net	12,107,231	—	12,107,231	(a)
Contract assets	20,831,039	—	20,831,039	(a)
Income tax receivable	4,988,961	—	4,988,961	(a)
Prepaid expenses and other current assets	385,451,254	—	385,451,254	(a)
Asset held for sale	44,278,592	—	44,278,592	(a)
Digital assets	7,201,782	—	7,201,782	(a)
Property and equipment	732,438,667	90,089,578	822,528,245	(a)
Right-of-use assets	138,877,744	12,710,621	151,588,365	(a)
Intangible assets, net	710,640	22,789,360	23,500,000	(c), (e)
Goodwill	15,717,200	(15,717,200)	—	(c)
Investments accounted for using the equity method	11,296,179	—	11,296,179	(a)
Deferred tax assets	18,913,598	—	18,913,598	(a)
Other non-current assets	22,597,671	—	22,597,671	(a)
Total assets acquired at fair value	1,483,062,660	109,872,359	1,592,935,019

Liabilities assumed
Accounts payable and accrued liabilities	(15,787,233)	—	(15,787,233)	(b)
Lease liabilities	(147,948,365)	—	(147,948,365)	(b)
Income tax liabilities	(19,133,534)	—	(19,133,534)	(b)
Other current liabilities	(47,805,552)	—	(47,805,552)	(b)
Borrowing	(722,559,121)	722,559,121	—	(d)
Other liabilities	(3,154,675)	—	(3,154,675)	(b)
Deferred tax liabilities	(1,792,727)	(75,820,574)	(77,613,301)	(f)
Total liabilities assumed	(958,181,207)	646,738,547	(311,442,660)

Gain on bargain purchase			(43,769,955)	(g)

Total purchase price			1,237,722,404

A preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by Rumble in connection with the proposed Business Combination is as follows:

(a)     The carrying values of all current assets and non-current assets acquired are assumed to be representative of their estimated fair values other than of property, plant and equipment and off-market leases. The assumptions used to determine the fair value of the acquired property, plant and equipment and off-market leases may change as Rumble finalizes the purchase price allocations following the completion of the Business Combination.

(b)    The carrying values of current liabilities and non-current liabilities assumed are assumed to be representative of their estimated fair values.

(c)     Existing intangible assets and goodwill recorded in NDAG are revalued to $nil on a preliminary basis.

(d)    The existing loan between NDAG and Tether is removed as discussed above.

(e)     A preliminary fair value estimate of $23,500,000 has been assigned to intangible assets representing customer relationships and off-market contracts. The assumptions used to determine the fair value of the acquired intangible assets may change as Rumble finalizes the purchase price allocations following the completion of the Business Combination.

(f)     Deferred tax liabilities of $75,820,574 arose as a result of recognizing the fair value adjustments to property, plant and equipment and the identified intangible assets, as well as the impact of the assignment of the shareholder loan between NDAG and Tether to Rumble.

(g)    Gain on bargain purchase represents the difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed. As discussed above, the gain on bargain purchase will change as a result of changes in Rumble’s Class A common stock price.

As the consolidated balance sheet for NDAG is already adjusted in Note 5 for accounting policy and reporting currency alignment with Rumble, the only remaining adjustments required (further detailed in Note 4) are for the payment of the consideration, fair value and other adjustments to assets and liabilities acquired, and elimination of all items in shareholders’ equity.

A preliminary purchase price allocation has been used to prepare the pro forma adjustments (Note 4). The purchase price allocation will be finalized following the effective date of the Business Combination when the valuation analysis is complete. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

4.      Pro forma adjustments

Pro forma adjustments to the consolidated balance sheet at December 31, 2025

The unaudited pro forma consolidated balance sheet reflects the following adjustments as if the Business Combination described in Note 3 had occurred on December 31, 2025.

(a)     To record elimination of all items in shareholders’ equity and pre-existing goodwill and intangible assets in NDAG.

(b)    To record purchase price consideration related to the Business Combination including the issuance of the note payable to Tether. The new loan payable has a conversion option which has been presented separately as a derivative liability.

(c)     To record fair value adjustment for property, plant and equipment, off-market leases, identifiable intangible assets acquired and deferred tax liabilities in the Business Combination as discussed in Notes 3(a), 3(e) and 3(f).

(d)    To remove the shareholder loan as discussed in Note 3(d).

(e)     To record gain on bargain purchase which represents the excess of the preliminary estimated fair value of the net identifiable assets acquired and liabilities assumed by Rumble over the estimated purchase price (see Note 3).

(f)     To record Rumble’s estimated transaction costs expected to be incurred related to the Business Combination.

Pro forma adjustments to the consolidated statement of operations for the year ended December 31, 2025

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2025 reflects the following adjustments as if the Business Combination described in Note 3 had occurred on January 1, 2025:

(g)    To expense Rumble’s estimated transaction costs expected to be incurred related to the Business Combination.

(h)    To record additional depreciation on property, plant and equipment and leases.

The preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying Unaudited Pro Forma Consolidated Financial Statements. A 10% decrease in the valuation of property, plant and equipment will eliminate the gain on bargain purchase resulting in goodwill of $38,482,870. A 10% increase in the valuation of property, plant and equipment would cause a corresponding increase in gain on bargain purchase of $82,252,825. A 10% change in the valuation of property, plant and equipment would also cause a change in annual depreciation expense of approximately $17,679,976.

(i)     To remove amortization of existing intangibles and record amortization of the new intangible assets.

The preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying Unaudited Pro Forma Consolidated Financial Statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in gain on bargain purchase of $2,350,000 and annual amortization expense of approximately $391,667.

(j)     To remove interest expense related to the existing shareholder loan and record interest expense on the new loan. The interest expense on the new loan is based on the three-month EURIBOR plus 3%.

As discussed above, the note payable to Tether contains an embedded derivative that must be separated and recorded at fair value. The change in fair value has not been reflected in the Unaudited Pro Forma Consolidated Financial Statements.

(k)    To record gain on bargain purchase which represents the excess of the preliminary estimated fair value of the net identifiable assets acquired and liabilities assumed by Rumble over the estimated purchase price (see Note 3).

(l)     To adjust tax expense related to the above entries.

On the unaudited pro forma consolidated statement of operations, adjustments related to depreciation, amortization, interest and lease expense are expected to recur, while the other adjustments are not expected to have a recurring impact on the consolidated statement of operations of the combined entities.

5.      Adjustments to the historical information of Northern Data AG

The historical financial information of NDAG was prepared in accordance with International Financial Reporting Standards (“IFRS”) and presented in Euros (“EUR”).

With the exception of equity, the historical financial information was translated from EUR to USD using the following historical exchange rates:

Exchange rate as at December 31, 2025	1.17500
Average exchange rate for the year ended December 31, 2025	1.17085

Equity was translated using historical exchange rates. The table below presents the adjustments to convert from IFRS to US GAAP and to translate from EUR to USD, as well as to align accounting policies and financial statement presentation with that of Rumble.

	Northern Data AG December 31, 2025 in EUR (IFRS) €	US GAAP Adjustments €	Presentation Alignment €		Northern Data AG December 31, 2025 in EUR (U.S GAAP) €	Northern Data AG December 31, 2025 in USD (U.S. GAAP) $
Assets
Current assets
Cash and cash equivalents	57,576,257	—	—		57,576,257	67,652,102
Trade receivables	10,304,026	—	—		10,304,026	12,107,231
Contract assets	17,728,544	—	—		17,728,544	20,831,039
Income tax receivable	4,245,924	—	—		4,245,924	4,988,961
Other assets	328,043,620	—	—		328,043,620	385,451,254
Non-current assets held for sale	37,683,908	—	—		37,683,908	44,278,592
Total current assets	455,582,279	—	—		455,582,279	535,309,179

Digital Assets	—	6,129,176	—	(d)	6,129,176	7,201,785
Property and equipment	623,352,057	—	—		623,352,057	732,438,667
Right-of-use assets	117,006,434	1,187,391	—	(a)	118,193,825	138,877,744
Other intangible assets	9,533,976	(8,929,176)	—	(d), (f)	604,800	710,640
Goodwill	13,376,340	—	—		13,376,340	15,717,200
Investments accounted for using the equity method	9,613,769	—	—		9,613,769	11,296,179
Deferred tax assets	16,096,679	—	—		16,096,679	18,913,598
Other assets	16,432,060	2,800,000	—	(f)	19,232,060	22,597,671
Total assets	1,260,993,594	1,187,391	—		1,262,180,985	1,483,062,660

Liabilities
Current liabilities
Trade payables	12,268,567	—	1,167,375	(f)	13,435,942	15,787,233
Provisions	1,167,375	—	(1,167,375)	(f)	—	—
Lease liabilities	29,483,482	(3,426,604)	—	(a)	26,056,878	30,616,832
Income tax liabilities	16,283,859	—	—		16,283,859	19,133,534
Other liabilities	40,685,576	—	—		40,685,576	47,805,552
Total current liabilities	99,888,859	(3,426,604)	—		96,462,255	113,343,151

Provisions	5,200	—	(5,200)	(f)	—	—
Borrowings	614,943,933	—	—		614,943,933	722,559,121
Lease liabilities	101,059,829	(1,203,205)	—	(a)	99,856,624	117,331,533
Deferred tax liabilities	203,601	1,322,124	—	(e)	1,525,725	1,792,727
Other liabilities	2,679,630	—	5,200	(f)	2,684,830	3,154,675
Total liabilities	818,781,052	(3,307,685)	—		815,473,367	958,181,207

Shareholders’ equity
Subscribed capital	64,196,476	(676)	—		64,195,800	71,547,945
Retained earnings	(726,025,151)	(10,028,585)	—	(a), (c), (e)	(736,053,736)	(905,699,791)
Capital reserve	1,167,143,633	14,548,539	—	(c)	1,181,692,172	1,311,801,483
Currency translation differences	(63,102,416)	(24,202)	—	(a)	(63,126,618)	47,231,816
Total shareholders’ equity	442,212,542	4,495,076	—		446,707,618	524,881,453
Total liabilities and shareholders’ equity	1,260,993,594	1,187,391	—		1,262,180,985	1,483,062,660

	Northern Data AG Year ended December 31, 2025 in EUR (IFRS) €	US GAAP Adjustments €	Presentation Alignment €		Northern Data AG Year ended December 31, 2025 in EUR €	Northern Data AG Year ended December 31, 2025 in USD €
Sales revenue	80,042,425	—	—		80,042,425	93,717,365
Other operating income	3,254,802	—	(3,254,802)	(f)	—	—
Total income	83,297,227	—	(3,254,802)		80,042,425	93,717,365

Cost of materials	33,067,311	—	3,978,522	(f)	37,045,833	43,374,971
General and administrative	—	32,013,357	95,483,702	(a), (c), (f)	127,497,059	149,279,440
Research and development	—	—	3,544,124	(f)	3,544,124	4,149,624
Sales and marketing	—	—	8,471,642	(f)	8,471,642	9,918,989
Acquisition-related transaction costs	—	—	12,867,226	(f)	12,867,226	15,065,543
Personnel expenses	49,320,602	—	(49,320,602)	(f)	—	—
Other operating expenses	81,125,311	—	(81,125,311)	(f)	—	—
Amortization and depreciation	—	—	187,099,465	(f)	187,099,465	219,064,689
Change in fair value of digital assets	—	1,609,533	—	(d)	1,609,533	1,884,516
Total expenses	163,513,224	33,622,890	180,998,768		378,134,882	442,737,772

Net unrealized foreign exchange (gains)/losses	2,603,900	—	(2,603,900)	(f)	—	—
Operating profit before depreciation and amortization – EBITDA	(82,819,897)	(33,622,890)	(181,649,670)		(298,092,457)	(349,020,407)

Depreciation, amortization and impairment	380,178,275	(27,342,527)	(187,683,194)	(a), (d), (f)	165,152,554	193,368,232
Operating result – EBIT	(462,998,172)	(6,280,363)	6,033,524		(463,245,011)	(542,388,639)

Financial income	(3,573,000)	—	—		(3,573,000)	(4,183,433)
Financial expenses	42,867,010	(8,051,819)	(121,291)	(a), (f)	34,693,900	40,621,219
Financial result	39,294,010	(8,051,819)	(121,291)		31,120,900	36,437,786

Other income (expense)	—	(14,152,285)	6,154,815	(a), (b), (f)	(7,997,470)	(9,363,807)
Share of net result from investments accounted for using the equity method	(43,358)	—	—		(43,358)	(50,766)
Earnings before income taxes – EBT	(502,248,824)	15,923,741	—		(486,325,083)	(569,411,852)

Income tax (benefit) expense	(19,520,271)	844,161	—	(e)	(18,676,110)	(21,866,851)
Loss from continuing operations	(482,728,553)	15,079,581	—		(467,648,973)	(547,545,001)

Profit from discounted operations	(92,556,000)	—	—		(92,556,000)	(108,368,836)
Loss for the year	(390,172,553)	15,079,581	—		(375,092,973)	(439,176,165)

Net fair value gain on investments designed at FVOCI	(14,138,941)	14,138,941	—	(b)	—	—
Exchange differences on translation of foreign operations	43,479,000	24,202	—	(a)	43,503,202	(168,865,416)
Total comprehensive loss (income)	(419,512,612)	916,437	—		(418,596,175)	(270,310,749)

IFRS differs in certain material respects from US GAAP. The following material adjustments have been made to convert NDAG’s historical financial information to US GAAP for the purposes of the unaudited Pro Forma Consolidated Financial Statements.

5.      Adjustments to the historical information of Northern Data AG (continued)

(a)     Leases

Under US GAAP, a lessee classifies its leases as either finance or operating which determines the accounting treatment. All of NDAG’s leases were determined to be operating leases. Lease expense related to operating leases is recognized straight-line over the lease term based on two components- interest expense which is determined based on the lease liabilities; and amortization of the right-of-use asset which is determined based on the residual amount needed to result in straight-line lease expense. The straight-line lease expense is presented in operating expenses. Under IFRS, interest expense is determined based the lease liability and presented as a financing cost, and the right of use asset is amortized over the lease term and presented in amortization expense.

Adjustments were made to reflect the straight-line lease expense and presentation in operating expenses as required under US GAAP.

(b)    Shares in other companies

Under US GAAP, investments in equity securities are subsequently measured at fair value with changes reflected in net income. Under IFRS, NDAG subsequently measured its investments in equity securities at fair value with changes reflected in other comprehensive income.

Adjustments were made to reflect all changes in fair value in net income as required under US GAAP.

(c)     Share-based payments compensation — Forfeiture estimates

Under US GAAP, there is an accounting policy choice to recognize forfeitures related to share-based compensation as they occur, which is the accounting policy choice made by Rumble. Under IFRS, forfeitures must be estimated on the grant date of the award and throughout the vesting period.

Adjustments were made to remove the impact of estimated forfeitures to align with Rumble’s accounting policy.

(d)    Digital assets

Under US GAAP, digital assets within the scope of ASC 350-60 are subsequently measured at fair value with changes reflected in net income. Under IFRS, digital assets such as cryptocurrencies are generally accounted for as intangible assets unless held for sale in the ordinary course of business. Further, there is an accounting policy choice to apply the revaluation model when an active market exists, resulting in upward revaluations being recognized in OCI and downward revaluations recognized in profit or loss, which is the accounting policy choice made by NDAG.

Adjustments were made to remove the effects of the revaluation model and to reflect all changes in fair value in net income as required under US GAAP.

(e)     Deferred taxes

Adjustments were made to tax-effect the above US GAAP adjustments.

(f)     Further adjustments have been made to align NDAG’s financial statement presentation with that of Rumble.

6.      Tax rate

The effective income tax rate of 25% - 31.93% was used to determine the proforma adjustments. Actual rates will differ as a result of the temporary and permanent differences.

7.      Pro forma earnings per share

The Pro Forma Earnings per Share (“Proforma EPS”) has been adjusted to reflect the pro forma consolidated net income for the year ended December 31, 2025. The number of shares used in calculating the pro forma consolidated basic and diluted earnings per share is outlined below.

The following is a breakdown of the EPS calculation:

December 31, 2025
Net loss from continuing operations	$(613,012,423)
Weighted average number of shares – basic	419,461,935
Loss per share – basic	$(1.46)

Net loss from continuing operations	(613,012,423)
Weighted average number of shares – diluted	419,461,935
Loss per share – diluted	$(1.46)

8.      Independent Auditor’s Report

To Rumble. Inc.

We have audited whether the pro forma financial information as of December 31st, 2025 of Rumble Inc. Delaware, USA, has been properly compiled on the basis presented in the pro forma notes and whether such bases are consistent with the accounting principles as well as the presentation, recognition and measurement methods applied by the Company.

The pro forma financial information comprises a pro forma profit and loss statement for the period from January 1st, 2025 to December 31st, 2025, a pro forma balance sheet as of December 31st, 2025, and pro forma notes for the periods presented.

The purpose of the pro forma financial information is to illustrate the significant effects that the business transaction described in the pro forma notes would have had on the historical financial statements if the Company had existed in the structure created by the business transaction throughout the entire reporting period of the pro forma statement of profit or loss or as of the reporting date of the pro forma statement of financial position.

As pro forma financial information describes a hypothetical situation, it does not reflect in all respects the presentation that would have resulted had the events taken into account actually occurred at the beginning of the reporting period of the pro forma statement of profit or loss or at the reporting date of the pro forma statement of financial position.

Accordingly, we do not express any opinion on the actual effects of the business transaction described in the pro forma notes.

The preparation of the pro forma financial information is the responsibility of the Company’s legal representatives.

Our responsibility is to express an opinion, based on our examination, as to whether the pro forma financial information has been properly compiled on the basis presented in the pro forma notes and whether such bases are consistent with the accounting principles as well as the presentation, recognition and measurement methods applied by the Company.

Our engagement did not include an audit or review of the underlying historical financial information, including its adjustment to the accounting principles as well as the presentation, recognition and measurement methods applied by the Company, nor of the pro forma assumptions described in the pro forma notes.

We conducted our examination in accordance with the IDW Practice Note: Examination of Pro Forma Financial Information (IDW PH 9.960.1) issued by the Institute of Public Auditors in Germany (IDW), planning and performing our work so as to obtain reasonable assurance that material misstatements in the preparation of the pro forma financial information on the basis presented in the pro forma notes, as well as in the preparation of such bases in accordance with the accounting principles as well as the presentation, recognition and measurement methods applied by the Company, are detected.

In our opinion, the pro forma financial information has been properly compiled on the basis presented in the pro forma notes. Such bases are consistent with the accounting principles as well as the presentation, recognition and measurement methods applied by the Company.

Düsseldorf, April 11, 2026

Baker Tilly GmbH & Co. KG

Wirtschaftsprüfungsgesellschaft.

Stephan Martens	Matthias Holz
Wirtschaftsprüfer	Wirtschaftsprüfer

12    MARKETS AND COMPETITION

12.1            Markets

Rumble is a high growth, video sharing and cloud services provider platform designed to help content creators manage, distribute, and monetize their content by connecting them with brands, publishers, and directly to their subscribers and followers.

A vast majority of the substantial user growth experienced by Rumble.com between 2020 and 2022 was organic, driven largely through user and creator advocacy. As a result, very minimal marketing expenses were used during that time. Throughout 2023 and 2024, while the organic growth generally continued, Rumble made several investments to bring in new content creators consistent with our goals during our de-SPAC business combination in 2022, which in turn attracted new audiences to the platform. Going forward, we will look to build our brand across multiple audiences, driving user growth and video consumption through (1) selective content creator partnerships and advocacy, (2) continued strategies to earn unpaid media coverage and recognition, and (3) increased marketing spend, primarily through digital paid media channels, particularly as advertising revenues increase.

Our advertising platform, RAC, is designed as a self-serve platform where advertisers can sign up, build a campaign and bid on traffic leveraging various targeting tactics. As a result, paid marketing strategies will be employed as inventory is released into the network in an effort to attract new advertisers into the system. In parallel to this and other growth strategies, we will make continued investment into direct sales, account management and creator success teams to drive incremental business across display and video advertising, as well as sponsorships.

We believe that these investments helped attract high-profile creators to the platform given that, at the time, our advertising revenues were minimal and creators’ earnings on the Rumble Video platform were generally not competitive with the earnings potential offered by the traditional incumbent platforms. With the Company now focused more on growing the advertising business and driving revenue, we believe that creators are now better-positioned to earn money on Rumble, which we believe will bring more content and creators to the platform, thereby yielding more engagement and ultimately driving more advertising revenue.

The majority of our income is collected in the United States; however we also collect revenue in Canada and globally. In 2025, we collected USD 90,893,137 in revenue in the United States, USD 1,175,959 in revenue in Canada and USD 8,553,224 from other regions.

12.2            Competition

We operate in a challenging and rapidly evolving environment. We compete with other online video distribution platforms, including YouTube, and confront conduct by YouTube and Google that we believe is highly anti-competitive (see “13.16 Legal Proceedings” for further information). We also face significant challenges in obtaining advertising revenue because advertisers have numerous options for allocating their advertising budgets. Rumble Video seeks to compete with other platforms by establishing and maintaining trust with our users, creating an enjoyable viewing experience that welcomes a variety of video content. We seek to operate a neutral video platform in order to meet the challenges presented by Big Tech.

13    BUSINESS OF RUMBLE

13.1            Overview

We believe that Rumble, the Freedom-First technology platform, is one of the leading alternative video-sharing platforms and cloud services providers in North America. Its technology platform is referred to as “Freedom First” because its stated goal is to promote a free, open and independent internet. This platform spans cloud, AI, and digital media, including Rumble’s namesake video service, and focuses on providing creators of content with the ability to operate freely and independently of traditional incumbent platforms.

Rumble was founded in 2013, when the concept of ‘preferencing’ emerged on the internet. Preferencing occurs when traditional incumbent platforms such as Google, Amazon, and Microsoft prefer well-known and established creators, influencers, and brands over other creators of content and increase censorship over all content providers. This development in the video platform market led Rumble to start its video-sharing platform and cloud business with the goal of providing small creators with the tools and distribution that they needed to succeed freely and independently of these traditional incumbent platforms.

Starting in 2020, a new and much more nuanced world of ‘preferencing’ started to evolve online, which included the use of sophisticated algorithms by the traditional incumbent platforms and cloud providers to promote preferencing and to increase censorship of content providers. Unlike traditional incumbent platforms, Rumble consistently and transparently maintained its open content policies, providing less well-known and established creators with an opportunity to grow their business. This consistency and transparency, along with tailwinds from the 2020 U.S. election season, led to dramatic growth in Rumble’s user base from 1.2 million monthly active users (“MAUs”) in the second quarter of 2020 to 21 million MAUs in the fourth quarter of 2020.

Rumble’s period of historical accelerated growth increased significantly with the announcement of a business combination with CF VI, a special purpose acquisition company, on December 1, 2021. Pursuant to the business combination with CF VI, Rumble received gross proceeds of approximately USD 400 million. This was Rumble’s first major step in competing financially with big tech and other traditional incumbent providers.

The preferencing and censorship enforced by the incumbent platforms continued to expand into many other content areas, including the crypto-finance community and pop culture. As a result, more creators and their audiences found a new home on Rumble. These top creators, such as Dan Bongino, Russell Brand, Kim Iversen, Dave Rubin, Kimberly Guilfoyle, Matt Kohrs, Barstool Sports, and Dana White, just to name a few. As a result, Rumble’s user base has grown to 52 million MAUs (GA4) as of Q4 2025. We have also begun the initial phases of monetizing our user base, with our Average Revenue Per User (“ARPU”) reaching USD 0.46 as of Q4 2025.

Rumble’s business is divided into two separate business units: Rumble Services and Rumble Cloud. Rumble Services focuses on Rumble Video, a video sharing platform enabled by Rumble.com and its associated mobile and connected TV applications, Rumble Streaming Marketplace, a multi-platform livestreaming and monetization service for creators enabled by Rumble Studio and Rumble Advertising Center, an in-house advertising marketplace and network enabled by Rumble Advertising Center. Rumble Cloud, launched in 2024, is an infrastructure as a service (“IaaS”) offering consisting of a portfolio of compute, storage, security and networking opportunities. While Rumble Services accounted for the vast majority of revenue during the periods under review, Rumble anticipates that Rumble Cloud will begin to significantly increase its revenue in the mid- to long-term.

Rumble has focused its growth strategy on four key tenets: 1) investing in content to grow and diversify the content library and user base; 2) building Rumble Advertising Center, an in-house advertising marketplace and network; 3) creating the infrastructure to support the Rumble video platform and future Rumble Cloud go-to-market needs; and 4) hiring across the organization to support domestic and future international growth.

To support this strategy, Rumble closed a strategic investment of USD 775 million from Tether Investments S.A. de C.V. (“Tether”) in February 2025. This investment provided Rumble with additional financial means to start realizing its strategic goals. Rumble also recently entered into partnership agreements with Cumulus Media, a large audio creator and distributor, to expand distribution and monetization opportunities across Cumulus Media radio stations, Westwood One, the Cumulus Podcast Network and Rumble.com, and with Perplexity, integrating Perplexity’s AI search capabilities to expand the discoverability of Rumble videos and creators across AI-driven platforms.

Finally, to promote its growth strategy, Rumble entered into a Business Combination Agreement with Northern Data in November 2025 to enable Rumble to scale and expand its cloud business with the addition of — we believe — one of the largest estates of GPUs in Europe along with a data center business. This transaction will accelerate Rumble’s international expansion strategy, provide a significant revenue growth opportunity and enable an acceleration of Rumble’s creator, video and advertising AI roadmap.

As part of the business combination, Tether also agreed to make an initial two-year USD 150 million commitment in GPU purchase and a USD 100 million advertising commitment in Rumble, both of which will further provide Rumble with the financial resources to realize its strategy.

Rumble’s main headquarters are located in Longboat Key, Florida, United States of America, and it maintains offices in the United States and Canada.

13.2            Partnerships and Collaborations

We intend to continue to focus on our partnerships and collaborations to drive our business growth. We have entered into a number of partnership agreements and collaborations in the recent past to accomplish this goal.

On August 5, 2025, Rumble announced a multi-pronged strategic partnership with Cumulus Media, a large audio creator and distributor, to expand distribution and monetization opportunities across Cumulus Media radio stations, Westwood One, the Cumulus Podcast Network and Rumble.com. On October 2, 2025, Rumble announced a partnership with Perplexity, integrating Perplexity’s AI search capabilities to expand the discoverability of Rumble videos and creators across AI-driven platforms. On October 14, 2025, Rumble announced that its platform had been fully restored in France following a favorable court ruling that determined a 2022 email from a French government official was not an enforceable order. On October 15, 2025, Rumble and Perplexity launched a subscription bundle combining Rumble Premium and Perplexity Pro for USD 19.99 per month, a limited-time offer that was available through December 31, 2025. The bundle builds on the companies` previously announced partnership, which integrates Perplexity’s AI-powered search tools to enhance discoverability on Rumble.com.

We will continue to enter into partnership agreements and collaborations which expand our product offering, enhance the discoverability on our Freedom First platform, and create additional distribution and monetization opportunities across our entire network.

13.3            History and Key Milestones

•        2013: Rumble was formed by Chris Pavlovski in Canada as a business to provide smaller content providers with a means to freely and independently grow their business without relying on traditional incumbent platforms;

•        2021: Rumble entered into a strategic business combination via a de-SPAC transaction with CFVI which enabled Rumble to invest USD 400 million in proceeds to start competing with traditional incumbent platforms;

•        2025: Tether invested USD 775 million in an equity investment in Rumble to enable it to further compete with its big tech and traditional incumbent platform competitors; and

•        2025: We announced our Business Combination Agreement with Northern Data.

•        2025: In connection with the Business Combination, Tether also agreed to make an initial two-year USD 150 million commitment in GPU purchase and a USD 100 million advertising commitment in Rumble, both of which will further provide Rumble with the financial resources to realize its strategy

13.4            Our Business

Rumble’s business consists of two business units: Rumble Services and Rumble Cloud.

13.4.1         Rumble Services:

•        Rumble Video: a video sharing platform enabled by Rumble.com and its associated mobile and connected TV applications;

•        Rumble Streaming Marketplace: a multi-platform livestreaming and monetization service for creators enabled by Rumble Studio;

•        Rumble Advertising Center: an in-house advertising marketplace and network enabled by Rumble Advertising Center (“RAC”).

13.4.2         Rumble Cloud

•        Rumble Cloud: an infrastructure as a service (“IaaS”) offering consisting of a portfolio of compute, storage, security, and networking offerings.

13.5            Rumble Services

13.5.1         Vision, Products and Differentiation

Rumble Services consists of three core businesses: Rumble Video, Rumble Streaming Marketplace and RAC. The collective vision of Rumble Services is to provide creators with the best monetization toolkit on the internet. To fulfill this vision, our product roadmap is focused on the progressive integration of these businesses and underlying products into a single seamlessly integrated platform, which has the potential to unlock a variety of differentiated feature sets to users, creators, advertisers, and publishers.

Rumble Video is enabled primarily through our flagship product, Rumble.com, a free-to-use video sharing and livestreaming platform on which users can watch, share, like, comment, and upload videos. Users can follow channels to stay in touch with creators and access video on-demand (“VOD”) and live content streamed by creators. In addition, Rumble Video also offers two types of subscription services: 1) Rumble Premium — a “no ads” experience with access to certain exclusive content, and 2) Locals.com, where users can access certain free content and purchase subscriptions to support creators and access exclusive content in creator communities. Both platforms, Rumble.com and Locals.com, are available via desktop and mobile web, iOS and Android mobile applications (“apps”), as well as connected TV apps including Roku, Apple TV, Amazon Fire TV, LG, Samsung, and Android TV. In aggregate, Rumble Video provides a platform for creators to benefit from our growing advertising business and revenue share model.

Rumble Streaming Marketplace is enabled by Rumble Studio, a new, patent-pending application designed to enable a first-of-its-kind livestreaming and monetization service for creators. Using Rumble Studio, creators can establish a variety of custom settings for their livestream, set up, go-live and control their livestream across multiple social platforms, while also benefiting from a variety of custom and programmatic monetization opportunities, including host-read ads and sponsorships. Rumble Studio is currently available via desktop and mobile web, as well as iOS and Android mobile applications.

Rumble Advertising Center is our proprietary advertising marketplace and network designed to facilitate transactions for advertisers seeking to access Rumble.com traffic and also traffic from other publishers in the RAC network. Within the platform, RAC offers a unique set of advertising opportunities for advertisers, including traditional display and pre-roll/mid-roll video advertising in addition to creator sponsorships.

We believe that the continued scale and integration of the Rumble Video, Rumble Studio, and RAC platforms will bring a differentiated offering to the market, which is the key to fulfilling the Company’s vision of providing the best monetization toolkit for creators on the internet.

13.5.2         How We Generate Revenue

Our portfolio of services enables a diversified set of revenue streams, which includes:

•        Advertising:

•        Banner/Display Advertising: offered to advertisers via RAC across our network of publishers, including Rumble.com.

•        Video Pre-Roll/Mid-Roll Advertising: offered to advertisers via RAC across our network of publishers, including Rumble.com, and also through custom integrations into live broadcasts.

•        Creator Sponsorships: offered to advertisers via RAC programmatically and through direct sales.

•        Subscriptions, Pay-Per-View and Tipping:

•        Rumble Premium subscriptions from users seeking a “no ads” experience and/or premium Rumble content.

•        Locals.com: revenue generated from users who subscribe to content creators on Locals.com.

•        Badge Subscriptions: revenue generated from badge subscriptions purchased by users on Rumble.com.

•        Pay-Per-View and Tipping: revenue generated from pay-per-view videos offered by creators and tips given by users to creators during livestreams.

We share revenue generated from advertising, subscriptions, pay-per-view and tipping with creators in a revenue-share model.

13.5.3         Rumble’s Business Strategy

Rumble’s business strategy is based on the following four key tenets: 1) investing in content to grow and diversify the content library and user base; 2) building Rumble Advertising Center, an in-house advertising marketplace and network; 3) creating the infrastructure to support the Rumble video platform and future Rumble Cloud go-to-market needs; and 4) hiring across the organization to support domestic and future international growth.

13.5.4         Sales & Marketing

A vast majority of the substantial user growth experienced by Rumble.com between 2020 and 2022 was organic, driven largely through user and creator advocacy. As a result, very minimal marketing expenses were used during that time. Throughout 2023 and 2025, while the organic growth generally continued (except for a minor decline in 2025), the Company made several investments to bring in new content creators consistent with our goals in connection with our De-SPAC transaction with CF VI, which in turn attracted new audiences to the platform. Going forward, we will look to build our brand across multiple audiences, driving user growth and video consumption through (1) selective content creator partnerships and advocacy, (2) continued strategies to earn unpaid media coverage and recognition, and (3) increased marketing spend, primarily through digital paid media channels, particularly as advertising revenues increase.

Our advertising platform, RAC, is designed as a self-serve platform where advertisers can sign up, build a campaign and bid on traffic leveraging various targeting tactics. As a result, paid marketing strategies will be employed as inventory is released into the network in an effort to attract new advertisers into the system. In parallel to this and other growth strategies, we will make continued investment into direct sales, account management and creator success teams to drive incremental business across display and video advertising, as well as sponsorships.

We believe that these investments helped attract high-profile creators to the platform given that, at the time, our advertising revenues were minimal and creators’ earnings on the Rumble Video platform were generally not competitive with the earnings potential offered by the traditional incumbent platforms. With the Company now focused more on growing the advertising business and driving revenue, we believe that creators are now better-positioned to earn money on Rumble, which we believe will bring more content and creators to the platform, thereby yielding more engagement and ultimately driving more advertising revenue.

13.5.5         Competition

We operate in a challenging and rapidly evolving environment. We compete with other online video distribution platforms, including YouTube, and confront conduct by YouTube and Google that we believe is highly anti-competitive (see “13.16 Legal Proceedings“ in this section for further information). We also face significant challenges in obtaining advertising revenue because advertisers have numerous options for allocating their advertising budgets. Rumble Video seeks to compete with other platforms by establishing and maintaining trust with our users, creating an enjoyable viewing experience that welcomes a variety of video content. We seek to operate a neutral video platform in order to meet the challenges presented by Big Tech.

13.5.6         Quarterly Fluctuations

Rumble has experienced quarterly fluctuations in its revenue that occur due to many factors, including the varying budget cycles and seasonal buying patterns of its customers. More specifically, the result of a slowdown of news and political commentary outside of a U.S. election cycle, combined with seasonality related to content creators who produce less content during the summer months, tends to reduce the amount of revenues spent on our services. These seasonal effects may continue to vary and do not always correlate to our operating results. Accordingly, they should not be considered a reliable indicator of our future revenue or operating results.

13.6            Rumble Cloud

13.6.1         Origin, Vision, Products and Differentiation

Rumble Cloud was launched in early 2024, and is an Infrastructure as a Service (“IaaS”) offering designed to service a wide variety of businesses from startups to small- and medium-sized businesses (“SMBs”) to enterprise clients.

Rumble Cloud was built based on the following key premises: (i) it was existential for us to invest and build out the infrastructure to support Rumble Video and insulate ourselves from arbitrarily enforced terms and conditions and unfavorable economics offered by the incumbent cloud providers, and (ii) given the significant amount of compute, storage and bandwidth requirements of Rumble Video, it was a natural extension of the business to offer excess infrastructure capacity to the cloud market. Moreover, we saw an opportunity to capitalize on a product-market fit by specifically addressing the chronic customer pain points in the cloud market, including censorship, trust with data, vendor lock-in strategies, as well as unfair and unpredictable pricing.

Backed by our mission to protect a free and open internet, the vision of Rumble Cloud is to empower businesses and allow them to take control of their IT budgets by providing a predictable and fair pricing model in the cloud market.

Rumble Cloud launched and currently operates with the infrastructure and essential computing and storage necessary to run a wide array of workloads and applications, including:

•        Cloud compute;

•        Load balancers;

•        Object storage;

•        Kubernetes orchestration;

•        Block storage; and

•        Virtual private cloud.

With Rumble Video as the first anchor tenant of Rumble Cloud, we built our infrastructure from the ground up to run on the latest generation equipment, including 4th generation AMD EPYC processors. In addition to NVMe SSDs, Rumble Cloud virtual machines run atop fully dedicated vCPUs, ensuring fast and consistent performance.

13.6.2         How We Generate Revenue

Rumble Cloud launched and currently runs on a subscription model. Relative to the unpredictable and volatile consumption-based pricing models that can cripple a business due to rampant hidden and unexpected costs, Rumble Cloud introduced the concept of a flexible Resource Tier pricing model, which is designed to provide a transparent and predictable pricing model to its customers and offers unlimited usage within a given pool of hardware resources for a fixed monthly price. With this model, customers will enjoy the freedom to grow and scale at a pace that works best for their needs, without surprises on their monthly bill.

13.6.3         Sales & Marketing

We drive demand for Rumble Cloud using an account executive, account management and channel partner approach. Our direct sales team focuses on identifying and closing business for the mid-market and enterprise-sized clients within defined early adopter segments. Channel partners include referral, reseller and managed service partners, who are well-positioned to complement our sales efforts by expanding the mid-market and enterprise opportunities.

The front end of Rumble Cloud, rumble.cloud, is designed to support a self-serve customer acquisition model. Marketing efforts will be focused on attracting leads and converting them through the marketing funnel via traditional paid, earned and owned media strategies.

13.6.4         Competition

We operate in a challenging environment, with a majority of the cloud services market owned by the major cloud hyperscalers, Google Cloud, Microsoft Azure and Amazon Web Services. These companies have significantly greater resources than us and significant existing customer bases that may be difficult for us to penetrate, especially given the potential for high switching costs in the cloud services market. Given the market trends of rising multi-cloud strategies and continued complexity and unpredictability in cloud pricing, we believe that Rumble Cloud arrives at an opportune time to enter the market and present a new way for businesses to save money and regain control of their IT budget.

13.7            Seasonality

Rumble has experienced quarterly fluctuations in its revenue that occur due to many factors, including the varying budget cycles and seasonal buying patterns of its customers. More specifically, the result of a slowdown of news and political commentary outside of a U.S. election cycle, combined with seasonality related to content creators who produce less content during the summer months, tends to reduce the amount of revenues spent on our services. These seasonal effects may continue to vary and do not always correlate with our operating results. Accordingly, they should not be considered a reliable indicator of our future revenue or operating results.

13.8            Customers

13.8.1         Customer Concentration

For the year ended December 31, 2025, no single customer represented 10% or more of Rumble’s total revenue. For the year ended December 31, 2024, one customer accounted for USD 14,927,000 or 16% of revenue. As of December 31, 2025 and 2024, no single customer represented 10% or more of total accounts receivable.

13.8.2         Advertising Customer Revenue

For the years ended December 31, 2025 and 2024, advertising revenue represents 50% and 66% of total revenue, respectively. In addition, a substantial portion of our revenue is derived from one advertiser, accounting for approximately 5% and 16% of our revenue for the years ended December 31, 2025 and 2024, respectively. As is common in our industry, our advertisers do not have long-term advertising commitments with us. In addition, many of our advertisers purchase advertising services through one of several large advertising agency holding companies. Our revenue could be harmed by the loss of, or a deterioration in our relationship with, any of our largest advertisers or with any advertising agencies or the holding companies that control them.

13.8.3         Cloud Service Customers

Rumble’s cloud services business depends on a small number of key third-party service providers and a small number of customer relationships, the disruption of which could harm its operating results. As Rumble continues to expand its cloud services offerings, it has entered into agreements with certain third-party service providers. The success of Rumble’s future business activities in the cloud services space may depend upon such existing third-party providers, some of which may compete with Rumble in other lines of business. If Rumble’s existing third-party service agreements are terminated for any reason, or if the commercial terms of such agreements are changed or do not continue to be renewed on favorable terms, Rumble would need to enter into new third-party service agreements, which could negatively impact revenues, the ability to attract future cloud services customers, public reputation, and profitability.

In addition, Rumble’s initial cloud service offerings revolve around a small number of customer relationships. If Rumble fails to deliver its products and services to the desired specifications of these initial customers, or if these initial customers terminate their cloud services agreements for any reason, future customers may question Rumble’s ability to offer adequate cloud services, which would negatively impact revenues, public reputation, and profitability.

13.9            Research and Development

In the years ended December 31, 2023, 2024 and 2025, our research and development expenses amounted to USD 15.7 million, USD 18.9 million and USD 18.7 million, respectively. Research and development expenses consist primarily of payroll and related expenses, which include bonuses and share-based compensation for our employees on our engineering and development teams. Research and development expenses also include consultant fees related to our development activities to originate, develop and enhance our platforms.

13.10          Operations and Facilities

We do not have any operations or facilities of material nature.

13.11          Government Regulation

We are subject to domestic and foreign laws that affect companies conducting business on the internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users.

Because we host user-uploaded content, we may be subject to laws concerning such content. In the U.S., we rely, to a significant degree, on laws that limit the liability of online providers for user-uploaded content, including the Digital Millennium Copyright Act of 1998 (“DMCA”) and Section 230 (47 U.S.C. § 230). Countries outside the U.S. generally do not provide as robust protections for online providers and may instead regulate such entities to a higher degree. For example, in certain countries, online providers may be liable for hosting certain types of content or may be required to remove such content within a short period of time upon notice. As we expand internationally, we or our customers may also be subject to additional laws that regulate streaming services or online platforms.

Because we receive, store and use a substantial amount of information received from or generated by our users, we are also impacted by laws and regulations governing privacy and data security in the U.S. and worldwide. Examples of such regimes include Section 5 of the Federal Trade Commission Act (15 U.S.C. §§ 41 et. seq.) (“FTCA”), the EU’s General Data Protection Regulation (“GDPR”), and the California Consumer Privacy Act (California Civil Code § 1798.100) (“CCPA”). These laws generally regulate the collection, storage, transfer and use of personal information.

Because our platform facilitates online payments, including subscription fees and tipping, we are subject to a variety of laws governing online transactions, payment card transactions and the automatic renewal of online agreements. In the U.S., these matters are regulated by, among other things, the federal Restore Online Shoppers’ Confidence Act (“ROSCA”) and various state laws.

As a U.S.-based company with Canadian operations, we are subject to a variety of Canadian laws governing our foreign operations, as well as Canadian and U.S. laws that restrict trade and certain practices.

13.12          Cybersecurity

13.12.1       Risk Management and Strategy

The success of our business operations depends on the security, confidentiality, integrity and availability of confidential and sensitive information. Such information includes personal information that we collect and process on our own and using systems and platforms provided by our vendors and other third parties on which we rely. Consequently, we maintain a data protection program, which includes physical, technical, and administrative safeguards, designed to identify, prevent, and mitigate the risks posed by cybersecurity threats, and to identify, analyze, address, mitigate and remediate any cybersecurity incidents that may happen in an efficient and timely manner. As part of our program:

•        We have implemented and maintain our policies, procedures and processes (“PPP”) related to the functioning of information technology within the company. The PPP are custom-tailored for the specific needs of the company — such as the nature and scale of the personal information that we collect and process — and incorporate controls and frameworks set forth by organizations such as the National

Institute of Standards and Technology and the International Organization for Standardization. Our internal Risk Management Committee, described below, reviews our PPP at least annually to assure continuing relevance and effectiveness.

•        We maintain an experienced and qualified Information Security team that reports to the office of the Chief Technology Officer (“CTO”) and is currently led by the Director of Information Security (“InfoSec”). Combined, these individuals have more than 50 years of experience related to corporate information security governance, data and network security, data governance, risk management, and overall secure practices involved with InfoSec.

•        We have implemented a risk management process and formed a Risk Management Committee, which consists of members of our management team, including members with technical expertise, to identify, evaluate and categorize any potential InfoSec risks.

•        We perform vulnerability testing and penetration testing at routine intervals to assure that our InfoSec posture remains vigilant.

•        We utilize and maintain third-party security vendors, as necessary, to provide assistance with a variety of security efforts.

•        We are reviewing our security training protocols to ensure all employees receive annual security training for all employees. This security training will be focused on overall InfoSec, privacy best practices, and review of company policies.

•        We have formed and maintain a 24/7 Security Operations Center (“SOC”)/Network Operations Center (“NOC”) that continually monitors our key systems and logs.

•        We have an incident response and escalation process that is designed to detect cyber incidents and react in an appropriate manner to reduce any related damage.

•        We conduct tabletop exercises related to business continuity planning and disaster recovery, as well as incident responses for our SOC/NOC Operations team.

•        Our Board is regularly updated regarding the current state of InfoSec, its future roadmap, and any significant or material cybersecurity incidents.

13.12.2       Cybersecurity Governance

Our Board actively oversees our risk management activities and considers various risk topics throughout the year, including cybersecurity and information security risk management and controls. As part of its oversight function, the Board oversees the Company’s risk assessment and risk management policies, including those related to cybersecurity and the data protection program, and performs an annual review and assessment of the primary operational and regulatory risks facing the Company, their relative magnitude and management’s plan for mitigating these risks.

As appropriate, our Chief Technology Officer (“CTO”), Chief Information Security Officer (“CISO”) and Director of InfoSec report to the Board on a broad range of topics, including any significant cybersecurity risks, the status of ongoing projects, future roadmap planning, updates to the company’s PPP, and other relevant updates to our InfoSec operations and stance. In addition, our Incident Response process is designed to ensure that the Board receives timely notifications and reports, particularly with respect to any material cybersecurity incident, so that they are aware of any material incident and can provide oversight and direction as part of the response and remediation process.

Our senior management is responsible for assessing and managing the Company’s various exposures to risk, including those related to cybersecurity, on a day-to-day basis, including the identification of risks through an enterprise risk management framework and the creation of appropriate risk management programs and policies to address such risks. Our Risk Management Committee is responsible for assessing and categorizing any significant identifiable risks and presenting them to senior management in a timely manner, along with recommendations on how to manage these identified risks. All potential risks are identified, quantified, and categorized in such a manner that they can be ranked and presented to senior management for appropriate disposition (such as avoidance, acceptance, mitigation, etc.). Our CTO, CISO and Director of InfoSec have the primary responsibility for managing our cybersecurity program and efforts. We perform internal audits of our internal information technology controls and implementation, and we carry out a tabletop exercise at least once each year to determine our ability to respond to cybersecurity incidents in an effective and efficient manner.

Our information technology team has decades of combined operational experience both in private as well as classified government settings, advanced degrees in the information technology field from accredited universities, certifications within their areas of expertise (e.g., Certified Information Systems Security Professional (“CISSP”), Operating Systems Certifications, Network Engineering certifications, etc.).

13.13          Intellectual Property

Our intellectual property includes trademarks, such as the trademark RUMBLE (registered in the United States, Canada, and the United Kingdom), other pending international applications to register the trademark RUMBLE, and several pending U.S. trademark registration applications, including applications to federally register the trademarks RUMBLE CLOUD, RUMBLE STUDIO, RUMBLE ADVERTISING CENTER, RUMBLE SPORTS, RUMBLE POLITICS, RUMBLE NEWS, RUMBLE ENTERTAINMENT, RUMBLE PREMIUM, RUMBLE SUBSCRIPTION, the RUMBLE logos, LOCALS, and the LOCALS logos; the domain names rumble.com, rumble.cloud, studio.rumble.com, and locals.com; copyrights in our source code, website, apps and creative assets; a pending patent application for technology related to Rumble Studio; and trade secrets. In addition, our platforms are powered by a proprietary technology.

We rely on, and expect to continue to rely on, a combination of work for hire, assignment, and confidentiality agreements with our employees, consultants, and third parties with whom we have relationships, as well as federal and state statutory and common law regarding trademark, trade dress, domain name, copyright, and trade secrets to protect our assets, brands, proprietary technology, and other intellectual property rights. We intend to continue to file additional applications to register or otherwise protect our intellectual property rights.

13.14          Employees

We believe that our employees are our most significant resource. We had 158 full-time employees (“FTEs”) as of December 31, 2023, 135 FTEs as of December 31, 2024 and 156 FTEs as of December 31, 2025. Of those FTEs, 37 were based in Canada and 121 were based in the United States as of December 31, 2023, 32 in Canada and 103 in the United States as of December 31, 2024 and 48 in Canada and 108 in the United States as of December 31, 2025. None of our employees are covered by collective bargaining agreements. We believe we have good relationships with our employees. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing, and integrating our existing and additional employees. The principal purposes of our equity incentive programs are to attract, retain, and motivate key employees and directors through the granting of share-based compensation awards.

13.15          Material Agreements in connection with the Exchange Offer

13.15.1       Transaction Support Agreements

13.15.1.1    Transaction Support Agreement with Tether

Concurrently with the execution and delivery of the Business Combination Agreement, Rumble entered into a transaction support agreement with Tether (the “Tether Agreement”), pursuant to which, among other things, Tether agreed to sell, and Rumble agreed to purchase, all of the ND Shares owned by Tether as of immediately prior to the closing of the Exchange Offer (totaling 43,512,526 ND Shares as of April 6, 2026), at the Offer Exchange Ratio for Rumble Class A Common Shares (with a pre-funded warrant structure with respect to a 9.9% voting power cap). The closing of the transactions contemplated under the Tether Agreement (the “Tether Closing”) is subject to certain closing conditions, including the satisfaction of the conditions to the Exchange Offer, and, subject to the satisfaction or waiver of such conditions, would occur immediately prior to the closing of the Exchange Offer.

Under the Tether Agreement, Rumble agreed to issue new Rumble Class A Common Shares to Tether at the Offer Exchange Ratio as the consideration for its purchase of ND Shares owned by Tether (such consideration, the “Rumble Share Consideration”). To the extent that the issuance of Rumble Class A Common Shares to Tether as the consideration under the Tether Agreement would result in Tether and its affiliates owning more than 9.9% of the outstanding voting power of the capital stock of Rumble (the “Voting Limitation”), Rumble shall instead deliver to Tether a pre-funded warrant exercisable on a cashless basis into such number of Rumble Class A Common Shares (a “Pre-Funded Warrant”) so that the Rumble Class A Common Shares to be owned by Tether and its affiliates following the Tether Closing will not exceed the Voting Limitation. The Rumble Class A Common Shares issued pursuant to the Tether Agreement are subject to a six-month lock-up period following the Tether Closing, subject to certain exceptions as set forth in the Tether Agreement.

Tether and Rumble each provided customary representations and warranties under the Tether Agreement. The Tether Agreement also contains customary fundamental representations and warranties regarding Tether and customary business representations and warranties with respect to Northern Data.

Between November 10, 2025 and the earlier of the Tether Closing or the termination of the Tether Agreement, Rumble is required to, and to cause its subsidiaries to, conduct its business in the ordinary course consistent with past practice and, without Tether’s consent, Rumble shall not, and shall cause its subsidiaries not to (a) amend their governing documents in any material respect in any manner that would adversely impact Tether disproportionately as compared to other holders of Rumble Class A Common Shares; (b) issue or grant an option, warrant or right of any kind to subscribe for their equity interests or convertible or exchangeable securities, subject to certain permitted exceptions set forth in the Tether Agreement (which are the same as those contained in the Business Combination Agreement); (c) split, combine, reclassify or subdivide any outstanding Rumble Class A Common Shares, in each case, to the extent the Rumble Share Consideration provided to Tether is not equitably adjusted; (d) redeem, purchase or otherwise acquire any outstanding Rumble Class A Common Shares, subject to certain exceptions; (e) commence any proceeding relating to bankruptcy, reorganization, insolvency, dissolution, liquidation or relief from debtors; or (f) affirmatively authorize, agree or commit to do any of the foregoing (clauses (a) through (f), the “Interim Operating Covenants”).

Subject to the terms and conditions set forth in the Tether Agreement, Tether agreed to indemnify and hold harmless Rumble and other purchaser indemnitees (the “Purchaser Indemnitees”) from and against damages suffered, sustained or incurred, until the expiration of the applicable survival date, resulting from:

(i)     Tether’s breach of any fundamental representation or any covenant, agreement or obligation under the Tether Agreement;

(ii)    any action brought by any securityholder of Northern Data solely in connection with the Peak Mining Sale;

(iii)   certain indemnification obligations provided to the purchasers in the Peak Mining Sale; and

(iv)   certain liabilities relating to (a) Northern Data’s Peak Mining business; (b) certain business activities of certain entities that were outside of the scope of Northern Data’s data center or cloud services businesses (including with respect to the liquidation and winding-down of such entities); (c) any taxes incurred as a result of the Peak Mining Sale or in respect of certain entities that were outside of the scope of Northern Data’s data center or cloud services businesses.

Tether’s indemnification obligations are subject to various limitations as set forth in the Tether Agreement, including without limitation the following: (i) Tether’s indemnification obligations are capped at the value of the Rumble Share Consideration that was actually received by Tether; (ii) the Purchaser Indemnitees shall first use reasonable best efforts to seek recovery under the RWI Policy before seeking indemnification from Tether pursuant to the Tether Agreement, and no double recovery is allowed; and (iii) in the event that the Purchaser Indemnitees seek indemnification in connection with (a) Tether’s breach of any fundamental representation; (b) certain business activities of certain entities that were outside of the scope of Northern Data’s data center or cloud services businesses (including with respect to the liquidation and winding down of such entities) or (c) any taxes incurred as a result of the Peak Mining Sale or in respect of certain entities that were outside of the scope of Northern Data’s data center or cloud services businesses, the Purchaser Indemnitees shall first use commercially reasonable efforts to seek recovery under the transaction support agreement with the ART Sellers (the “ART Agreement”). To the extent any such indemnifiable damages are not actually recovered under the ART Agreement, in the event the Purchaser Indemnitees seek recovery directly from Tether for such indemnifiable damages, they must also seek recovery pursuant to the indemnification provisions in the transaction support agreement with Apeiron (the “Apeiron Agreement”). None of the foregoing limitations shall apply in the case of any deceit or willful misconduct of Tether.

For a period of eighteen months following the Tether Closing, Rumble is entitled to withhold a portion of the Rumble Share Consideration that equals the quotient (rounded down) of €25 million divided by the VWAP of Rumble Class A Common Shares over the last three consecutive trading days prior to the date of the Tether Closing, to support any potential indemnification claims under the Tether Agreement.

Subject to the terms and conditions set forth in the Tether Agreement, Rumble shall indemnify and hold harmless Tether and other seller indemnitees from and against damages suffered, sustained or incurred, until the expiration of the applicable survival date, resulting from Rumble’s breach of any fundamental representation or any covenant, agreement or obligation under the Tether Agreement or any other Transaction Document (as defined in the Tether Agreement). Rumble’s indemnification obligations are capped at the value of the Rumble Share Consideration that was actually paid, except for deceit or willful misconduct of Rumble.

Prior to the Tether Closing and for up to one year thereafter, to the extent that the ND Shares (i) held by Rumble and its affiliates; (ii) validly tendered in the Exchange Offer; (iii) held by Tether; (iv) subject to the Transaction Support Agreements with each of the ART Sellers and Apeiron; and (v) subject to a binding agreement between Rumble or one of its affiliates to be acquired by or transferred to Rumble or such affiliate (collectively, the “Secured Shares”) represent, in aggregate, less than 90% of the ND Shares outstanding upon expiration of the Acceptance Period, excluding any ND Shares held in treasury (the “Target Shareholding”), Tether has committed to offer to purchase for cash, subject to applicable law and the terms of the Transaction Support Agreement, from ND Shareholders outside of the Exchange Offer, provided that Tether is not committed (i) to purchase ND Shares if the price per ND Share is greater than the product of (A) the Offer Exchange Ratio; (B) the three-day VWAP of Rumble Class A Common Shares immediately preceding the purchase date; and (C) the dollar-to-euro exchange rate immediately preceding the purchase date or (ii) to spend more than approximately €196 million on such purchases after the date of this Prospectus.

The Tether Agreement also provides that if Rumble owns 90% or more of the outstanding ND Shares (excluding treasury shares) but less than 100% of such shares, then Tether shall, at such time(s) directed by Rumble, fund cash in such aggregate amount necessary to enable Rumble to squeeze out the minority ND Shareholders. In consideration for such funding, Rumble shall issue and deliver to Tether, promptly following the consummation of such squeeze out, a number of Rumble Class A Common Shares equal to the Offer Consideration per ND Share so acquired.

13.15.1.2    Transaction Support Agreement with ART Sellers

Concurrently with the execution and delivery of the Tether Agreement, Rumble entered into the ART Agreement, pursuant to which the ART Sellers and Apeiron agreed to sell, and Rumble agreed to purchase, all of the ND Shares owned by the ART Sellers as of immediately prior to the closing of the Exchange Offer (including 744,150 ND Shares owned by the ART Sellers as of the date of the Business Combination Agreement). While the ART Agreement contains substantially similar terms to the Tether Agreement, there are certain material differences between these two transaction support agreements, including without limitation those differences as described below.

Unlike the Tether Agreement, the consideration payable under the ART Agreement is the amount of new Rumble Class A Common Shares equal to the Offer Exchange Ratio without a pre-funded warrant. The ART Sellers are not subject to any obligations to purchase additional ND Shares, and the ART Sellers are not required to fund the squeeze out, in each case, as provided in the Tether Agreement.

The ART Agreement does not contain the Interim Operating Covenants.

With respect to the post-closing indemnification, the Purchaser Indemnitees in the ART Agreement are not required to first take commercially reasonable efforts to seek recovery under other transaction support agreements before seeking recovery pursuant to the indemnification provisions under the ART Agreement.

The ART Agreement also contains certain provisions that are not in the Tether Agreement. For instance, the ART Agreement contains provisions clarifying that nothing in the ART Agreement conflicts with Aroosh Thillainathan’s fiduciary duties in his capacity as a member of Northern Data’s management board. The ART Agreement also contains non-compete and non-solicit provisions requiring that the ART Sellers shall not, and shall cause their affiliates not to, compete, directly or indirectly, with the business of Northern Data or any member of the ND Group, or actively solicit service or employment of any employee of Northern Data or any member of the ND Group, in each case, during the two-year period following the closing of the transactions contemplated by the ART Agreement, subject to certain exceptions set forth therein.

13.15.1.3    Transaction Support Agreement with Apeiron

Concurrently with the execution and delivery of the Tether Agreement, Rumble entered into the Apeiron Agreement, pursuant to which Apeiron agreed to sell, and Rumble agreed to purchase, all of the ND Shares owned by Apeiron as of immediately prior to the closing of the Exchange Offer (including 2,246,399 ND Shares owned by Apeiron as of the date of the Business Combination Agreement). While the Apeiron Agreement contains substantially similar terms to the Tether Agreement, there are certain material differences between these two transaction support agreements, including without limitation those differences as described below.

The Apeiron Agreement contains the Interim Operating Covenants, but provides that in the event that Tether consents to any matters subject to the Interim Operating Covenants, Apeiron shall automatically be deemed to have consented to such matters.

Apeiron is not subject to any obligations to purchase additional ND Shares, and it is not required to fund the squeeze out, in each case, as provided in the Tether Agreement.

Apeiron’s indemnification obligations to Rumble are provided on a several basis with Tether and on a pro rata basis in proportion to the percentage of ND Shares sold by each of them relative to the aggregate number of ND Shares sold by both of them.

The Apeiron Agreement contains a “most favored nation” provision, pursuant to which Apeiron is entitled to the same or economically equivalent terms, rights, benefits or consideration offered to any ND Shareholder in the Exchange Offer or to Tether, unless such terms, rights, benefits or consideration are based on circumstances specific to Tether and are not relevant to Apeiron with respect to the transactions contemplated by the Apeiron Agreement.

13.15.1.4    Transaction Support Agreement between Tether and Northern Data

Concurrently with the execution and delivery of the Business Combination Agreement, Northern Data and Tether entered into a transaction support agreement (the “Company Transaction Support Agreement”), pursuant to which, among other things, Tether agreed to provide financial support to Northern Data by means of (i) agreeing not to exercise its right to accelerate or terminate the Existing ND Loan due to certain existing financial covenant breaches until the earlier of (x) the closing of the Exchange Offer, (y) a public announcement by Rumble that it will not make any Exchange Offer or that the Exchange Offer will definitely not be completed, and (z) the termination of the Company Transaction Support Agreement in accordance with its terms (in each case, a “Termination Event”), (ii) granting Northern Data the right to capitalize interest payable under the Existing ND Loan as from the relevant interest period ending on December 31, 2025 until and including the interest period during which a Termination Event occurs, and (iii) agreeing that Northern Data shall not be not be required to utilize any proceeds from the Peak Mining Purchase Agreement to repay the Existing ND Loan.

13.15.2       Registration Rights Agreement

As contemplated by the Tether Agreement, Rumble and Tether will amend and restate that certain registration rights agreement, dated February 7, 2025 (such amended and restated registration rights agreement, the “A&R Registration Rights Agreement”), simultaneously with the Tether Closing. Pursuant to the A&R Registration Rights Agreement, among other things, Tether will be granted the right to register the resale of Rumble Class A Common Shares it owns or that may be issued to Tether in connection with the Business Combination, including those Rumble Class A Common Shares it receives pursuant to the Tether Agreement, the Rumble Equity Commitment Agreement (as defined below) or the Amended Northern Data Loan Agreements (as defined below).

13.15.3       Transaction Agreement Amendment

As contemplated by the Tether Agreement, Rumble and Tether will enter into an amendment to that certain transaction agreement, dated December 20, 2024 (the “Transaction Agreement Amendment”), simultaneously with the Tether Closing. The Transaction Agreement Amendment, among other things, will specify that the Rumble Class A Common Shares held by Tether are subject to certain of the covenants in the transaction agreement, including Tether’s agreement to vote, a standstill and restrictions on transfers of shares.

13.15.4       Tether Customer Agreement

As contemplated by the Tether Agreement, Rumble and Tether will enter into a customer agreement (the “Tether Customer Agreement”) simultaneously with the Tether Closing. Pursuant to the Tether Customer Agreement, subject to the terms and conditions therein, Tether will commit to purchasing certain GPU services from Rumble after the closing of the Exchange Offer in an amount of up to USD 75 million per year over a two-year initial term. The Tether Customer Agreement also provides for certain Rumble data to be provided to Tether for the purpose of training artificial intelligence models for the duration of the Tether Customer Agreement.

13.15.5       Equity Commitment Agreements

Concurrently with the execution of the Business Combination Agreement, Rumble, Tether and Northern Data entered into an equity commitment agreement (the “Northern Data Equity Commitment Agreement”), pursuant to which, subject to the terms and conditions therein, Tether agreed to provide an equity financing commitment to fund up to USD 200 million of certain taxes of Northern Data and its subsidiaries to the extent due and owing or otherwise required to be accrued as a liability at or prior to the closing of the Exchange Offer. Rumble and Tether also entered into an equity financing commitment agreement (the “Rumble Equity Commitment Agreement” and, together with the Northern Data Equity Commitment Agreement, the “Equity Commitment Agreements”), pursuant to which, subject to the terms and conditions therein, Tether agreed to provide an equity financing commitment to fund up to USD 200 million (less any amounts previously funded under the Northern Data Equity Commitment Agreement) of certain taxes Northern Data and its subsidiaries to the extent due and owing or otherwise required to be accrued as a liability at or after the closing of the Exchange Offer for up to 18 months after the closing of the Exchange Offer. To the extent that the issuance of Rumble Class A Common Shares to Tether as the consideration under the Rumble Equity Commitment Agreement would result in Tether and its affiliates exceeding the Voting Limitation, Rumble shall instead deliver to Tether a Pre-Funded Warrant exercisable on a cashless basis into such number of Rumble Class A Common Shares so that the Rumble Class A Common Shares to be owned by Tether and its affiliates following the issuances under the Rumble Equity Commitment Agreement will not exceed the Voting Limitation. Rumble may also elect, under the terms of the Rumble Equity Commitment, to require Tether to fund any such tax liabilities in the form of an additional loan under the Tether/Rumble Loan (as defined below), in lieu of issuing Rumble Class A Common Shares or a Pre-Funded Warrant.

The existence of the Equity Commitment Agreements does not, however, eliminate the economic burden of the underlying tax liabilities for remaining ND Shareholders. To the extent that any amounts funded thereunder constitute a liability of Northern Data, such liability must be repaid before any dividends are distributed to ND shareholders, meaning that ND Shareholders who do not tender their ND Shares in the Exchange Offer will bear the economic cost of any such tax liabilities through reduced or deferred returns on their investment.

13.15.6       Tether Marketing Agreement

Concurrently with the execution of the Business Combination Agreement, Rumble and Tether entered into an advertising and marketing services agreement (the “Tether Marketing Agreement”), pursuant to which, subject to the terms and conditions therein, Tether agreed to purchase certain advertising and marketing services from Rumble in an amount of up to USD 50 million per year over an initial two-year term that began on February 15, 2026.

13.15.7       Sale and Transfer and Amendment and Restatement Agreement and other related Amended Northern Data Loan Agreements

Concurrently with the execution of the Business Combination Agreement, Rumble entered into a sale and transfer and amendment and restatement agreement with Northern Data and Tether (the “Sale and Transfer and Amendment and Restatement Agreement”), under which the receivable under Northern Data’s unsecured floating rate loan (which, as of the date of the Prospectus, remains outstanding in full as an intra-group loan), made under a loan agreement originally dated November 2, 2023 (the “Existing ND Loan”), will be transferred upon the closing of the Exchange Offer from Tether to a newly incorporated Irish subsidiary of Rumble, Rumble ND HoldCo, that will hold the ND Shares acquired through the Exchange Offer and concurrently be amended pursuant to the Shareholder Loan Amendment Agreement in the form attached to the Sale and Transfer and Amendment and Restatement Agreement. As consideration for the transfer of the receivable under the Existing ND Loan, Rumble ND HoldCo will (i) exchange 50% of the value of the Existing ND Loan for the number of Rumble Class A Common Shares equal to such share of the Existing ND Loan divided by USD7.88 (subject to adjustment for any stock split, reverse stock split or stock dividend) (as converted to euros using the exchange rate as promulgated by the European Central Bank on the last trading day prior to the applicable exchange date) and (ii) enter into a new loan agreement with Tether as lender equal in value to the remaining 50% of the Existing ND Loan (the “Tether/Rumble Loan”). The Sale and Transfer and Amendment and Restatement Agreement, together with the Existing ND Loan (as amended by the Shareholder Loan Amendment Agreement) and the Tether/Rumble Loan, are collectively referred to as the “Amended Northern Data Loan Agreements.” Northern Data’s obligation to repay the Existing ND Loan will remain unchanged, with the Existing ND Loan continuing to be outstanding between Northern Data and Rumble ND HoldCo following the closing of the Exchange Offer.

To the extent legally permissible and subject to the agreed security principles set forth in the Tether/Rumble Loan, the Tether/Rumble Loan requires that (i) any ND Shares acquired by Rumble and any equity interests in any entity directly or indirectly holding shares in Northern Data from time to time be pledged to Tether within 30 days of the date of the Tether/Rumble Loan; and (ii) each member in the borrower group provide customary corporate guarantees and security over their assets to Tether within 30 days following the consummation of the Exchange Offer and if applicable, the subsequent squeeze out in Northern Data. Other than such security interests, the Tether/Rumble Loan will be on substantially the same terms as the Existing ND Loan and will benefit from security over (i) the ND Shares acquired by Rumble and (ii) the shares and assets of Northern Data’s subsidiaries located in Germany, Ireland, the Netherlands, Norway, Sweden, the United Kingdom and the United States. On the date falling one year after the closing of the Exchange Offer (the “Exchange Option Date”), Tether will have the option to exchange all (but not less than all) of the outstanding amount under the Tether/Rumble Loan as at the Exchange Option Date into the number of Rumble Class A Common Shares equal to the outstanding amount under the Tether/Rumble Loan divided by the greater of (i) the ten-day VWAP and (ii) USD7.88 (subject to adjustment for any stock split, reverse stock split or stock dividend) (in each case, as converted to euros using the exchange rate as promulgated by the European Central Bank on the last trading day prior to the Exchange Option Date). To the extent that the issuance of Rumble Class A Common Shares to Tether as the consideration under the Sale and Transfer and Amendment and Restatement Agreement or upon exchange of the outstanding amount under the Tether/Rumble Loan would result in Tether and its affiliates exceeding the Voting Limitation, Rumble shall instead deliver to Tether one or more Pre-Funded Warrants exercisable on a cashless basis into such number of Rumble Class A Common Shares so that the Rumble Class A Common Shares to be owned by Tether and its affiliates following the issuances under the Sale and Transfer and Amendment and Restatement Agreement and the Tether/Rumble Loan will not exceed the Voting Limitation.

13.16          Legal Proceedings

We are, and from time to time may become, involved in various legal proceedings arising in the normal course of our business activities, such as copyright infringement and tort claims arising from user-uploaded content, patent infringement claims, breach of contract claims, government demands, putative class actions based upon consumer protection or privacy laws and other matters. The amounts that may be recovered in such matters may be subject to insurance coverage.

In January 2021, we filed an antitrust lawsuit against Google in the U.S. District Court for the Northern District of California, alleging that Google unlawfully gives an advantage to its YouTube platform over Rumble in search engine results and in the mobile phone market. The court heard argument on Google’s motion for summary judgment in February 2025. The trial was scheduled for July 7, 2025. On May 21, 2025, the court granted Google’s motion for summary judgment on statute of limitations grounds and dismissed the case. The Company has filed a notice of appeal to the U.S. Court of Appeals for the Ninth Circuit. The Company’s appeal brief was filed on September 10, 2025. Google’s opposition brief was filed on November 10, 2025 and the Company’s reply was filed on December 1, 2025. In addition, on November 12, 2025, the Company filed a notice of motion for an indicative ruling on a request for recusal and reassignment on the grounds that the District Court’s “impartiality might reasonably be questioned” in light of newly discovered facts. The District Court deferred to rule on that motion, leaving it to the Ninth Circuit Court of Appeals to render its determination.

In addition, in May 2024, we filed a second antitrust lawsuit against Google in the U.S. District Court for the Northern District of California related to Google’s monopolization of the online advertising market. This lawsuit is separate and distinct from the self-preferencing lawsuit filed in January 2021. In August 2024, we filed an amended complaint, and in September 2024, Google filed a motion to dismiss. In December 2024, the U.S. Judicial Panel on Multidistrict Litigation (JPML) transferred the case to the existing proceeding, In re: Google Digital Advertising Antitrust Litigation (JPML No. 3010). After common questions of fact are resolved in the Multidistrict Litigation proceeding, this case would be transferred back to the Northern District of California for trial. A second amended complaint was filed in April 2025. Google sought leave to file a motion to dismiss, which motion was filed on August 1, 2025. The Company’s response to such motion to dismiss was filed on October 3, 2025. In January 2026, the Court granted in part and denied in part Google’s motion. The case is ongoing.

In January 2022, we received notification of a lawsuit filed by Kosmayer Investment Inc. (“KII”) against Rumble and Mr. Pavlovski in the Ontario Superior Court of Justice, alleging fraudulent misrepresentation in connection with KII’s decision to redeem its shares of Rumble in August 2020. KII is seeking rescission of such redemption such that, following such rescission, KII would own 20% of the issued and outstanding shares of Rumble or, in the alternative, damages for the lost value of the redeemed shares, which KII has alleged to be worth USD 419.0million (based on the value ascribed to the shares of Rumble in the Business Combination), together with other damages including punitive damages and costs. Although we believe that the allegations are meritless and intend to vigorously defend against them, the result or impact of such claims is uncertain, and could result in, among other things, damages, and/or awards of attorneys’ fees or expenses. A mediation session was held in April 2025. No settlement was reached. The case remains in discovery.

Along with co-plaintiff Eugene Volokh, in December 2022, we filed a lawsuit in the U.S. District Court for the Southern District of New York to block the enforcement of New York State’s Social Media Law. In February 2023, the court granted our motion for a preliminary injunction, halting enforcement of the law. The New York Attorney General appealed that decision to the U.S. Court of Appeals for the Second Circuit. In a 2-1 decision, the court held that if the law were interpreted our way, it would be unconstitutional; that said, they believe a different interpretation of the law is possible and have certified the questions to state high court to interpret the law, putting off federal appellate ruling on constitutionality. The Company’s brief was filed with the State of New York Court of Appeals on February 4, 2026. The injunction remains in place while the state court reviews.

In October 2024, plaintiff David Stebbins filed a lawsuit in the U.S. District Court for the District of Delaware naming Rumble and an unaffiliated entity doing business as “The Specter Report” as defendants. Mr. Stebbins, who is not represented by counsel, alleges six counts of copyright infringement and one count of slander and seeks injunctive relief and USD 900,000 in damages from Rumble. We have not yet been formally served with the lawsuit and believe that the allegations are meritless. The court dismissed the case against the Company in May 2025. The plaintiff appealed to the U.S. Court of Appeals for the Third Circuit.

In November 2024, we filed a lawsuit against the California Attorney General and Secretary of State in the U.S. District Court for the Eastern District of California to enjoin the enforcement of AB 2655, a recently enacted state law regulating online platforms. The law would require online platforms to receive reports about posts related to elections, public officials, and candidates for office that are deemed “materially deceptive”, then remove or label the content. Our lawsuit was consolidated with similar lawsuits filed by other affected online platforms and content creators, and the state of California has agreed to enjoin the enforcement of the law during the initial phases of the litigation. The plaintiffs’ summary judgment motions were filed on March 7, 2025. A further stay of enforcement was issued by the court through October 25, 2025. The summary judgment hearing took place on August 5, 2025. The judge granted our summary judgment motion from the bench. He ruled that Section 230 preempted all of AB 2655 and subsequently issued a permanent injunction against the enforcement of AB2655. The state of California filed their appeal brief on January 12, 2026. The Company’s answer will be filed on March 11, 2026.

In February 2025, we filed a complaint and a request for a Temporary Restraining Order (“TRO”) in the U.S. District Court for the Middle District of Florida against Brazilian Supreme Court Justice Alexandre de Moraes related to content blocking orders issued by him against Rumble. The court denied, without prejudice, Rumble’s motion for a TRO on the grounds that the matter was not ripe for judicial review. The court noted that Justice Moraes’s pronouncements and directives had not been properly served on Rumble, that Rumble was not obligated to comply with such pronouncements and directives, and that no U.S. entity was required to enforce them. We filed an amended complaint on June 6, 2025. We filed a request to supplement the amended complaint on July 13, 2025 in response to a new illegal blocking order from Justice Moraes and filed a further amended complaint on July 16, 2025, which the Company attempted to serve via the Hague Service Convention. The Company filed a motion for alternative service on February 2, 2026.

In April 2025, along with Rebel News, we filed a lawsuit in the Ontario Superior Court of Justice against Canada, Canada Lands Company, Ya’ara Saks, et al alleging that the defendants tried to block two lawful and peaceful public gatherings celebrating free speech in the Toronto area in 2024 because they disagreed with the political points of view of the organizers (Rebel News)and participants. We alleged that the officials tried to thwart the events by imposing unreasonably high charges for security measures that were not needed and designed only to prevent the events from taking place. Various motions have been filed by the defendants in an effort to remove certain parties from the action. A notice of discontinuance (without prejudice) was filed by Rebel News and the Company in respect of His Majesty the King in Right of Canada and The Attorney General of Canada. Various motions have been filed by the parties. The case is ongoing.

In June 2025, we were served with a lawsuit from an individual named Michael Goldstein, alleging that the Company violated the California Invasion of Privacy Act by improperly disclosing personally identifiable information by way of the Facebook Pixel. The case was brought in California state court. The case was moved to federal court in the U.S. District Court for the Central District of California. The Company filed a motion to dismiss on August 18, 2025. The plaintiff responded on September 18, 2025, to which the Company replied on October 9, 2025. On November 6, 2025, the Court granted the Company’s Motion to Dismiss, with leave to amend. On December 5, 2025, the Plaintiff filed his amended complaint. The Company filed its Motion to Dismiss on January 26, 2026. As with prior privacy-related lawsuits, we believe that the plaintiff’s allegations are meritless.

13.17          Insurance

We have professional liability insurance for property, persons and environment, accidents for the Company, and a customary directors and officers (“D&O”) liability insurance. Furthermore, we concluded a public liability insurance policy for the Company which extends to our subsidiaries.

13.18          Significant Changes

There have been no significant changes in the financial or trading position of the Rumble Group between January 1, 2026 and the date of the Prospectus. For a discussion of recent developments and trend information, please refer to section “22 RECENT DEVELOPMENTS AND TREND INFORMATION”.

14    REGULATORY AND LEGAL ENVIRONMENT

Rumble is subject to domestic and foreign laws that affect companies conducting business on the internet generally, including laws relating to the liability of providers of online services for their operations and the activities of their users. Because Rumble hosts user-uploaded content, it may be subject to laws concerning such content. In the U.S., Rumble relies, to a significant degree, on laws that limit the liability of online providers for user-uploaded content, including the DMCA and Section 230 (47 U.S.C. § 230). Countries outside the U.S. generally do not provide as robust protections for online providers and may instead regulate such entities to a higher degree. For example, in certain countries, online providers may be liable for hosting certain types of content or may be required to remove such content within a short period of time upon notice. As Rumble expands internationally, we or our customers may also be subject to additional laws that regulate streaming services or online platforms.

Because Rumble receives, stores and uses a substantial amount of information received from or generated by its users, it is also impacted by laws and regulations governing privacy and data security in the U.S. and worldwide. Examples of such regimes include Section 5 of the FTCA, the EU GDPR, and the CCPA.

Because Rumble’s platform facilitates online payments, including subscription fees and tipping, Rumble is subject to a variety of laws governing online transactions, payment card transactions and the automatic renewal of online agreements. In the U.S., these matters are regulated by, among other things, the federal Restore Online Shoppers Confidence Act and various state laws. Also, as a U.S.-based company with Canadian operations, we are subject to a variety of Canadian laws governing our foreign operations, as well as Canadian and U.S. laws that restrict trade and certain practices.

Rumble’s cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, cross-border data transfers, and emerging technologies such as artificial intelligence. Rumble’s cloud services business may also serve customers in highly regulated industries, such as healthcare (subject to HIPAA), financial services (subject to PCI DSS), and government (subject to FedRAMP). The EU AI Act, now in phased enforcement, categorizes AI systems by risk and may require significant changes to Rumble’s technology, operations, transparency measures, or governance if its cloud services involve or support AI deployments.

Numerous laws, regulations, and legally-binding codes impose obligations on companies that process minors’ data and/or provide online services used by children, including the U.S. federal Children’s Online Privacy Protection Act, the UK’s Online Safety Act, the GDPR, and the DSA. Rumble has implemented a minimum age of 17 for registered users on its video platform and requires users to provide their date of birth. However, compliance with new laws may require Rumble to implement additional measures and complex age verification technologies, such as biometric data checks, third-party ID verification, or parental consent mechanisms, which could involve substantial development, integration, and ongoing maintenance costs.

Rumble is also subject to the U.S. Foreign Corrupt Practices Act, U.S. domestic bribery laws, and other anti-corruption and anti-money laundering laws in the countries in which it operates.

15    GENERAL INFORMATION ON RUMBLE

15.1            Legal and Commercial Name, Registered Office and LEI

The first company was incorporated on September 18, 2013 in Ontario, Canada as a corporation formed under the laws of the Province of Ontario, Canada (“Legacy Rumble”).

On September 16, 2022, Legacy Rumble completed a Business Combination Agreement with CF Acquisition Corp. VI (“CFVI”), a special purpose acquisition company (“SPAC”) incorporated in Delaware, United States. In connection with the underlying Business Combination Agreement dated December 1, 2021 (“BCA”), the Company, a new Delaware corporation, was established as a holding company and parent of the operating Legacy Rumble.

The Company’s legal name is “Rumble Inc.”. The Company operates under the commercial name “Rumble”. The Class A Common Shares of the Company were admitted to trading on the stock exchange and listed on the Nasdaq Global Market (“Nasdaq”) on September 19, 2022, under the symbols “RUM” (Class A common stock) and “RUMBW” (warrants).

The Company has its registered office at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, United States of America, and was incorporated in the state of Delaware with United States Internal Revenue Service Employer Identification Number 80-0984597.

The Company’s Legal Entity Identifier (“LEI”) is 3912000ZRKLHY7D9PD40.

Rumble is registered with the division of corporations of the state of Delaware, United States. Rumble’s registered agent at such address is Corporation Service Company. As a corporation incorporated under the laws of Delaware, Rumble is subject to the laws of Delaware, United States.

15.2            Auditors

The Company’s independent registered public accounting firm is Baker Tilly US, LLP, headquartered at 205 Michigan Avenue, Chicago, Illinois, United States (“Baker Tilly”). On June 3, 2025, the Company’s former independent registered public accounting firm, Moss Adams LLP, headquartered at 999 Third Avenue, Suite 2800, Seattle, Washington 98104, United States (“Moss Adams”), merged with Baker Tilly. In connection with that merger, Moss Adams resigned as the Company’s independent registered public accounting firm, and the Audit Committee of the board of directors of Rumble appointed Baker Tilly as the Company’s new independent registered public accounting firm. The combined audit practices operate as Baker Tilly US, LLP and Baker Tilly has reissued an English language audit opinion for fiscal years 2024 and 2023.

Baker Tilly audited the Audited Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issued English-language audit opinions thereon in accordance with PCAOB standards.

Baker Tilly is an independent registered public accounting firm registered with the PCAOB.

15.3            Fiscal year and duration

The Company’s fiscal year is the calendar year.

15.4            Corporate purpose

Pursuant to Section 3.1 of the articles of association (the “Articles of Association”), the Company’s corporate purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.”

15.5            History of Rumble

For our history and key milestones, see “13.3 History and key milestones”. For the development of the Company’s share capital see “16.2 Rumble Common Stock”.

15.6            Corporate Governance Structure of Rumble

15.6.1         Overview

Rumble is required to comply with the DGCL. Rumble is subject to the corporate governance frameworks required by virtue of the listing of the Rumble Class A Common Shares on the Nasdaq.

15.6.2         Corporate Governance of Rumble

15.6.2.1      Composition of board of directors of Rumble

As of the date of this Prospectus, the board of directors of Rumble consists of six members, including Chris Pavlovski, the current CEO, and five other directors.

Members of the board of directors of Rumble each hold office until the date of the next annual meeting of the Company’s stockholders, which we expect to be on or around June 12, 2026.

The following table sets forth the names, as well as certain other biographical information, as to those individuals who are members of the board of directors of Rumble:

Name	Position, Principal Occupation, Business Experience and Directorships during Last Five Years, Qualifications to Serve
Chris Pavlovski

Chris Pavlovski, age 42, is the Founder and Chief Executive Officer of Rumble and has also served as a member of our Board of Directors since September 2022, and has served as a member of the board of directors of Legacy Rumble since 2013. As a three-time successful entrepreneur, Mr. Pavlovski has over 20 years of experience in the online marketing and advertising space. After building websites daily in his teenage years, Mr. Pavlovski founded Jolted Media Group and served as its Chief Executive Officer. During the same time, Mr. Pavlovski served as the director of marketing for NASA’s Next Giant Leap from 2009 through 2012 leading corporate donations, sponsorships, and internet marketing strategies. Mr. Pavlovski also founded Cosmic Development in 2011, a global IT business employing 150+ employees with offices in Europe and North America. Mr. Pavlovski also sits on numerous boards, including Macedonia 2025, a not-for-profit organization focused on economic and educational development in Macedonia. As a result of his success, Mr. Pavlovski became a finalist for the Ernst &Young Entrepreneur of the Year in 2010 (source: EY Entrepreneur Of The Year 2010). Prior to his entrepreneurial journey, Mr. Pavlovski served as a Network Administrator at Microsoft and studied at the University of Toronto. We believe that Mr. Pavlovski’s extensive experience in technology, online marketing and advertising, along with his unique perspective on technology-related matters, qualify him to serve as a member of our Board of Directors.

Paul Cappuccio

Paul Cappuccio, age 64, has served as a member of our Board of Directors since September 2022 and served as a member of the board of directors of Legacy Rumble from January 2021 through September 2022. Mr. Cappuccio is currently employed as a managing partner of the Torridon Law Firm, a position he has held since May 2024. Mr. Cappuccio has also served as a director of Chipotle Mexican Grill, Inc. (NYSE: CMG) from 2016 to 2020 (where Mr. Cappuccio served as the chairman of the Nominating and Governance Committee and on the Audit Committee) and Central European Media Enterprises (Nasdaq: CETV) from 2009 to 2018. Mr. Cappuccio also served as the Chief Legal Officer and General Counsel of NJOY, LLC, a privately held company that sells electronic nicotine delivery systems to adult smokers and former smokers, from January 2020 to June 2023. From 2019 to 2020, Mr. Cappuccio served as Vice Chairman of dtx, a digital company that connects consumers with brands through QR codes. From January 2001 to June 2018, Mr. Cappuccio served as Executive Vice President and General Counsel of Time Warner, Inc., a consolidated worldwide media and entertainment company. From August 1999 to January 2001, he served as Senior Vice President and General Counsel at America Online, Inc., an internet access company. Prior to this, Mr. Cappuccio was a partner at Kirkland & Ellis and served as an Associate Deputy Attorney General at the U.S. Department of Justice. Additionally, Mr. Cappuccio served as a law clerk to two Justices of the Supreme Court of the United States, the Hon. Anthony M. Kennedy and the Hon. Antonin Scalia. Mr. Cappuccio received his J.D. from Harvard Law School and a B.A. from Georgetown University. We believe that Mr. Cappuccio’s experience as a leader in the legal, media and entertainment, and technology industries, as well as his prior service on multiple public company boards, qualifies him to serve as a member of our Board of Directors.

Name	Position, Principal Occupation, Business Experience and Directorships during Last Five Years, Qualifications to Serve
Philip Evershed

Philip Evershed, age 65, has served as a member of our Board of Directors since March 2025. Mr. Evershed has been a Managing Partner at PointNorth Capital, an advisory and investment management company, since 2015. Previously, Mr. Evershed was Global Head of Investment Banking at Canaccord Genuity, a full-service financial services firm, from 2010 to 2015. In 2005, Mr. Evershed co-founded Genuity Capital Markets, a privately held investment bank that was sold in 2010, and prior to that, Mr. Evershed was the Co-Head of Investment Banking and the Head of Mergers and Acquisitions at the Canadian Imperial Bank of Commerce (CIBC), where he was employed from 1990 to 2005. Prior to joining CIBC, Mr. Evershed was Chief of Staff to the Deputy Prime Minister of Canada and Minister of Privatization until 1990. Since July 2022, Mr. Evershed has served on the board of directors of Verticalscope, a cloud-based digital community platform. He has also served on the board of Iogen Corp., a biotechnology firm specializing in low-carbon biofuels since January 2024, and the board of Third Lane Mobility Inc., a consumer mobility company. Previously, Mr. Evershed served as Chairman of the Board of Sirius-XM Satellite Radio (Canada), a broadcasting company from June 2005 to May 2023, and as a board member of Bird Global, Inc. (NYSE:BRDS), an electric scooter company, from March 2023 to December 2023. Mr. Evershed received a Master of Arts in Economics from the University of Toronto in 1985 and an Honours Bachelor of Arts at the School of Business and Economics from Wilfrid Laurier University in 1983. We believe that Mr. Evershed’s extensive financial and business expertise qualifies him to serve as a member of our Board of Directors.

Jerry Naumoff

Jerry Naumoff, age 68, has served as a member of our Board of Directors since November 2024. Mr. Naumoff is Chairman Emeritus and Founding Partner of Taskforce BPO, a business process outsourcing service, and he previously served as the CEO and Chairman of the Board of Taskforce, one of the fastest-growing companies in Southeast Europe from July 2017 to January 2022. Mr. Naumoff previously served as Minister for Foreign Direct Investments for the Government of the Republic of North Macedonia from May 2013 to June 2017. In 1993, Mr. Naumoff was the Founder and President of The Naumoff Group, Inc., a total risk management advisory firm. Mr. Naumoff holds a B.S. in Business Administration and Marketing from Ball State University. We believe that Mr. Naumoff’s extensive international business experience qualifies him to serve as a member of our Board of Directors. Mr. Naumoff’s son is a non-executive, salaried employee of the Company.

Ryan Milnes

Ryan Milnes, age 43, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble from 2013 through September 2022. Mr. Milnes is an accomplished entrepreneur and the co-founder and Chief Executive Officer of Cosmic Development, a global IT business employing more than 150 employees with offices in Europe and North America. Since founding Cosmic in 2013, Mr. Milnes has overseen Cosmic’s provision of content editing and moderation services to Rumble. He is the owner and director of multiple businesses that focus on tech and real estate. Mr. Milnes holds a film degree from the Toronto Film School. We believe that Mr. Milnes’s experience as an entrepreneur in the information technology industry qualifies him to serve as a member of our Board of Directors.

Katie Biber

Katie Biber, age 47, has served as a director of Rumble since January 2025. Ms. Biber serves as Chief Legal Officer at Paradigm, leading the firm’s legal, regulatory, compliance, and policy functions, and has held this position since June 2022. She joined Paradigm from Brex, a financial products provider, where she served as Chief Legal Officer from June 2020 to June 2022. Previously, she was General Counsel at Anchorage, the first crypto-native custody and trading platform for institutional investors, and has been an observer on Anchorage’s board of directors since July 2020. Since June 2021, Ms. Biber has also served on the board of directors of Protocol Labs, an open-source software development company. Ms. Biber was also an early lawyer at Airbnb, where she managed U.S. regulatory and litigation issues. Earlier in her career, Ms. Biber worked as a political and election lawyer, representing candidates, political party committees, and non-profit groups in high-stakes enforcement actions, congressional investigations, and litigation. Ms. Biber served as a clerk to the Hon. Timothy M. Tymkovich on the U.S. Court of Appeals for the Tenth Circuit. Ms. Biber received her J.D. from Harvard Law School and a B.A. from George Washington University. We believe that Ms. Biber’s extensive legal and technology experience qualifies her to serve as a member of our Board of Directors.

The directors of Rumble can be reached at Rumble’s principal executive offices: 444 Gulf of Mexico Drive, Longboat Key, Florida 34228, United States (+1 (941) 210-0196).

15.6.2.2      Director Independence

Rumble’s Class A Common Shares are listed on the Nasdaq. As required under the Nasdaq listing standards (other than with respect to a “controlled company,” which Rumble is), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be “independent.” Rumble’s board of directors consults with Rumble’s counsel to ensure that the Rumble board of directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

The board of directors of Rumble has reviewed the independence of each director. Based on information provided by each director concerning her or his background, employment, and affiliations, Rumble’s board of directors affirmatively determined that none of the directors has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors, other than Mr. Pavlovski and Mr. Milnes, is “independent” as that term is defined under the Nasdaq listing standards.

15.6.2.3      Committees of the Board of Directors

The board of directors of Rumble has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Pursuant to Rumble’s bylaws, the board of directors of Rumble may, from time to time, form other committees as may be permitted by law. Such committees would have the authority and responsibility as delegated by the board of directors of Rumble.

15.6.2.4      Memberships of the Members of board of directors of Rumble

In addition to their office as directors of the Company, within the last five years, the members of board of directors of Rumble were members of the administrative, management or supervisory bodies of/and or a partner of the following entities outside of Rumble as follows:

Chris Pavlovski sits on numerous boards, including Macedonia 2025, a not-for-profit organization focused on economic and educational development in Macedonia. Mr. Pavlovski is the owner of Cosmic Inc (Canada), an IT outsourcing business, Cosmic Development DOO Beograd-Voždovac (Serbia), an IT outsourcing business, and Ксмик Девелопмент ДОО Скопје (Macedonia), an IT outsourcing business since 2011. Mr. Pavlovski is also the owner and director of Jokaroo Entertainment Inc., an internet business in which he has served since 2003.

Katie Biber has served as Chief Legal Officer at Paradigm since June 2022. Prior to that, she served as Chief Legal Officer at Brex, a financial products provider, from June 2020 to June 2022. Ms. Biber has served as an observer on the board of directors of Anchorage, the first crypto-native custody and trading platform for institutional investors, since July 2020, and has served on the board of directors of Protocol Labs, an open-source software development company, since June 2021. In addition, Ms. Biber has held board and officer positions with the following nonprofit and educational organizations: member of the board of directors of the Foundation for American Innovation, a 501(c)(3) nonprofit devoted to American innovation and tech policy, from 2021 to 2024; member of the board of directors and Secretary of Code for America, a 501(c)(3) nonprofit devoted to helping state and local governments build better technology, from 2019 to 2024; member of the board of directors of the Blockchain Foundation, a 501(c)(3) nonprofit devoted to educating policymakers about blockchain and crypto, from 2019 to 2024; member of the board of directors and Secretary of Presidio Knolls School, a private K-8 school in San Francisco, from 2015 to 2021; and member of the board of directors and President of the Youth for Common Sense Education Fund, a 501(c)(3) nonprofit devoted to educating high school students about politics, from 2024 to present.

Paul Cappuccio has served as a managing partner of the Torridon Law Firm since May 2024. Mr. Cappuccio served as the Chief Legal Officer and General Counsel of NJOY, LLC, a privately held company that sells electronic nicotine delivery systems to adult smokers and former smokers, from January 2020 to June 2023.

Philip Evershed has been a Managing Partner at PointNorth Capital, an advisory and investment management company, since 2015. He has served on the board of directors of Verticalscope, a cloud-based digital community platform, since July 2022. He has also served on the board of Iogen Corp., a biotechnology firm specializing in low-carbon biofuels, since January 2024, and the board of Third Lane Mobility Inc., a consumer mobility company. Previously, Mr. Evershed served as Chairman of the Board of Sirius-XM Satellite Radio (Canada), a broadcasting company, from June 2005 to May 2023 and as a board member of Bird Global, Inc. (NYSE: BRDS), an electric scooter company, from March 2023 to December 2023.

Jerry Naumoff is Chairman Emeritus and Founding Partner of Taskforce BPO, a business process outsourcing service, and previously served as the CEO and Chairman of the Board of Taskforce, one of the fastest-growing companies in Southeast Europe, from July 2017 to January 2022.

Ryan Milnes is the co-founder and Chief Executive Officer of Cosmic Development, a global IT business employing more than 150 employees with offices in Europe and North America. Mr. Milnes has served as the director of AFIC Inc., a holding company, since November 2004. He is also the owner and director of multiple businesses that focus on tech and real estate.

15.6.2.5      Operational management of Rumble

The operational management of the Company consists of the following persons: Chris Pavlovski (Chief Executive Officer), Mike Masci (Chief Financial Officer), Wojciech Hlibowicki (Chief Technology Officer), Tyler Hughes (Chief Operating Officer), Benjamin Ezrick (Chief Marketing Officer), Claudio Ramolo (Chief Content Officer) and Assaf Lev (President of Product).

15.6.2.6      Certain Information on the Members of the Board of Directors

During the previous five years, no member of the board of directors of Rumble has been convicted of any fraudulent offenses. No member of the board of directors of Rumble, acting in the capacity of a member of a management or supervisory entity or as founder of an issuer, has been associated with any bankruptcies and/or insolvencies, receiverships or liquidations. In addition, no member of the board of directors of Rumble has been publicly incriminated or sanctioned by statutory or regulatory authorities (including professional associations) and no member of the board of directors of Rumble has ever been deemed by a court to be unfit for membership in a management or supervisory entity of a company or to be unfit to exercise management duties for or manage the business of an issuer during the previous five years. No family relationships exist among the members of the board of directors of Rumble.

Other than mentioned under the sections “15.6.2.1 Composition of board of directors of Rumble” below, no member of the board of directors of Rumble has been a member of any administrative, management or supervisory bodies or a partner of a company or partnership outside the Rumble Group at any time in the previous five years.

No member of the board of directors of Rumble holds a service contract with Rumble or any of its current subsidiaries providing for benefits upon termination of employment.

15.6.2.7      Other interests

Regarding the interests and potential conflicts of interest of the potential future members of the Company’s board of directors or of the operational management following the settlement of the Exchange Offer, please refer to “5.9.1 Rumble”.

Other than that, there are no conflicts of interest or potential conflicts of interest of the potential future members of the board of directors of Rumble or of the operational management regarding their duties towards Rumble, and their private interests or other duties.

15.7            Code of Business Conduct and Ethics

All of the directors, executive officers and employees of Rumble are required to comply with certain policies and protocols concerning business ethics and conduct, or the Code of Business Conduct and Ethics or Code. Rumble’s Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to fully disclose all the relevant facts to either a personnel supervisor, if applicable, or the

Director of Internal Audit. Once a personnel supervisor receives notice of a conflict of interest, he or she will report the relevant facts to the Director of Internal Audit. The Director of Internal Audit will then generally consult with the audit committee, and a determination will be made as to whether the activity is permissible.

15.8            Compensation of Directors and Executive Officers

15.8.1         Compensation and Other Benefits of Executive Officers

15.8.1.1      General

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), Rumble is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory stockholder vote on named executive officer compensation, to provide information relating to the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees, and to provide information relating to the relationship between the executive compensation actually paid to Rumble’s named executive officers (“NEOs”) and Rumble’s financial performance.

Under its charter, the Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During the fiscal year ended December 31, 2025, the Compensation Committee retained Mercer as its compensation consultant. Mercer assisted in developing an updated group of peer companies to help determine the appropriate level of overall compensation for executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation offered to executive officers and non-employee directors is competitive, fair, and appropriately structured.

15.8.1.2      Named Executive Officers

The Company’s NEOs for the fiscal year ended December 31, 2025 were:

•        Chris Pavlovski, Chairman and Chief Executive Officer;

•        Brandon Alexandroff, former Chief Financial Officer (retired from this role effective March 31, 2026); and

•        Wojciech Hlibowicki, Chief Technology Officer.

15.8.1.3      Summary Compensation

The following table shows information regarding the compensation earned by or paid to the Company’s NEOs during the fiscal year ended December 31, 2025. The amounts paid reflected herein have been converted from Canadian dollars to U.S. dollars using the average annual conversion ratio as of December 31, 2025.

Name and Title	For the year ended December 31, 2025
	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All other Compensation		Total
	(USD)
Chris Pavlovski, Chairman and Chief Executive Officer	1,018,744	229,239	620,591	1,861,997	893,156	(4)	4,623,727
Brandon Alexandroff, Former Chief Financial Officer(7)	381,142	85,765	232,176	696,626	523,266	(5)	1,918,975
Wojciech Hlibowicki, Chief Technology Officer	381,142	85,765	232,176	696,626	331,648	(6)	1,727,357

____________

(1)      Represents payments pursuant to our short-term incentive plan (“STIP”) for the respective years.

(2)      The amounts reported in this column do not reflect dollar amounts actually received by our NEOs. Instead, the amounts reported in this column represent the aggregate grant-date fair value of the RSUs granted during the fiscal years indicated, computed in accordance with U.S. GAAP. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating these amounts.

(3)     The amounts reported in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant-date fair value of the options to purchase shares of our common stock to each NEO, computed in accordance with U.S. GAAP. See Note 2 to the Consolidated Financial Statements included in our Annual Report on

Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating these amounts. Our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of the shares of our common stock underlying the option awards.

(4)      Consists of (i) $807,076 tax liability paid by Rumble on behalf of Mr. Pavlovski as a result of his secondment in the United States, which such payments will be fully reimbursed by Mr. Pavlovski once he receives a refund of such amount from the Canada Revenue Agency following settlement of his personal income tax return in Canada, (ii) $28,830 in health insurance benefits, (iii) $56,493 paid to Mr. Pavlovski for foreign tax preparation, inclusive of a tax gross-up, and (iv) $757 in parking benefits.

(5)      Consists of (i) $522,509, which represents the portion of an insurance policy premium paid by the Company for the benefit of Mr. Alexandroff, and (ii) $757 in parking benefits.

(6)      Consists of (i) $292,088, which represents the portion of an insurance policy premium paid by the Company for the benefit of Mr. Hlibowicki, (ii) 38,803 tax liability paid by the Company on behalf of Mr. Hlibowicki as a result of his secondment in the United States, which such payments will be fully reimbursed by Mr. Hlibowicki once he receives a refund of such amount from the Canada Revenue Agency following settlement of his personal income tax return in Canada, and (iii) $757 in parking benefits.

(7)      Retired from this role effective March 31, 2026.

15.8.1.4      Compensation System and Benefits

The compensation of the NEOs generally consists of:

15.8.1.4.1   Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, the Company seeks to provide a base salary level designed to reflect each NEO’s scope of responsibility and accountability.

15.8.1.4.2   Bonus Compensation

The Company’s management team is eligible for short-term incentive compensation through the STIP. Cash incentives hold the management team accountable, reward them based on actual business results and help create a “pay for performance” culture. The STIP provides cash incentive award opportunities for the achievement of performance goals established by the Compensation Committee at the beginning of the fiscal year. Payouts to participants vary based on performance as compared to the target performance goals established by the Compensation Committee. The Compensation Committee and the CEO retain discretion to adjust payouts for any factors that are deemed appropriate. The Company awarded bonuses in the amount of $229,239 to Mr. Pavlovski, $85,765 to each of Mr. Alexandroff and Mr. Hlibowicki pursuant to the STIP for their service in 2025.

15.8.1.4.3   Long-Term Incentive Compensation

In connection with the business combination in September 2022, the Company adopted and approved the Rumble Inc. 2022 Stock Incentive Plan (the “2022 Plan”), under which the Company is permitted to grant equity-based awards, including RSUs and stock options (“Company Options”).

Pursuant to the 2022 Plan for the year 2025, on April 3, 2025, the Company granted (i) a Company Option to purchase 392,785 shares of common stock with a grant date fair value of $3,020,517 to Mr. Pavlovski and a Company Option to purchase 146,952 shares of common stock with a grant date fair value of $1,130,061 to each of Messrs. Alexandroff and Hlibowicki; and (ii) 80,701 time-based RSUs with a grant date fair value of $620,591 to Mr. Pavlovski and 30,192 time-based RSUs with a grant date fair value of $232,176 to each of Messrs. Alexandroff and Hlibowicki.Awards granted to the NEOs under the 2022 Plan generally vest in four equal annual installments of the grant date.

In connection with the Business Combination, the Company assumed the Rumble Inc. Amended and Restated Stock Option Plan (the “Prior Plan”), which continues to govern the terms and conditions of the outstanding options previously granted under the Prior Plan, and all options outstanding immediately prior to the effective time of the Business Combination were converted into options to purchase Rumble Class A Common Shares in connection therewith.The Rumble Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) was approved by stockholders on June 14, 2024 to allow the Company to provide its employees and employees of certain designated subsidiaries and affiliates an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its shares of common stock. For employees of participating affiliates in countries outside of the United States, the 2024 ESPP is effectuated via separate offerings under one or more sub-plans of the 2024 ESPP in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Subject to adjustment for certain changes in recapitalization or reorganization, the maximum aggregate number of the Company’s shares of common stock that may be issued under the 2024 ESPP is 1,811,819 shares. The 2024 ESPP became effective as of the first available offering date, which was on March 26, 2024.

15.8.1.4.4   Additional Benefits

The Company provides benefits to its NEOs on the same basis as provided to all of its employees, including health, dental and vision insurance; and life and disability insurance. The Company does not maintain any executive-specific benefit or perquisite programs, with the exception of reimbursements for foreign tax preparation for Mr. Pavlovski. With the exception of such reimbursements, the Company does not make gross-up payments to cover the personal income taxes of the NEOs that pertain to any of the compensation, perquisites or personal benefits paid or provided by the Company.

The NEOs did not participate in, or earn any benefits under, any nonqualified deferred compensation plan or any pension or retirement plan sponsored by Rumble during the fiscal year ended December 31, 2025.

The Company paid for the portion of an insurance policy premium for the benefit of certain executive officers, including Mr. Alexandroff and Mr. Hlibowicki, as set forth in the table above.

15.8.1.4.5   Potential Payments Upon Termination or Change of Control

Pursuant to the employment agreements with the NEOs, the following severance arrangements apply:

•        Chris Pavlovski:    If Mr. Pavlovski is terminated without “cause” or due to his resignation for “good reason” (each as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in favor of the Company and its affiliates and his continued compliance with the restrictive covenants in the employment agreement, he will be entitled to severance consisting of (i) any unpaid annual bonus in respect of any completed performance period that has ended prior to the date of such termination or pro rata portion thereof, which amount will be paid at such time annual bonuses are paid to our other senior executives, and (ii) payment of his regular wages in lieu of the minimum amount of working notice of termination prescribed by the Ontario Employment Standards Act, 2000 (“ESA”), statutory severance pay, if any, prescribed by the ESA, and any other minimum statutory entitlement that may be payable under the ESA, without duplication.

•        Brandon Alexandroff:    If Mr. Alexandroff’s employment is terminated without “cause” or due to his resignation for “good reason”, subject to his execution of a general release of claims in favor of the Company and its affiliates and compliance with any restrictive covenants to which he is subject in favor of the Company and its affiliates, he will be entitled to, in addition to any payments required by the ESA, (i) any unpaid annual bonus in respect of any completed fiscal year that has ended on or before the termination date; (ii) a prorated target annual bonus for the calendar year in which such termination occurs; (iii) continued participation in the Company’s health and dental plans for 12 months (or such longer time as required by the ESA); (iv) an amount equal to his annual base salary less any amounts paid or payable to him during any ESA required notice period (or pay in lieu of notice), payable in either a lump sum or installments in the Company’s sole discretion; (v) an amount equal to the his target annual bonus for the year of termination, payable during the 12-month period following termination in accordance with the Company’s regular payroll practices; and (vi) continued vesting during the 12-month period following termination of any time-based equity awards that are outstanding and unvested as of such termination. Mr. Alexandroff resigned as Chief Financial Officer of the Company, effective March 31, 2026.

•        Wojciech Hlibowicki:    If Mr. Alexandroff’s employment is terminated without “cause” or due to his resignation for “good reason”, subject to his execution of a general release of claims in favor of the Company and its affiliates and compliance with any restrictive covenants to which he is subject in favor of the Company and its affiliates, he will be entitled to, in addition to any payments required by the ESA, (i) any unpaid annual bonus in respect of any completed fiscal year that has ended on or before the termination date; (ii) a prorated target annual bonus for the calendar year in which such termination occurs; (iii) continued participation in the Company’s health and dental plans for 12 months (or such longer time as required by the ESA); (iv) an amount equal to his annual base salary less any amounts paid or payable to him during any ESA required notice period (or pay in lieu of notice), payable in either a lump sum or installments in the Company’s sole discretion; (v) an amount equal to his target annual bonus for the year of termination, payable during the 12-month period following termination in accordance with the Company’s regular payroll practices; and (vi) continued vesting during the 12-month period following termination of any time-based equity awards that are outstanding and unvested as of such termination Other than as described above, no NEO is entitled to any potential payments or benefits in connection with a termination of their employment or a change in control of the Company.

15.8.1.5      Outstanding Equity Awards as of December 31, 2025

The following table shows certain information regarding outstanding equity awards held by each of our NEOs as of December 31, 2025. All of the outstanding equity awards were granted under the 2022 Plan, unless otherwise indicated.

Name and Title	Option Awards					Stock Awards
	Grant Date(1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Chris Pavlovski	9/1/2020(3)	34,399,769	—	0.03	9/1/2040	—	—
	11/16/2022	—	—	—	—	6,850	43,292
	11/16/2022	69,204	23,068	10.60	11/16/2032	—	—
	4/3/2023	—	—	—	—	33,174	209,660
	4/3/2024	111,953	111,953	9.42	4/3/2033	—	—
	4/3/2024	—	—	—	—	69,600	439,872
	4/3/2024	112,412	337,234	6.68	4/3/2034	—	—
	4/3/2025	—	—	—	—	80,701	510,030
	4/3/2025	—	392,785	7.69	4/3/2035	—	—
Brandon Alexandroff	9/1/2020(3)	8,120,045	—	0.03	9/1/2040	—	—
	11/16/2022	—	—	—	—	1,713	10,826
	11/16/2022	17,301	5,767	10.60	11/16/2032	—	—
	4/3/2023	—	—	—	—	12,922	81,667
	4/3/2023	43,608	43,608	9.42	4/3/2033	—	—
	4/3/2024	—	—	—	—	27,607	174,476
	4/3/2024	44,590	133,770	6.68	4/3/2034	—	—
	4/3/2025	—	—	—	—	30,192	190,813
	4/3/2025	—	146,952	7.69	4/3/2035	—	—
Wojciech Hlibowicki	9/1/2020(3)	6,645,476	—	0.03	9/1/2040	—	—
	11/16/2022	—	—	—	—	1,713	10,826
	11/16/2022	17,301	5,767	10.60	11/16/2032	—	—
	4/3/2023	—	—	—	—	12,922	81,667
	4/3/2023	43,608	43,608	9.42	4/3/2033	—	—
	4/3/2024	—	—	—	—	27,607	174,476
	4/3/2024	44,590	133,770	6.68	4/3/2034	—	—
	4/3/2025	—	—	—	—	30,192	190,813
	4/3/2025	—	146,952	7.69	4/3/2035	—	—

____________

(1)      Unless otherwise noted, the awards vest in four equal annual installments beginning on the first anniversary of the grant date.

(2)      The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of the Company’s common stock on NASDAQ on December 31, 2025, the last trading day of the year, which was $6.32 per share.

(3)     The awards were issued pursuant to the Prior Plan and vested in full on September 1, 2020. The number of options was determined after applying the exchange ratio pursuant to the Business Combination Agreement, such that for each option that was outstanding prior to the effective date of the Business Combination Agreement, such option was converted into a new option to purchase (i) a number of Rumble Class A Common Shares equal to the product (rounded down to the nearest whole number) of (x) the number of shares originally underlying such option, and (y) 16.474 (the “Option Exchange Ratio” and the Rumble Class A Common Shares described in this clause (i), being the “Base Option Shares”), and (ii) and for each Base Option Share, a fraction of a Rumble Class A Common Share equal to 0.4915 of a share (the shares described in this clause (ii), the “Tandem Option Earnout Shares”). The aggregate exercise price per Base Option Share, together with the related fraction of the Tandem Option Earnout Share, is equal to (A) the exercise price originally applicable to the option, divided by (B) the Option Exchange Ratio (rounded up to the nearest whole cent).

(4)      Mr. Alexandroff resigned as Chief Financial Officer as of March 31, 2026.

15.8.2         Non-Employee Director Compensation

15.8.2.1      Non-Employee Director Compensation Policy

The Compensation Committee approved the terms of non-employee director compensation, pursuant to which the Company’s non-employee directors are eligible to receive:

Compensation Element	Amount (USD)
Cash retainer (with the option to elect RSUs in satisfaction thereof)	50,000
Equity retainer of RSUs (aggregate grant date fair value)	240,000
Initial equity awards for directors appointed to the Board after the 2024 annual meeting (vesting in two equal installments on the first and second anniversary of the grant)	360,000
Audit Committee chair	25,000
Audit Committee member (non-chair)	12,500
Compensation Committee chair	16,250
Compensation Committee member (non-chair)	7,500
Nominating and Corporate Governance Committee chair	12,500
Nominating and Corporate Governance Committee member (non-chair)	5,000
Lead Independent Director	25,000

15.8.2.2      Director Compensation Table

The following table sets forth information regarding the compensation earned by or paid to the Company’s non-employee directors during the fiscal year ended December 31, 2025:

Name	Fee Earned or Paid in Cash		Stock Awards(1)(2)		Total
			(USD)
Katie Biber(3)	62,517		600,000	(4)	662,517
Paul Cappuccio	78,750	(5)	240,000		318,750
Phil Evershed(3)	75,000	(5)	615,150	(6)	690,150
Ryan Milnes	50,000		240,000		290,000
Jerry Naumoff	73,973		354,500	(7)	428,473

____________

(1)      The amounts reported in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, the amounts reported in this column represent the aggregate grant-date fair value of the RSUs granted to our non-employee directors during the fiscal year ended December 31, 2025, computed in accordance with U.S. GAAP. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a discussion of the relevant assumptions used in calculating these amounts. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)      Awards fully vest on June 12, 2026, unless otherwise noted.

(3)      Fees and RSU awards for Ms. Biber and Mr. Evershed were prorated for the partial year of Board service.

(4)      Includes (i) a grant of RSUs with a grant date fair value of $250,000 vesting on April 3, 2026 and (ii) a grant of RSUs with a grant date fair value of $110,000 vesting on April 3, 2027.

(5)      Amounts were paid in the form of RSUs consistent with the election made by the director, as described above.

(6)      Includes (i) a grant of RSUs with a grant date fair value of $15,150 that vested on June 14, 2025 and (ii) a grant of RSUs with a grant date fair value of $360,000 vesting in two substantially equal installments on April 3, 2026 and April 3, 2027.

(7)      Includes a grant of RSUs with a grant date fair value of $114,500 that vested on November 27, 2025.

15.8.3         Equity Compensation Plan Information

The following table shows certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
		(USD)
Equity compensation plans approved by stockholders(1)	7,914,772	7.44	34,233,500
Equity compensation plans not approved by stockholders(4)	—	—	—
Total	7,914,772	7.44	34,233,500

____________

(1)      Reflects shares available for issuance under (a) the 2022 Plan and (b) the 2024 ESPP. Under the 2024 ESPP, qualifying employees may purchase shares of common stock at a discount to the market value. As of December 31, 2025, 32,445,696 shares of common stock remained available for grant under the 2022 Plan and 1,787,804 shares of common stock remained available for issuance under the 2024 ESPP.

(2)      The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or purchase rights under the 2024 ESPP because RSUs and purchase rights have no exercise price.

(3)      Consists of 32,445,696 shares available for issuance under our 2022 Plan and 1,787,804 shares available under the 2024 ESPP, less the number of shares underlying outstanding awards under such plans. The 2022 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase (i) upon the occurrence of certain events under the Business Combination Agreement and (ii) on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on January 1, 2032, in an amount equal to 5% of the total number of shares of common stock outstanding on January 1 of the applicable year of increase, or such lesser number of shares of common stock as determined by our Board of Directors. The 2024 ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on the first day of each fiscal year by a number of shares of common stock equal to the lesser of (i) the positive difference between (x) 1% of our outstanding shares of common stock on the last day of the immediately preceding fiscal year, and (y) the plan share reserve on the last day of the immediately preceding fiscal year, and (ii) such lesser number of shares of common stock as determined by our Board of Directors. Accordingly, on January 1, 2026, the number of shares of common stock available for issuance under the 2022 Plan and the 2024 ESPP automatically increased pursuant to these provisions.

(4)      The shares underlying options granted under the Prior Plan, which plan and options were assumed by us in connection with the Business Combination, are not reflected. Following the closing of the Business Combination, no awards could be granted under the Prior Plan. We assumed 86,752,760 shares underlying outstanding options under the Prior Plan, of which 35,313,066 remain outstanding, and the weighted-average exercise price of the options so assumed is $0.14.

15.9            Security Ownership of Directors and Executive Officers

The tables in the Section “15.11 Major Stockholders of Rumble” sets forth information regarding the beneficial ownership of shares of our different classes of voting securities (i.e., Rumble Class A Common Shares, Rumble Class C Common Shares and Rumble Class D Common Shares, together the “Rumble Common Shares”), as of March 30, 2026, by:

•        each person known by us to be the beneficial owner of more than 5% of the Rumble Common Shares;

•        each of our directors and nominees for director;

•        each of our executive officers; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently vested exercisable or exercisable within 60 days. For example, in the event that a holder of Company stock options (“Company Options”) has the right to exercise such Company Options within 60 days, such underlying shares are reflected in such holder’s beneficial ownership in both the numerator and the denominator, but not in the denominator for other unaffiliated holders, in accordance with the rules of the SEC. In addition, such securities held by all of Rumble’s directors and executive officers are included in both the numerator and denominator for purposes of determining the percentage share ownership held by the directors and executive officers, calculated as a group. Notwithstanding the foregoing, in order to avoid a distorted and potentially misleading presentation of percentage share ownership by a holder, all Rumble Class A Common Shares issuable upon exchange of any issued and outstanding ExchangeCo Shares (together with all issued and outstanding Rumble Class A Common Shares and ExchangeCo Shares subject to escrow restrictions under the 2022 Business Combination Agreement) are included in the denominator for all holders. In accordance with the foregoing methodology, the determination of the percentage of beneficial ownership in the presentation set forth in the section of this Prospectus entitled “15.11 Major Stockholders of Rumble” is based on 339,439,486 Rumble Class A Common Shares issued and outstanding as of March 30, 2026 (which number is inclusive of shares referenced in the preceding sentence) and the calculation described in footnote (2) in the beneficial ownership table below. Unless otherwise noted, the business address of each of the following individuals is c/o Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228.

15.10          Significant Subsidiaries of Rumble

Rumble’s wholly owned subsidiaries are Locals Technology Inc. (Delaware), Rumble Cloud USA Inc. (Delaware), Rumble USA Inc. (Delaware), Rumble Cloud Inc. (Delaware), Rumble Store USA Inc. (Delaware), Rumble Canada Inc. (Ontario), 1000045707 Ontario Inc. (Ontario), 1000045728 Ontario Inc. (Ontario), Rumble Cloud Panama Inc. (Panama), Rumble Cloud DOOEL Skopje (North Macedonia) and Rumble Cloud El Salvador S.A. de C.V. (El Salvador). The former wholly owned subsidiary of Rumble Callin LLC (Delaware) merged into Rumble USA Inc. on January 1, 2025.

15.11          Major Stockholders of Rumble

Since Rumble is a U.S. company subject to U.S. laws, there is no reporting obligation applicable to holders of Rumble Class A Common Shares who hold less than 5% of the Rumble Class A Common Shares. Rumble can only obtain beneficial ownership information with respect to the holders of record of the Rumble Class A Common Shares, which does not include a substantially greater number of “street name” holders or beneficial holders, whose shares and/or warrants are held of record by banks, brokers and other financial institutions. Accordingly, Rumble is unable to obtain and disclose information related to beneficial holders of its shares who own less than 5% of the Rumble Class A Common Shares.

As of March 30, 2026, Chris Pavlovski, Rumble’s Chairman and CEO, was entitled to 83.2% of voting power in the Company, and therefore controlled the Company.

The following table sets forth all major shareholders who directly or indirectly hold an interest of 5% or more as of March 30, 2026(1) in the Rumble Class A Common Stock immediately prior to and upon completion of the Exchange Offer.

Name and Address of Beneficial Owner	Class A Common Stock
	Number of Shares Beneficially Owned		% of Class(2)(3)	% of Voting Power
Directors, Executive Officers and NEOs**
Chris Pavlovski	130,257,811	(4)	34.8%	83.2%
Wojciech Hlibowicki	8,412,015	(5)	2.4%	*
Brandon Alexandroff	9,369,069	(6)	2.7%	*
Tyler Hughes	398,634	(7)	*	*
Maurice F. Edelson(8)	—		—	—
Claudio Ramolo	7,087,281	(9)	2.0%	*
Ryan Milnes	23,114,432	(10)	6.8%	1.6%
Paul Cappuccio	153,167	(11)	*	*
Katie Biber	32,509		*	*
Philip Evershed	24,322		*	*
Jerry Naumoff	30,295		*	*
All executive officers and directors as a group (11 individuals)	178,879,535	(12)	45.1%	85.3%

Other 5% or More Shareholders:
Tether Global Investments Fund, S.I.C.A.F., S.A. de C.V.	105,174,015	(13)	31.0%	7.4%
2286404 Ontario Inc.	23,076,192	(14)	6.8%	1.6%

____________

*        Less than 1%.

**      For purposes of this table, includes Brandon Alexandroff, who stepped down as Chief Financial Officer on March 31, 2026. Mike Masci, who was appointed as Chief Financial Officer on March 31, 2026, did not beneficially own any shares or other securities of Rumble as of such date.

(1)      The above information is based on a data inquiry conducted as of March 30, 2026 in connection with the preparation of Rumble’s proxy statement for its 2026 Annual General Meeting expected to be published in mid-April 2026. As of the date of this Prospectus, Rumble has no reason to believe that the above information has materially changed since March 30, 2026.

(2)      Rumble has two other classes of equity securities outstanding, Rumble Class C Common Shares and Rumble Class D Common Shares, the beneficial ownership of which is set forth in the table below. Both Rumble Class C Common Shares and Rumble Class D Common Shares are non-economic, voting shares that are issued solely for voting purposes. Each holder of ExchangeCo Shares was issued one “tandem” share of Rumble Class C Common Shares, which serves to provide the holder thereof with the same voting rights at Rumble as one Rumble Class A Common Share. Rumble views each ExchangeCo Share and its corresponding Rumble Class C Common Share as one unit of account that is economically similar to a Rumble Class A Common Share. Rumble issued Rumble Class D Common Shares to Chris Pavlovski to provide Chris Pavlovski with high-vote stock, with each share carrying 11.2663 votes per share. The percentage of voting power is based on the total number of shares beneficially owned by each holder, and taking into account the shares of high-vote Rumble Class D Common Shares held by Chris Pavlovski.

(3)      The percentage of beneficial ownership of the Rumble Class A Common Shares as to any person or group of persons is calculated by dividing (i) the number of Rumble Class A Common Shares beneficially owned by such person or group of persons (including the number of Rumble Class A Common Shares as to which such person or group of persons has the right to acquire within 60 days of March 30, 2026), by (ii) the sum of (A) 339,439,486 Rumble Class A Common Shares issued and outstanding as of March 30, 2026 (which number is determined as described in the paragraph preceding this table) plus (B) the number of shares as to which such person or group of persons has the right to acquire pursuant to Company Options and Rumble restricted stock units (“RSUs”) within 60 days of March 30, 2026. Consequently, the denominator for calculating beneficial ownership percentages may be different for each person or group of persons in the table.

(4)      Includes (i) 95,045,969 ExchangeCo Shares, of which 34,858,165 ExchangeCo Shares are subject to escrow restrictions pursuant to the terms of the 2022 Business Combination Agreement; and (ii) 34,959,921 Rumble Class A Common Shares issuable upon the exercise of Company Options, of which 11,335,655 Rumble Class A Common Shares issuable upon the exercise of such Company Options are subject to escrow restrictions pursuant to the 2022 Business Combination Agreement. Excludes (i) 95,045,969 Rumble Class C Common Shares, each issued in tandem with each ExchangeCo Share and intended to give the holder thereof the same voting rights as one Rumble Class A Common Share, but which are otherwise non-economic; and (ii) 95,791,120 Rumble Class D Common Shares, which are intended to give Chris Pavlovski high-vote stock, but are otherwise non-economic, with each share carrying 11.2663 votes per share.

(5)      Includes (i) 1,522,031 Rumble Class A Common Shares issuable upon the exchange of ExchangeCo Shares, all of which are subject to escrow restrictions pursuant to the 2022 Business Combination Agreement; and (ii) 6,854,107 Rumble Class A Common Shares issuable upon the exercise of Company Options, of which 3,538,343 Rumble Class A Common Shares issuable upon the exercise of such Company Options are subject to escrow restrictions pursuant to the 2022 Business Combination Agreement. Excludes 1,522,031 Rumble Class C Common Shares, issued in tandem with each ExchangeCo Share, with each such Rumble Class C Common Share intended to give the holder thereof the same voting rights as one Rumble Class A Common Share, but are otherwise non-economic.

(6)      Includes (i) 1,004,515 Rumble Class A Common Shares issuable upon the exchange of ExchangeCo Shares, all of which are subject to escrow restrictions pursuant to the 2022 Business Combination Agreement; and (ii) 8,328,676 Rumble Class A Common Shares issuable upon the exercise of Company Options, of which 5,222,498 Rumble Class A Common Shares issuable upon the exercise of such Company Options are subject to escrow restrictions pursuant to the terms of the 2022 Business Combination Agreement. Excludes 1,004,515 Rumble Class C Common Shares, issued in tandem with each ExchangeCo Share, with each such Rumble Class C Common Share intended to give the holder thereof the same voting rights as one Rumble Class A Common Share, but otherwise non-economic.

(7)      Includes 362,757 Rumble Class A Common Shares issuable upon the exercise of Company Options, of which 153,841 Rumble Class A Common Shares issuable upon the exercise of such Company Options are subject to escrow restrictions pursuant to the 2022 Business Combination Agreement.

(8)      Joined the Company in March 2026.

(9)      1000748378 Ontario Ltd. is the record holder of 716,135 of the reported shares. 1000748378 Ontario Ltd. is wholly owned by Mr. Ramolo and, therefore, Mr. Ramolo has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of 1000748378 Ontario Ltd. is 100 King Street West, Suite 6000, Toronto, Ontario, M5X 1E2, Canada. Includes (i) 716,135 Rumble Class A Common Shares issuable upon the exchange of ExchangeCo Shares and (ii) 6,360,085 Rumble Class A Common Shares issuable upon the exercise of Company Options.

(10)    2286404 Ontario Inc. is the record holder of 23,076,192 of the reported shares. 2286404 Ontario Inc. is wholly owned by Ryan Milnes, and therefore Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of 2286404 Ontario Inc. is PO Box 20112 Bayfield North, Barrie, Ontario, L4M6E9, Canada. Consists of 23,076,192 Rumble Class A Common Shares issuable upon the exchange of ExchangeCo Shares, of which 16,560,185 ExchangeCo Shares are subject to escrow restrictions pursuant to the 2022 Business Combination Agreement. Excludes 23,076,191 Rumble Class C Common Shares, each issued in tandem with each ExchangeCo Share, with each such Rumble Class C Common Share intended to give the holder thereof the same voting rights as one Rumble Class A Common Share, but are otherwise non-economic.

(11)    Includes 93,616 Rumble Class A Common Shares issuable upon exercise of Company Options.

(12)    Excluding Company Options and unvested RSUs, our directors and executive officers as a group beneficially own a total of 121,920,373 Rumble Class A Common Shares out of the total 339,439,486 Rumble Class A Common Shares issued and outstanding as of March 30, 2026, as calculated as described in the paragraph preceding this table.

(13)    Ownership figures are based solely on a Form 4 filed by Tether Global Investments Fund, S.I.C.A.F., S.A. on February 6, 2026. The address for Tether Global Investments Fund, S.I.C.A.F., S.A. is Final Av. La Revolucion, Colonia San Benito, Edif. Centro, Corporativo Presidente Plaza, Nivel 12, Oficina 2, Distrito de San Salvador, Municipio de San Salvador Centro, Republica de El Salvador.

(14)    2286404 Ontario Inc. is the record holder of the shares. 2286404 Ontario Inc. is wholly owned by Mr. Milnes and, therefore, Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of 2286404 Ontario Inc. is PO Box 20112 Bayfield North, Barrie, Ontario, L4M6E9, Canada.

Directors, Executive Officers and NEOs**	Class C Common Stock		Class D Common Stock
	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class
Chris Pavlovski(1)	95,045,969	76.8%	95,791,120	100.0%
Wojciech Hlibowicki(2)	1,522,031	1.2%	—	—
Brandon Alexandroff(3)	1,004,516	*	—	—
Tyler Hughes	—	—	—	—
Maurice F. Edelson	—	—	—	—
Claudio Ramolo(4)	716,135	*	—	—
Ryan Milnes(5)	23,076,191	18.7%	—	—
Paul Cappuccio	—	—	—	—
Katie Biber	—	—	—	—
Philip Evershed	—	—	—	—
Jerry Naumoff	—	—	—	—
All executive officers and directors as a group (11 individuals)	121,364,842	98.1%	95,791,120	100.0%

Other 5% or More Shareholders:
Tether Global Investments Fund, S.I.C.A.F., S.A.	—	—	—	—
2286404 Ontario Inc.(6)	23,076,191	18.7%	—	—

____________

*        Less than 1%.

**      For purposes of this table, includes Brandon Alexandroff, who stepped down as Chief Financial Officer on March 31, 2026. Mike Masci, who was appointed as Chief Financial Officer on March 31, 2026, did not beneficially own any shares or other securities of Rumble as of such date.

(1)      See footnote 4 above.

(2)      See footnote 5 above.

(3)      See footnote 6 above.

(4)      See footnote 9 above.

(5)      See footnote 10 above.

(6)      See footnote 14 above.

16    DESCRIPTION OF RUMBLE’S CAPITAL STOCK

In connection with the Business Combination, Rumble has adopted an amendment to the certificate of incorporation. The following description is a summary of certain material terms of the capital stock of Rumble and is qualified in its entirety by reference to the applicable provisions of the DGCL, the Rumble Charter and the Rumble Bylaws.

16.1            Authorized Shares; Outstanding Shares; Employee Shares

As of March 30, 2026, Rumble’s authorized capital stock consists of 700,000,000 Rumble Class A Common Shares (“Class A Common Shares”), 170,000,000 Rumble Class C Common Shares (“Class C Common Shares”), 110,000,000 Rumble Class D Common Shares (“Class D Common Shares”), and 20,000,000 shares of preferred stock, par value USD 0.0001 per share, of Rumble (“Preferred Stock”). As of March 30, 2026, Rumble had issued and outstanding (i) 215,749,009 Rumble Class A Common Shares; (ii) 123,690,477 Rumble Class C Common Shares; and (iii) 95,791,120 Rumble Class D Common Shares. In connection with the closing of the Exchange Offer, Rumble’s authorized number of Rumble Class A Common Shares will increase to 1,400,000,000.

The Company’s share capital has been fully paid up.

The Rumble Class A Common Shares were created pursuant to the laws of the United States and are denominated in US Dollar. All Rumble Class A Common Shares are held by the existing shareholders (see Section “15.11 Major Stockholders of Rumble“).

The percentage of beneficial ownership in the presentation set forth in the section of this Prospectus entitled “15.11 Major Stockholders of Rumble” is based on 339,439,486 Rumble Class A Common Shares issued and outstanding as of March 30, 2026, which number is determined for purposes of this presentation as described in the paragraph of this document entitled “15.9 Security Ownership of Directors and Executive Officers” above. This number consists of:

•        215,749,009 Rumble Class A Common Shares outstanding, which consist of:

o       192,984,373 Rumble Class A Common Shares; and

o       20,800,886 Rumble Class A Common Shares subject to escrow restrictions under the 2022 Business Combination Agreement, plus 1,963,750 Rumble Class A Common Shares held by the former special purpose acquisition company sponsor subject to forfeiture (based on the same escrow conditions under the 2022 Business Combination Agreement), all of which are entitled to vote; and

•        123,690,477 ExchangeCo Shares outstanding, which are exchangeable on a one-for-one basis for Rumble Class A Common Shares, which consist of:

o       68,078,759 ExchangeCo Shares, plus

o       55,611,718 ExchangeCo Shares subject to escrow restrictions under the 2022 Business Combination Agreement. Each ExchangeCo Share is issued in tandem with one non-economic, voting Rumble Class C Common Share, as described below.

As of March 30, 2026, we also have the following classes of common stock outstanding:

•        123,690,477 voting Rumble Class C Common Shares outstanding, which are issued in tandem with each ExchangeCo Share, and are entitled to vote; and

•        95,791,120 voting Rumble Class D Common Shares, which are held by Chris Pavlovski, our Chairman and CEO, and are entitled to 11.2663 votes per share.

16.2            Rumble Common Stock

16.2.1         Dividends

Rumble has never declared or paid cash dividends on the Class A Common Shares.

Rumble’s certificate of incorporation provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other class or series of stock having a preference over or the right to participate with the Rumble Class A Common Shares with respect to the payment of dividends and other distributions in cash, stock of Rumble or property of Rumble, each Rumble Class A Common Share shall be entitled to receive, ratably, such dividends and other distributions as may from time to time be declared by the board of directors of Rumble.

16.2.2         Voting Rights; Amendments to the Certificate of Incorporation

As set forth above, Rumble has three classes of voting securities outstanding: Rumble Class A Common Shares, Rumble Class C Common Shares and Rumble Class D Common Shares:

•        Each Rumble Class A Common Share, which is listed and traded on the Nasdaq, is entitled to one vote per share;

•        Each share of non-economic, voting Rumble Class C Common Shares, which is issued in tandem with each exchangeable share of Rumble’s subsidiary 1000045728 Ontario Inc. (“ExchangeCo Shares”(1)), is entitled to one vote per share; and

•        Each share of non-economic, voting Rumble Class D Common Shares, which is held by Chris Pavlovski, Rumble’s Chairman and CEO, is entitled to 11.2663 votes per share.

____________

(1)      Rumble views each ExchangeCo Share and its corresponding Rumble Class C Common Share as one unit of account that is economically similar to a Rumble Class A Common Share. At the time an ExchangeCo Share is exchanged by the holder, Rumble will issue one Rumble Class A Common Share and the ExchangeCo Share and corresponding Rumble Class C Common Share are cancelled. The ExchangeCo Share and the related Rumble Class C Common Share cannot be separated.

Based on the foregoing, as of March 30, 2026, (i) we had 1,418,650,981 total votes outstanding (which, for the avoidance of doubt, excludes shares issuable upon the exercise of Company Options (as defined below), warrants and settlement of RSUs, which do not have the right to vote unless and until they are exercised or settled, as applicable) and (ii) our executive officers and directors as a group (including Mr. Pavlovski) held a total of 1,201,131,868 votes (which, for the avoidance of doubt, excludes shares issuable upon the exercise of Company Options, warrants and settlement of RSUs, which do not have the right to vote unless and until they are exercised or settled, as applicable) out of the total 1,418,650,981 votes outstanding, or approximately 85%. The 1,201,131,868 votes consist of (i) 1,079,211,495 votes from the Rumble Class D Common Shares held by Chris Pavlovski; (ii) 121,364,842 votes from the Rumble Class C Common Shares held by our executive officers and directors as a group and (iii) 555,530 votes from the Rumble Class A Common Shares held by our executive officers and directors as a group.

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon is generally required to amend a corporation’s certificate of incorporation. Additionally, the holders of the outstanding shares of a class of Rumble’s capital stock are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class; increase or decrease the par value of the shares of such class; or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. The Rumble Charter does not alter this default amendment process.

16.2.3         Meetings of Stockholders

The annual meeting of the stockholders of Rumble for the purposes of electing directors and for the transaction of such other business as may properly be brought before such meeting will be held at such date, at such time and place, if any, within or without the State of Delaware, or by means of remote communication, including by webcast, as may be designated from time to time by the board of directors of Rumble. The board of directors of Rumble may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled. Except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders of Rumble for any purpose or purposes may be called only by or at the direction of the board of directors of Rumble, the Chairman of the board of directors of Rumble, the Chief Executive Officer of Rumble or as otherwise expressly provided in Rumble’s bylaws.

Except as otherwise prescribed by law, Rumble will provide a notice of each meeting of stockholders, in the form of a writing or electronic transmission, not more than sixty (60) nor less than ten (10) days before the date of such meeting. The notice will include the place, if any; date and time of the meeting; the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting; and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

16.2.4         Conversion Rights

The Rumble Charter does not provide conversion, redemption or sinking fund rights with respect to the Rumble Class A Common Shares.

16.2.5         Pre-emptive Rights

Holders of Rumble common stock will not be entitled to preemptive or similar rights with respect to any sale, exchange, offering or issuance of shares or other securities of Rumble.

16.2.6         Cumulative Voting

Holders of Rumble common stock will not be entitled to cumulative voting.

16.2.7         Existing Quotation

The Rumble Class A Common Shares are currently listed or traded on the Nasdaq.

16.2.8         Transferability

Subject to applicable law, Rumble Class A Common Shares are freely transferable. As of the settlement of the Exchange Offer, and subject to applicable law, trading of the Rumble Class A Common Shares will not be subject to any prohibitions on disposals or any restrictions with respect to the transferability of the Rumble Class A Common Shares.

16.2.9         Transfer Agent; Paying Agent and Registrar

The transfer agent and registrar for Rumble common stock is Computershare Inc. The address and telephone number of Computershare Inc. are: 150 Royall Street, Canton, MA 02021, United States; Tel.: 800-376-3001.

16.3            Authorized but Unissued Preferred Stock

The authorized but unissued shares of Rumble preferred stock will be available for future issuance without stockholder approval except as required by law or by any stock exchange on which Rumble’s common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. Any issuance of preferred stock and their respective terms (including any potential subscription rights for stockholders of Rumble) will be determined by Rumble’s board of directors on a case-by-case basis. No preferred stock will be issued or outstanding immediately after the settlement of the Exchange Offer.

16.4            Exercise of Shareholder Rights via the Central Registration Office

In order to facilitate the exercise of shareholders’ rights, in particular voting rights and participation in meetings of stockholders of Rumble via Clearstream, Rumble may establish or appoint an organizational entity (which may be an internal function or an external service provider) to act as a central registration office (“Central Registration Office”) following the settlement of the Exchange Offer. The tasks of the Central Registration Office, if implemented, will include the publication of all relevant information required by shareholders to exercise their rights in the German Federal Gazette (Bundesanzeiger), the assumption of administrative tasks within the logistics of participation and voting rights at general meetings of shareholders and centrally coordinate communications with Clearstream. As the Shares are listed in the Regulated Unofficial Market (Freiverkehr), Sections 48 and 49 of the German Securities Trading Act (Wertpapierhandelsgesetz — WpHG) do not apply. Consequently, no legal obligation exists to publish information in the German Federal Gazette (Bundesanzeiger) or to appoint a Central Registration Office. Rumble may, however, voluntarily publish relevant shareholder information, including in the German Federal Gazette (Bundesanzeiger), and engage a third-party entity to coordinate the Clearstream processes and enhance shareholder communications.

16.5            General Provisions Governing a Change in Authorized Share Capital; Issuance of Common Stock

The DGCL provides that the authorized number of shares of a Delaware corporation must be set forth in the certificate of incorporation. Under the DGCL, Rumble stockholders may authorize an additional number of shares by approving an amendment to the certificate of incorporation as described under Section “16.2.2 Voting Rights; Amendments to the Certificate of Incorporation“.

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply as long as Rumble common stock is listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the combined voting power of its common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans.

The existence of unissued and unreserved common stock may make it more difficult or discourage an attempt to obtain control of Rumble by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of its management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

16.6            General Provisions Governing a Liquidation of Rumble; Liquidation and Distributions

Upon the liquidation, dissolution or winding up of Rumble, subject to prior satisfaction of all outstanding debts and other liabilities and the payment of liquidation preferences, if any, on any outstanding preferred stock, the remaining assets legally available for distribution to Rumble stockholders will be distributable ratably among the holders of the Rumble Class A Common Shares.

16.7            Reporting Requirements for Stockholders, Directors and Officers

Holders of Rumble common stock shall be subject to certain reporting requirements under the Exchange Act.

Stockholders owning more than 5 percent of any class of equity securities registered pursuant to Section 12 of the Exchange Act must comply with disclosure obligations under Section 13 of the Exchange Act. Sections 13(d) and 13(g) of the Exchange Act require any person or group of persons who owns or acquires beneficial ownership of more than 5 percent of certain classes of equity securities to file ownership reports with the SEC on either Schedule 13D or (for passive investors) the short form Schedule 13G.

If the stockholder is required to file a report on Schedule 13D, such a report must include information on, inter alia, the acquisition of securities by which the stockholder exceeded the 5 percent threshold and be filed within 5 business days after the acquisition, and within 2 business days of a material change. The schedule is filed with the SEC and is provided to the issuer, as well as to each stock exchange on which the security is traded. Schedule 13D is often filed in connection with a tender offer. Any material changes in the facts contained in the schedule necessitates the prompt filing of an amendment. Schedule 13G is a shorter alternative to Schedule 13D, which is available to beneficial owners of more than 5 percent of a class of securities that are considered passive investors. Generally, passive investors are investors that do not intend to control or change the control of a company. A Schedule 13G filing has different information and timing requirements than a Schedule 13D filing.

For Schedule 13G, qualified institutional investors and exempt investors must make an initial filing within 45 days after the end of the calendar quarter in which beneficial ownership exceeds 5 percent; passive investors must make an initial filing within 5 business days after exceeding 5 percent. All Schedule 13G filers must amend for material changes within 45 days after the end of the calendar quarter in which the change occurred. In addition, qualified institutional investors and passive investors must file an accelerated amendment within 5 business days after any month-end at which ownership exceeds 10 percent or thereafter changes by more than 5 percent. A passive investor must convert to Schedule 13D within 5 business days after first reaching at least 20 percent.

Directors and officers of the issuer with a registered class of equity securities, and any person or group that has beneficial ownership of more than 10 percent of such class, face additional requirements regarding the disclosure of ownership and equity trading. Each such director, officer, person or group will be considered an insider under Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Insiders must make an initial filing on Form 3 within 10 days after the filer’s becoming an insider and must disclose beneficial ownership of all securities of the issuer. Insiders must also file Form 4 reports disclosing transactions resulting in a change in beneficial ownership within two business days following the execution date of the transaction, except for limited types of transactions eligible for deferred reporting on Form 5. In addition, insiders are required to report on Form 5 within 45 days after the issuer’s financial year-end any transactions or holdings that should have been, but were not, reported on Form 3 or 4 during the issuer’s most recent financial year and any transactions eligible for deferred reporting.

As the Rumble Class A Common Shares are not admitted to trading on the regulated market (regulierter Markt), the Company will not be subject to German Securities Trading Act (Wertpapierhandelsgesetz) (“WpHG”) provisions governing, among other things, disclosure requirements for significant shareholdings.

16.8            Anti-Takeover Effects of Delaware Law, Rumble’s Certificate of Incorporation and Bylaws

The provision of the Rumble Charter that authorizes the board of directors of Rumble to issue preferred stock from time to time based on terms approved by the board of directors of Rumble may delay, defer or prevent a tender offer or takeover attempt that stockholders might consider to be in their best interest.

The German Securities Takeover Act (Wertpapiererwerbs- und Übernahmegesetz — “WpÜG”) does not apply to the Company, as no market segment on which the Rumble Class A Common Shares are traded is an organized market (organisierter Markt) within the meaning of Section 1 para. 1 WpÜG. Therefore, even if a shareholder of the Company gains control of the Company, i.e., at least 30% of the Company’s voting rights pursuant to Section 29 para. 2 WpÜG, such shareholder will neither be required to publish this fact nor to make a mandatory offer (Pflichtangebot) to the other shareholders of the Company pursuant to Section 35 WpÜG in Germany.

16.8.1         Stockholder Action by Written Consent

Under the Rumble Charter, stockholder action by written consent is permitted only while the Qualified Stockholders (as defined therein) and their permitted transferees collectively hold more than 66.666% of the voting power; otherwise, stockholder action must be taken at a duly called meeting. When action by written consent is permitted, the Rumble Bylaws provide that written consents must be dated and delivered to Rumble, are effective only if, within 60 days of the earliest-dated consent delivered, consents from the requisite holders are delivered, and that prompt notice of action taken by less than unanimous consent will be provided to non-consenting stockholders.

16.8.2         Advance Notice Requirements for Stockholder Proposals and Nomination of Directors

The Rumble Bylaws will require stockholders seeking to bring business before an annual meeting of stockholders, or to nominate individuals for election as directors at an annual or special meeting of stockholders, to provide timely notice in writing. To be timely, a stockholder’s notice must be properly furnished to the Secretary of Rumble at the principal executive offices of Rumble, in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that subject to the immediately following sentence, in the event that the annual meeting is convened more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by Rumble. The Rumble Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude Rumble stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at meetings of stockholders.

16.8.3         Removal of Directors; Vacancies

Subject to Delaware law and the Rumble Charter, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares of Rumble capital stock then entitled to vote in an election of directors. In addition, any newly created directorship on its board of directors that results from an increase in the number of directors and any vacancy occurring in its board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).

16.8.4         Director Resignations

Rumble elects directors by a plurality of the votes cast. Neither the Rumble Charter nor the Rumble Bylaws requires directors to tender irrevocable resignations in connection with the voting outcome of uncontested elections.

16.8.5         Delaware Business Combination Statute

The Rumble Charter includes an opt out of Section 203 of the DGCL.

16.9            Exclusion of Minority Shareholders

Under Section 253 of the DGCL, if a corporation owns at least 90% of the outstanding shares of each class of stock of its subsidiary that are entitled to vote on a merger, the parent’s board of directors is authorized to merge itself into the subsidiary or to merge the subsidiary corporation into the parent without the approval of either corporation’s stockholders and without the approval of the subsidiary’s board of directors; provided that one of the companies involved in such merger is a Delaware corporation, while the other is either a Delaware corporation or a corporation organized in a domestic or alien jurisdiction that permits a corporation of such jurisdiction to merge with a corporation of another jurisdiction.

When completing a short form merger under the DGCL, where all of the shares of the subsidiary corporation are not owned by the parent corporation, a company has a statutory duty to send the target stockholders a copy of Section 262 of the DGCL, Delaware’s appraisal statute, and a notice informing them about the approval of the merger, the effective date of the merger and such stockholder’s right to seek appraisal.

16.10          Exclusive Forum

The Rumble Charter provides that unless Rumble consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of Rumble, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or Rumble Stockholder to Rumble or the Rumble Stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim arising under any provision of the DGCL, the Rumble Charter (as it may be amended or restated) or the Rumble Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, in each case, to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided that, for the avoidance of doubt, this provision, including any “derivative action,” shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Notwithstanding the foregoing, the Rumble Charter provides that in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Unless Rumble consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The Rumble Charter provides that, to the fullest extent permitted by law, any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of Rumble shall be deemed to have notice of and consented to the applicable provisions.

17    CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related parties of the Company include the executive officers and directors of the Company, including their close family members, as well as those companies on which the Company’s executive officers or directors or their close family members can exercise significant influence or hold a significant share of voting rights. In addition, related parties are also companies with which the Company forms a group or in which the Company holds an interest that enables the Company to exercise significant influence, as well as the principal shareholders of the Company, including their affiliated companies.

Set forth below is a detailed description of such transactions with related parties for the fiscal years ended December 31, 2025, 2024 and 2023 and up to and including the date of the Prospectus.

17.1            Transactions with related companies or parties

Compensation to related parties totaled USD 19,674,635, USD 14,063,586 and USD 13,008,425 for the years ended December 31, 2025, 2024 and 2023, respectively. Of the total compensation, the Company paid share-based compensation to key management amounting to USD 13,725,429, USD 9,837,559 and USD 8,046,363 for the years ended December 31, 2025, 2024 and 2023, respectively. As of December 31, 2025, 2024 and 2023, accounts receivable from key management was USD 1,630,891, USD 727,903 and nil as of December 31, 2025, 2024 and 2023, respectively.

The Company has a customer relationship with Tether, an affiliate of a significant shareholder of the Company. The Company recognized revenue of USD 987,500 and nil for the years ended December 31, 2025, 2024 and 2023, respectively. These transactions were conducted in the ordinary course of business and on terms consistent with those offered to unaffiliated customers.

The Company has a vendor relationship with Cosmic Inc. and Kosmik Development Skopje doo (“Cosmic”) to provide content moderation and software development services. Cosmic is controlled by Chris Pavlovski, our Chairman and Chief Executive Officer, and Ryan Milnes, a member of our board of directors of Rumble, each of whom holds a significant number of Rumble Class A Common Shares. The Company incurred related party expenses for these services of USD 3,295,613, USD 3,382,267 and USD 2,849,600 for the years ended December 31, 2025, 2024 and 2023, respectively. Accounts payable and accrued liabilities for personnel services were USD 300,694, USD 249,545 and USD 276,018 as of December 31, 2025, 2024 and 2023, respectively.

The Company entered into support agreements with related parties to ensure that the 70,000,000 Rumble Class A Common Shares would be tendered and available for purchase if there were insufficient shares tendered by the public to satisfy the tender requirements in the Tether Agreement. On February 7, 2025, the Company purchased 69,938,983 Rumble Class A Common Shares from related parties with whom it had executed support agreements for USD 7.50 per share.

There were no other related party transactions during those periods.

17.2            Transactions with members of the Board of Directors

Compensation paid to the members of the board of directors of Rumble for their services mainly consists of cash and stock awards. Total retainers of the members of the board of directors of Rumble included in personnel expenses for the fiscal year ended December 31, 2025 amounted to USD 2,389,890 (fiscal year ended December 31, 2024: USD 1,745,822, fiscal year ended December 31, 2023: USD 1,640,000).

18    SELLING RESTRICTIONS

The distribution of the Prospectus and the distribution of the Offer Shares may be restricted by law in certain jurisdictions. No action has been or will be taken by the Company or BidCo to permit a public offering of the Offer Shares anywhere other than in Germany or the transmission or distribution of the Prospectus into any other jurisdiction other than Germany, where additional actions for that purpose may be required.

Accordingly, neither the Prospectus nor any advertisement or any other offering material may be distributed or published in any jurisdiction other than in Germany, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose possession the Prospectus comes are required to inform themselves about and observe any such restrictions, including those set out in the following paragraphs. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. Neither the Company nor BidCo accepts any responsibility for any violation of these restrictions by any person, whether or not a prospective purchaser or holder of the Rumble Class A Common Shares.

18.1            United States

The Company will file a Registration Statement with the SEC relating to the Offer Shares. It is expected that the SEC will declare the Registration Statement effective on or around April 15, 2026.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in the United States. Hedging transactions in the Rumble Class A Common Shares may not be conducted unless in compliance with the Securities Act.

18.2            European Economic Area (other than Germany)

This Prospectus has been prepared in accordance with the Prospectus Regulation for the purposes of the public offer of the Offer Shares in Germany. Save as expressly described in this Prospectus, no Rumble Class A Common Shares are being offered to the public in any Member State of the European Economic Area other than in Germany (each, a “Relevant Member State”).

In each Relevant Member State, this Prospectus is addressed only to, and any offer of the Rumble Class A Common Shares may only be made to, persons who are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). Accordingly, in any Relevant Member State, the Offer Shares may not be offered to the public except:

•        to Qualified Investors;

•        to fewer than 150 natural or legal persons (other than Qualified Investors) per Relevant Member State; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer shall require the publication of a prospectus by the Company or BidCo pursuant to Article 3 of the Prospectus Regulation.

Any person in a Relevant Member State who acquires the Offer Shares in any offer, or to whom any offer of the Offer Shares is made, will be deemed to have represented and agreed that it is a Qualified Investor or that any such offer is made in circumstances in which no prospectus is required to be published under the Prospectus Regulation. Neither the Company nor BidCo has authorized, nor does it authorize, the making of any offer of the Offer Shares to the public in any Relevant Member State except in Germany.

18.3            United Kingdom

In the United Kingdom, this Prospectus is only addressed and directed to qualified investors within the meaning of the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 who are also:

•        investors who have professional experience in matters relating to investments falling within Article 19 para. 5 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”);

•        investors who are high net worth entities falling within Article 49 para. 2 lit. a) through d) of the Order; and

•        other persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”).

In the United Kingdom, the Offer Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire Offer Shares in the United Kingdom will only be engaged in with, Relevant Persons. Any person in the United Kingdom who is not a Relevant Person should not act or rely on this Prospectus or any of its contents.

19    WARNING ON TAX CONSEQUENCES

INCOME RECEIVED FROM THE RUMBLE CLASS A COMMON SHARES IS SUBJECT TO TAXATION. IN PARTICULAR, THE TAX LAWS OF ANY JURISDICTION WITH AUTHORITY TO IMPOSE TAXES ON THE INVESTOR AND THE TAX LAWS OF THE COMPANY’S STATE OF INCORPORATION, STATUTORY SEAT AND PLACE OF EFFECTIVE MANAGEMENT, I.E., THE UNITED STATES OF AMERICA, AND THE TAX LEGISLATION OF AN INVESTOR’S RESIDENCY MAY HAVE AN IMPACT ON THE INCOME RECEIVED FROM THE RUMBLE CLASS A COMMON SHARES. PROSPECTIVE INVESTORS IN THE COMPANY ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF INVESTING IN, HOLDING AND DISPOSING OF OFFER SHARES.

20    FINANCIAL INFORMATION(1)

Page

Audited Consolidated Financial Statements of Rumble Inc. prepared in accordance with the U.S. GAAP (United States Generally Accepted Accounting Principles) as of and for the Financial Year Ended December 31, 2025 and 2024

F-2
Report of Independent Registered Public Accounting Firm (Baker Tilly US, LLP; PCAOB ID: 23)	F-3
Consolidated Statements of Operations	F-4
Consolidated Balance Sheets	F-5
Consolidated Statements of Shareholders’ (Deficit) Equity	F-6
Consolidated Statements of Cash Flows	F-8
Notes to the Consolidated Financial Statements	F-9

Audited Consolidated Financial Statements of Rumble Inc. prepared in accordance with the U.S. GAAP (United States Generally Accepted Accounting Principles) as of and for the Financial Year Ended December 31, 2024 and 2023

F-46
Report of Independent Registered Public Accounting Firm (Baker Tilly US, LLP; PCAOB ID: 23)	F-47
Consolidated Statements of Operations	F-48
Consolidated Balance Sheets	F-49
Consolidated Statements of Shareholders’ (Deficit) Equity	F-50
Consolidated Statements of Cash Flows	F-52
Notes to the Consolidated Financial Statements	F-54

Audited Consolidated Financial Statements of Northern Data AG prepared in accordance with the IFRS (International Financial Reporting Standards) as of and for the Financial Year Ended December 31, 2025

F-91
Consolidated Statement of Comprehensive Income	F-92
Consolidated Statement of Financial Position	F-94
Consolidated Statement of Changes in Equity	F-96
Consolidated Statement of Cash Flows	F-97
Notes to the Consolidated Financial Statements	F-98
Independent Auditor’s Report	F-150

Audited Consolidated Financial Statements of Northern Data AG prepared in accordance with the IFRS (International Financial Reporting Standards) as of and for the Financial Year Ended December 31, 2024

F-153
Consolidated Statement of Comprehensive Income	F-154
Consolidated Statement of Financial Position	F-155
Consolidated Statement of Changes in Equity	F-157
Consolidated Statement of Cash Flows	F-158
Notes to the Consolidated Financial Statements	F-159
Independent Auditor’s Report	F-209

Audited Consolidated Financial Statements of Northern Data AG prepared in accordance with the IFRS (International Financial Reporting Standards) as of and for the Financial Year Ended December 31, 2023

F-212
Consolidated Statement of Comprehensive Income	F-213
Consolidated Statement of Financial Position	F-214
Consolidated Statement of Changes in Equity	F-216
Consolidated Statement of Cash Flows	F-217
Notes to the Consolidated Financial Statements	F-218
Independent Auditor’s Report	F-270

____________

(1)     Omitted from U.S. SEC filing to avoid duplication; see financial statements included or incorporated by reference in accompanying joint information statement/prospectus.

F-1

21    GLOSSARY

€, EUR or Euro	Legal currency of the Eurozone (including Germany) as (an accounting currency) from January 1, 1999 and (as a circulation currency) from January 1, 2002.
Acceptance Period	The acceptance period of the Exchange Offer commencing upon publication of the Offer Document on April 13, 2026 and expected to end on May 9, 2026, at 6:01 (CEST).
Additional Acceptance Period	Ten U.S. Business Days after the result of the Exchange Offer has been published.
Adjusted EBITDA

Calculated as net income (loss) excluding interest (income) expense, net, other (income) expense, net; provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related expense, change in fair value of warrants, change in fair value of contingent consideration, and change in the fair value of derivative.

AI	Artificial Intelligence.
AML	Anti-money laundering.
APMs	Additional performance measures that include the Adjusted EBITDA.
Ardent Data Centers	The Ardent Data Centers business.
ARPU	The average revenue per user.
Audited Consolidated Financial Statements	The Company’s audited consolidated financial statements as of and for the full fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023.
Audited Consolidated Financial Statements 2024/2023	The Company’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023.
Audited Consolidated Financial Statements 2025/2024	The Company’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024.
BaFin	Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht).
Baker Tilly	Baker Tilly US, LLP, headquartered at 205 N. Michigan Avenue, 28th Floor, Chicago, Illinois, 60601 United States.
Banking Day

“Banking Day” means any day (other than a Saturday, Sunday or public holiday) on which (i) commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in Frankfurt am Main, Federal Republic of Germany, and in New York City, New York, United States of America, and (ii) the Trans-European Automated Real-time Gross Settlement Express Transfer System (TARGET2) (or any successor thereto) is operational.

For the avoidance of doubt, a day shall not be considered a Banking Day if commercial banks in either Frankfurt am Main or New York City are generally closed for business on such day, whether or not such day is an officially declared public holiday.

BidCo

Rumble Deutschland AG (formerly: Blitz 24-913 AG), a German stock corporation (Aktiengesellschaft), with its registered office at Maximiliansplatz 17, c/o Blitzstart Services GmbH, 80333 Munich, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under HRB 297230, with its registered seat at Munich and LEI 3912006QN9LSP603Z270.

Business Combination	The business combination of Rumble and Northern Data.
Business Combination Agreement	The business combination agreement entered into by Rumble and Northern Data on November 10, 2025.
CAGR	Compound annual growth rate.
Central Settlement Agent	Cantor Fitzgerald Europe.
CEST	Central European Summer Time
Class A Common Stock	The 700,000,000 shares of Class A Common Stock of the Company with a par value of USD 0.0001 per share.
Class C Common Stock	The 170,000,000 shares of Class C Common Stock of the Company with a par value of USD 0.0001 per share.
Class D Common Stock	The 110,000,000 shares of Class D Common Stock of the Company with a par value of USD 0.0001 per share.
Clearstream	Clearstream Europe AG, Mergenthalerallee 61, 65760 Eschborn, Germany.
Company

Rumble Inc., a Delaware corporation incorporated under the laws of the State of Delaware, United States of America, with its business located at 444 Gulf of Mexico Drive, Longboat Key, FL 34228, United States.

Cosmic	Cosmic Inc. and Kosmik Development Skopje doo.
CRTC	The Canadian Radio-television and Telecommunications Commission.
Custodian Bank	Each custodian securities services company of an ND Shareholder.
DGCL	The Delaware General Corporation Law.
DSA	The EU’s Digital Services Act.
Declaration of Acceptance	Declaration by an ND Shareholder to accept the Exchange Offer in the form provided for instructions to their Custodian Bank.
End Date	December 31, 2026.
ESMA	European Securities and Markets Authority.
ESMA Guidelines	Guidelines of the European Securities and Markets Authority.
EU	European Union.
Excess Offer Shares

Offer Shares that would otherwise be issued as fractional entitlements in the Exchange Offer but are not issued and instead are aggregated and sold by Clearstream and/or its Custodian Bank, for the net cash proceeds distributed to the relevant Shareholders in proportion to their respective fractional interests.

Exchange Act	United States Securities Exchange Act of 1934, as amended.
Exchange Offer

Voluntary public takeover offer for all outstanding no-par value shares of the Target Company with a notional interest of €1.00 each in the share capital in the form of an exchange offer by exchanging one (1) share of the Target Company for 2.0281 newly issued Rumble Class A Common Shares with a par value of USD 0.0001 each in the share capital.

ExchangeCo Shares	Each share of non-economic, voting Class C Common Stock, which is issued in tandem with each exchangeable share of the Company’s subsidiary 1000045728 Ontario Inc.
FTC	The U.S. Federal Trade Commission.
FTCA	The Federal Trade Commission Act.
GA4	Google Analytics 4.
German Prospectus Law	German Securities Prospectus Act (Wertpapierprospektgesetz).
GENIUS ACT	The Guiding and Establishing National Innovation for U.S. Stablecoins Act.
GDPR	The EU GDPR and the UK GDPR collectively.
Giga	Giga Computing Technology Co., Ltd.
GPUs	Graphic-processor-units.
Group	The Company, together with its consolidated subsidiaries
HGB	Handelsgesetzbuch.
HPC	The high-performance computing.
HPE	Hewlett-Packard GmbH.
IaaS	Infrastructure as a service.
IFRS	International Financial Reporting Standards as adopted by the European Union.
ISIN	International Securities Identification Number.
JOBS Act	Jumpstart Our Business Startups Act.
KYC	Know-your-customer.
LEI	Legal Entity Identifier.
LGPD	The Lei Geral de Protectao de Dados.
Liebhart	Liebhart & Kollegen Wirtschaftsprüfer Steuerberater.
Material Compliance Violation

Any criminal or administrative offense that has occurred or becomes known that would constitute inside information for the Target Company pursuant to Art. 7 MAR or constituted such inside information prior to its publication.

MAUs	Monthly active users.
Moss Adams	Moss Adams LLP, headquartered at 999 Third Avenue, Suite 2800, Seattle, Washington 98104, United States.
Nasdaq	Nasdaq Global Market.
ND Group	The Target Company, together with its subsidiaries.
ND Share	An outstanding no-par value bearer share of Northern Data with ISIN DE000A0SMU87 with a notional interest of €1.00 in the Target Company’s share capital.
ND Shareholder	Shareholder holding one or more ND Share(s).
Northern Data

Northern Data AG, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main under HRB 106465, with its registered seat An der Welle 3, 60322 Frankfurt am Main, Germany.

Northern Data’s Audited Consolidated Financial Statements	Northern Data’s Audited Consolidated Financial Statements 2025, Northern Data’s Audited Consolidated Financial Statements 2024 and Northern Data’s Audited Consolidated Financial Statements 2023.
Northern Data’s Audited Consolidated Financial Statements 2025	Northern Data’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2025.
Northern Data’s Audited Consolidated Financial Statements 2024	Northern Data’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2024.
Northern Data’s Audited Consolidated Financial Statements 2023	Northern Data’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2023.
Offer Conditions	The conditions stated out in Section 3.2.
Offer Consideration	2.0281 newly issued Rumble Class A Common Shares, subject to the customary settlement mechanics for fractional shares
Offer Document	The offer document that the Exchange Offer is subject to.
Offer Exchange Ratio	Exchange ratio to the Offer Consideration.
Offer Period Conditions	The conditions or circumstances relating to Northern Data.
Offer Shares	Newly issued Rumble Class A Common Shares with a par value of USD 0.0001 per share and with full dividend rights and all ancillary rights at the time of settlement of the Exchange Offer.
PCAOB	United States standards of the Public Company Accounting Oversight Board.
PIPEDA	The Canada’s Personal Information Protection and Electronic Documents Act.
Preferred Stock	The 20,000,000 shares of preferred stock of the Company with a par value of USD 0.0001 per share.
Pro Forma Consolidated Financial Information

The pro forma consolidated financial information consisting of a pro forma consolidated statement of operations for the period from January 1, 2025, to December 31, 2025, as well as a pro forma consolidated balance sheet as of December 31, 2025, and pro forma notes.

Prospectus	This securities prospectus as approved by BaFin.
Prospectus Regulation

Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC, as amended.

RAC	The Rumble Advertising Center.
Registration Statement

A prospectus (together with any amendments thereof or supplements thereto) in connection with the issuance by the Company of the Offer Shares together with a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the written consent and the transactions contemplated by the Business Combination and the notice of action by written consent required by Section 228(e) of the DGCL.

Rumble

Rumble Inc., a Delaware corporation incorporated under the laws of the State of Delaware, United States of America, with its business located at 444 Gulf of Mexico Drive, Longboat Key, FL 34228, United States.

Rumble Bylaws	The bylaws of Rumble.
Rumble Charter	The Second Amended and Restated Certificate of Incorporation of Rumble.
Rumble Class A Common Shares	Company’s shares of Class A Common Stock outstanding from time to time.
Rumble Group	The Company, together with its consolidated subsidiaries.
Rumble ND HoldCo	Rumble Freedom Holding Limited, Ireland.
Rumble Stockholders	The Shareholders of Northern Data which tendered in the Exchange Offer.
RSUs	Restricted stock units.
Sarbanes-Oxley Act	The Sarbanes-Oxley Act of 2002.
SEC	United States Securities and Exchange Commission.
Securities Act	United States Securities Act of 1933, as amended.
SuperMicro	Super Micro Computer B.V.
Target Company

Northern Data AG, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main under HRB 106465 with its registered seat An der Welle 3, 60322 Frankfurt am Main, Germany.

Taiga Cloud	The Taiga Cloud business.
Tendered ND Shares	ND Shares tendered for exchange to accept the Exchange Offer.
UA	Universal Analytics.
UAE MoE	United Arab Emirates Ministry of Economy.
U.S. Business Days	U.S. business days.
U.S. GAAP	United States Generally Accepted Accounting Principles.
UK GDPR	The EU GDPR as assimilated in the law of the UK.
United States	United States of America.
USD, $ or U.S. dollar	Legal currency in the United States.
VWAP	The volume-weighted average share price.
We, our, us

Rumble Inc., a Delaware corporation incorporated under the laws of the State of Delaware, United States of America, with its business located at 444 Gulf of Mexico Drive, Longboat Key, FL 34228, United States.

WpPG	German Securities Prospectus Act (Wertpapierprospektgesetz).
Written Consent

Written consent from Chris Pavlovski, immediately following the execution of the Business Combination Agreement, in his capacity as the record and beneficial owner of a majority of the combined voting power of the outstanding Rumble Class A Common Shares, approving and adopting, among other things, the Business Combination Agreement and the transactions contemplated thereby, including the issuance of the maximum number of Offer Shares issuable in connection with the Exchange Offer.

22    RECENT DEVELOPMENTS AND TREND INFORMATION

22.1            Recent Developments

22.1.1         Fourth Quarter and Full Year 2025 Results

Rumble surpassed USD 100 million in annual revenues for the first time, with total revenues of USD 100.6 million for fiscal year 2025. Fourth quarter 2025 revenues were USD 27.1 million, a 9% sequential increase from the third quarter of 2025. Average MAUs reached 52 million in Q4 2025, an 11% sequential increase from the third quarter of 2025 primarily driven by Rumble’s initial investment in international expansion. Rumble’s ARPU increased to USD 0.46, a 2% sequential increase from the third quarter of 2025. As of December 31, 2025, Rumble had total liquidity of USD 256.4 million, consisting of USD 237.9 million in cash and cash equivalents and 210.82 Bitcoin, valued at USD 18.5 million.

22.1.2         Product Launches

On January 7, 2026, Rumble and Tether jointly launched Rumble Wallet, a non-custodial cryptocurrency wallet integrated into the Rumble platform, which currently supports Bitcoin (BTC), Tether (USD₮), Tether Gold (XAU₮), and USA₮, Tether’s made-in-America, U.S.-dollar backed stablecoin.

On February 4, 2026, Rumble unveiled Rumble Shorts, a short-form video feature. On February 13, 2026, Rumble announced that Rumble Shorts had received approval from Google Play, and Rumble Shorts was approved by the Apple App Store on February 25, 2026. Rumble Shorts has surpassed 1 million daily unique video views.

22.1.3         Appointments

On January 6, 2026, Rumble appointed Greg Sherrill as President of Sales for Rumble Advertising.

On March 2, 2026, Rumble appointed Maurice Edelson as General Counsel & Corporate Secretary. Rumble appointed Mike Masci as its new Chief Financial Officer, effective March 31, 2026 to succeed Brandon Alexandroff, who is transitioning to the role of strategic advisor to the Chief Executive Officer.Partnerships

On January 12, 2026, Rumble entered into an exclusive video and live streaming distribution agreement with The Dan Bongino Show. Additionally, Rumble Cloud has partnered with the National Football League’s Cleveland Browns, the third National Football League franchise to adopt Rumble Cloud following agreements with the Miami Dolphins and Tampa Bay Buccaneers.

22.1.4         Business Combination Update

On January 6, 2026, Rumble announced that it confidentially submitted a draft registration statement on Form S-4 with the SEC in connection with the proposed Business Combination. Rumble currently expects the Business Combination to close in the second quarter of 2026, subject to the satisfaction of customary closing conditions. Northern Data has indicated that GPU utilization is on pace to approximate 85% by the end of Q1 2026. In addition, on April 9, 2026, Northern Data published its preliminary Q1 2026 results, reporting revenue between EUR 40 million and EUR 42 million and positive adjusted EBITDA of EUR 10 million to EUR 15 million, with a full-year 2026 revenue outlook of EUR 130 million to EUR 150 million.

22.2            Trend Information

The current digital media and cloud services environment continues to be characterized by rapid technological evolution, heightened demand for AI infrastructure, and increasing emphasis on content creator monetization and user engagement across global markets. Ongoing shifts in the technology landscape, including the accelerating adoption of AI-driven platforms, the rise of multi-cloud strategies, and evolving content consumption patterns, have reinforced the strategic importance of scalable cloud infrastructure and diversified revenue streams. Rumble has accelerated its commitment to expanding both its Rumble Services and Rumble Cloud business units, with a particular focus on international expansion and strategic partnerships. Since the end of the fiscal year ended December 31, 2025 and the date of this Prospectus, the development of the Rumble’s business during this period has been in line with the ordinary course of business and consistent with management’s planning assumptions.

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Underpinned by the strategic investment from Tether and the anticipated closing of the Business Combination with Northern Data, in the fiscal year ending December 31, 2026, Rumble expects accelerated growth in its Rumble Cloud business, supported by an initial commitment by Tether to purchase up to USD 150 million of GPU services over a two-year period following the closing of the Business Combination, as well as a USD 100 million advertising commitment from Tether representing USD 50 million per year over a two-year period commencing in the first quarter of 2026. We expect Tether’s advertising commitment to materially start to ramp up in the second and third quarter of 2026. Our business continues to be characterized by a diversified portfolio of revenue streams, including advertising, subscriptions, licensing, pay-per-view and tipping fees, and infrastructure-as-a-service (IaaS) offerings through Rumble Cloud, with revenue recognized in accordance with U.S. GAAP accounting principles as the respective services are delivered. As a result, minor shifts in variations in user engagement patterns, seasonal content production cycles, and the timing of advertising may cause periodic revenue fluctuations compared to prior-year periods, although such timing differences do not affect Rumble’s short to medium-term business plan or financial performance.

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